                                                Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-104283

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 2, 2004)

                           $928,056,000 (APPROXIMATE)
                    MORGAN STANLEY CAPITAL I TRUST 2005-TOP17
                                    AS ISSUER

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                            AS MORTGAGE LOAN SELLERS

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-TOP17

                                 ---------------

     The depositor is offering selected classes of its Series 2005-TOP17
Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 110 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2005-TOP17
Certificates are not obligations of the depositor, the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

                                ---------------

     Investing in the certificates offered to you involves risks. See "Risk
Factors" beginning on page S-33 of this prospectus supplement and page 9 of the prospectus.

                                ---------------

          Characteristics of the certificates offered to you include:

                  APPROXIMATE INITIAL         INITIAL         PASS-THROUGH
                CERTIFICATE BALANCE OR     PASS-THROUGH           RATE            RATINGS
    CLASS         NOTIONAL AMOUNT (1)          RATE         DESCRIPTION (2)     (FITCH/S&P)
------------   ------------------------   --------------   -----------------   ------------

Class A-1            $ 14,400,000               3.39%            Fixed            AAA/AAA
Class A-2            $ 23,000,000               4.11%            Fixed            AAA/AAA
Class A-3            $ 56,800,000               4.28%            Fixed            AAA/AAA
Class A-4            $ 85,600,000               4.52%            Fixed            AAA/AAA
Class A-AB           $ 58,200,000               4.63%            Fixed            AAA/AAA
Class A-5            $576,041,000               4.78%            Fixed            AAA/AAA
Class X-2            $962,024,000               0.64%         Variable IO         AAA/AAA
Class A-J            $ 74,784,000               4.84%            Fixed            AAA/AAA
Class B              $ 20,841,000               4.88%            Fixed             AA/AA
Class C              $  7,356,000               4.90%            Fixed            AA-/AA-
Class D              $ 11,034,000               4.97%            Fixed              A/A

---------
(1)   The certificate balances are approximate and on the closing date may vary by up to 5%.

(2)   The pass-through rates for the Class A-1, Class A-2, Class A-3, Class
      A-4, Class A-AB and Class A-5 Certificates are fixed at their initial pass-through rates. The pass-through rate for the Class A-J Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 4.84% and the weighted average net mortgage rate. The pass-through rate for the Class B Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 4.88% and the weighted average net mortgage rate. The pass-through rate for the Class C
      Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 4.90% and the weighted average net mortgage rate.
      The pass-through rate for the Class D Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 4.97% and the weighted average net mortgage rate. The initial pass-through rate in the table above for the Class X-2 Certificates is approximate and, subsequent to the initial Distribution Date, will be determined as described under
      "Description of the Offered Certificates--Pass-Through Rates" in this prospectus supplement.

                                ---------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

     Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. will act as co-lead managers and co-bookrunners with respect to the offered certificates.
Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc. and Wells Fargo
Brokerage Services, LLC, the underwriters, will purchase the certificates offered to you from the depositor and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about January 27, 2005. The depositor expects to receive from this offering approximately $967,989,393, plus accrued interest from the cut-off date, before deducting expenses payable by the depositor.

                                ---------------

MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.
                       WELLS FARGO BROKERAGE SERVICES, LLC
                               January 20, 2005

                          MORGAN STANLEY CAPITAL I INC.

        Commercial Mortgage Pass-Through Certificates, Series 2005-TOP17
                      Geographic Overview of Mortgage Pool

                                  [MAP OMITTED]

NEW YORK                                         NEW MEXICO
7 properties                                     1 property
$48,643,520                                      $1,845,965
5.0% of total                                    0.2% of total

PENNSYLVANIA                                     TEXAS
3 properties                                     7 properties
$80,744,605                                      $56,946,519
8.2% of total                                    5.8% of total

OHIO                                             LOUISIANA
1 property                                       1 property
$1,488,441                                       $6,144,337
0.2% of total                                    0.6% of total

MICHIGAN                                         TENNESSEE
5 properties                                     2 properties
$21,888,916                                      $10,217,617
2.2% of total                                    1.0% of total

INDIANA                                          KENTUCKY
1 property                                       1 property
$1,865,000                                       $1,993,124
0.2% of total                                    0.2% of total

ILLINOIS                                         FLORIDA
1 property                                       9 properties
$6,905,000                                       $120,350,059
0.7% of total                                    12.3% of total

NORTH DAKOTA                                     GEORGIA
1 property                                       5 properties
$684,196                                         $32,639,125
0.1% of total                                    3.3% of total

UTAH                                             SOUTH CAROLINA
1 property                                       1 property
$1,368,765                                       $16,535,000
0.1% of total                                    1.7% of total

WASHINGTON                                       NORTH CAROLINA
3 properties                                     2 properties
$4,824,853                                       $11,542,139
0.5% of total                                    1.2% of total

ALASKA                                           VIRGINIA
3 properties                                     6 properties
$3,926,186                                       $70,198,626
0.4% of total                                    7.2% of total

OREGON                                           MARYLAND
1 property                                       2 properties
$1,889,330                                       $17,606,091
0.2% of total                                    1.8% of total

NORTHERN CALIFORNIA                              DELAWARE
8 properties                                     1 property
$41,385,401                                      $5,110,299
4.2% of total                                    0.5% of total

SOUTHERN CALIFORNIA                              DISTRICT OF COLUMBIA
28 properties                                    2 properties
$164,942,034                                     $37,390,000
16.8% of total                                   3.8% of total

HAWAII                                           NEW JERSEY
1 property                                       5 properties
$77,385,000                                      $35,122,109
7.9% of total                                    3.6% of total

ARIZONA                                          CONNECTICUT
6 properties                                     2 properties
$20,038,750                                      $38,700,000
2.0% of total                                    3.9% of total

COLORADO                                         MASSACHUSETTS
5 properties                                     2 properties
$26,071,668                                      $14,380,143
2.7% of total                                    1.5% of total

                                ------------------------------------------------
                                [ ]  < 1.0% of Cut-Off Date Balance

                                [ ]  1.0% - 5.0% of Cut-Off Date Balance

                                [ ]  5.1% - 10.0% of Cut-Off Date Balance

                                [ ]  > 10.0% of Cut-Off Date Balance
                                ------------------------------------------------

[WELLS REF PORTFOLIO - INDEPENDENCE SQUARE I & II PICTURE OMITTED]

WELLS REF PORTFOLIO - INDEPENDENCE SQUARE I & II, Washington, DC

                                               [WAIKELE CENTER PICTURES OMITTED]

                                               WAIKELE CENTER, Waipahu, HI

[ALHAMBRA OFFICE COMPLEX PICTURE OMITTED]      [TRAVIS TOWER PICTURE OMITTED]

ALHAMBRA OFFICE COMPLEX, Coral Gables, FL      TRAVIS TOWER, Houston, TX

[COVENTRY MALL PICTURE OMITTED]

COVENTRY MALL, Pottstown, PA

[TOWERS CRESCENT PICTURE OMITTED]

TOWERS CRESCENT, Vienna, VA

                                                [101 ASH STREET PICTURE OMITTED]

                                                101 ASH STREET, San Diego, CA

[THE MARITIME HOTEL PICTURE OMITTED]            [AZALEA SQUARE PICTURE OMITTED]

THE MARITIME HOTEL, New York, NY                AZALEA SQUARE, Summerville, SC

[SIMSBURY COMMONS PICTURE OMITTED]

SIMSBURY COMMONS, Simsbury, CT

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         The Series 2005-TOP17 Certificates are not obligations of the depositor or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         In this prospectus supplement, the terms "depositor," "we" and "us"
refer to Morgan Stanley Capital I Inc.

                         ------------------------------

         We will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

         Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

         The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion
of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

         Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      S-4

     Servicing of the Wells REF Portfolio Loan Group, the Waikele Center Loan Group, the Mason Devonshire Plaza A/B Mortgage

APPENDIX III - Significant Loan Summaries............................. ........................................................III-1

                                      S-5

                                EXECUTIVE SUMMARY

            This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

------------------------------------------------------------------------------------------------------------------------
                                APPROXIMATE
                                  INITIAL       APPROXIMATE                     APPROXIMATE
                                CERTIFICATE       INITIAL                        PERCENT OF     WEIGHTED     PRINCIPAL
 APPROXIMATE                    BALANCE OR     PASS-THROUGH       RATINGS          TOTAL         AVERAGE      WINDOW
CREDIT SUPPORT     CLASS      NOTIONAL AMOUNT      RATE         (FITCH/S&P)     CERTIFICATES   LIFE (YRS.)   (MONTHS)
------------------------------------------------------------------------------------------------------------------------

   17.000%      CLASS A-1      $  14,400,000      3.39%           AAA/AAA          1.47%          1.00         1-24
------------------------------------------------------------------------------------------------------------------------
   17.000%      CLASS A-2      $  23,000,000      4.11%           AAA/AAA          2.35%          3.16        24-52
------------------------------------------------------------------------------------------------------------------------
   17.000%      CLASS A-3      $  56,800,000      4.28%           AAA/AAA          5.79%          4.77        52-59
------------------------------------------------------------------------------------------------------------------------
   17.000%      CLASS A-4      $  85,600,000      4.52%           AAA/AAA          8.73%          6.64        76-84
------------------------------------------------------------------------------------------------------------------------
   17.000%      CLASS A-AB     $  58,200,000      4.63%           AAA/AAA          5.93%          7.61        59-113
------------------------------------------------------------------------------------------------------------------------
   17.000%      CLASS A-5      $ 576,041,000      4.78%           AAA/AAA         58.73%          9.65       113-119
------------------------------------------------------------------------------------------------------------------------
__________      CLASS X-2      $ 962,024,000      0.64%           AAA/AAA         ________      ________     ________
------------------------------------------------------------------------------------------------------------------------
   9.375%       CLASS A-J      $  74,784,000      4.84%           AAA/AAA          7.63%          9.90       119-120
------------------------------------------------------------------------------------------------------------------------
   7.250%       CLASS B        $  20,841,000      4.88%            AA/AA           2.12%          9.96       120-120
------------------------------------------------------------------------------------------------------------------------
   6.500%       CLASS C        $   7,356,000      4.90%           AA-/AA-          0.75%          9.96       120-120
------------------------------------------------------------------------------------------------------------------------
   5.375%       CLASS D        $  11,034,000      4.97%             A/A            1.13%          9.96       120-120
------------------------------------------------------------------------------------------------------------------------
   4.375%       CLASS E        $   9,808,000      5.07%            A-/A-           1.00%          9.98       120-121
------------------------------------------------------------------------------------------------------------------------
   3.750%       CLASS F        $   6,129,000      5.23%          BBB+/BBB+         0.62%         10.04       121-121
------------------------------------------------------------------------------------------------------------------------
   3.000%       CLASS G        $   7,356,000      5.33%           BBB/BBB          0.75%         10.04       121-121
------------------------------------------------------------------------------------------------------------------------
   2.250%       CLASS H        $   7,356,000      5.39%          BBB-/BBB-         0.75%         10.34       121-137
------------------------------------------------------------------------------------------------------------------------
__________      CLASSES J-P    ___________        _______        _________        ________      ________     ________
------------------------------------------------------------------------------------------------------------------------
__________      CLASS X-1      ___________        _______         AAA/AAA         ________      ________     ________
------------------------------------------------------------------------------------------------------------------------

o    The notional amount of the Class X-1 Certificates initially will be
     $980,772,819.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB
     and Class A-5 Certificates represent the approximate credit support for the
     Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5
     Certificates in the aggregate.

o    The initial certificate balance on the closing date may vary by up to 5%.

o    The Class X-1 Certificates and the Class E, Class F, Class G, Class H,
     Class J, Class K, Class L, Class M, Class N, Class O and Class P
     Certificates are not offered pursuant to this prospectus supplement.

o    The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4,
     Class A-AB and Class A-5 Certificates presented in the table above are fixed at their respective per annum rates set forth above. The Class A-J
     Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 4.84% and the weighted average net mortgage rate. The
     Class B Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 4.88% and the weighted average net mortgage rate. The Class C Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 4.90% and the weighted average net mortgage rate. The Class D Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 4.97% and the weighted average net mortgage rate. The Class E Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 5.07% and the weighted average net mortgage rate. The Class F Certificates will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate less 0.16%. The Class G Certificates will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate less 0.06%. The Class H Certificates will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate. The initial pass-through rate for the Class F, Class G,
     Class H and Class X-2 Certificates set forth in the table above are the approximate initial pass-through rates for such classes. The pass-through rates for the Class F, Class G, Class H, Class X-1 and Class X-2
     Certificates are variable and, subsequent to the initial Distribution Date, will be determined as described under "Description of the Offered
     Certificates- Pass-Through Rates" in this prospectus supplement.

                                      S-6

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The
     Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates;" (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having such a date and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o    Each Class P Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates.

o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     [ ]      Offered certificates.
     [ ]      Certificates not offered pursuant to this prospectus supplement.

                                      S-7

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL............................. Your certificates (along with the privately offered certificates) will represent
                                     beneficial interests in a trust created by
                                     us on the closing date. All payments to you
                                     will come only from the amounts received in
                                     connection with the assets of the trust.
                                     The trust's assets will primarily be 110
                                     mortgage loans secured by first mortgage
                                     liens on 124 commercial, manufactured
                                     housing community and multifamily
                                     properties.

TITLE OF CERTIFICATES............... Commercial Mortgage Pass-Through
                                     Certificates, Series 2005-TOP17.

MORTGAGE POOL....................... The mortgage pool consists of 110 mortgage loans with an aggregate principal balance
                                     of all mortgage loans as of January 1,
                                     2005, of approximately $980,772,819, which
                                     may vary on the closing date by up to 5%.
                                     Each mortgage loan requires scheduled
                                     payments of principal and/or interest to be
                                     made monthly. For purposes of those
                                     mortgage loans that have a due date on a
                                     date other than the first of the month, we
                                     have assumed that those mortgage loans are
                                     due on the first of the month for purposes
                                     of determining their cut-off dates and
                                     cut-off date balances.

                                     As of January 1, 2005, the balances of the
                                     mortgage loans in the mortgage pool ranged
                                     from approximately $1,146,923 to
                                     approximately $77,385,000 and the mortgage
                                     loans had an approximate average balance of
                                     $8,916,117. The largest mortgage loan
                                     group, which is comprised of three (3)
                                     cross-collateralized loans, has an
                                     aggregate outstanding principal balance as
                                     of January 1, 2005 of $80,000,000.

                           RELEVANT PARTIES AND DATES

ISSUER.............................. Morgan Stanley Capital I Trust 2005-TOP17.

DEPOSITOR........................... Morgan Stanley Capital I Inc.

MASTER SERVICER..................... Wells Fargo Bank, National Association.

SPECIAL SERVICER.................... ARCap Servicing, Inc.

PRIMARY SERVICER.................... Principal Global Investors, LLC with respect to those mortgage loans sold to the
                                     trust by Principal Commercial Funding, LLC.
                                     In addition, Wells Fargo Bank, National
                                     Association will act as primary servicer
                                     with respect to those mortgage loans sold
                                     to the trust by Wells Fargo Bank, National
                                     Association, Bear Stearns Commercial
                                     Mortgage, Inc. and Morgan Stanley Mortgage
                                     Capital Inc.

TRUSTEE............................. LaSalle Bank National Association, a
                                     national banking association.

FISCAL AGENT........................ ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent
                                     of the trustee.

                                      S-8

PAYING AGENT........................ Wells Fargo Bank, National Association,
                                     which will also act as the certificate
                                     registrar. See "Description of the Offered
                                     Certificates--The Paying Agent, Certificate
                                     Registrar and Authenticating Agent" in this
                                     prospectus supplement.

OPERATING ADVISER................... The holders of certificates representing more than 50% of the aggregate certificate
                                     balance of the most subordinate class of
                                     certificates, outstanding at any time of
                                     determination, or, if the certificate
                                     balance of that class of certificates is
                                     less than 25% of the initial certificate
                                     balance of that class, the next most
                                     subordinate class of certificates, may
                                     appoint a representative to act as
                                     operating adviser for the purposes
                                     described in this prospectus supplement;
                                     provided, that with respect to the Kohl's
                                     Stoughton Mortgage Loan, a holder of the
                                     Kohl's Stoughton Subordinated Loan will, to
                                     the extent set forth in the related
                                     intercreditor agreement, instead be
                                     entitled to the rights and powers granted
                                     to the Operating Adviser under the Pooling
                                     and Servicing Agreement to the extent such
                                     rights and powers relate to the Kohl's
                                     Stoughton Mortgage Loan (but only so long
                                     as the holder of the Kohl's Stoughton
                                     Subordinated Loan is the directing holder).
                                     The initial operating adviser will be ARCap
                                     CMBS Fund II REIT, Inc.

SELLERS............................. Bear Stearns Commercial Mortgage, Inc., as
                                     to 16 mortgage loans, representing 27.9% of
                                     the initial outstanding pool balance.*

                                     Morgan Stanley Mortgage Capital Inc., as to
                                     21 mortgage loans, representing 27.5% of
                                     the initial outstanding pool balance.

                                     Wells Fargo Bank, National Association, as
                                     to 46 mortgage loans, representing 21.0% of
                                     the initial outstanding pool balance.*

                                     Principal Commercial Funding, LLC, as to 26
                                     mortgage loans, representing 15.7% of the
                                     initial outstanding pool balance.

                                     * The Waikele Center Pari Passu Loan,
                                     representing 7.9% of the initial
                                     outstanding pool balance, is comprised of
                                     four notes (Note A-1, Note A-2, Note A-3
                                     and Note A-4). The Waikele Center Companion
                                     Loan is comprised of four notes (Note A-5,
                                     Note A-6, Note A-7 and Note A-8). Bear
                                     Stearns Commercial Mortgage, Inc. and Wells
                                     Fargo Bank, National Association
                                     co-originated the loan. Bear Stearns
                                     Commercial Mortgage, Inc. holds Note A-1,
                                     Note A-3, Note A-5 and Note A-7 and Wells
                                     Fargo Bank, National Association holds Note
                                     A-2, Note A-4, Note A-6 and Note A-8. Note
                                     A-1, Note A-2, Note A-3 and Note A-4 will
                                     be included in the trust. See "Servicing of
                                     the Mortgage Loans--Servicing of the Wells
                                     REF Portfolio Loan Group, the Waikele
                                     Center Loan Group, the Mason Devonshire
                                     Plaza A/B Mortgage Loan and the Kohl's
                                     Stoughton Mortgage Loan--The Waikele Center
                                     Loan Group" in this prospectus supplement.

UNDERWRITERS........................ Morgan Stanley & Co. Incorporated, Bear,
                                     Stearns & Co. Inc. and Wells Fargo
                                     Brokerage Services, LLC.

CUT-OFF DATE........................ January 1, 2005. For purposes of the information contained in this prospectus
                                     supplement (including the appendices to
                                     this prospectus supplement), scheduled
                                     payments due in January 2005 with respect
                                     to mortgage loans not having payment dates
                                     on the first day of each month have been
                                     deemed received on January 1, 2005, not the
                                     actual day on which such scheduled payments
                                     were due.

                                      S-9

CLOSING DATE........................ On or about January 27, 2005.

DISTRIBUTION DATE................... The 13th day of each month, or, if such
                                     13th day is not a business day, the
                                     business day immediately following such
                                     13th day, commencing in February 2005.

RECORD DATE......................... With respect to each distribution date, the close of business on the last business day
                                     of the preceding calendar month.

                                     -------------------------------------------
EXPECTED FINAL DISTRIBUTION DATES...        Class A-1       January 13, 2007
                                     -------------------------------------------
                                            Class A-2       May 13, 2009
                                     -------------------------------------------
                                            Class A-3       December 13, 2009
                                     -------------------------------------------
                                            Class A-4       January 13, 2012
                                     -------------------------------------------
                                           Class A-AB       June 13, 2014
                                     -------------------------------------------
                                            Class A-5       December 13, 2014
                                     -------------------------------------------
                                            Class X-2       January 13, 2013
                                     -------------------------------------------
                                            Class A-J       January 13, 2015
                                     -------------------------------------------
                                             Class B        January 13, 2015
                                     -------------------------------------------
                                             Class C        January 13, 2015
                                     -------------------------------------------
                                             Class D        January 13, 2015
                                     -------------------------------------------

                                     The Expected Final Distribution Date for
                                     each class of certificates is the date on
                                     which such class is expected to be paid in
                                     full, or in the case of Class X-2 the last
                                     interest payment, assuming no
                                     delinquencies, losses, modifications,
                                     extensions of maturity dates, repurchases
                                     or prepayments of the mortgage loans after
                                     the initial issuance of the certificates.
                                     Any mortgage loans with anticipated
                                     repayment dates are assumed to repay in
                                     full on those dates.

RATED FINAL DISTRIBUTION DATE....... As to each class of certificates, the distribution date in December 2041.

                              OFFERED CERTIFICATES

GENERAL............................. We are offering the following eleven (11)
                                     classes of our Series 2005-TOP17 Commercial
                                     Mortgage Pass-Through Certificates:

                                     o  Class A-l

                                     o  Class A-2

                                     o  Class A-3

                                     o  Class A-4

                                     o  Class A-AB

                                      S-10

                                     o  Class A-5

                                     o  Class X-2

                                     o  Class A-J

                                     o  Class B

                                     o  Class C

                                     o  Class D

                                     The entire series will consist of a total
                                     of twenty-six (26) classes, the following
                                     fifteen (15) of which are not being offered
                                     by this prospectus supplement and the
                                     accompanying prospectus: Class X-1, Class
                                     E, Class F, Class G, Class H, Class J,
                                     Class K, Class L, Class M, Class N, Class
                                     O, Class P, Class R-I, Class R-II and Class
                                     R-III.

CERTIFICATE BALANCE................. Your certificates will have the approximate aggregate initial certificate balance or
                                     notional amount presented in the chart
                                     below and this balance or notional amount
                                     below may vary by up to 5% on the closing
                                     date:

                                     -------------------------------------------
                                     Class A-1   $14,400,000 Certificate Balance
                                     -------------------------------------------
                                     Class A-2   $23,000,000 Certificate Balance
                                     -------------------------------------------
                                     Class A-3   $56,800,000 Certificate Balance
                                     -------------------------------------------
                                     Class A-4   $85,600,000 Certificate Balance
                                     -------------------------------------------
                                     Class A-AB  $58,200,000 Certificate Balance
                                     -------------------------------------------
                                     Class A-5  $576,041,000 Certificate Balance
                                     -------------------------------------------
                                     Class X-2      $962,024,000 Notional Amount
                                     -------------------------------------------
                                     Class A-J   $74,784,000 Certificate Balance
                                     -------------------------------------------
                                     Class B     $20,841,000 Certificate Balance
                                     -------------------------------------------
                                     Class C      $7,356,000 Certificate Balance
                                     -------------------------------------------
                                     Class D     $11,034,000 Certificate Balance
                                     -------------------------------------------

                                     The certificate balance at any time is the
                                     maximum amount of principal distributable
                                     to a class and is subject to adjustment on
                                     each distribution date to reflect any
                                     reductions resulting from distributions of
                                     principal to that class or any allocations
                                     of losses to the certificate balance of
                                     that class.

                                     The Class X-1 Certificates, which are
                                     private certificates, and the Class X-2
                                     Certificates will not have certificate
                                     balances; each such class of certificates
                                     will instead represent the right to receive
                                     distributions of interest accrued as
                                     described herein on a notional amount. The
                                     notional amount of the Class X-1
                                     Certificates will be equal to the aggregate
                                     of the certificate balances of the classes
                                     of certificates (other than the

                                      S-11

                                     Class X-1, Class X-2, Class R-I, Class R-II
                                     and Class R-III Certificates) outstanding
                                     from time to time.

                                     The notional amount of the Class X-2
                                     Certificates will equal:

                                     o  during the period from the closing date
                                        through and including the distribution
                                        date occurring in January 2006, the sum
                                        of (a) the lesser of $7,911,000 and the
                                        certificate balance of the Class A-1
                                        Certificates outstanding from time to
                                        time and (b) the aggregate of the
                                        certificate balances of the Class A-2,
                                        Class A-3, Class A-4, Class A-AB, Class
                                        A-5, Class A-J, Class B, Class C, Class
                                        D, Class E, Class F, Class G, Class H,
                                        Class J, Class K and Class L
                                        Certificates outstanding from time to
                                        time;

                                     o  during the period following the
                                        distribution date occurring in January
                                        2006 through and including the
                                        distribution date occurring in July
                                        2006, the sum of (a) the lesser of
                                        $11,240,000 and the certificate balance
                                        of the Class A-2 Certificates
                                        outstanding from time to time and (b)
                                        the aggregate of the certificate
                                        balances of the Class A-3, Class A-4,
                                        Class A-AB, Class A-5, Class A-J, Class
                                        B, Class C, Class D, Class E, Class F,
                                        Class G, Class H, Class J, Class K and
                                        Class L Certificates outstanding from
                                        time to time;

                                     o  during the period following the
                                        distribution date occurring in July 2006
                                        through and including the distribution
                                        date occurring in January 2007, the sum
                                        of (a) the lesser of $45,576,000 and the
                                        certificate balance of the Class A-3
                                        Certificates outstanding from time to
                                        time, (b) the aggregate of the
                                        certificate balances of the Class A-4,
                                        Class A-AB, Class A-5, Class A-J, Class
                                        B, Class C, Class D, Class E, Class F,
                                        Class G, Class H and Class J
                                        Certificates outstanding from time to
                                        time and (c) the lesser of $744,000 and
                                        the certificate balance of the Class K
                                        Certificates outstanding from time to
                                        time;

                                     o  during the period following the
                                        distribution date occurring in January
                                        2007 through and including the
                                        distribution date occurring in July
                                        2007, the sum of (a) the lesser of
                                        $23,492,000 and the certificate balance
                                        of the Class A-3 Certificates
                                        outstanding from time to time, (b) the
                                        aggregate of the certificate balances of
                                        the Class A-4, Class A-AB, Class A-5,
                                        Class A-J, Class B, Class C, Class D,
                                        Class E, Class F and Class G
                                        Certificates outstanding from time to
                                        time and (c) the lesser of $752,000 and
                                        the certificate balance of the Class H
                                        Certificates outstanding from time to
                                        time;

                                     o  during the period following the
                                        distribution date occurring in July 2007
                                        through and including the distribution
                                        date occurring in January 2008, the sum
                                        of (a) the lesser of $1,933,000 and the
                                        certificate balance of the Class A-3
                                        Certificates outstanding from time to
                                        time, (b) the aggregate of the
                                        certificate balances of the Class A-4,
                                        Class A-AB, Class A-5, Class A-J, Class
                                        B, Class C, Class D and Class E
                                        Certificates outstanding from time to
                                        time and (c) the lesser of $4,772,000
                                        and the certificate balance of the Class
                                        F Certificates outstanding from time to
                                        time;

                                      S-12

                                     o  during the period following the
                                        distribution date occurring in January
                                        2008 through and including the
                                        distribution date occurring in July
                                        2008, the sum of (a) the lesser of
                                        $66,507,000 and the certificate balance
                                        of the Class A-4 Certificates
                                        outstanding from time to time, (b) the
                                        aggregate of the certificate balances of
                                        the Class A-AB, Class A-5, Class A-J,
                                        Class B, Class C and Class D
                                        Certificates outstanding from time to
                                        time and (c) the lesser of $5,444,000
                                        and the certificate balance of the Class
                                        E Certificates outstanding from time to
                                        time;

                                     o  during the period following the
                                        distribution date occurring in July 2008
                                        through and including the distribution
                                        date occurring in January 2009, the sum
                                        of (a) the lesser of $46,090,000 and the
                                        certificate balance of the Class A-4
                                        Certificates outstanding from time to
                                        time, (b) the aggregate of the
                                        certificate balances of the Class A-AB,
                                        Class A-5, Class A-J, Class B and Class
                                        C Certificates outstanding from time to
                                        time and (c) the lesser of $7,661,000
                                        and the certificate balance of the Class
                                        D Certificates outstanding from time to
                                        time;

                                     o  during the period following the
                                        distribution date occurring in January
                                        2009 through and including the
                                        distribution date occurring in July
                                        2009, the sum of (a) the lesser of
                                        $20,190,000 and the certificate balance
                                        of the Class A-4 Certificates
                                        outstanding from time to time, (b) the
                                        aggregate of the certificate balances of
                                        the Class A-AB, Class A-5, Class A-J and
                                        Class B Certificates outstanding from
                                        time to time and (c) the lesser of
                                        $6,523,000 and the certificate balance
                                        of the Class C Certificates outstanding
                                        from time to time;

                                     o  during the period following the
                                        distribution date occurring in July 2009
                                        through and including the distribution
                                        date occurring in January 2010, the sum
                                        of (a) the lesser of $25,672,000 and the
                                        certificate balance of the Class A-AB
                                        Certificates outstanding from time to
                                        time, (b) the aggregate of the
                                        certificate balances of the Class A-5
                                        and Class A-J Certificates outstanding
                                        from time to time and (c) the lesser of
                                        $19,225,000 and the certificate balance
                                        of the Class B Certificates outstanding
                                        from time to time;

                                     o  during the period following the
                                        distribution date occurring in January
                                        2010 through and including the
                                        distribution date occurring in July
                                        2010, the sum of (a) the lesser of
                                        $7,679,000 and the certificate balance
                                        of the Class A-AB Certificates
                                        outstanding from time to time, (b) the
                                        aggregate of the certificate balances of
                                        the Class A-5 and Class A-J Certificates
                                        outstanding from time to time and (c)
                                        the lesser of $11,738,000 and the
                                        certificate balance of the Class B
                                        Certificates outstanding from time to
                                        time;

                                     o  during the period following the
                                        distribution date occurring in July 2010
                                        through and including the distribution
                                        date occurring in January 2011, the sum
                                        of (a) the lesser of $566,306,000 and
                                        the certificate balance of the Class A-5
                                        Certificates outstanding from time to
                                        time, (b) the certificate balance of the
                                        Class A-J Certificates outstanding from
                                        time to time and (c) the lesser of

                                      S-13

                                        $4,520,000 and the certificate balance
                                        of the Class B Certificates outstanding
                                        from time to time;

                                     o  during the period following the
                                        distribution date occurring in January
                                        2011 through and including the
                                        distribution date occurring in July
                                        2011, the sum of (a) the lesser of
                                        $539,580,000 and the certificate balance
                                        of the Class A-5 Certificates
                                        outstanding from time to time and (b)
                                        the lesser of $72,367,000 and the
                                        certificate balance of the Class A-J
                                        Certificates outstanding from time to
                                        time;

                                     o  during the period following the
                                        distribution date occurring in July 2011
                                        through and including the distribution
                                        date occurring in January 2012, the sum
                                        of (a) the lesser of $478,216,000 and
                                        the certificate balance of the Class A-5
                                        Certificates outstanding from time to
                                        time and (b) the lesser of $65,934,000
                                        and the certificate balance of the Class
                                        A-J Certificates outstanding from time
                                        to time;

                                     o  during the period following the
                                        distribution date occurring in January
                                        2012 through and including the
                                        distribution date occurring in July
                                        2012, the sum of (a) the lesser of
                                        $463,366,000 and the certificate balance
                                        of the Class A-5 Certificates
                                        outstanding from time to time and (b)
                                        the lesser of $60,056,000 and the
                                        certificate balance of the Class A-J
                                        Certificates outstanding from time to
                                        time;

                                     o  during the period following the
                                        distribution date occurring in July 2012
                                        through and including the distribution
                                        date occurring in January 2013, the sum
                                        of (a) the lesser of $448,946,000 and
                                        the certificate balance of the Class A-5
                                        Certificates outstanding from time to
                                        time and (b) the lesser of $54,406,000
                                        and the certificate balance of the Class
                                        A-J Certificates outstanding from time
                                        to time; and

                                     o  following the distribution date
                                        occurring in January 2013, $0.

                                     Accordingly, the notional amount of the
                                     Class X-1 Certificates will be reduced on
                                     each distribution date by any distributions
                                     of principal actually made on, and any
                                     losses actually allocated to the
                                     certificate balance of, any class of
                                     certificates (other than the Class X-1,
                                     Class X-2, Class R-I, Class R-II and Class
                                     R-III Certificates) outstanding from time
                                     to time. The notional amount of the Class
                                     X-2 Certificates will be reduced on each
                                     distribution date by any distributions of
                                     principal actually made on, and any losses
                                     actually allocated to the certificate
                                     balance of any component and any class of
                                     Certificates included in the calculation of
                                     the notional amount for the Class X-2
                                     Certificates on such distribution date, as
                                     described above. Holders of the Class X-2
                                     Certificates will not be entitled to
                                     distributions of interest at any time
                                     following the distribution date occurring
                                     in January 2013.

                                      S-14

PASS-THROUGH RATES.................. Your certificates will accrue interest at an annual rate called a pass-through rate.
                                     The following table lists the initial
                                     pass-through rates for each class of
                                     offered certificates:

                                     ------------------------------------------
                                        Class A-1       3.39% (Fixed)
                                     ------------------------------------------
                                        Class A-2       4.11% (Fixed)
                                     ------------------------------------------
                                        Class A-3       4.28% (Fixed)
                                     ------------------------------------------
                                        Class A-4       4.52% (Fixed)
                                     ------------------------------------------
                                       Class A-AB       4.63% (Fixed)
                                     ------------------------------------------
                                        Class A-5       4.78% (Fixed)
                                     ------------------------------------------
                                        Class X-2    0.64% (Variable IO)
                                     ------------------------------------------
                                        Class A-J       4.84% (Fixed)
                                     ------------------------------------------
                                         Class B        4.88% (Fixed)
                                     ------------------------------------------
                                         Class C        4.90% (Fixed)
                                     ------------------------------------------
                                         Class D        4.97% (Fixed)
                                     ------------------------------------------

                                     Interest on your certificates will be
                                     calculated on the basis of a 360-day year
                                     consisting of twelve 30-day months, also
                                     referred to in this prospectus supplement
                                     as a 30/360 basis.

                                     The Class A-1, Class A-2, Class A-3, Class
                                     A-4, Class A-AB and Class A-5 Certificates
                                     will, at all times, accrue interest at a
                                     per annum rate equal to the related fixed
                                     rate shown in the table above. The Class
                                     A-J Certificates will, at all times, accrue
                                     interest at a per annum rate equal to the
                                     lesser of 4.84% and the weighted average
                                     net mortgage rate. The Class B Certificates
                                     will, at all times, accrue interest at a
                                     per annum rate equal to the lesser of 4.88%
                                     and the weighted average net mortgage rate.
                                     The Class C Certificates will, at all
                                     times, accrue interest at a per annum rate
                                     equal to the lesser of 4.90% and the
                                     weighted average net mortgage rate. The
                                     Class D Certificates will, at all times,
                                     accrue interest at a per annum rate equal
                                     to the lesser of 4.97% and the weighted
                                     average net mortgage rate. The initial
                                     pass-through rate shown above for the Class
                                     X-2 Certificates is approximate. The
                                     pass-through rate for the Class X-2
                                     Certificates is variable and, subsequent to
                                     the initial distribution date, will be
                                     determined as described in this prospectus
                                     supplement.

                                     The weighted average net mortgage rate for
                                     a particular distribution date is a
                                     weighted average of the interest rates on
                                     the mortgage loans minus a weighted average
                                     annual administrative cost rate, which
                                     includes the master servicing fee rate, any
                                     excess servicing fee rate, the primary
                                     servicing fee rate, and the trustee fee
                                     rate. The relevant weighting is based upon
                                     the respective principal balances of the
                                     mortgage loans as in effect immediately
                                     prior to the relevant

                                      S-15

                                     distribution date. For purposes of
                                     calculating the weighted average net
                                     mortgage rate, the mortgage loan interest
                                     rates will not reflect any default interest
                                     rate. The mortgage loan interest rates will
                                     also be determined without regard to any
                                     loan term modifications agreed to by the
                                     special servicer or resulting from any
                                     borrower's bankruptcy or insolvency. In
                                     addition, for purposes of calculating the
                                     weighted average net mortgage rate, if a
                                     mortgage loan does not accrue interest on a
                                     30/360 basis, its interest rate for any
                                     month will, in general, be deemed to be the
                                     rate per annum that, when calculated on a
                                     30/360 basis, will produce the amount of
                                     interest that actually accrues on that
                                     mortgage loan in that month.

                                     The pass-through rate applicable to the
                                     Class X-2 Certificates for the initial
                                     distribution date will equal approximately
                                     0.64% per annum. The pass-through rate
                                     applicable to the Class X-2 Certificates
                                     for each distribution date subsequent to
                                     the initial distribution date and on or
                                     before the distribution date in January
                                     2013 will equal the weighted average of the
                                     respective strip rates (the "Class X-2
                                     Strip Rates") at which interest accrues
                                     from time to time on the respective
                                     components of the total notional amount of
                                     the Class X-2 Certificates outstanding
                                     immediately prior to the related
                                     distribution date (weighted on the basis of
                                     the respective balances of such components
                                     outstanding immediately prior to such
                                     distribution date). Each of those
                                     components will be comprised of all or a
                                     designated portion of the certificate
                                     balance of a specified class of Principal
                                     Balance Certificates. If all or a
                                     designated portion of the certificate
                                     balance of any class of Principal Balance
                                     Certificates is identified under
                                     "--Certificate Balance" above as being part
                                     of the total notional amount of the Class
                                     X-2 Certificates immediately prior to any
                                     distribution date, then that certificate
                                     balance (or designated portion of it) will
                                     represent one or more separate components
                                     of the total notional amount of the Class
                                     X-2 Certificates for purposes of
                                     calculating the accrual of interest for the
                                     related distribution date. For any
                                     distribution date occurring in or before
                                     January 2013, on any particular component
                                     of the total notional amount of the Class
                                     X-2 Certificates immediately prior to the
                                     related distribution date, the applicable
                                     Class X-2 Strip Rate will equal the excess,
                                     if any, of:

                                     o  the lesser of (a) the rate per annum
                                        corresponding to such distribution date
                                        as set forth on Schedule B attached to
                                        this prospectus supplement and (b) the
                                        weighted average net mortgage rate for
                                        such distribution date, over

                                     o  the pass-through rate for such
                                        distribution date for the class of
                                        Principal Balance Certificates whose
                                        certificate balance, or a designated
                                        portion of it, comprises such component.

                                     Under no circumstances will any Class X-2
                                     Strip Rate be less than zero.

                                     The pass-through rate applicable to the
                                     Class X-1 Certificates for the initial
                                     distribution date will equal approximately
                                     0.05% per annum.

                                     The pass-through rate applicable to the
                                     Class X-1 Certificates for each
                                     distribution date subsequent to the initial
                                     distribution date will equal the weighted
                                     average of the respective strip rates (the
                                     "Class X-1 Strip

                                      S-16

                                     Rates") at which interest accrues from time
                                     to time on the respective components of the
                                     total notional amount of the Class X-1
                                     Certificates outstanding immediately prior
                                     to the related distribution date (weighted
                                     on the basis of the respective balances of
                                     such components outstanding immediately
                                     prior to such distribution date). Each of
                                     those components will be comprised of all
                                     or a designated portion of the certificate
                                     balance of one of the classes of the
                                     Principal Balance Certificates. In general,
                                     the certificate balance of each class of
                                     Principal Balance Certificates will
                                     constitute a separate component of the
                                     total notional amount of the Class X-1
                                     Certificates; provided that, if a portion,
                                     but not all, of the certificate balance of
                                     any particular class of Principal Balance
                                     Certificates is identified under
                                     "--Certificate Balance" above as being part
                                     of the total notional amount of the Class
                                     X-2 Certificates immediately prior to any
                                     distribution date, then that identified
                                     portion of such certificate balance will
                                     also represent one or more separate
                                     components of the total notional amount of
                                     the Class X-1 Certificates for purposes of
                                     calculating the accrual of interest for the
                                     related distribution date, and the
                                     remaining portion of such certificate
                                     balance will represent one or more other
                                     separate components of the Class X-1
                                     Certificates for purposes of calculating
                                     the accrual of interest for the related
                                     distribution date. For any distribution
                                     date occurring in or before January 2013,
                                     on any particular component of the total
                                     notional amount of the Class X-1
                                     Certificates immediately prior to the
                                     related distribution date, the applicable
                                     Class X-1 Strip Rate will be calculated as
                                     follows:

                                     o  if such particular component consists of
                                        the entire certificate balance (or a
                                        designated portion of that certificate
                                        balance) of any class of Principal
                                        Balance Certificates, and if such entire
                                        certificate balance (or that designated
                                        portion) also constitutes a component of
                                        the total notional amount of the Class
                                        X-2 Certificates immediately prior to
                                        the related distribution date, then the
                                        applicable Class X-1 Strip Rate will
                                        equal the excess, if any, of (a) the
                                        weighted average net mortgage rate for
                                        such distribution date, over (b) the
                                        greater of (i) the rate per annum
                                        corresponding to such distribution date
                                        as set forth on Schedule B attached to
                                        this prospectus supplement and (ii) the
                                        pass-through rate for such distribution
                                        date for such class of Principal Balance
                                        Certificates; and

                                     o  if such particular component consists of
                                        the entire certificate balance (or a
                                        designated portion of that certificate
                                        balance) of any class of Principal
                                        Balance Certificates, and if such entire
                                        certificate balance (or that designated
                                        portion) does not also constitute a
                                        component of the total notional amount
                                        of the Class X-2 Certificates
                                        immediately prior to the related
                                        distribution date, then the applicable
                                        Class X-1 Strip Rate will equal the
                                        excess, if any, of (a) the weighted
                                        average net mortgage rate for such
                                        distribution date, over (b) the
                                        pass-through rate for such distribution
                                        date for such class of Principal Balance
                                        Certificates.

                                     For any distribution date occurring after
                                     January 2013, the certificate balance of
                                     each class of Principal Balance
                                     Certificates will constitute a separate
                                     component of the total notional amount of
                                     the Class X-1 Certificates, and the
                                     applicable Class X-1 Strip Rate with
                                     respect to

                                      S-17

                                     each such component for each such
                                     distribution date will equal the excess, if
                                     any, of (a) the weighted average net
                                     mortgage rate for such distribution date,
                                     over (b) the pass-through rate for such
                                     distribution date for such class of
                                     Principal Balance Certificates. Under no
                                     circumstances will any Class X-1 Strip Rate
                                     be less than zero.

                                     The Class E Certificates will, at all
                                     times, accrue interest at a per annum rate
                                     equal to the lesser of 5.07% and the
                                     weighted average net mortgage rate. The
                                     Class F Certificates will accrue interest
                                     at a per annum rate equal to the weighted
                                     average net mortgage rate less 0.16%. The
                                     Class G Certificates will accrue interest
                                     at a per annum rate equal to the weighted
                                     average net mortgage rate less 0.06%. The
                                     Class H Certificates will accrue interest
                                     at a per annum rate equal to the weighted
                                     average net mortgage rate. The pass-through
                                     rate applicable to the Class J, Class K,
                                     Class L, Class M, Class N, Class O and
                                     Class P Certificates will, at all times, be
                                     a per annum rate equal to the lesser of
                                     4.654% and the weighted average net
                                     mortgage rate.

DISTRIBUTIONS

     A.  AMOUNT AND ORDER
            OF DISTRIBUTIONS........ On each distribution date, funds available for distribution from the mortgage loans,
                                     net of excess interest, excess liquidation
                                     proceeds and specified trust expenses,
                                     including all servicing fees, trustee fees
                                     and related compensation, will be
                                     distributed in the following amounts and
                                     priority:

                                          Step l/Class A Senior and Class X: To
                                     interest on Classes A-1, A-2, A-3, A-4,
                                     A-AB, A-5, X-1 and X-2, pro rata, in
                                     accordance with their interest
                                     entitlements.

                                          Step 2/Class A Senior: To the extent
                                     of amounts then required to be distributed
                                     as principal, (i) first, to the Class A-AB
                                     Certificates until such Certificates are
                                     reduced to their Planned Principal Balance,
                                     (ii) second, to the Class A-1 Certificates,
                                     until the Class A-1 Certificates are
                                     reduced to zero, (iii) third, to the Class
                                     A-2 Certificates, until the Class A-2
                                     Certificates are reduced to zero, (iv)
                                     fourth, to the Class A-3 Certificates,
                                     until the Class A-3 Certificates are
                                     reduced to zero, (v) fifth, to the Class
                                     A-4 Certificates, until the Class A-4
                                     Certificates are reduced to zero, (vi)
                                     sixth, to the Class A-AB Certificates,
                                     until the Class A-AB Certificates are
                                     reduced to zero, and (vii) seventh, to the
                                     Class A-5 Certificates, until the Class A-5
                                     Certificates are reduced to zero. If the
                                     principal amount of each class of
                                     certificates other than Classes A-1, A-2,
                                     A-3, A-4, A-AB and A-5 has been reduced to
                                     zero as a result of losses on the mortgage
                                     loans or an appraisal reduction, principal
                                     will be distributed to Classes A-1, A-2,
                                     A-3, A-4, A-AB and A-5, pro rata.

                                          Step 3/Class A Senior and Class X: To
                                     reimburse Classes A-1, A-2, A-3, A-4, A-AB
                                     and A-5 and, in respect of interest only,
                                     Classes X-1 and X-2, pro rata, for any
                                     previously unreimbursed losses on the
                                     mortgage loans that were previously borne
                                     by those classes, together with interest at
                                     the applicable pass-through rate.

                                          Step 4/Class A-J: To Class A-J as
                                     follows: (a) to interest on Class A-J in
                                     the amount of its interest entitlement; (b)
                                     to the extent of amounts required to be
                                     distributed as principal, to principal on
                                     Class A-J in the amount of its principal
                                     entitlement until its principal balance is

                                      S-18

                                     reduced to zero; and (c) to reimburse Class
                                     A-J for any previously unreimbursed losses
                                     on the mortgage loans that were previously
                                     borne by that class, together with interest
                                     at the applicable pass-through rate.

                                          Step 5/Class B: To Class B in a manner
                                     analogous to the Class A-J allocations of
                                     Step 4.

                                          Step 6/Class C: To Class C in a manner
                                     analogous to the Class A-J allocations of
                                     Step 4.

                                          Step 7/Class D: To Class D in a manner
                                     analogous to the Class A-J allocations of
                                     Step 4.

                                          Step 8/Subordinate Private
                                     Certificates: To these certificates in the
                                     amounts and order of priority described in
                                     this prospectus supplement.

                                     Each certificateholder will receive its
                                     share of distributions on its class of
                                     certificates on a pro rata basis with all
                                     other holders of certificates of the same
                                     class. See "Description of the Offered
                                     Certificates-Distributions" in this
                                     prospectus supplement.

     B.  INTEREST AND
            PRINCIPAL ENTITLEMENTS.. A description of the interest entitlement payable to each Class can be found in
                                     "Description of the Offered
                                     Certificates--Distributions" in this
                                     prospectus supplement. As described in that
                                     section, there are circumstances relating
                                     to the timing of prepayments in which your
                                     interest entitlement for a distribution
                                     date could be less than one full month's
                                     interest at the pass-through rate on your
                                     certificate's principal balance. In
                                     addition, the right of the master servicer,
                                     the special servicer, the trustee and the
                                     fiscal agent to reimbursement for payment
                                     of nonrecoverable advances will be prior to
                                     your right to receive distributions of
                                     principal or interest.

                                     The Class X Certificates will not be
                                     entitled to principal distributions. The
                                     amount of principal required to be
                                     distributed on the classes entitled to
                                     principal on a particular distribution date
                                     will, in general, be equal to:

                                     o  the principal portion of all scheduled
                                        payments, other than balloon payments,
                                        to the extent received or advanced by
                                        the master servicer or other party (in
                                        accordance with the Pooling and
                                        Servicing Agreement) during the related
                                        collection period;

                                     o  all principal prepayments and the
                                        principal portion of balloon payments
                                        received during the related collection
                                        period;

                                     o  the principal portion of other
                                        collections on the mortgage loans
                                        received during the related collection
                                        period, such as liquidation proceeds,
                                        condemnation proceeds, insurance
                                        proceeds and income on "real estate
                                        owned"; and

                                     o  the principal portion of proceeds of
                                        mortgage loan repurchases received
                                        during the related collection period,

                                     subject, however, to the adjustments
                                     described herein. See the definition of
                                     "Principal Distribution Amount" in the
                                     "Glossary of Terms."

                                      S-19

     C. PREPAYMENT
         PREMIUMS/YIELD MAINTENANCE
         CHARGES.................... The manner in which any prepayment premiums and yield maintenance charges received
                                     during a particular collection period will
                                     be allocated to the Class X Certificates,
                                     on the one hand, and the classes of
                                     certificates entitled to principal, on the
                                     other hand, is described in "Description of
                                     the Offered Certificates--Distributions" in
                                     this prospectus supplement.

SUBORDINATION

     A. GENERAL..................... The chart below describes the manner in which the rights of various classes will be
                                     senior to the rights of other classes.
                                     Entitlement to receive principal and
                                     interest (other than excess liquidation
                                     proceeds and certain excess interest in
                                     connection with any loan having an
                                     anticipated repayment date) on any
                                     distribution date is depicted in descending
                                     order. The manner in which mortgage loan
                                     losses (including interest losses other
                                     than losses with respect to certain excess
                                     interest in connection with any loan having
                                     an anticipated repayment date) are
                                     allocated is depicted in ascending order.

                                           ------------------------------
                                               Class A-l, Class A-2,
                                               Class A-3, Class A-4,
                                              Class A-AB, Class A-5,
                                             Class X-1* and Class X-2*
                                           ------------------------------

                                           ------------------------------
                                                     Class A-J
                                           ------------------------------

                                           ------------------------------
                                                      Class B
                                           ------------------------------

                                           ------------------------------
                                                      Class C
                                           ------------------------------

                                           ------------------------------
                                                      Class D
                                           ------------------------------

                                           ------------------------------
                                                    Classes E-P
                                           ------------------------------

                                     NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                     AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                     CERTIFICATES.

                                     *Interest only certificates. No principal
                                     payments or realized loan losses in respect
                                     of principal will be allocated to the Class
                                     X-1 or Class X-2 Certificates. However, any
                                     loan losses will reduce the notional amount
                                     of the Class X-1 Certificates and loan
                                     losses allocated to any component and any
                                     class of Certificates included in the
                                     calculation of the notional amount for the
                                     Class X-2 Certificates will reduce the
                                     notional amount of the Class X-2
                                     Certificates.

                                      S-20

                                     The Class A-AB Certificates have priority
                                     with respect to receiving distributions of
                                     principal in respect of reducing such
                                     Certificates to their Planned Principal
                                     Balance, as described in this prospectus
                                     supplement.

     B.  SHORTFALLS IN
            AVAILABLE FUNDS......... Shortfalls in available funds will reduce amounts available for distribution and will
                                     be allocated in the same manner as mortgage
                                     loan losses. Among the causes of these
                                     shortfalls are the following:

                                     o  shortfalls resulting from compensation
                                        which the special servicer is entitled
                                        to receive;

                                     o  shortfalls resulting from interest on
                                        advances made by the master servicer,
                                        the trustee or the fiscal agent, to the
                                        extent not covered by default interest
                                        and late payment charges paid by the
                                        borrower; and

                                     o  shortfalls resulting from a reduction of
                                        a mortgage loan's interest rate by a
                                        bankruptcy court or from other
                                        unanticipated, extraordinary or
                                        default-related expenses of the trust.

                                     Shortfalls in mortgage loan interest as a
                                     result of the timing of voluntary and
                                     involuntary prepayments (net of certain
                                     amounts required to be used by the master
                                     servicer to offset such shortfalls) will be
                                     allocated to each class of certificates,
                                     pro rata, in accordance with their
                                     respective interest entitlements as
                                     described herein.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

     A. GENERAL..................... All numerical information in this prospectus supplement concerning the
                                     mortgage loans is approximate. All weighted
                                     average information regarding the mortgage
                                     loans reflects the weighting of the
                                     mortgage loans based upon their outstanding
                                     principal balances as of January 1, 2005.
                                     With respect to mortgage loans not having
                                     due dates on the first day of each month,
                                     scheduled payments due in January 2005 have
                                     been deemed received on January 1, 2005.

     B. PRINCIPAL BALANCES.......... The trust's primary assets will be 110 mortgage loans with an aggregate principal
                                     balance as of January 1, 2005 of
                                     approximately $980,772,819. It is possible
                                     that the aggregate mortgage loan balance
                                     will vary by up to 5% on the closing date.
                                     As of January 1, 2005, the principal
                                     balance of the mortgage loans in the
                                     mortgage pool ranged from approximately
                                     $1,146,923 to approximately $77,385,000 and
                                     the mortgage loans had an approximate
                                     average balance of $8,916,117. The largest
                                     mortgage loan group, which is comprised of
                                     three (3) cross-collateralized loans, has
                                     an aggregate outstanding principal balance
                                     as of January 1, 2005 of $80,000,000.

     C. FEE SIMPLE/LEASEHOLD........ One hundred twenty-two (122) mortgaged properties, securing mortgage loans
                                     representing 98.4% of the initial
                                     outstanding pool balance, are subject to a
                                     first mortgage lien on a fee simple estate
                                     in such mortgaged properties.

                                     Two (2) mortgaged properties, securing
                                     mortgage loans representing 1.6% of the
                                     initial outstanding pool balance, are
                                     subject to a leasehold interest in the
                                     mortgaged properties.

                                      S-21

     D. PROPERTY TYPES.............. The following table shows how the mortgage loans are secured by collateral which is
                                     distributed among different types of
                                     properties.

                                     -------------------------------------------------------------
                                                                                    Number of
                                                         Percentage of Initial      Mortgaged
                                     Property Type      Outstanding Pool Balance    Properties
                                     -------------------------------------------------------------

                                     Retail                       46.3%                49
                                     -------------------------------------------------------------
                                     Office                       27.4%                21
                                     -------------------------------------------------------------
                                     Industrial                    8.9%                19
                                     -------------------------------------------------------------
                                     Hospitality                   4.4%                 4
                                     -------------------------------------------------------------
                                     Multifamily                   4.3%                 8
                                     -------------------------------------------------------------
                                     Self Storage                  3.1%                13
                                     -------------------------------------------------------------
                                     Manufactured                 2.0%                  4
                                     Housing Community
                                     -------------------------------------------------------------
                                     Other                         1.8%                 3
                                     -------------------------------------------------------------
                                     Mixed Use                     1.8%                 3
                                     -------------------------------------------------------------

     E. PROPERTY LOCATION........... The number of mortgaged properties, and the approximate percentage of the aggregate
                                     principal balance of the mortgage loans
                                     secured by mortgaged properties located in
                                     the geographic areas with the highest
                                     concentrations of mortgaged properties, are
                                     as described in the table below:

                                     ---------------------------------------------------------------
                                                                                        Number of
                                                              Percentage of Initial     Mortgaged
                                     Geographic Areas        Outstanding Pool Balance   Properties
                                     ---------------------------------------------------------------

                                     California                        21.0%                36
                                     ---------------------------------------------------------------
                                            Southern                   16.8%                28
                                     ---------------------------------------------------------------
                                            Northern                   4.2%                 8
                                     ---------------------------------------------------------------
                                     Florida                           12.3%                9
                                     ---------------------------------------------------------------
                                     Pennsylvania                      8.2%                 3
                                     ---------------------------------------------------------------
                                     Hawaii                            7.9%                 1
                                     ---------------------------------------------------------------
                                     Virginia                          7.2%                 6
                                     ---------------------------------------------------------------
                                     Texas                             5.8%                 7
                                     ---------------------------------------------------------------
                                     New York                          5.0%                 7
                                     ---------------------------------------------------------------

                                     The remaining mortgaged properties are
                                     located throughout 23 states and the
                                     District of Columbia. None of these
                                     property locations has a concentration of
                                     mortgaged properties that represents
                                     security for more than 5.0% of the
                                     aggregate principal balance of the mortgage
                                     loans, as of January 1, 2005.

                                      S-22

     F.  OTHER MORTGAGE
            LOAN FEATURES........... As of January 1, 2005, the mortgage loans had the following characteristics:

                                     o  No scheduled payment of principal and
                                        interest on any mortgage loan was thirty
                                        days or more past due, and no mortgage
                                        loan had been thirty days or more
                                        delinquent in the past year.

                                     o  Five (5) groups of mortgage loans were
                                        made to the same borrower or to
                                        borrowers that are affiliated with one
                                        another through partial or complete
                                        direct or indirect common ownership. The
                                        three (3) largest groups represent 6.3%,
                                        1.9% and 1.7%, respectively, of the
                                        initial outstanding pool balance. See
                                        Appendix II attached to this prospectus
                                        supplement.

                                     o  Twenty-two (22) mortgaged properties,
                                        securing mortgage loans representing
                                        12.6% of the initial outstanding pool
                                        balance, are each 100% leased to a
                                        single tenant.

                                     o  All of the mortgage loans bear interest
                                        at fixed rates.

                                     o  Fixed periodic payments on the mortgage
                                        loans are generally determined assuming
                                        interest is calculated on a 30/360
                                        basis, but interest actually accrues and
                                        is applied on certain mortgage loans on
                                        an actual/360 basis. Accordingly, there
                                        will be less amortization of the
                                        principal balance during the term of
                                        these mortgage loans, resulting in a
                                        higher final payment on these mortgage
                                        loans.

                                     o  No mortgage loan permits negative
                                        amortization or the deferral of accrued
                                        interest (except excess interest that
                                        would accrue in the case of any loan
                                        having an anticipated repayment date
                                        after the applicable anticipated
                                        repayment date for such loan).

     G. BALLOON LOANS/ARD LOANS..... As of January 1, 2005, the mortgage loans had the following additional
                                     characteristics:

                                     o  Ninety-nine (99) mortgage loans,
                                        representing 96.4% of the initial
                                        outstanding pool balance, are "balloon
                                        loans." Four (4) of these mortgage
                                        loans, representing 3.0% of the initial
                                        outstanding pool balance, are ARD Loans.
                                        For purposes of this prospectus
                                        supplement, we consider a mortgage loan
                                        to be a "balloon loan" if its principal
                                        balance is not scheduled to be fully or
                                        substantially amortized by the loan's
                                        stated maturity date or anticipated
                                        repayment date, as applicable.

                                     o  The remaining eleven (11) mortgage
                                        loans, representing 3.6% of the initial
                                        outstanding pool balance, are fully
                                        amortizing and are expected to have less
                                        than 5% of the original principal
                                        balance outstanding as of their related
                                        stated maturity dates.

     H.  INTEREST ONLY LOANS........ As of January 1, 2005, the mortgage loans had the following additional
                                     characteristics:

                                     o  Eight (8) mortgage loans, representing
                                        19.8% of the initial outstanding pool
                                        balance, provide for monthly payments of
                                        interest only for a portion of their
                                        respective terms and then provide for
                                        the monthly payment of principal and
                                        interest over their respective remaining
                                        terms.

                                      S-23

                                     o  Seventeen (17) mortgage loans,
                                        representing 35.7% of the initial
                                        outstanding pool balance, provide for
                                        monthly payments of interest only for
                                        their entire respective terms.

     I.  PREPAYMENT/DEFEASANCE
            PROVISIONS.............. As of January 1, 2005, all of the mortgage loans restricted voluntary principal
                                     prepayments as follows:

                                     o  Sixty-four (64) mortgage loans,
                                        representing 67.3% of the initial
                                        outstanding pool balance, prohibit
                                        voluntary principal prepayments for a
                                        period ending on a date determined by
                                        the related mortgage note (which may be
                                        the maturity date), which period is
                                        referred to in this prospectus
                                        supplement as a lock-out period, but
                                        permit the related borrower, after an
                                        initial period of at least two years
                                        following the date of issuance of the
                                        certificates, to defease the loan by
                                        pledging direct, non-callable United
                                        States Treasury obligations and
                                        obtaining the release of the mortgaged
                                        property from the lien of the mortgage.

                                     o  Twenty (20) mortgage loans, representing
                                        22.2% of the initial outstanding pool
                                        balance, prohibit voluntary principal
                                        prepayments during a lock-out period,
                                        and following the lock-out period
                                        provide for a prepayment premium or
                                        yield maintenance charge calculated on
                                        the basis of the greater of a yield
                                        maintenance formula and 1% of the amount
                                        prepaid.

                                     o  Twenty-four (24) mortgage loans,
                                        representing 10.1% of the initial
                                        outstanding pool balance, prohibit
                                        voluntary principal prepayments during a
                                        lock-out period, and following the
                                        lock-out period provide for a prepayment
                                        premium or yield maintenance charge
                                        calculated on the basis of the greater
                                        of a yield maintenance formula and 1% of
                                        the amount prepaid, and also permit the
                                        related borrower, after an initial
                                        period of at least two years following
                                        the date of the issuance of the
                                        certificates, to defease the loan by
                                        pledging direct, non-callable United
                                        States Treasury obligations and
                                        obtaining the release of the mortgaged
                                        property from the lien of the mortgage.

                                     o  Two (2) mortgage loans, representing
                                        0.4% of the initial outstanding pool
                                        balance, have no lock-out period and the
                                        loans permit voluntary principal
                                        prepayments at any time if accompanied
                                        by a prepayment premium or yield
                                        maintenance charge calculated on the
                                        basis of the greater of a yield
                                        maintenance formula or 1% of the amount
                                        prepaid.

                                     With respect to the prepayment and
                                     defeasance provisions set forth above,
                                     certain of the mortgage loans also include
                                     provisions described below:

                                     o  Two (2) mortgage loans, representing
                                        4.3% of the initial outstanding pool
                                        balance, are secured by multiple
                                        mortgaged properties and permit the
                                        release of any of the mortgaged
                                        properties from the lien of the mortgage
                                        upon defeasance of an amount equal to
                                        120% of the allocated amount of the
                                        mortgaged property being released.

                                     o  One (1) mortgage loan, representing 3.4%
                                        of the initial outstanding pool balance,
                                        permits the release of a portion of the
                                        collateral upon prepayment or defeasance
                                        of an amount equal to 110% or 115%, as

                                      S-24

                                        applicable, of the allocated loan amount
                                        of the collateral being released and, if
                                        prepaid, upon payment of the applicable
                                        yield maintenance charge.

                                     o  Notwithstanding the above, the mortgage
                                        loans generally provide that the related
                                        borrower may prepay the mortgage loan
                                        without prepayment premium or defeasance
                                        requirements commencing one (1) to
                                        thirteen (13) payment dates prior to and
                                        including the maturity date or the
                                        anticipated repayment date.

                                     See Appendix II attached to this prospectus
                                     supplement for specific yield maintenance
                                     provisions with respect to the prepayment
                                     and defeasance provisions set forth above.

     J.  MORTGAGE LOAN RANGES
            AND WEIGHTED AVERAGES... As of January 1, 2005, the mortgage loans had the following additional
                                     characteristics:

           I.   MORTGAGE INTEREST
                RATES                Mortgage interest rates ranging from 4.000%
                                     per annum to 6.650% per annum, and a
                                     weighted average mortgage interest rate of
                                     5.426% per annum;

           II.  REMAINING TERMS      Remaining terms to scheduled maturity
                                     ranging from 52 months to 240 months, and a
                                     weighted average remaining term to
                                     scheduled maturity of 114 months;

            III.REMAINING
                AMORTIZATION TERMS   Remaining amortization terms (excluding
                                     loans which provide for interest only
                                     payments for the entire loan term) ranging
                                     from 177 months to 360 months, and a
                                     weighted average remaining amortization
                                     term of 336 months;

           IV. LOAN-TO-VALUE RATIOS  Loan-to-value ratios ranging from 20.3% to
                                     80.0% and a weighted average loan-to-value
                                     ratio, calculated as described in this
                                     prospectus supplement, of 59.6%.

                                     With respect to one (1) mortgage loan
                                     (Mortgage Loan No. 44), representing 0.9%
                                     of the initial outstanding pool balance,
                                     such mortgage loan is secured by a
                                     residential cooperative property that has a
                                     cut-off date loan-to-value ratio of 45.0%.
                                     Excluding this mortgage loan, the pool of
                                     mortgage loans has a weighted average
                                     cut-off date loan-to-value ratio of 59.7%.

            V.  DEBT SERVICE
                COVERAGE RATIOS      Debt service coverage ratios, determined
                                     according to the methodology presented in
                                     this prospectus supplement, ranging from
                                     1.11x to 5.31x and a weighted average debt
                                     service coverage ratio, calculated as
                                     described in this prospectus supplement, of
                                     2.20x.

                                     With respect to one (1) mortgage loan
                                     (Mortgage Loan No. 44), representing 0.9%
                                     of the initial outstanding pool balance,
                                     such mortgage loan is secured by a
                                     residential cooperative property that has a
                                     debt service coverage ratio of 3.01x.
                                     Excluding this mortgage loan, the pool of
                                     mortgage loans has a weighted average debt
                                     service coverage ratio of 2.19x.

                                      S-25

     K.    NON-SERVICED MORTGAGE
           LOAN..................... The Wells REF Portfolio Pari Passu Loan,
                                     which, as of the cut-off date, had an
                                     unpaid principal balance of $80,000,000 and
                                     represents 8.2% of the initial outstanding
                                     pool balance, is secured by the related
                                     mortgaged property on a pari passu basis
                                     with, and pursuant to the same mortgage as,
                                     other notes, which are not included in the
                                     trust (collectively, the "Wells REF
                                     Portfolio Companion Loan") and which have
                                     an aggregate principal balance, as of the
                                     cut-off date of $270,000,000. The Wells REF
                                     Portfolio Companion Loan has the same
                                     interest rate, maturity date and
                                     amortization terms as the Wells REF
                                     Portfolio Pari Passu Loan.

                                     The Wells REF Portfolio Loan Group is
                                     currently being serviced and administered
                                     pursuant to the MSCI 2004-HQ4 Pooling and
                                     Servicing Agreement. The MSCI 2004-HQ4
                                     Pooling and Servicing Agreement provides
                                     for servicing arrangements that are
                                     similar, but not identical, to those under
                                     the Pooling and Servicing Agreement. See
                                     "Servicing of the Mortgage Loans--Servicing
                                     of the Wells REF Portfolio Loan Group, the
                                     Waikele Center Loan Group, the Mason
                                     Devonshire Plaza A/B Mortgage Loan and the
                                     Kohl's Stoughton Mortgage Loan --The Wells
                                     REF Portfolio Loan Group" in this
                                     prospectus supplement.

                                     The terms of the MSCI 2004-HQ4 Pooling and
                                     Servicing Agreement provide that:

                                     o  LaSalle Bank National Association, which
                                        is the trustee under the MSCI 2004-HQ4
                                        Pooling and Servicing Agreement, will,
                                        in that capacity, be the mortgagee of
                                        record with respect to the mortgaged
                                        property securing the Wells REF
                                        Portfolio Pari Passu Loan;

                                     o  Wells Fargo Bank, National Association,
                                        which is the master servicer under the
                                        MSCI 2004-HQ4 Pooling and Servicing
                                        Agreement, will, in that capacity, be
                                        the master servicer for the Wells REF
                                        Portfolio Pari Passu Loan, subject to
                                        replacement pursuant to the terms of the
                                        MSCI 2004-HQ4 Pooling and Servicing
                                        Agreement; and

                                     o  GMAC Commercial Mortgage Corporation,
                                        which is the special servicer under the
                                        MSCI 2004-HQ4 Pooling and Servicing
                                        Agreement, will, in that capacity, be
                                        the special servicer for the Wells REF
                                        Portfolio Pari Passu Loan, subject to
                                        replacement pursuant to the terms of the
                                        MSCI 2004-HQ4 Pooling and Servicing
                                        Agreement.

                                     See "Servicing of the Mortgage
                                     Loans--Servicing of the Wells REF Portfolio
                                     Loan Group, the Waikele Center Loan Group,
                                     the Mason Devonshire Plaza A/B Mortgage
                                     Loan and the Kohl's Stoughton Mortgage
                                     Loan--The Wells REF Portfolio Loan Group"
                                     in this prospectus supplement.

                                     References in this prospectus supplement,
                                     however, to the trustee, master servicer
                                     and special servicer will mean the trustee,
                                     master servicer and special servicer,
                                     respectively, under the Pooling and
                                     Servicing Agreement unless the context
                                     clearly indicates otherwise.

                                      S-26

ADVANCES

     A.  PRINCIPAL AND
             INTEREST ADVANCES...... Subject to a recoverability determination described in this prospectus supplement,
                                     the master servicer is required to advance
                                     delinquent monthly mortgage loan payments
                                     for the mortgage loans that are part of the
                                     trust. The master servicer will not be
                                     required to advance any additional interest
                                     accrued as a result of the imposition of
                                     any default rate or any rate increase after
                                     an anticipated repayment date. The master
                                     servicer also is not required to advance
                                     prepayment or yield maintenance premiums,
                                     excess interest or balloon payments. With
                                     respect to any balloon payment, the master
                                     servicer will instead be required to
                                     advance an amount equal to the scheduled
                                     payment that would have been due if the
                                     related balloon payment had not become due.
                                     If a P&I Advance is made, the master
                                     servicer will defer rather than advance its
                                     master servicing fee, the excess servicing
                                     fee and the primary servicing fee, but will
                                     advance the trustee fee.

                                     For an REO Property, the advance will equal
                                     the scheduled payment that would have been
                                     due if the predecessor mortgage loan had
                                     remained outstanding and continued to
                                     amortize in accordance with its
                                     amortization schedule in effect immediately
                                     before the REO Property was acquired.

     B. SERVICING ADVANCES.......... Subject to a recoverability determination described in this prospectus supplement,
                                     the master servicer, the special servicer,
                                     the trustee and the fiscal agent may also
                                     make servicing advances to pay delinquent
                                     real estate taxes, insurance premiums and
                                     similar expenses necessary to maintain and
                                     protect the mortgaged property, to maintain
                                     the lien on the mortgaged property or to
                                     enforce the mortgage loan documents, and
                                     subject to a substantially similar
                                     recoverability determination set forth in
                                     the related Non-Serviced Mortgage Loan
                                     Pooling and Servicing Agreement, each of
                                     such parties under that agreement will be
                                     required to make servicing advances of such
                                     type with respect to any Non-Serviced
                                     Mortgage Loans.

     C. INTEREST ON ADVANCES........ All advances made by the master servicer, the special servicer, the trustee or the
                                     fiscal agent will accrue interest at a rate
                                     equal to the "prime rate" as reported in
                                     The Wall Street Journal.

     D. BACK-UP ADVANCES............ Pursuant to the requirements of the Pooling and Servicing Agreement, if the master
                                     servicer fails to make a required advance,
                                     the trustee will be required to make the
                                     advance, and if the trustee fails to make a
                                     required advance, the fiscal agent will be
                                     required to make the advance, each subject
                                     to the same limitations, and with the same
                                     rights of the master servicer.

     E. RECOVERABILITY.............. None of the master servicer, the special servicer, the trustee or the fiscal agent
                                     will be obligated to make any advance if it
                                     or the special servicer (or another master
                                     servicer, special servicer, trustee or
                                     fiscal agent with respect to a Non-Serviced
                                     Companion Mortgage Loan) reasonably
                                     determines that such advance would not be
                                     recoverable in accordance with the
                                     servicing standard and the trustee and the
                                     fiscal agent may rely on any such
                                     determination made by the master servicer
                                     or the special servicer.

                                      S-27

     F. ADVANCES DURING AN
          APPRAISAL REDUCTION EVENT. The occurrence of certain adverse events affecting a mortgage loan will require the
                                     special servicer to obtain a new appraisal
                                     or other valuation of the related mortgaged
                                     property. In general, if the principal
                                     amount of the mortgage loan plus all other
                                     amounts due under the mortgage loan and
                                     interest on advances made with respect to
                                     the mortgage loan exceeds 90% of the value
                                     of the mortgaged property determined by an
                                     appraisal or other valuation, an appraisal
                                     reduction may be created in the amount of
                                     the excess as described in this prospectus
                                     supplement. If there exists an appraisal
                                     reduction for any mortgage loan, the amount
                                     of interest required to be advanced on that
                                     mortgage loan will be proportionately
                                     reduced to the extent of the appraisal
                                     reduction. This will reduce the funds
                                     available to pay interest on the most
                                     subordinate class or classes of
                                     certificates then outstanding.

                                     See "Description of the Offered
                                     Certificates--Advances" in this prospectus
                                     supplement.

                                      S-28

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS............................. The certificates offered to you will not be issued unless each of the classes of
                                     certificates being offered by this
                                     prospectus supplement receives the
                                     following ratings from Fitch, Inc. and
                                     Standard & Poor's Rating Services, a
                                     division of The McGraw-Hill Companies, Inc.

                                     -------------------------------------------
                                                    Class             Ratings
                                                                     Fitch/S&P
                                     -------------------------------------------
                                     Classes A-1, A-2, A-3, A-4,      AAA/AAA
                                     A-AB and A-5
                                     -------------------------------------------
                                     Class X-2                        AAA/AAA
                                     -------------------------------------------
                                     Class A-J                        AAA/AAA
                                     -------------------------------------------
                                     Class B                           AA/AA
                                     -------------------------------------------
                                     Class C                          AA-/AA-
                                     -------------------------------------------
                                     Class D                            A/A
                                     -------------------------------------------

                                     A rating agency may lower or withdraw a
                                     security rating at any time.

                                     See "Ratings" in this prospectus supplement
                                     and "Ratings" in the prospectus for a
                                     discussion of the basis upon which ratings
                                     are given, the limitations of and
                                     restrictions on the ratings, and the
                                     conclusions that should not be drawn from a
                                     rating.

OPTIONAL TERMINATION................ On any distribution date on which the aggregate principal balance of the mortgage
                                     loans is less than or equal to 1% of the
                                     initial outstanding pool balance, the
                                     holders of a majority of the controlling
                                     class, the master servicer, the special
                                     servicer and any holder of a majority
                                     interest in the Class R-I Certificates, in
                                     that order of priority, will have the
                                     option to purchase all of the remaining
                                     mortgage loans, and all property acquired
                                     through exercise of remedies in respect of
                                     any mortgage loan, at the price specified
                                     in this prospectus supplement. Exercise of
                                     this option would terminate the trust and
                                     retire the then outstanding certificates at
                                     par plus accrued interest.

DENOMINATIONS....................... The Class A-1, Class A-2, Class A-3, Class
                                     A-4, Class A-AB, Class A-5 and Class A-J
                                     Certificates will be offered in minimum
                                     denominations of $25,000. The Class X-2
                                     Certificates will be issued in
                                     denominations of $1,000,000 and the
                                     remaining offered certificates will be
                                     offered in minimum denominations of
                                     $100,000. Investments in excess of the
                                     minimum denominations may be made in
                                     multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT................... Your certificates will be registered in the name of Cede & Co., as nominee of The
                                     Depository Trust Company, and will not be
                                     registered in your name. You will not
                                     receive a definitive certificate
                                     representing your ownership interest,
                                     except in very limited circumstances
                                     described in this prospectus supplement. As
                                     a result, you will hold your certificates
                                     only in book-entry form and will not be a
                                     certificateholder of record. You will
                                     receive distributions on your certificates
                                     and reports relating to distributions only
                                     through The Depository Trust Company,
                                     Clearstream Bank or Euroclear Bank, as
                                     operator of the

                                      S-29

                                     Euroclear system, or through participants
                                     in The Depository Trust Company,
                                     Clearstream Bank or Euroclear Bank.

                                     You may hold your certificates through:

                                     o  The Depository Trust Company in the
                                        United States; or

                                     o  Clearstream Bank or Euroclear Bank in
                                        Europe.

                                     Transfers within The Depository Trust
                                     Company, Clearstream Bank or Euroclear Bank
                                     will be made in accordance with the usual
                                     rules and operating procedures of those
                                     systems. Cross-market transfers between
                                     persons holding directly through The
                                     Depository Trust Company, Clearstream Bank
                                     or Euroclear Bank will be effected in The
                                     Depository Trust Company through the
                                     relevant depositories of Clearstream Bank
                                     or Euroclear Bank.

                                     We may not terminate the book-entry system
                                     through The Depository Trust Company with
                                     respect to all or any portion of any class
                                     of the certificates offered to you without
                                     obtaining the required certificateholders'
                                     consent to initiate termination.

                                     We expect that the certificates offered to
                                     you will be delivered in book-entry form
                                     through the facilities of The Depository
                                     Trust Company, Clearstream Bank or
                                     Euroclear Bank on or about the closing
                                     date.

TAX STATUS.......................... Elections will be made to treat designated portions of the trust as three separate
                                     "real estate mortgage investment
                                     conduits"--REMIC I, REMIC II and REMIC
                                     III--for federal income tax purposes. In
                                     the opinion of counsel, each such
                                     designated portion of the trust will
                                     qualify for this treatment and each class
                                     of offered certificates will evidence
                                     "regular interests" in REMIC III. The
                                     portion of the trust consisting of the
                                     right to excess interest (interest on each
                                     mortgage loan with an anticipated repayment
                                     date accruing after such date at a rate in
                                     excess of the rate that applied prior to
                                     such date) and the related sub-accounts
                                     will be treated as a grantor trust for
                                     federal income tax purposes.

                                     Pertinent federal income tax consequences
                                     of an investment in the offered
                                     certificates include:

                                     o  The regular interests will be treated as
                                        newly originated debt instruments for
                                        federal income tax purposes.

                                     o  Beneficial owners of offered
                                        certificates will be required to report
                                        income on the certificates in accordance
                                        with the accrual method of accounting.

                                     o  We anticipate that the Class A Senior,
                                        Class A-J, Class B, Class C and Class D
                                        Certificates will be issued at a premium
                                        and the Class X-2 Certificates will be
                                        treated as issued with original issue
                                        discount.

                                     See "Material Federal Income Tax
                                     Consequences" in this prospectus
                                     supplement.

                                      S-30

CONSIDERATIONS RELATED TO TITLE I
   OF THE EMPLOYEE RETIREMENT
   INCOME SECURITY ACT OF 1974...... Subject to the satisfaction of important conditions described under "ERISA
                                     Considerations" in this prospectus
                                     supplement and in the accompanying
                                     prospectus, the offered certificates may be
                                     purchased by persons investing assets of
                                     employee benefit plans or individual
                                     retirement accounts.

LEGAL INVESTMENT.................... The offered certificates will not constitute "mortgage related securities"
                                     for purposes of the Secondary Mortgage
                                     Market Enhancement Act of 1984, as amended.

                                     For purposes of any applicable legal
                                     investment restrictions, regulatory capital
                                     requirements or other similar purposes,
                                     neither the prospectus nor this prospectus
                                     supplement makes any representation to you
                                     regarding the proper characterization of
                                     the certificates offered by this prospectus
                                     supplement. If your investment activities
                                     are subject to legal investment laws and
                                     regulations, regulatory capital
                                     requirements or review by regulatory
                                     authorities, then you may be subject to
                                     restrictions on investment in the offered
                                     certificates. You should consult your own
                                     advisors regarding these matters. See
                                     "Legal Investment" herein and in the
                                     accompanying prospectus.

                                      S-31

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      S-32

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

         The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS    Payments under the mortgage loans are not
                                     insured or guaranteed by any governmental
                                     entity or mortgage insurer. Accordingly,
                                     the sources for repayment of your
                                     certificates are limited to amounts due
                                     with respect to the mortgage loans.

                                     You should consider all of the mortgage
                                     loans to be nonrecourse loans. Even in
                                     those cases where recourse to a borrower or
                                     guarantor is permitted under the related
                                     loan documents, we have not necessarily
                                     undertaken an evaluation of the financial
                                     condition of any of these persons. If a
                                     default occurs, the lender's remedies
                                     generally are limited to foreclosing
                                     against the specific properties and other
                                     assets that have been pledged to secure the
                                     loan. Such remedies may be insufficient to
                                     provide a full return on your investment.
                                     Payment of amounts due under a mortgage
                                     loan prior to its maturity or anticipated
                                     repayment date is dependent primarily on
                                     the sufficiency of the net operating income
                                     of the related mortgaged property. Payment
                                     of those mortgage loans that are balloon
                                     loans at maturity or on its anticipated
                                     repayment date is primarily dependent upon
                                     the borrower's ability to sell or refinance
                                     the property for an amount sufficient to
                                     repay the loan.

                                     In limited circumstances, a mortgage loan
                                     seller may be obligated to repurchase or
                                     replace a mortgage loan that it sold to the
                                     Depositor if the applicable seller's
                                     representations and warranties concerning
                                     that mortgage loan are materially breached
                                     or if there are material defects in the
                                     documentation for that mortgage loan.
                                     However, there can be no assurance that any
                                     of these entities will be in a financial
                                     position to effect a repurchase or
                                     substitution. The representations and
                                     warranties address the characteristics of
                                     the mortgage loans and mortgaged properties
                                     as of the date of issuance of the
                                     certificates. They do not relieve you or
                                     the trust of the risk of defaults and
                                     losses on the mortgage loans.

                                      S-33

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE
AND INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES         The mortgage loans are secured by various
                                     types of income-producing commercial,
                                     multifamily and manufactured housing
                                     community properties. Commercial lending is
                                     generally thought to expose a lender to
                                     greater risk than one-to-four family
                                     residential lending because, among other
                                     things, it typically involves larger loans.

                                     One hundred nine (109) mortgage loans,
                                     representing 98.9% of the initial
                                     outstanding pool balance, were originated
                                     within twelve (12) months prior to the
                                     cut-off date. Consequently, these mortgage
                                     loans do not have a long-standing payment
                                     history.

                                     The repayment of a commercial mortgage loan
                                     is typically dependent upon the ability of
                                     the applicable property to produce cash
                                     flow. Even the liquidation value of a
                                     commercial property is determined, in
                                     substantial part, by the amount of the
                                     property's cash flow (or its potential to
                                     generate cash flow). However, net operating
                                     income and cash flow can be volatile and
                                     may be insufficient to cover debt service
                                     on the loan at any given time.

                                     The net operating income, cash flow and
                                     property value of the mortgaged properties
                                     may be adversely affected by any one or
                                     more of the following factors:

                                     o  the age, design and construction quality
                                        of the property;

                                     o  the lack of any operating history in the
                                        case of a newly built or renovated
                                        mortgaged property;

                                     o  perceptions regarding the safety,
                                        convenience and attractiveness of the
                                        property;

                                     o  the proximity and attractiveness of
                                        competing properties;

                                     o  the inadequacy of the property's
                                        management and maintenance;

                                     o  increases in operating expenses
                                        (including common area maintenance
                                        charges) at the property and in relation
                                        to competing properties;

                                     o  an increase in the capital expenditures
                                        needed to maintain the property or make
                                        improvements;

                                     o  the dependence upon a single tenant, or
                                        a concentration of tenants in a
                                        particular business or industry;

                                     o  a decline in the financial condition of
                                        a major tenant;

                                     o  an increase in vacancy rates; and

                                     o  a decline in rental rates as leases are
                                        renewed or entered into with new
                                        tenants.

                                      S-34

                                     Other factors are more general in nature,
                                     such as:

                                     o  national, regional or local economic
                                        conditions (including plant closings,
                                        military base closings, industry
                                        slowdowns and unemployment rates);

                                     o  local real estate conditions (such as an
                                        oversupply of competing properties,
                                        rental space or multifamily housing);

                                     o  demographic factors;

                                     o  decreases in consumer confidence (caused
                                        by events such as threatened or
                                        continuing military action, recent
                                        disclosures of wrongdoing or financial
                                        misstatements by major corporations and
                                        financial institutions and other
                                        factors);

                                     o  changes in consumer tastes and
                                        preferences; and

                                     o  retroactive changes in building codes.

                                     The volatility of net operating income will
                                     be influenced by many of the foregoing
                                     factors, as well as by:

                                     o  the length of tenant leases;

                                     o  the creditworthiness of tenants;

                                     o  the level of tenant defaults;

                                     o  the ability to convert an unsuccessful
                                        property to an alternative use;

                                     o  new construction in the same market as
                                        the mortgaged property;

                                     o  rent control laws;

                                     o  the number and diversity of tenants;

                                     o  the rate at which new rentals occur;

                                     o  the property's operating leverage (which
                                        is the percentage of total property
                                        expenses in relation to revenue), the
                                        ratio of fixed operating expenses to
                                        those that vary with revenues, and the
                                        level of capital expenditures required
                                        to maintain the property and to retain
                                        or replace tenants; and

                                     o  in the case of residential cooperative
                                        properties, the payments received by the
                                        cooperative corporation from its
                                        tenants/shareholders, including any
                                        special assessments against the
                                        property.

                                     A decline in the real estate market or in
                                     the financial condition of a major tenant
                                     will tend to have a more immediate effect
                                     on the net operating income of properties
                                     with short-term revenue sources (such as
                                     short-term or month-to-month leases) and
                                     may lead to higher rates of delinquency or
                                     defaults under mortgage loans secured by
                                     such properties.

                                      S-35

CONVERTING COMMERCIAL PROPERTIES
TO ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                         Some of the mortgaged properties may not be
                                     readily convertible to alternative uses if
                                     those properties were to become
                                     unprofitable for any reason. This is
                                     because:

                                     o  converting commercial properties to
                                        alternate uses or converting
                                        single-tenant commercial properties to
                                        multi-tenant properties generally
                                        requires substantial capital
                                        expenditures; and

                                     o  zoning or other restrictions also may
                                        prevent alternative uses.

                                     The liquidation value of a mortgaged
                                     property not readily convertible to an
                                     alternative use may be substantially less
                                     than would be the case if the mortgaged
                                     property were readily adaptable to other
                                     uses. If this type of mortgaged property
                                     were liquidated and a lower liquidation
                                     value were obtained, less funds would be
                                     available for distributions on your
                                     certificates.

                                     For instance, the mortgaged property
                                     securing Mortgage Loan No. 51, representing
                                     0.7% of the initial outstanding pool
                                     balance, is a theater property, the
                                     mortgaged property securing Mortgage Loan
                                     No. 55, representing 0.7% of the initial
                                     outstanding pool balance, is a sound stage
                                     production studio and the mortgaged
                                     property securing Mortgage Loan No. 76,
                                     representing 0.4% of the initial
                                     outstanding pool balance, is a marina.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME                               Various factors may adversely affect the
                                     value of the mortgaged properties without
                                     affecting the properties' current net
                                     operating income. These factors include,
                                     among others:

                                     o  changes in governmental regulations,
                                        fiscal policy, zoning or tax laws;

                                     o  potential environmental legislation or
                                        liabilities or other legal liabilities;

                                     o  proximity and attractiveness of
                                        competing properties;

                                     o  new construction of competing properties
                                        in the same market;

                                     o  convertibility of a property to an
                                        alternative use;

                                     o  the availability of refinancing; and

                                     o  changes in interest rate levels.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES        A deterioration in the financial condition
                                     of a tenant can be particularly significant
                                     if a mortgaged property is leased to a
                                     single or large tenant or a small number of
                                     tenants, because rent interruptions by a
                                     tenant

                                      S-36

                                     may cause the borrower to default on its
                                     obligations to the lender. Twenty-two (22)
                                     of the mortgaged properties, securing
                                     mortgage loans representing 12.6% of the
                                     initial outstanding pool balance, are 100%
                                     leased to single tenants, and in some cases
                                     the tenant is related to the borrower.
                                     Mortgaged properties leased to a single
                                     tenant or a small number of tenants also
                                     are more susceptible to interruptions of
                                     cash flow if a tenant fails to renew its
                                     lease or defaults under its lease. This is
                                     so because:

                                     o  the financial effect of the absence of
                                        rental income may be severe;

                                     o  more time may be required to re-lease
                                        the space; and

                                     o  substantial capital costs may be
                                        incurred to make the space appropriate
                                        for replacement tenants.

                                     Another factor that you should consider is
                                     that retail, industrial and office
                                     properties also may be adversely affected
                                     if there is a concentration of tenants or
                                     of tenants in the same or similar business
                                     or industry.

                                     For further information with respect to
                                     tenant concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES TO
MULTIPLE TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS WHICH
COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                         If a mortgaged property has multiple
                                     tenants, re-leasing costs and costs of
                                     enforcing remedies against defaulting
                                     tenants may be more frequent than in the
                                     case of mortgaged properties with fewer
                                     tenants, thereby reducing the cash flow
                                     available for debt service payments. These
                                     costs may cause a borrower to default in
                                     its obligations to a lender which could
                                     reduce cash flow available for debt service
                                     payments. Multi-tenanted mortgaged
                                     properties also may experience higher
                                     continuing vacancy rates and greater
                                     volatility in rental income and expenses.

RE-LEASING RISKS                     Repayment of mortgage loans secured by
                                     retail, office and industrial properties
                                     will be affected by the expiration of
                                     leases and the ability of the related
                                     borrowers and property managers to renew
                                     the leases or to relet the space on
                                     comparable terms. Certain mortgaged
                                     properties may be leased in whole or in
                                     part to government sponsored tenants who
                                     have the right to cancel their leases at
                                     any time because of lack of appropriations.

                                     Even if vacated space is successfully
                                     relet, the costs associated with reletting,
                                     including tenant improvements and leasing
                                     commissions, could be substantial and could
                                     reduce cash flow from the related mortgaged
                                     properties. Twenty-nine (29) of the
                                     mortgaged properties, securing mortgage
                                     loans representing 30.8% of the initial
                                     outstanding pool balance (excluding
                                     multifamily, manufactured housing
                                     community, self storage properties,
                                     hospitality and certain other property
                                     types), as of the cut-off date, have
                                     reserves for tenant improvements and
                                     leasing

                                      S-37

                                     commissions which may serve to defray such
                                     costs. There can be no assurances, however,
                                     that the funds (if any) held in such
                                     reserves for tenant improvements and
                                     leasing commissions will be sufficient to
                                     cover any of the costs and expenses
                                     associated with tenant improvements or
                                     leasing commission obligations. In
                                     addition, if a tenant defaults in its
                                     obligations to a borrower, the borrower may
                                     incur substantial costs and experience
                                     significant delays associated with
                                     enforcing rights and protecting its
                                     investment, including costs incurred in
                                     renovating or reletting the property.

THE CONCENTRATION OF LOANS WITH
THE SAME OR RELATED BORROWERS
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                         The effect of mortgage pool loan losses
                                     will be more severe:

                                     o  if the pool is comprised of a small
                                        number of loans, each with a relatively
                                        large principal amount; or

                                     o  if the losses relate to loans that
                                        account for a disproportionately large
                                        percentage of the pool's aggregate
                                        principal balance of all mortgage loans.

                                     Mortgage loans with the same borrower or
                                     related borrowers pose additional risks.
                                     Among other things, financial difficulty at
                                     one mortgaged real property could cause the
                                     owner to defer maintenance at another
                                     mortgaged real property in order to satisfy
                                     current expenses with respect to the
                                     troubled mortgaged real property; and the
                                     owner could attempt to avert foreclosure on
                                     one mortgaged real property by filing a
                                     bankruptcy petition that might have the
                                     effect of interrupting monthly payments for
                                     an indefinite period on all of the related
                                     mortgage loans.

                                     Five (5) groups of mortgage loans are made
                                     to the same borrower or borrowers related
                                     through common ownership and where, in
                                     general, the related mortgaged properties
                                     are commonly managed. The related borrower
                                     concentrations of the three (3) largest
                                     groups represent 6.3%, 1.9% and 1.7%,
                                     respectively, of the initial outstanding
                                     pool balance.

                                     The largest mortgage loan group, which is
                                     comprised of three (3) cross-collateralized
                                     loans, represents 8.2% of the initial
                                     outstanding pool balance. The ten largest
                                     mortgage loans in the aggregate represent
                                     46.2% of the initial outstanding pool
                                     balance. Each of the other mortgage loans
                                     represents no greater than 1.6% of the
                                     initial outstanding pool balance.

                                     In some cases, the sole or a significant
                                     tenant is related to the subject borrower.
                                     In the case of Mortgage Loan Nos. 45, 61,
                                     118 and 124, the tenant at all of the
                                     related mortgaged properties is the parent
                                     of the related borrower. For further
                                     information with respect to tenant
                                     concentrations, see Appendix II.

                                      S-38

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                         A concentration of mortgaged property types
                                     also can pose increased risks. A
                                     concentration of mortgage loans secured by
                                     the same property type can increase the
                                     risk that a decline in a particular
                                     industry will have a disproportionately
                                     large impact on the pool of mortgage loans.
                                     The following property types represent the
                                     indicated percentage of the initial
                                     outstanding pool balance:

                                     o  retail properties represent 46.3%;

                                     o  office properties represent 27.4%;

                                     o  industrial properties represent 8.9%;

                                     o  hospitality properties represent 4.4%;

                                     o  multifamily properties represent 4.3%;

                                     o  self storage properties represent 3.1%;

                                     o  manufactured housing community
                                        properties represent 2.0%;

                                     o  other properties represent 1.8%; and

                                     o  mixed use property types represent 1.8%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                         Concentrations of mortgaged properties in
                                     geographic areas may increase the risk that
                                     adverse economic or other developments or a
                                     natural disaster or act of terrorism
                                     affecting a particular region of the
                                     country could increase the frequency and
                                     severity of losses on mortgage loans
                                     secured by the properties. In the past,
                                     several regions of the United States have
                                     experienced significant real estate
                                     downturns at times when other regions have
                                     not. Regional economic declines or adverse
                                     conditions in regional real estate markets
                                     could adversely affect the income from, and
                                     market value of, the mortgaged properties
                                     located in the region. Other regional
                                     factors--e.g., earthquakes, floods or
                                     hurricanes or changes in governmental rules
                                     or fiscal policies--also may adversely
                                     affect those mortgaged properties.

                                     The mortgaged properties are located in 30
                                     different states and the District of
                                     Columbia. In particular, investors should
                                     note that 21.0% of the mortgaged
                                     properties, based on the initial
                                     outstanding pool balance, are located in
                                     California. Mortgaged properties located in
                                     California may be more susceptible to some
                                     types of special hazards that may not be
                                     covered by insurance (such as earthquakes)
                                     than properties located in other parts of
                                     the country. The mortgage loans generally
                                     do not require any borrowers to maintain
                                     earthquake insurance.

                                     In addition, 12.3%, 8.2%, 7.9%, 7.2%, 5.8%
                                     and 5.0% of the mortgaged properties, based
                                     on the initial outstanding pool balance,
                                     are located in Florida, Pennsylvania,
                                     Hawaii, Virginia, Texas and New

                                      S-39

                                     York respectively, and concentrations of
                                     mortgaged properties, in each case,
                                     representing less than 5.0% of the initial
                                     outstanding pool balance, also exist in
                                     several other states.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                           Forty-nine (49) of the mortgaged
                                     properties, securing mortgage loans
                                     representing 46.3% of the initial
                                     outstanding pool balance, are retail
                                     properties. The quality and success of a
                                     retail property's tenants significantly
                                     affect the property's value. The success of
                                     retail properties can be adversely affected
                                     by local competitive conditions and changes
                                     in consumer spending patterns. A borrower's
                                     ability to make debt service payments can
                                     be adversely affected if rents are based on
                                     a percentage of the tenant's sales and
                                     sales decline.

                                     An "anchor tenant" is proportionately
                                     larger in size and is vital in attracting
                                     customers to a retail property, whether or
                                     not it is part of the mortgaged property.
                                     Thirty-six (36) of the mortgaged
                                     properties, securing 40.9% of the initial
                                     outstanding pool balance, are properties
                                     considered by the applicable mortgage loan
                                     seller to be leased to or are adjacent to
                                     or are occupied by anchor tenants.

                                     The presence or absence of an anchor store
                                     in a shopping center also can be important
                                     because anchor stores play a key role in
                                     generating customer traffic and making a
                                     center desirable for other tenants.
                                     Consequently, the economic performance of
                                     an anchored retail property will be
                                     adversely affected by:

                                     o  an anchor store's failure to renew its
                                        lease;

                                     o  termination of an anchor store's lease;

                                     o  the bankruptcy or economic decline of an
                                        anchor store or self-owned anchor or its
                                        parent company; or

                                     o  the cessation of the business of an
                                        anchor store at the shopping center,
                                        even if, as a tenant, it continues to
                                        pay rent.

                                     There may be retail properties with anchor
                                     stores that are permitted to cease
                                     operating at any time if certain other
                                     stores are not operated at those locations.
                                     Furthermore, there may be non-anchor
                                     tenants that are permitted to offset all or
                                     a portion of their rent, pay rent based
                                     solely on a percentage of their sales or to
                                     terminate their leases if certain anchor
                                     stores and/or major tenants are either not
                                     operated or fail to meet certain business
                                     objectives.

                                     Retail properties also face competition
                                     from sources outside a given real estate
                                     market. For example, all of the following
                                     compete with more traditional retail
                                     properties for consumer dollars: factory
                                     outlet centers, discount shopping centers
                                     and clubs, catalogue retailers, home
                                     shopping networks, internet web sites and
                                     telemarketing. Continued growth of these
                                     alternative retail outlets, which often
                                     have lower operating costs, could adversely
                                     affect the rents collectible at the retail
                                     properties included in the mortgage pool,
                                     as well as the income from, and market
                                     value of, the mortgaged properties.
                                     Moreover, additional

                                      S-40

                                     competing retail properties may be built in
                                     the areas where the retail properties are
                                     located, which could adversely affect the
                                     rents collectible at the retail properties
                                     included in the mortgage pool, as well as
                                     the income from, and market value of, the
                                     mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                           Twenty-one (21) of the mortgaged
                                     properties, securing mortgage loans
                                     representing 27.4% of the initial
                                     outstanding pool balance, are office
                                     properties.

                                     A large number of factors affect the value
                                     of these office properties, including:

                                     o  the quality of an office building's
                                        tenants;

                                     o  the diversity of an office building's
                                        tenants (or reliance on a single or
                                        dominant tenant);

                                     o  the physical attributes of the building
                                        in relation to competing buildings,
                                        e.g., age, condition, design, location,
                                        access to transportation and ability to
                                        offer certain amenities, such as
                                        sophisticated building systems;

                                     o  the desirability of the area as a
                                        business location;

                                     o  the strength and nature of the local
                                        economy (including labor costs and
                                        quality, tax environment and quality of
                                        life for employees); and

                                     o  the concentration of tenants in a
                                        particular business or industry. For
                                        instance, certain office properties may
                                        have tenants that are technology and
                                        internet start-up companies. Technology
                                        and internet start-up companies have
                                        experienced a variety of circumstances
                                        that tend to make their businesses
                                        relatively volatile. Many of those
                                        companies have little or no operating
                                        history, their owners and management are
                                        often inexperienced and such companies
                                        may be heavily dependent on obtaining
                                        venture capital financing. In addition,
                                        technology and internet start-up
                                        companies often require significant
                                        build-out related to special technology
                                        which may adversely affect the ability
                                        of the landlord to relet the properties.
                                        The relative instability of these
                                        tenants may have an adverse impact on
                                        certain of the properties. One (1)
                                        mortgage loan, representing 0.4% of the
                                        initial outstanding pool balance, is
                                        secured by a mortgaged property that has
                                        tenants with a concentration of medical
                                        offices. The performance of a medical
                                        office property may depend on the
                                        proximity of such property to a hospital
                                        or other health care establishment and
                                        on reimbursements for patient fees from
                                        private or government-sponsored
                                        insurance companies. The sudden closure
                                        of a nearby hospital may adversely
                                        affect the value of a medical office
                                        property. In addition, the performance
                                        of a medical office property may depend
                                        on reimbursements for patient fees from
                                        private or government-sponsored insurers
                                        and issues related to reimbursement
                                        (ranging from non-payment to delays in
                                        payment) from such insurers could
                                        adversely impact cash flow at such
                                        mortgaged properties. Moreover, medical
                                        office properties appeal to a narrow
                                        market of

                                      S-41

                                        tenants and the value of a medical
                                        office property may be adversely
                                        affected by the availability of
                                        competing medical office properties.

                                     Moreover, the cost of refitting office
                                     space for a new tenant is often higher than
                                     the cost of refitting other types of
                                     property.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF INDUSTRIAL PROPERTIES             Nineteen (19) of the mortgaged properties,
                                     securing mortgage loans representing 8.9%
                                     of the initial outstanding pool balance,
                                     are industrial properties. Various factors
                                     may adversely affect the economic
                                     performance of these industrial properties,
                                     which could adversely affect payments on
                                     your certificates, including:

                                     o  reduced demand for industrial space
                                        because of a decline in a particular
                                        industry segment;

                                     o  increased supply of competing industrial
                                        space because of relative ease in
                                        constructing buildings of this type;

                                     o  a property becoming functionally
                                        obsolete;

                                     o  insufficient supply of labor to meet
                                        demand;

                                     o  changes in access to the property,
                                        energy prices, strikes, relocation of
                                        highways or the construction of
                                        additional highways;

                                     o  location of the property in relation to
                                        access to transportation;

                                     o  suitability for a particular tenant;

                                     o  building design and adaptability;

                                     o  a change in the proximity of supply
                                        sources; and

                                     o  environmental hazards.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF HOSPITALITY PROPERTIES            Four (4) of the mortgaged properties,
                                     securing mortgage loans representing 4.4%
                                     of the initial outstanding pool balance,
                                     are hospitality properties. Various factors
                                     may adversely affect the economic
                                     performance of a hospitality property,
                                     including:

                                     o  adverse economic and social conditions,
                                        either local, regional, national or
                                        international which may limit the amount
                                        that can be charged for a room and
                                        reduce occupancy levels;

                                     o  the construction of competing hotels or
                                        resorts;

                                     o  continuing expenditures for modernizing,
                                        refurbishing, and maintaining existing
                                        facilities prior to the expiration of
                                        their anticipated useful lives;

                                     o  a deterioration in the financial
                                        strength or managerial capabilities of
                                        the owner and/or operator of a hotel;
                                        and

                                      S-42

                                     o  changes in travel patterns, increases in
                                        energy prices, strikes, relocation of
                                        highways or the construction of
                                        additional highways.

                                     Because hotel rooms generally are rented
                                     for short periods of time, the financial
                                     performance of hotels tends to be affected
                                     by adverse economic conditions and
                                     competition more quickly than other types
                                     of commercial properties.

                                     Moreover, the hotel and lodging industry is
                                     generally seasonal in nature. This
                                     seasonality can be expected to cause
                                     periodic fluctuations in a hotel property's
                                     revenues, occupancy levels, room rates and
                                     operating expenses.

                                     The laws and regulations relating to liquor
                                     licenses generally prohibit the transfer of
                                     such license to any other person. In the
                                     event of a foreclosure of a hotel property
                                     with a liquor license, the trustee or a
                                     purchaser in a foreclosure sale would
                                     likely have to apply for a new license.
                                     There can be no assurance that a new liquor
                                     license could be obtained promptly or at
                                     all. The lack of a liquor license in a full
                                     service hotel could have an adverse impact
                                     on the revenue generated by the hotel.

                                     A mortgage loan secured by hotel property
                                     may be affiliated with a franchise company
                                     through a franchise agreement or a hotel
                                     management company through a management
                                     agreement. The performance of a hotel
                                     property affiliated with a franchise or
                                     hotel management company depends in part on
                                     the continued existence and financial
                                     strength of the franchisor or hotel
                                     management company and, with respect to a
                                     franchise company only,

                                     o  the public perception of the franchise
                                        or hotel chain service mark; and

                                     o  the duration of the franchise licensing
                                        agreement.

                                     Any provision in a franchise agreement
                                     providing for termination because of the
                                     bankruptcy of a franchisor generally will
                                     not be enforceable. Replacement franchises
                                     may require significantly higher fees. The
                                     transferability of franchise license
                                     agreements is restricted. In the event of a
                                     foreclosure, the lender or its agent would
                                     not have the right to use the franchise
                                     license without the franchisor's consent.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MULTIFAMILY PROPERTIES            Eight (8) of the mortgaged properties,
                                     securing mortgage loans representing 4.3%
                                     of the initial outstanding pool balance,
                                     are multifamily properties.

                                     A large number of factors may affect the
                                     value and successful operation of these
                                     multifamily properties, including:

                                     o  the physical attributes of the apartment
                                        building, such as its age, appearance
                                        and construction quality;

                                     o  the location of the property;

                                      S-43

                                     o  the ability of management to provide
                                        adequate maintenance and insurance;

                                     o  the types of services and amenities
                                        provided at the property;

                                     o  the property's reputation;

                                     o  the level of mortgage interest rates and
                                        favorable income and economic conditions
                                        (which may encourage tenants to purchase
                                        rather than rent housing);

                                     o  the presence of competing properties;

                                     o  adverse local or national economic
                                        conditions which may limit the rent that
                                        may be charged and which may result in
                                        increased vacancies;

                                     o  the tenant mix (such as tenants being
                                        predominantly students or military
                                        personnel or employees of a particular
                                        business or industry);

                                     o  state and local regulations (which may
                                        limit the ability to increase rents);
                                        and

                                     o  government assistance/rent subsidy
                                        programs (which may influence tenant
                                        mobility).

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING COMMUNITY
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF
MANUFACTURED HOUSING COMMUNITY
PROPERTIES                           Four (4) of the mortgaged properties,
                                     securing 2.0% of the initial outstanding
                                     pool balance, are manufactured housing
                                     community properties. Various factors may
                                     adversely affect the economic performance
                                     of these manufactured housing community
                                     properties, which could adversely affect
                                     payments on your certificates, including:

                                     o  the physical attributes of the community
                                        (e.g., age, condition and design);

                                     o  the location of the community;

                                     o  the services and amenities provided by
                                        the community and its management
                                        (including maintenance and insurance);

                                     o  the strength and nature of the local
                                        economy (which may limit the amount that
                                        may be charged, the timely payments of
                                        those amounts, and may reduce occupancy
                                        levels);

                                     o  state and local regulations (which may
                                        affect the property owner's ability to
                                        increase amounts charged or limit the
                                        owner's ability to convert the property
                                        to an alternate use);

                                     o  competing residential developments in
                                        the local market, such as other
                                        manufactured housing communities,
                                        apartment buildings and single family
                                        homes;

                                     o  the property's reputation;

                                      S-44

                                     o  the availability of public water and
                                        sewer facilities, or the adequacy of any
                                        such privately-owned facilities; and

                                     o  the property may not be readily
                                        convertible to an alternate use.

THEATER PROPERTIES HAVE
PARTICULAR RISKS                     One (1) of the mortgaged properties,
                                     securing 0.7% of the initial outstanding
                                     pool balance, is a megaplex movie theater
                                     leased to a theater operator. Operators of
                                     these types of properties are exposed to
                                     certain unique risks.

                                     Significant factors determining the value
                                     of a theater property include:

                                     o  the ability to secure film license
                                        agreements for first-run movies;

                                     o  the ability to maintain high attendance
                                        levels;

                                     o  the ability to achieve sales of food and
                                        beverages to attendees; and

                                     o  the strength and experience of the
                                        operator.

                                     Certain physical attributes of the building
                                     may also impact property value. These
                                     physical attributes include:

                                     o  location, visibility and accessibility
                                        to transportation arteries;

                                     o  number of screens and seating capacity;

                                     o  adequacy of patron parking; and

                                     o  quality and modernity of sound and
                                        projection systems.

                                     The performance of a theater property can
                                     also be impacted by the quality, size and
                                     proximity of competitive theater properties
                                     and the relative appeal of films being
                                     screened at other theater properties within
                                     the market. The theater industry is highly
                                     dependent on the quality and popularity of
                                     films being produced by film production
                                     companies both in the United States and
                                     overseas. A slowdown in movie production or
                                     decrease in the appeal of films being
                                     produced can negatively impact the value of
                                     a theater property.

                                     In recent years, the theater industry has
                                     experienced a high level of construction of
                                     new theaters and an increase in competition
                                     among theater operators.

                                     Movie theater properties are also subject
                                     to the risk that because they are "special
                                     purpose" properties they may not be
                                     immediately converted to a new use.

                                     All of these factors may increase the
                                     possibility that the related borrower will
                                     be unable to meet its obligations under the
                                     mortgage loan.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                    One or more of the mortgaged properties
                                     securing the mortgage loans in the pool may
                                     be primarily secured by the related
                                     borrower's fee simple ownership in one or
                                     more condominium units.

                                      S-45

                                     The management and operation of a
                                     condominium is generally controlled by a
                                     condominium board representing the owners
                                     of the individual condominium units,
                                     subject to the terms of the related
                                     condominium rules or by-laws. Generally,
                                     the consent of a majority of the board
                                     members is required for any actions of the
                                     condominium board. The condominium board is
                                     generally responsible for administration of
                                     the affairs of the condominium, including
                                     providing for maintenance and repair of
                                     common areas, adopting rules and
                                     regulations regarding common areas, and
                                     obtaining insurance and repairing and
                                     restoring the common areas of the property
                                     after a casualty. Notwithstanding the
                                     insurance and casualty provisions of the
                                     related mortgage loan documents, the
                                     condominium board may have the right to
                                     control the use of casualty proceeds. In
                                     addition, the condominium board generally
                                     has the right to assess individual unit
                                     owners for their share of expenses related
                                     to the operation and maintenance of the
                                     common elements. In the event that an owner
                                     of another unit fails to pay its allocated
                                     assessments, the related borrower may be
                                     required to pay such assessments in order
                                     to properly maintain and operate the common
                                     elements of the property. Although the
                                     condominium board generally may obtain a
                                     lien against any unit owner for common
                                     expenses that are not paid, such lien
                                     generally is extinguished if a mortgagee
                                     takes possession pursuant to a foreclosure.
                                     Each unit owner is responsible for
                                     maintenance of its respective unit and
                                     retains essential operational control over
                                     its unit.

                                     Due to the nature of condominiums and a
                                     borrower's ownership interest therein, a
                                     default on a loan secured by the borrower's
                                     interest in one or more condominium units
                                     may not allow the holder of the mortgage
                                     loan the same flexibility in realizing upon
                                     the underlying real property as is
                                     generally available with respect to
                                     properties that are not condominiums. The
                                     rights of any other unit owners, the
                                     governing documents of the owners'
                                     association and state and local laws
                                     applicable to condominiums must be
                                     considered and respected. Consequently,
                                     servicing and realizing upon such
                                     collateral could subject the trust to
                                     greater delay, expense and risk than
                                     servicing and realizing upon collateral for
                                     other loans that are not condominiums.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND MAY
ADVERSELY AFFECT THE PAYMENTS ON
YOUR CERTIFICATES                    Certain of the tenants at some of the
                                     mortgaged properties may have been, may
                                     currently be, or may in the future become a
                                     party in a bankruptcy proceeding. The
                                     bankruptcy or insolvency of a major tenant,
                                     or a number of smaller tenants, in retail,
                                     industrial and office properties may
                                     adversely affect the income produced by the
                                     property. Under the federal bankruptcy
                                     code, a tenant/debtor has the option of
                                     affirming or rejecting any unexpired lease.
                                     If the tenant rejects the lease, the
                                     landlord's claim for breach of the lease
                                     would be a general unsecured claim against
                                     the tenant, absent collateral securing the
                                     claim. The claim would be limited to the
                                     unpaid rent under the lease for the periods
                                     prior to the bankruptcy petition, or
                                     earlier surrender of the leased premises,
                                     plus the rent under the lease for the
                                     greater of one year, or 15%, not to exceed
                                     three years, of the remaining term of such

                                      S-46

                                     lease and the actual amount of the recovery
                                     could be less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL RISKS
THAT MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES        Various environmental laws may make a
                                     current or previous owner or operator of
                                     real property liable for the costs of
                                     removal or remediation of hazardous or
                                     toxic substances on, under or adjacent to
                                     such property. Those laws often impose
                                     liability whether or not the owner or
                                     operator knew of, or was responsible for,
                                     the presence of the hazardous or toxic
                                     substances. For example, certain laws
                                     impose liability for release of
                                     asbestos-containing materials into the air
                                     or require the removal or containment of
                                     asbestos-containing materials. In some
                                     states, contamination of a property may
                                     give rise to a lien on the property to
                                     assure payment of the costs of cleanup. In
                                     some states, this lien has priority over
                                     the lien of a pre-existing mortgage.
                                     Additionally, third parties may seek
                                     recovery from owners or operators of real
                                     properties for cleanup costs, property
                                     damage or personal injury associated with
                                     releases of, or other exposure to hazardous
                                     substances related to the properties.

                                     The owner's liability for any required
                                     remediation generally is not limited by law
                                     and could, accordingly, exceed the value of
                                     the property and/or the aggregate assets of
                                     the owner. The presence of hazardous or
                                     toxic substances also may adversely affect
                                     the owner's ability to refinance the
                                     property or to sell the property to a third
                                     party. The presence of, or strong potential
                                     for contamination by, hazardous substances
                                     consequently can have a materially adverse
                                     effect on the value of the property and a
                                     borrower's ability to repay its mortgage
                                     loan.

                                     In addition, under certain circumstances, a
                                     lender (such as the trust) could be liable
                                     for the costs of responding to an
                                     environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                    Except for mortgaged properties securing
                                     mortgage loans that are the subject of a
                                     secured creditor impaired property policy,
                                     all of the mortgaged properties securing
                                     the mortgage loans have been subject to
                                     environmental site assessments, or in some
                                     cases an update of a previous assessment,
                                     in connection with the origination or
                                     securitization of the loans. In all cases,
                                     the environmental site assessment was a
                                     Phase I environmental assessment, although
                                     in some cases a Phase II site assessment
                                     was also performed. The applicable mortgage
                                     loan seller has either (a) represented that
                                     with respect to the mortgaged properties
                                     securing the mortgage loans that were not
                                     the subject of an environmental site
                                     assessment within eighteen months prior to
                                     the cut-off date (i) no hazardous material
                                     is present on the mortgaged property and
                                     (ii) the mortgaged property is in material
                                     compliance with all applicable federal,
                                     state and local laws pertaining to
                                     hazardous materials or environmental
                                     hazards, in each case subject to
                                     limitations of materiality and the other
                                     qualifications set forth in the
                                     representation, or (b) provided secured
                                     creditor impaired property policies
                                     providing coverage for certain losses that
                                     may arise from

                                      S-47

                                     adverse environmental conditions that may
                                     exist at the related mortgaged property.
                                     These reports generally did not disclose
                                     the presence or risk of environmental
                                     contamination that is considered material
                                     and adverse to the interests of the holders
                                     of the certificates; however, in certain
                                     cases, these assessments did reveal
                                     conditions that resulted in requirements
                                     that the related borrowers establish
                                     operations and maintenance plans, monitor
                                     the mortgaged property or nearby
                                     properties, abate or remediate the
                                     condition, and/or provide additional
                                     security such as letters of credit,
                                     reserves or stand-alone secured creditor
                                     impaired property policies.

                                     Twenty-four (24) of the mortgaged
                                     properties, securing mortgage loans
                                     representing 6.4% of the initial
                                     outstanding pool balance, are the subject
                                     of a group secured creditor impaired
                                     property policy providing coverage for
                                     certain losses that may arise from adverse
                                     environmental conditions that may exist at
                                     the related mortgaged properties. Three (3)
                                     of the mortgaged properties, securing
                                     mortgage loans representing 9.2% of the
                                     initial outstanding pool balance, have the
                                     benefit of stand-alone secured creditor
                                     impaired property policies that provide
                                     coverage for selected environmental matters
                                     with respect to the related property. We
                                     describe these policies under "Description
                                     of the Mortgage Pool--Environmental
                                     Insurance" in this prospectus supplement.
                                     Generally, environmental site assessments
                                     were not performed with respect to those
                                     mortgaged properties covered by the group
                                     secured creditor impaired property policy.

                                     We cannot assure you, however, that the
                                     environmental assessments revealed all
                                     existing or potential environmental risks
                                     or that all adverse environmental
                                     conditions have been completely abated or
                                     remediated or that any reserves, insurance
                                     or operations and maintenance plans will be
                                     sufficient to remediate the environmental
                                     conditions. Moreover, we cannot assure you
                                     that:

                                     o  future laws, ordinances or regulations
                                        will not impose any material
                                        environmental liability; or

                                     o  the current environmental condition of
                                        the mortgaged properties will not be
                                        adversely affected by tenants or by the
                                        condition of land or operations in the
                                        vicinity of the mortgaged properties
                                        (such as underground storage tanks).

                                     Portions of some of the mortgaged
                                     properties securing the mortgage loans may
                                     include tenants which operate as on-site
                                     dry-cleaners and gasoline stations. Both
                                     types of operations involve the use and
                                     storage of hazardous substances, leading to
                                     an increased risk of liability to the
                                     tenant, the landowner and, under certain
                                     circumstances, a lender (such as the trust)
                                     under environmental laws. Dry-cleaners and
                                     gasoline station operators may be required
                                     to obtain various environmental permits and
                                     licenses in connection with their
                                     operations and activities and comply with
                                     various environmental laws, including those
                                     governing the use and storage of hazardous
                                     substances. These operations incur ongoing
                                     costs to comply with environmental laws
                                     governing, among other things, containment
                                     systems and underground storage tank
                                     systems. In addition, any liability to
                                     borrowers under

                                      S-48

                                     environmental laws, including in connection
                                     with releases into the environment of
                                     gasoline, dry-cleaning solvents or other
                                     hazardous substances from underground
                                     storage tank systems or otherwise, could
                                     adversely impact the related borrower's
                                     ability to repay the related mortgage loan.

                                     In addition, problems associated with mold
                                     may pose risks to real property and may
                                     also be the basis for personal injury
                                     claims against a borrower. Although the
                                     mortgaged properties are required to be
                                     inspected periodically, there are no
                                     generally accepted standards for the
                                     assessment of any existing mold. If left
                                     unchecked, problems associated with mold
                                     could result in the interruption of cash
                                     flow, remediation expenses and litigation
                                     which could adversely impact collections
                                     from a mortgaged property. In addition,
                                     many of the insurance policies presently
                                     covering the mortgaged properties may
                                     specifically exclude losses due to mold.

                                     Before the special servicer acquires title
                                     to a mortgaged property on behalf of the
                                     trust or assumes operation of the property,
                                     it must obtain an environmental assessment
                                     of the property, or rely on a recent
                                     environmental assessment. This requirement
                                     will decrease the likelihood that the trust
                                     will become liable under any environmental
                                     law. However, this requirement may
                                     effectively preclude foreclosure until a
                                     satisfactory environmental assessment is
                                     obtained, or until any required remedial
                                     action is thereafter taken. There is
                                     accordingly some risk that the mortgaged
                                     property will decline in value while this
                                     assessment is being obtained. Moreover, we
                                     cannot assure you that this requirement
                                     will effectively insulate the trust from
                                     potential liability under environmental
                                     laws. Any such potential liability could
                                     reduce or delay payments to
                                     certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS            Ninety-nine (99) mortgage loans,
                                     representing 96.4% of the initial
                                     outstanding pool balance, are balloon
                                     loans. Four (4) of these mortgage loans,
                                     representing 3.0% of the initial
                                     outstanding pool balance, are mortgage
                                     loans with anticipated repayment dates. For
                                     purposes of this prospectus supplement, we
                                     consider a mortgage loan to be a "balloon
                                     loan" if its principal balance is not
                                     scheduled to be fully or substantially
                                     amortized by the loan's respective
                                     anticipated repayment date (in the case of
                                     a loan having an anticipated repayment
                                     date) or maturity date. We cannot assure
                                     you that each borrower will have the
                                     ability to repay the principal balance
                                     outstanding on the pertinent date,
                                     especially under a scenario where interest
                                     rates have increased from the historically
                                     low interest rates in effect at the time
                                     that most of the mortgage loans were
                                     originated. Balloon loans involve greater
                                     risk than fully amortizing loans because a
                                     borrower's ability to repay the loan on its
                                     anticipated repayment date or stated
                                     maturity date typically will depend upon
                                     its ability either to refinance the loan or
                                     to sell the mortgaged property at a price
                                     sufficient to permit repayment. A
                                     borrower's ability to achieve either of
                                     these goals will be affected by a number of
                                     factors, including:

                                     o  the availability of, and competition
                                        for, credit for commercial real estate
                                        projects;

                                     o  prevailing interest rates;

                                      S-49

                                     o  the fair market value of the related
                                        mortgaged property;

                                     o  the borrower's equity in the related
                                        mortgaged property;

                                     o  the borrower's financial condition;

                                     o  the operating history and occupancy
                                        level of the mortgaged property;

                                     o  tax laws; and

                                     o  prevailing general and regional economic
                                        conditions.

                                     The availability of funds in the credit
                                     markets fluctuates over time.

                                     No mortgage loan seller or any of its
                                     respective affiliates is under any
                                     obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY WHICH
MAY ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                    Six (6) of the mortgage loans, representing
                                     18.7% of the initial outstanding pool
                                     balance, currently have additional
                                     financing in place that is secured by the
                                     mortgaged property or properties related to
                                     such mortgage loan. Mortgage Loan Nos. 1-9
                                     (the "Wells REF Portfolio Pari Passu
                                     Loan"), which have an aggregate outstanding
                                     principal balance as of the Cut-off Date of
                                     $80,000,000, are secured by the related
                                     mortgaged properties on a pari passu basis
                                     with other notes that had an aggregate
                                     original principal balance of $270,000,000.
                                     See "Servicing of the Mortgage
                                     Loans--Servicing of the Wells REF Portfolio
                                     Loan Group, the Waikele Center Loan Group,
                                     the Mason Devonshire Plaza A/B Mortgage
                                     Loan and the Kohl's Stoughton Mortgage
                                     Loan--The Wells REF Portfolio Loan Group."
                                     Mortgage Loan No. 10 (the "Waikele Center
                                     Pari Passu Loan"), which had an aggregate
                                     outstanding principal balance as of the
                                     Cut-off Date of $77,385,000, is secured by
                                     the related mortgaged property on a pari
                                     passu basis with other notes that had an
                                     aggregate principal original balance of
                                     $63,315,000. See "Servicing of the Mortgage
                                     Loans--Servicing of the Wells REF Portfolio
                                     Loan Group, the Waikele Center Loan Group,
                                     the Mason Devonshire Plaza A/B Mortgage
                                     Loan and the Kohl's Stoughton Mortgage
                                     Loan--The Waikele Center Loan Group."
                                     Mortgage Loan No. 19 (the "Mason Devonshire
                                     Plaza Mortgage Loan"), which have an
                                     aggregate outstanding principal balance as
                                     of the Cut-off Date of $15,840,000, is
                                     secured by the related mortgaged property,
                                     which also secures a subordinated B Note
                                     (the "Mason Devonshire Plaza B Note") that
                                     had an original principal balance of
                                     $660,000. See "Servicing of the Mortgage
                                     Loans--Servicing of the Wells REF Portfolio
                                     Loan Group, the Waikele Center Loan Group,
                                     the Mason Devonshire Plaza A/B Mortgage
                                     Loan and the Kohl's Stoughton Mortgage
                                     Loan--The Mason Devonshire Plaza A/B
                                     Mortgage Loan." Mortgage Loan No. 40 (the
                                     "Kohl's Stoughton Mortgage Loan"), which
                                     had an aggregate outstanding principal
                                     balance as of the Cut-off Date of
                                     $9,763,000, is secured by the related
                                     mortgaged property, which also secures a
                                     second lien loan that had an original
                                     principal balance of $2,300,000. See
                                     "Servicing of the Mortgage Loans--Servicing
                                     of the Wells REF Portfolio Loan Group, the
                                     Waikele Center Loan Group, the Mason
                                     Devonshire Plaza A/B

                                      S-50

                                     Mortgage Loan and the Kohl's Stoughton
                                     Mortgage Loan--The Kohl's Stoughton
                                     Mortgage Loan."

                                     One (1) of the mortgage loans, representing
                                     3.4% of the initial outstanding pool
                                     balance, permits the borrower to enter into
                                     additional subordinate financing that is
                                     secured by the mortgaged property, provided
                                     that certain debt service coverage ratio
                                     and loan-to-value tests are satisfied as
                                     further discussed in this Prospectus
                                     Supplement under "Description of the
                                     Mortgage Pool--Material Terms and
                                     Characteristics of the Mortgage
                                     Loans--Subordinate and Other Financing."

                                     Nine (9) of the mortgage loans,
                                     representing 10.6% of the initial
                                     outstanding pool balance, permit the
                                     borrower to enter into additional financing
                                     that is not secured by the related
                                     mortgaged property (or to retain unsecured
                                     debt existing at the time of the
                                     origination of such loan) and/or permit the
                                     owners of the borrower to enter into
                                     financing that is secured by a pledge of
                                     equity interests in the borrower. In
                                     general, borrowers that have not agreed to
                                     certain special purpose covenants in the
                                     related mortgage loan documents may also be
                                     permitted to incur additional financing
                                     that is not secured by the mortgaged
                                     property.

                                     One (1) of the mortgage loans, representing
                                     0.3% of the initial outstanding pool
                                     balance, permits the borrower, at its
                                     option, either (i) to incur additional
                                     subordinate financing that is secured by
                                     the mortgaged property provided that
                                     certain criteria are satisfied, including
                                     debt service coverage ratio and
                                     loan-to-value tests or (ii) to permit the
                                     owners of the borrower to enter into
                                     financing that is secured by a pledge of
                                     equity interests in the borrower provided
                                     that certain criteria are satisfied,
                                     including debt service coverage ratio and
                                     loan-to-value tests.

                                     We make no representation as to whether any
                                     other secured subordinate financing
                                     currently encumbers any mortgaged property
                                     or whether a third-party holds debt secured
                                     by a pledge of equity ownership interests
                                     in a related borrower. Debt that is
                                     incurred by the owner of equity in one or
                                     more borrowers and is secured by a guaranty
                                     of the borrower or by a pledge of the
                                     equity ownership interests in such
                                     borrowers effectively reduces the equity
                                     owners' economic stake in the related
                                     mortgaged property. The existence of such
                                     debt may reduce cash flow on the related
                                     borrower's mortgaged property after the
                                     payment of debt service and may increase
                                     the likelihood that the owner of a borrower
                                     will permit the value or income producing
                                     potential of a mortgaged property to suffer
                                     by not making capital infusions to support
                                     the mortgaged property.

                                     Generally all of the mortgage loans also
                                     permit the related borrower to incur other
                                     unsecured indebtedness, including but not
                                     limited to trade payables, in the ordinary
                                     course of business and to incur
                                     indebtedness secured by equipment or other
                                     personal property located at the mortgaged
                                     property.

                                     When a mortgage loan borrower, or its
                                     constituent members, also has one or more
                                     other outstanding loans, even if the loans
                                     are subordinated

                                      S-51

                                     or are mezzanine loans not directly secured
                                     by the mortgaged property, the trust is
                                     subjected to the following additional
                                     risks. For example, the borrower may have
                                     difficulty servicing and repaying multiple
                                     loans. Also, the existence of another loan
                                     generally will make it more difficult for
                                     the borrower to obtain refinancing of the
                                     mortgage loan and may thus jeopardize the
                                     borrower's ability to repay any balloon
                                     payment due under the mortgage loan at
                                     maturity. Moreover, the need to service
                                     additional debt may reduce the cash flow
                                     available to the borrower to operate and
                                     maintain the mortgaged property.

                                     Additionally, if the borrower, or its
                                     constituent members, are obligated to
                                     another lender, actions taken by other
                                     lenders could impair the security available
                                     to the trust. If a junior lender files an
                                     involuntary bankruptcy petition against the
                                     borrower, or the borrower files a voluntary
                                     bankruptcy petition to stay enforcement by
                                     a junior lender, the trust's ability to
                                     foreclose on the property will be
                                     automatically stayed, and principal and
                                     interest payments might not be made during
                                     the course of the bankruptcy case. The
                                     bankruptcy of a junior lender also may
                                     operate to stay foreclosure by the trust.

                                     Further, if another loan secured by the
                                     mortgaged property is in default, the other
                                     lender may foreclose on the mortgaged
                                     property, absent an agreement to the
                                     contrary, thereby causing a delay in
                                     payments and/or an involuntary repayment of
                                     the mortgage loan prior to maturity. The
                                     trust may also be subject to the costs and
                                     administrative burdens of involvement in
                                     foreclosure proceedings or related
                                     litigation.

                                     Even if a subordinate lender has agreed not
                                     to take any direct actions with respect to
                                     the related subordinate debt, including any
                                     actions relating to the bankruptcy of the
                                     borrower, and that the holder of the
                                     mortgage loan will have all rights to
                                     direct all such actions, there can be no
                                     assurance that in the event of the
                                     borrower's bankruptcy, a court will enforce
                                     such restrictions against a subordinate
                                     lender.

                                     For further information with respect to
                                     subordinate and other financing, see
                                     Appendix II.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER AND
THE ACCELERATION OF THE RELATED
MORTGAGE LOAN AND CAN OTHERWISE
ADVERSELY IMPACT REPAYMENT OF
THE RELATED MORTGAGE LOAN            Under the federal bankruptcy code, the
                                     filing of a bankruptcy petition by or
                                     against a borrower will stay the
                                     commencement or continuation of a
                                     foreclosure action. In addition, if a court
                                     determines that the value of the mortgaged
                                     property is less than the principal balance
                                     of the mortgage loan it secures, the court
                                     may reduce the amount of secured
                                     indebtedness to the then current value of
                                     the mortgaged property. Such an action
                                     would make the lender a general unsecured
                                     creditor for the difference between the
                                     then current value and the amount of its
                                     outstanding mortgage indebtedness. A
                                     bankruptcy court also may:

                                     o  grant a debtor a reasonable time to cure
                                        a payment default on a mortgage loan;

                                      S-52

                                     o  reduce monthly payments due under a
                                        mortgage loan;

                                     o  change the rate of interest due on a
                                        mortgage loan; or

                                     o  otherwise alter the mortgage loan's
                                        repayment schedule.

                                     Additionally, the trustee of the borrower's
                                     bankruptcy or the borrower, as
                                     debtor-in-possession, has special powers to
                                     avoid, subordinate or disallow debts. In
                                     some circumstances, the claims of the
                                     mortgage lender may be subordinated to
                                     financing obtained by a
                                     debtor-in-possession subsequent to its
                                     bankruptcy.

                                     The filing of a bankruptcy petition will
                                     also stay the lender from enforcing a
                                     borrower's assignment of rents and leases.
                                     The federal bankruptcy code also may
                                     interfere with the trustee's ability to
                                     enforce any lockbox requirements. The legal
                                     proceedings necessary to resolve these
                                     issues can be time consuming and costly and
                                     may significantly delay or reduce the
                                     lender's receipt of rents. A bankruptcy
                                     court may also permit rents otherwise
                                     subject to an assignment and/or lock-box
                                     arrangement to be used by the borrower to
                                     maintain the mortgaged property or for
                                     other court authorized expenses.

                                     As a result of the foregoing, the recovery
                                     with respect to borrowers in bankruptcy
                                     proceedings may be significantly delayed,
                                     and the aggregate amount ultimately
                                     collected may be substantially less than
                                     the amount owed.

                                     A number of the borrowers under the
                                     mortgage loans are limited or general
                                     partnerships. Under some circumstances, the
                                     bankruptcy of a general partner of the
                                     partnership may result in the dissolution
                                     of that partnership. The dissolution of a
                                     borrower partnership, the winding up of its
                                     affairs and the distribution of its assets
                                     could result in an early repayment of the
                                     related mortgage loan.

BANKRUPTCY OR OTHER PROCEEDINGS
RELATED TO THE SPONSOR OF A
BORROWER MAY ADVERSELY AFFECT
THE PERFORMANCE OF THE RELATED
MORTGAGE LOAN                        Certain of the mortgage loans may have
                                     sponsors that have previously filed
                                     bankruptcy, which in some cases may have
                                     involved the same property that currently
                                     secures the mortgage loan. In each case,
                                     the related entity or person has emerged
                                     from bankruptcy. However, we cannot assure
                                     you that such sponsors will not be more
                                     likely than other sponsors to utilize their
                                     rights in bankruptcy in the event of any
                                     threatened action by the mortgagee to
                                     enforce its rights under the related loan
                                     documents.

                                      S-53

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                         While many of the borrowers have agreed to
                                     certain special purpose covenants to limit
                                     the bankruptcy risk arising from activities
                                     unrelated to the operation of the property,
                                     some borrowers are not special purpose
                                     entities, and these borrowers and their
                                     owners generally do not have an independent
                                     director whose consent would be required to
                                     file a bankruptcy petition on behalf of
                                     such borrower. One of the purposes of an
                                     independent director is to avoid a
                                     bankruptcy petition filing that is intended
                                     solely to benefit a borrower's affiliate
                                     and is not justified by the borrower's own
                                     economic circumstances. Borrowers that are
                                     not special purpose entities may be more
                                     likely to file or be subject to voluntary
                                     or involuntary bankruptcy petitions with
                                     the effects set forth above.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                The successful operation of a real estate
                                     project depends upon the property manager's
                                     performance and viability. The property
                                     manager is generally responsible for:

                                     o  responding to changes in the local
                                        market;

                                     o  planning and implementing the rental
                                        structure;

                                     o  operating the property and providing
                                        building services;

                                     o  managing operating expenses; and

                                     o  assuring that maintenance and capital
                                        improvements are carried out in a timely
                                        fashion.

                                     Properties deriving revenues primarily from
                                     short-term sources are generally more
                                     management-intensive than properties leased
                                     to creditworthy tenants under long-term
                                     leases.

                                     A property manager, by controlling costs,
                                     providing appropriate service to tenants
                                     and seeing to property maintenance and
                                     general upkeep, can improve cash flow,
                                     reduce vacancy, leasing and repair costs
                                     and preserve building value. On the other
                                     hand, management errors can, in some cases,
                                     impair short-term cash flow and the
                                     long-term viability of an income producing
                                     property.

                                     We make no representation or warranty as to
                                     the skills of any present or future
                                     managers of the mortgaged properties.
                                     Additionally, we cannot assure you that the
                                     property managers will be in a financial
                                     condition to fulfill their management
                                     responsibilities throughout the terms of
                                     their respective management agreements.

                                      S-54

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT BE
ENFORCEABLE                          Provisions requiring yield maintenance
                                     charges or lock-out periods may not be
                                     enforceable in some states and under
                                     federal bankruptcy law. Provisions
                                     requiring yield maintenance charges also
                                     may be interpreted as constituting the
                                     collection of interest for usury purposes.
                                     Accordingly, we cannot assure you that the
                                     obligation to pay any yield maintenance
                                     charge will be enforceable. Also, we cannot
                                     assure you that foreclosure proceeds will
                                     be sufficient to pay an enforceable yield
                                     maintenance charge.

                                     Additionally, although collateral
                                     substitution provisions related to
                                     defeasance do not have the same effect on
                                     the certificateholders as prepayment, we
                                     cannot assure you that a court would not
                                     interpret those provisions as requiring a
                                     yield maintenance charge. In certain
                                     jurisdictions, collateral substitution
                                     provisions might be deemed unenforceable
                                     under applicable law or public policy, or
                                     usurious.

THE ABSENCE OF LOCKBOXES ENTAILS
RISKS THAT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                         Most of the mortgage loans in the trust do
                                     not require the related borrower to cause
                                     rent and other payments to be made into a
                                     lockbox account maintained on behalf of the
                                     mortgagee. If rental payments are not
                                     required to be made directly into a lockbox
                                     account, there is a risk that the borrower
                                     will divert such funds for other purposes.

ENFORCEABILITY OF
CROSS-COLLATERALIZATION
PROVISIONS MAY BE CHALLENGED AND
THE BENEFITS OF THESE PROVISIONS
MAY OTHERWISE BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                    Three (3) groups of either
                                     cross-collateralized or multi-property
                                     mortgage loans, representing 9.6% of the
                                     initial outstanding pool balance, are
                                     secured by multiple real properties,
                                     through cross-collateralization with other
                                     mortgage loans or otherwise. These
                                     arrangements attempt to reduce the risk
                                     that one mortgaged real property may not
                                     generate enough net operating income to pay
                                     debt service. However, arrangements of this
                                     type involving more than one borrower
                                     (i.e., in the case of cross-collateralized
                                     mortgage loans) could be challenged as a
                                     fraudulent conveyance if:

                                     o  one of the borrowers were to become a
                                        debtor in a bankruptcy case, or were to
                                        become subject to an action brought by
                                        one or more of its creditors outside a
                                        bankruptcy case;

                                     o  the related borrower did not receive
                                        fair consideration or reasonably
                                        equivalent value in exchange for
                                        allowing its mortgaged real property to
                                        be encumbered; and

                                      S-55

                                     o  at the time the lien was granted, the
                                        borrower was (i) insolvent, (ii)
                                        inadequately capitalized or (iii) unable
                                        to pay its debts.

                                     Furthermore, when multiple real properties
                                     secure a mortgage loan or group of
                                     cross-collateralized mortgage loans, the
                                     amount of the mortgage encumbering any
                                     particular one of those properties may be
                                     less than the full amount of the related
                                     mortgage loan or group of
                                     cross-collateralized mortgage loans,
                                     generally, to minimize recording tax. This
                                     mortgage amount may equal the appraised
                                     value or allocated loan amount for the
                                     mortgaged real property and will limit the
                                     extent to which proceeds from the property
                                     will be available to offset declines in
                                     value of the other properties securing the
                                     same mortgage loan or group of
                                     cross-collateralized mortgage loans.

                                     Moreover, two (2) groups of either
                                     cross-collateralized or multi-property
                                     mortgage loans, representing 9.3% of the
                                     initial outstanding pool balance, are
                                     secured by mortgaged properties located in
                                     various states. Foreclosure actions are
                                     brought in state court and the courts of
                                     one state cannot exercise jurisdiction over
                                     property in another state. Upon a default
                                     under any of these mortgage loans, it may
                                     not be possible to foreclose on the related
                                     mortgaged real properties simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE INSUFFICIENT
AND THIS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES        Although many of the mortgage loans require
                                     that funds be put aside for specific
                                     reserves, certain mortgage loans do not
                                     require any reserves. Furthermore, we
                                     cannot assure you that any reserve amounts
                                     will be sufficient to cover the actual
                                     costs of the items for which the reserves
                                     were established. We also cannot assure you
                                     that cash flow from the properties will be
                                     sufficient to fully fund the ongoing
                                     monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                    Title insurance for a mortgaged property
                                     generally insures a lender against risks
                                     relating to a lender not having a first
                                     lien with respect to a mortgaged property,
                                     and in some cases can insure a lender
                                     against specific other risks. The
                                     protection afforded by title insurance
                                     depends on the ability of the title insurer
                                     to pay claims made upon it. We cannot
                                     assure you that:

                                     o  a title insurer will have the ability to
                                        pay title insurance claims made upon it;

                                     o  the title insurer will maintain its
                                        present financial strength; or

                                     o  a title insurer will not contest claims
                                        made upon it.

                                      S-56

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE NOT
IN COMPLIANCE WITH ZONING AND
BUILDING CODE REQUIREMENTS AND
USE RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                         Noncompliance with zoning and building
                                     codes may cause the borrower to experience
                                     cash flow delays and shortfalls that would
                                     reduce or delay the amount of proceeds
                                     available for distributions on your
                                     certificates. The mortgage loan sellers
                                     have taken steps to establish that the use
                                     and operation of the mortgaged properties
                                     securing the mortgage loans are in
                                     compliance in all material respects with
                                     all applicable zoning, land-use and
                                     building ordinances, rules, regulations,
                                     and orders. Evidence of this compliance may
                                     be in the form of legal opinions,
                                     confirmations from government officials,
                                     title policy endorsements and/or
                                     representations by the related borrower in
                                     the related mortgage loan documents. These
                                     steps may not have revealed all possible
                                     violations.

                                     Some violations of zoning, land use and
                                     building regulations may be known to exist
                                     at any particular mortgaged property, but
                                     the mortgage loan sellers generally do not
                                     consider those defects known to them to be
                                     material. In some cases, the use, operation
                                     and/or structure of a mortgaged property
                                     constitutes a permitted nonconforming use
                                     and/or structure as a result of changes in
                                     zoning laws after such mortgaged properties
                                     were constructed and the structure may not
                                     be rebuilt to its current state or be used
                                     for its current purpose if a material
                                     casualty event were to occur. Insurance
                                     proceeds may not be sufficient to pay the
                                     mortgage loan in full if a material
                                     casualty event were to occur, or the
                                     mortgaged property, as rebuilt for a
                                     conforming use, may not generate sufficient
                                     income to service the mortgage loan and the
                                     value of the mortgaged property or its
                                     revenue producing potential may not be the
                                     same as it was before the casualty. If a
                                     mortgaged property could not be rebuilt to
                                     its current state or its current use were
                                     no longer permitted due to building
                                     violations or changes in zoning or other
                                     regulations, then the borrower might
                                     experience cash flow delays and shortfalls
                                     or be subject to penalties that would
                                     reduce or delay the amount of proceeds
                                     available for distributions on your
                                     certificates.

                                     Certain mortgaged properties may be subject
                                     to use restrictions pursuant to reciprocal
                                     easement or operating agreements which
                                     could limit the borrower's right to operate
                                     certain types of facilities within a
                                     prescribed radius. These limitations could
                                     adversely affect the ability of the
                                     borrower to lease the mortgaged property on
                                     favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                    From time to time, there may be
                                     condemnations pending or threatened against
                                     one or more of the mortgaged properties.
                                     There can be no assurance that the proceeds
                                     payable in connection with a total
                                     condemnation will be sufficient to restore
                                     the related mortgaged property or to
                                     satisfy the remaining indebtedness of the
                                     related mortgage loan. The occurrence of a
                                     partial condemnation may have a

                                      S-57

                                     material adverse effect on the continued
                                     use of the affected mortgaged property, or
                                     on an affected borrower's ability to meet
                                     its obligations under the related mortgage
                                     loan. Therefore, we cannot assure you that
                                     the occurrence of any condemnation will not
                                     have a negative impact upon the
                                     distributions on your certificates.

IMPACT OF RECENT TERRORIST
ATTACKS AND MILITARY OPERATIONS
ON THE FINANCIAL MARKETS AND
YOUR INVESTMENT                      On September 11, 2001, the United States
                                     was subjected to multiple terrorist
                                     attacks, resulting in the loss of many
                                     lives and massive property damage and
                                     destruction in New York City, the
                                     Washington, D.C. area and Pennsylvania. In
                                     its aftermath, there was considerable
                                     uncertainty in the world financial markets.
                                     The full impact of these events on
                                     financial markets is not yet known but
                                     could include, among other things,
                                     increased volatility in the price of
                                     securities, including the certificates. It
                                     is impossible to predict whether, or the
                                     extent to which, future terrorist
                                     activities may occur in the United States.
                                     According to publicly available reports,
                                     the financial markets have in the past
                                     responded to the uncertainty with regard to
                                     the scope, nature and timing of current and
                                     possible future military responses led by
                                     the United States, as well as to the
                                     disruptions in air travel, substantial
                                     losses reported by various companies
                                     including airlines, insurance providers and
                                     aircraft makers, the need for heightened
                                     security across the country and decreases
                                     in consumer confidence that can cause a
                                     general slowdown in economic growth.

                                     In addition, on March 19, 2003 the
                                     government of the United States implemented
                                     full scale military operations against
                                     Iraq. The military operations against Iraq
                                     and the continued presence of United States
                                     military personnel in Iraq may prompt
                                     further terrorist attacks against the
                                     United States.

                                     It is uncertain what effects the aftermath
                                     of the recent military operations of the
                                     United States in Iraq, any future terrorist
                                     activities in the United States or abroad
                                     and/or any consequent actions on the part
                                     of the United States Government and others,
                                     including military action, will have on:
                                     (a) United States and world financial
                                     markets, (b) local, regional and national
                                     economies, (c) real estate markets across
                                     the United States, (d) particular business
                                     segments, including those that are
                                     important to the performance of the
                                     mortgaged properties that secure the
                                     mortgage loans and/or (e) insurance costs
                                     and the availability of insurance coverage
                                     for terrorist acts, particularly for large
                                     mortgaged properties, which could adversely
                                     affect the cash flow at such mortgaged
                                     properties. In particular, the decrease in
                                     air travel may have a negative effect on
                                     certain of the mortgaged properties,
                                     including hotel mortgaged properties and
                                     those mortgaged properties in tourist areas
                                     which could reduce the ability of such
                                     mortgaged properties to generate cash flow.
                                     As a result, the ability of the mortgaged
                                     properties to generate cash flow may be
                                     adversely affected. These disruptions and
                                     uncertainties could materially and
                                     adversely affect the value of, and your
                                     ability to resell, your certificates.

                                      S-58

THE ABSENCE OF OR INADEQUACY OF
INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES        The mortgaged properties may suffer
                                     casualty losses due to risks that are not
                                     covered by insurance (including acts of
                                     terrorism) or for which insurance coverage
                                     is not adequate or available at
                                     commercially reasonable rates. In addition,
                                     some of the mortgaged properties are
                                     located in California and in other coastal
                                     areas of certain states, which are areas
                                     that have historically been at greater risk
                                     of acts of nature, including earthquakes,
                                     fires, hurricanes and floods. The mortgage
                                     loans generally do not require borrowers to
                                     maintain earthquake, hurricane or flood
                                     insurance and we cannot assure you that
                                     borrowers will attempt or be able to obtain
                                     adequate insurance against such risks. If a
                                     borrower does not have insurance against
                                     such risks and a casualty occurs at a
                                     mortgaged property, the borrower may be
                                     unable to generate income from the
                                     mortgaged property in order to make
                                     payments on the related mortgage loan.

                                     Moreover, if reconstruction or major
                                     repairs are required following a casualty,
                                     changes in laws that have occurred since
                                     the time of original construction may
                                     materially impair the borrower's ability to
                                     effect such reconstruction or major repairs
                                     or may materially increase their cost.

                                     As a result of these factors, the amount
                                     available to make distributions on your
                                     certificates could be reduced.

                                     In light of the September 11, 2001
                                     terrorist attacks in New York City, the
                                     Washington, D.C. area and Pennsylvania, the
                                     comprehensive general liability and
                                     business interruption or rent loss
                                     insurance policies required by typical
                                     mortgage loans, which are generally subject
                                     to periodic renewals during the term of the
                                     related mortgage loans, have been affected.
                                     To give time for private markets to develop
                                     a pricing mechanism and to build capacity
                                     to absorb future losses that may occur due
                                     to terrorism, on November 26, 2002 the
                                     Terrorism Risk Insurance Act of 2002 was
                                     enacted, which established the Terrorism
                                     Insurance Program. The Terrorism Insurance
                                     Program is administered by the Secretary of
                                     the Treasury and through December 31, 2005
                                     will provide some financial assistance from
                                     the United States Government to insurers in
                                     the event of another terrorist attack that
                                     results in an insurance claim. The program
                                     applies to United States risks only and to
                                     acts that are committed by an individual or
                                     individuals acting on behalf of a foreign
                                     person or foreign interest as an effort to
                                     influence or coerce United States civilians
                                     or the United States Government.

                                     The Treasury Department will establish
                                     procedures for the program under which the
                                     federal share of compensation will be equal
                                     to 90 percent of that portion of insured
                                     losses that exceeds an applicable insurer
                                     deductible required to be paid during each
                                     program year. The federal share in the
                                     aggregate in any program year may not
                                     exceed $100 billion (and the insurers will
                                     not be liable for any amount that exceeds
                                     this cap).

                                     Through December 2005, insurance carriers
                                     are required under the program to provide
                                     terrorism coverage in their basic
                                     "all-risk" policies. Any commercial
                                     property and casualty terrorism insurance
                                     exclusion that was in force on November 26,
                                     2002 is automatically voided to the

                                      S-59

                                     extent that it excludes losses that would
                                     otherwise be insured losses. Any state
                                     approval of such types of exclusions in
                                     force on November 26, 2002 are also voided.

                                     The Terrorism Insurance Program required
                                     that each insurer for policies in place
                                     prior to November 26, 2002 provide its
                                     insureds with a statement of the proposed
                                     premiums for terrorism coverage,
                                     identifying the portion of the risk that
                                     the federal government will cover, within
                                     90 days after November 26, 2002. Insureds
                                     then had 30 days to accept the continued
                                     coverage and pay the premium. If an insured
                                     did not pay the premium, insurance for acts
                                     of terrorism may have been excluded from
                                     the policy. All policies for insurance
                                     issued after November 26, 2002 must make
                                     similar disclosure. The Terrorism Risk
                                     Insurance Act of 2002 does not require
                                     insureds to purchase the coverage and does
                                     not stipulate the pricing of the coverage.

                                     There can be no assurance that upon its
                                     expiration subsequent terrorism insurance
                                     legislation will be passed. Furthermore,
                                     because this program has only been recently
                                     passed into law, there can be no assurance
                                     that it or state legislation will
                                     substantially lower the cost of obtaining
                                     terrorism insurance. Because it is a
                                     temporary program, there is no assurance
                                     that it will create any long-term changes
                                     in the availability and cost of such
                                     insurance.

                                     To the extent that uninsured or
                                     underinsured casualty losses occur with
                                     respect to the related mortgaged
                                     properties, losses on commercial mortgage
                                     loans may result. In addition, the failure
                                     to maintain such insurance may constitute a
                                     default under a commercial mortgage loan,
                                     which could result in the acceleration and
                                     foreclosure of such commercial mortgage
                                     loan. Alternatively, the increased costs of
                                     maintaining such insurance could have an
                                     adverse effect on the financial condition
                                     of the mortgage loan borrowers.

                                     Certain of the mortgage loans are secured
                                     by mortgaged properties that are not
                                     insured for acts of terrorism. If such
                                     casualty losses are not covered by standard
                                     casualty insurance policies, then in the
                                     event of a casualty from an act of
                                     terrorism, the amount available to make
                                     distributions on your certificates could be
                                     reduced.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES        Some of the mortgaged properties are
                                     covered by blanket insurance policies which
                                     also cover other properties of the related
                                     borrower or its affiliates. In the event
                                     that such policies are drawn on to cover
                                     losses on such other properties, the amount
                                     of insurance coverage available under such
                                     policies may thereby be reduced and could
                                     be insufficient to cover each mortgaged
                                     property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY       Licensed engineers or consultants generally
                                     inspected the mortgaged properties and
                                     prepared engineering reports in connection
                                     with the origination or securitization of
                                     the mortgage loans to assess items such

                                      S-60

                                     as structure, exterior walls, roofing,
                                     interior construction, mechanical and
                                     electrical systems and general condition of
                                     the site, buildings and other improvements.
                                     However, we cannot assure you that all
                                     conditions requiring repair or replacement
                                     were identified. In those cases where a
                                     material condition was disclosed, such
                                     condition has been or is required to be
                                     remedied to the seller's satisfaction, or
                                     funds as deemed necessary by the seller, or
                                     the related engineer or consultant have
                                     been reserved to remedy the material
                                     condition. No additional property
                                     inspections were conducted by us in
                                     connection with the issuance of the
                                     certificates.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES                 A FIRREA appraisal was conducted in respect
                                     of each mortgaged property in connection
                                     with the origination or securitization of
                                     the related mortgage loan. The resulting
                                     estimates of value are the basis of the
                                     January 1, 2005 loan-to-value ratios
                                     referred to in this prospectus supplement.
                                     Those estimates represent the analysis and
                                     opinion of the person performing the
                                     appraisal or market analysis and are not
                                     guarantees of present or future values. The
                                     appraiser may have reached a different
                                     conclusion of value than the conclusion
                                     that would be reached by a different
                                     appraiser appraising the same property.
                                     Moreover, the values of the mortgaged
                                     properties may have changed significantly
                                     since the appraisal or market study was
                                     performed. In addition, appraisals seek to
                                     establish the amount a typically motivated
                                     buyer would pay a typically motivated
                                     seller. Such amount could be significantly
                                     higher than the amount obtained from the
                                     sale of a mortgaged property under a
                                     distress or liquidation sale. The estimates
                                     of value reflected in the appraisals and
                                     the related loan-to-value ratios are
                                     presented for illustrative purposes only in
                                     Appendix I and Appendix II to this
                                     prospectus supplement. In each case the
                                     estimate presented is the one set forth in
                                     the most recent appraisal available to us
                                     as of January 1, 2005, although we
                                     generally have not obtained updates to the
                                     appraisals. There is no assurance that the
                                     appraised values indicated accurately
                                     reflect past, present or future market
                                     values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE INCREASED
POOL CONCENTRATION, WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                    As principal payments or prepayments are
                                     made on mortgage loans, the remaining
                                     mortgage pool may be subject to increased
                                     concentrations of property types,
                                     geographic locations and other pool
                                     characteristics of the mortgage loans and
                                     the mortgaged properties, some of which may
                                     be unfavorable. Classes of certificates
                                     that have a lower payment priority are more
                                     likely to be exposed to this concentration
                                     risk than are certificate classes with a
                                     higher payment priority. This occurs
                                     because realized losses are allocated to
                                     the class outstanding at any time with the
                                     lowest payment priority and principal on
                                     the certificates entitled to principal is
                                     generally payable in sequential order or
                                     alphabetical order, with such classes
                                     generally not being entitled to receive
                                     principal until the preceding class or
                                     classes entitled to receive principal have
                                     been retired.

                                      S-61

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                         As described in this prospectus supplement,
                                     the rights of the holders of each class of
                                     subordinate certificates to receive
                                     payments of principal and interest
                                     otherwise payable on their certificates
                                     will be subordinated to such rights of the
                                     holders of the more senior certificates
                                     having an earlier alphabetical class
                                     designation. Losses on the mortgage loans
                                     will be allocated to the Class P, Class O,
                                     Class N, Class M, Class L, Class K, Class
                                     J, Class H, Class G, Class F, Class E,
                                     Class D, Class C, Class B and Class A-J
                                     Certificates, in that order, reducing
                                     amounts otherwise payable to each class.
                                     Any remaining losses would then be
                                     allocated or cause shortfalls to the Class
                                     A-1 Certificates, Class A-2 Certificates,
                                     Class A-3 Certificates, Class A-4
                                     Certificates, Class A-AB Certificates and
                                     Class A-5 Certificates, pro rata, and,
                                     solely with respect to losses of interest,
                                     to the Class X Certificates, in proportion
                                     to the amounts of interest or principal on
                                     those certificates.

THE OPERATION OF THE MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY AFFECT
THE TAX STATUS OF THE TRUST AND
MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                    If the trust acquires a mortgaged property
                                     as a result of a foreclosure or deed in
                                     lieu of foreclosure, the special servicer
                                     will generally retain an independent
                                     contractor to operate the property. Any net
                                     income from operations other than
                                     qualifying "rents from real property", or
                                     any rental income based on the net profits
                                     derived by any person from such property or
                                     allocable to a non-customary service, will
                                     subject the trust to a federal tax on such
                                     income at the highest marginal corporate
                                     tax rate, which is currently 35%, and, in
                                     addition, possible state or local tax. In
                                     this event, the net proceeds available for
                                     distribution on your certificates will be
                                     reduced. The special servicer may permit
                                     the trust to earn such above described "net
                                     income from foreclosure property" but only
                                     if it determines that the net after-tax
                                     benefit to certificateholders is greater
                                     than under another method of operating or
                                     leasing the mortgaged property. In
                                     addition, if the trust were to acquire one
                                     or more mortgaged properties pursuant to a
                                     foreclosure or deed in lieu of foreclosure,
                                     upon acquisition of those mortgaged
                                     properties, the trust may in certain
                                     jurisdictions, particularly in New York, be
                                     required to pay state or local transfer or
                                     excise taxes upon liquidation of such
                                     mortgaged properties. Such state or local
                                     taxes may reduce net proceeds available for
                                     distribution to the certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON YOUR
CERTIFICATES                         Some states, including California, have
                                     laws prohibiting more than one "judicial
                                     action" to enforce a mortgage obligation.
                                     Some courts have construed the term
                                     "judicial action" broadly. In the case of
                                     any mortgage loan secured by mortgaged
                                     properties located in multiple states, the
                                     master servicer or special servicer may be
                                     required to foreclose first on mortgaged
                                     properties located in states where these

                                      S-62

                                     "one action" rules apply (and where
                                     non-judicial foreclosure is permitted)
                                     before foreclosing on properties located in
                                     states where judicial foreclosure is the
                                     only permitted method of foreclosure. As a
                                     result, the ability to realize upon the
                                     mortgage loans may be limited by the
                                     application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                    Five (5) groups of mortgage loans, the
                                     three (3) largest of which represent 6.3%,
                                     1.9% and 1.7%, respectively, of the initial
                                     outstanding pool balance, were made to
                                     borrowers that are affiliated through
                                     common ownership of partnership or other
                                     equity interests and where, in general, the
                                     related mortgaged properties are commonly
                                     managed.

                                     The bankruptcy or insolvency of any such
                                     borrower or respective affiliate could have
                                     an adverse effect on the operation of all
                                     of the related mortgaged properties and on
                                     the ability of such related mortgaged
                                     properties to produce sufficient cash flow
                                     to make required payments on the related
                                     mortgage loans. For example, if a person
                                     that owns or controls several mortgaged
                                     properties experiences financial difficulty
                                     at one such property, it could defer
                                     maintenance at one or more other mortgaged
                                     properties in order to satisfy current
                                     expenses with respect to the mortgaged
                                     property experiencing financial difficulty,
                                     or it could attempt to avert foreclosure by
                                     filing a bankruptcy petition that might
                                     have the effect of interrupting monthly
                                     payments for an indefinite period on all
                                     the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                         In certain jurisdictions, if tenant leases
                                     are subordinate to the liens created by the
                                     mortgage and do not contain attornment
                                     provisions which require the tenant to
                                     recognize a successor owner, following
                                     foreclosure, as landlord under the lease,
                                     the leases may terminate upon the transfer
                                     of the property to a foreclosing lender or
                                     purchaser at foreclosure. Not all leases
                                     were reviewed to ascertain the existence of
                                     these provisions. Accordingly, if a
                                     mortgaged property is located in such a
                                     jurisdiction and is leased to one or more
                                     desirable tenants under leases that are
                                     subordinate to the mortgage and do not
                                     contain attornment provisions, such
                                     mortgaged property could experience a
                                     further decline in value if such tenants'
                                     leases were terminated. This is
                                     particularly likely if such tenants were
                                     paying above-market rents or could not be
                                     replaced.

                                     Some of the leases at the mortgaged
                                     properties securing the mortgage loans
                                     included in the trust may not be
                                     subordinate to the related mortgage. If a
                                     lease is not subordinate to a mortgage, the
                                     trust will not possess the right to
                                     dispossess the tenant upon foreclosure of
                                     the mortgaged property unless it has
                                     otherwise agreed with the tenant. If the
                                     lease contains provisions inconsistent with
                                     the mortgage, for example, provisions
                                     relating to application of insurance
                                     proceeds or condemnation awards, or which
                                     could affect the enforcement of the
                                     lender's rights, for example, a right of
                                     first refusal to purchase the property, the
                                     provisions of the lease will take
                                     precedence over the provisions of the
                                     mortgage.

                                      S-63

                                     Additionally, with respect to certain of
                                     the mortgage loans, the related borrower
                                     may have granted certain tenants a right of
                                     first refusal in the event a sale is
                                     contemplated or a purchase option to
                                     purchase all or a portion of the mortgaged
                                     property. Such provisions, if not waived or
                                     subordinated, may impede the lender's
                                     ability to sell the related mortgaged
                                     property at foreclosure or adversely affect
                                     the foreclosure bid price.

TENANCIES IN COMMON MAY HINDER
RECOVERY                             Certain of the mortgage loans have
                                     borrowers that own, or in the future may
                                     own, the related mortgaged real properties
                                     as tenants-in-common. The bankruptcy,
                                     dissolution or action for partition by one
                                     or more of the tenants-in-common could
                                     result in an early repayment of the related
                                     mortgage loan, a significant delay in
                                     recovery against the tenant-in-common
                                     mortgagors, a material impairment in
                                     property management and a substantial
                                     decrease in the amount recoverable upon the
                                     related mortgage loan.

                                     Not all tenants-in-common for these types
                                     of mortgage loans will be special purpose
                                     entities. In general, with respect to a
                                     tenant-in-common ownership structure, each
                                     tenant-in-common owns an undivided share in
                                     the property and if such tenant-in-common
                                     desires to sell his interest in the
                                     property (and is unable to find a buyer or
                                     otherwise needs to force a partition), such
                                     tenant-in-common has the ability to request
                                     that a court order a sale of the property
                                     and distribute the proceeds to each
                                     tenant-in-common borrower proportionally.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                    There may be pending or threatened legal
                                     actions, suits or proceedings against the
                                     borrowers and managers of the mortgaged
                                     properties and their respective affiliates
                                     arising out of their ordinary business. We
                                     cannot assure you that any such actions,
                                     suits or proceedings would not have a
                                     material adverse effect on your
                                     certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                         Under the Americans with Disabilities Act
                                     of 1990, public accommodations are required
                                     to meet certain federal requirements
                                     related to access and use by disabled
                                     persons. Borrowers may incur costs
                                     complying with the Americans with
                                     Disabilities Act. In addition,
                                     noncompliance could result in the
                                     imposition of fines by the federal
                                     government or an award of damages to
                                     private litigants. If a borrower incurs
                                     such costs or fines, the amount available
                                     to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                         Conflicts between various
                                     certificateholders. The special servicer is
                                     given considerable latitude in determining
                                     whether and in what manner to liquidate or
                                     modify defaulted mortgage loans. The
                                     operating adviser will have the right to
                                     replace the special servicer upon
                                     satisfaction of certain conditions set
                                     forth in the Pooling and Servicing
                                     Agreement. At

                                      S-64

                                     any given time, the operating adviser will
                                     be controlled generally by the holders of
                                     the most subordinate, or, if its
                                     certificate principal balance is less than
                                     25% of its original certificate balance,
                                     the next most subordinate, class of
                                     certificates, that is, the controlling
                                     class, outstanding from time to time (or
                                     with respect to the Kohl's Stoughton
                                     Mortgage Loan, the holder of the Kohl's
                                     Stoughton Subordinated Loan to the extent
                                     set forth in the related intercreditor
                                     agreement), and such holders may have
                                     interests in conflict with those of the
                                     holders of the other certificates. For
                                     instance, the holders of certificates of
                                     the controlling class might desire to
                                     mitigate the potential for loss to that
                                     class from a troubled mortgage loan by
                                     deferring enforcement in the hope of
                                     maximizing future proceeds. However, the
                                     interests of the trust may be better served
                                     by prompt action, since delay followed by a
                                     market downturn could result in less
                                     proceeds to the trust than would have been
                                     realized if earlier action had been taken.
                                     In general, no servicer is required to act
                                     in a manner more favorable to the offered
                                     certificates than to the non-offered
                                     certificates.

                                     The master servicer, the primary servicer,
                                     the special servicer or an affiliate of any
                                     of them may acquire certain of the most
                                     subordinated certificates, including those
                                     of the initial controlling class. Under
                                     such circumstances, the master servicer,
                                     the primary servicer and the special
                                     servicer may have interests that conflict
                                     with the interests of the other holders of
                                     the certificates. However, the Pooling and
                                     Servicing Agreement and the primary
                                     servicing agreement each provide that the
                                     mortgage loans are to be serviced in
                                     accordance with the servicing standard and
                                     without regard to ownership of any
                                     certificates by the master servicer, the
                                     primary servicer or the special servicer,
                                     as applicable. The initial special servicer
                                     under the Pooling and Servicing Agreement
                                     will be ARCap Servicing, Inc.; the initial
                                     operating adviser under the Pooling and
                                     Servicing Agreement will be ARCap CMBS Fund
                                     II REIT, Inc.

                                     Conflicts between certificateholders and
                                     the Non-Serviced Mortgage Loan Master
                                     Servicer and/or the Non-Serviced Mortgage
                                     Loan Special Servicer. Any Non-Serviced
                                     Mortgage Loan will be serviced and
                                     administered pursuant to the related
                                     Non-Serviced Mortgage Loan Pooling and
                                     Servicing Agreement, which provides for
                                     servicing arrangements that are similar but
                                     not identical to those under the Pooling
                                     and Servicing Agreement. Consequently,
                                     Non-Serviced Mortgage Loans will not be
                                     serviced and administered pursuant to the
                                     terms of the Pooling and Servicing
                                     Agreement. In addition, the legal and/or
                                     beneficial owners of the other mortgage
                                     loans secured by the mortgaged property
                                     securing Non-Serviced Mortgage Loans,
                                     directly or through representatives, have
                                     certain rights under the related
                                     Non-Serviced Mortgage Loan Pooling and
                                     Servicing Agreement and the related
                                     intercreditor agreement that affect such
                                     mortgage loans, including with respect to
                                     the servicing of such mortgage loans and
                                     the appointment of a special servicer with
                                     respect to such mortgage loans. Those legal
                                     and/or beneficial owners may have interests
                                     that conflict with your interests.

                                     Conflicts between certificateholders and
                                     the holders of subordinate notes. Pursuant
                                     to the terms of the related intercreditor
                                     agreements, , neither the master servicer
                                     nor special servicer may enter into
                                     material amendments, modifications or
                                     extensions of a mortgage loan in a

                                      S-65

                                     material manner without the consent of the
                                     holder of the related subordinate note,
                                     subject to the expiration of the
                                     subordinate note holder's consent rights.
                                     The holders of the subordinate notes (or
                                     their respective designees) may have
                                     interests in conflict with those of the
                                     certificateholders of the classes of
                                     offered certificates. As a result,
                                     approvals to proposed actions of the master
                                     servicer or special servicer, as
                                     applicable, under the Pooling and Servicing
                                     Agreement may not be granted in all
                                     instances, thereby potentially adversely
                                     affecting some or all of the classes of
                                     offered certificates.

                                     Conflicts between certificateholders and
                                     primary servicer. The primary servicer for
                                     certain of the mortgage loans will be
                                     Principal Global Investors, LLC, an
                                     affiliate of a loan seller. It is
                                     anticipated that the master servicer will
                                     delegate many of its servicing obligations
                                     with respect to these mortgage loans to
                                     such primary servicer pursuant to a primary
                                     servicing agreement. Under these
                                     circumstances, the primary servicer,
                                     because it is an affiliate of a seller, may
                                     have interests that conflict with the
                                     interests of the holders of the
                                     certificates.

                                     Conflicts between borrowers and property
                                     managers. It is likely that many of the
                                     property managers of the mortgaged
                                     properties, or their affiliates, manage
                                     additional properties, including properties
                                     that may compete with the mortgaged
                                     properties. Affiliates of the managers, and
                                     managers themselves, also may own other
                                     properties, including competing properties.
                                     The managers of the mortgaged properties
                                     may accordingly experience conflicts of
                                     interest in the management of such
                                     mortgaged properties.

                                     Conflicts between the trust and sellers.
                                     The activities of the sellers and their
                                     affiliates may involve properties which are
                                     in the same markets as the mortgaged
                                     properties underlying the certificates. In
                                     such case, the interests of each of the
                                     sellers or such affiliates may differ from,
                                     and compete with, the interests of the
                                     trust, and decisions made with respect to
                                     those assets may adversely affect the
                                     amount and timing of distributions with
                                     respect to the certificates. Conflicts of
                                     interest may arise between the trust and
                                     each of the sellers or their affiliates
                                     that engage in the acquisition,
                                     development, operation, financing and
                                     disposition of real estate if such sellers
                                     acquire any certificates. In particular, if
                                     certificates held by a seller are part of a
                                     class that is or becomes the controlling
                                     class the seller as part of the holders of
                                     the controlling class would have the
                                     ability to influence certain actions of the
                                     special servicer under circumstances where
                                     the interests of the trust conflict with
                                     the interests of the seller or its
                                     affiliates as acquirors, developers,
                                     operators, financers or sellers of real
                                     estate related assets.

                                     The sellers or their affiliates may acquire
                                     a portion of the certificates. Under such
                                     circumstances, they may become the
                                     controlling class, and as such have
                                     interests that may conflict with their
                                     interests as a seller of the mortgage
                                     loans.

PREPAYMENTS MAY REDUCE THE YIELD
ON YOUR CERTIFICATES                 The yield to maturity on your certificates
                                     will depend, in significant part, upon the
                                     rate and timing of principal payments on
                                     the mortgage loans. For this purpose,
                                     principal payments include both voluntary
                                     prepayments, if permitted, and involuntary
                                     prepayments, such as prepayments resulting
                                     from casualty or condemnation of mortgaged

                                      S-66

                                     properties, defaults and liquidations by
                                     borrowers, or repurchases as a result of a
                                     seller's breach of representations and
                                     warranties or material defects in a
                                     mortgage loan's documentation.

                                     The investment performance of your
                                     certificates may vary materially and
                                     adversely from your expectations if the
                                     actual rate of prepayment is higher or
                                     lower than you anticipate.

                                     Voluntary prepayments under some of the
                                     mortgage loans require payment of a
                                     prepayment premium or a yield maintenance
                                     charge unless the prepayment occurs within
                                     generally one (1) to thirteen (13) payments
                                     prior to and including the anticipated
                                     repayment date or stated maturity date, as
                                     the case may be. Nevertheless, we cannot
                                     assure you that the related borrowers will
                                     refrain from prepaying their mortgage loans
                                     due to the existence of a prepayment
                                     premium or a yield maintenance charge or
                                     that the amount of such premium or charge
                                     will be sufficient to compensate you for
                                     shortfalls in payments on your certificates
                                     on account of such prepayments. We also
                                     cannot assure you that involuntary
                                     prepayments will not occur. The rate at
                                     which voluntary prepayments occur on the
                                     mortgage loans will be affected by a
                                     variety of factors, including:

                                     o  the terms of the mortgage loans;

                                     o  the length of any prepayment lock-out
                                        period;

                                     o  the level of prevailing interest rates;

                                     o  the availability of mortgage credit;

                                     o  the applicable yield maintenance charges
                                        or prepayment premiums and the ability
                                        of the master servicer, primary servicer
                                        or special servicer to enforce the
                                        related provisions;

                                     o  the failure to meet requirements for
                                        release of escrows/reserves that result
                                        in a prepayment;

                                     o  the occurrence of casualties or natural
                                        disasters; and

                                     o  economic, demographic, tax or legal
                                        factors.

                                     Generally, no yield maintenance charge or
                                     prepayment premium will be required for
                                     prepayments in connection with a casualty
                                     or condemnation unless an event of default
                                     has occurred. In addition, if a seller
                                     repurchases any mortgage loan from the
                                     trust due to the material breach of a
                                     representation or warranty or a material
                                     document defect or such mortgage loan is
                                     otherwise purchased from the trust
                                     (including certain purchases by the holder
                                     of a B Note or mezzanine loan), the
                                     repurchase price paid will be passed
                                     through to the holders of the certificates
                                     with the same effect as if the mortgage
                                     loan had been prepaid in part or in full,
                                     except that no yield maintenance charge or
                                     prepayment premium will be payable. Such a
                                     repurchase or purchase may, therefore,
                                     adversely affect the yield to maturity on
                                     your certificates.

                                     Although all of the mortgage loans have
                                     prepayment protection in the form of
                                     lock-out periods, defeasance provisions,
                                     yield maintenance provisions and/or
                                     prepayment premium provisions, there can be
                                     no assurance that borrowers will refrain
                                     from prepaying mortgage loans

                                      S-67

                                     due to the existence of a yield maintenance
                                     charge or prepayment premium or that
                                     involuntary prepayments or repurchases will
                                     not occur.

                                     Also, the description in the mortgage notes
                                     of the method of calculation of prepayment
                                     premiums and yield maintenance charges is
                                     complex and subject to legal interpretation
                                     and it is possible that another person
                                     would interpret the methodology differently
                                     from the way we did in estimating an
                                     assumed yield to maturity on your
                                     certificates as described in this
                                     prospectus supplement. See Appendix II
                                     attached to this prospectus supplement for
                                     a description of the various prepayment
                                     provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                     The yield on any certificate will depend on
                                     (1) the price at which such certificate is
                                     purchased by you and (2) the rate, timing
                                     and amount of distributions on your
                                     certificate. The rate, timing and amount of
                                     distributions on any certificate will, in
                                     turn, depend on, among other things:

                                     o  the interest rate for such certificate;

                                     o  the rate and timing of principal
                                        payments (including principal
                                        prepayments) and other principal
                                        collections (including loan purchases in
                                        connection with breaches of
                                        representations and warranties) on or in
                                        respect of the mortgage loans and the
                                        extent to which such amounts are to be
                                        applied or otherwise result in a
                                        reduction of the certificate balance of
                                        such certificate;

                                     o  the rate, timing and severity of losses
                                        on or in respect of the mortgage loans
                                        or unanticipated expenses of the trust;

                                     o  the rate and timing of any reimbursement
                                        of the master servicer, the special
                                        servicer, the trustee or the fiscal
                                        agent, as applicable, out of the
                                        Certificate Account of nonrecoverable
                                        advances or advances remaining
                                        unreimbursed on a modified mortgage loan
                                        on the date of such modification;

                                     o  the timing and severity of any interest
                                        shortfalls resulting from prepayments to
                                        the extent not offset by a reduction in
                                        master servicer compensation as
                                        described in this prospectus supplement;

                                     o  the timing and severity of any
                                        reductions in the appraised value of any
                                        mortgaged property in a manner that has
                                        an effect on the amount of advancing
                                        required on the related mortgage loan;
                                        and

                                     o  the method of calculation of prepayment
                                        premiums and yield maintenance charges
                                        and the extent to which prepayment
                                        premiums and yield maintenance charges
                                        are collected and, in turn, distributed
                                        on such certificate.

                                     In addition, any change in the weighted
                                     average life of a certificate may adversely
                                     affect yield. Prepayments resulting in a
                                     shortening of weighted average lives of
                                     certificates may be made at a time of lower
                                     interest rates when you may be unable to
                                     reinvest the resulting payment

                                      S-68

                                     of principal at a rate comparable to the
                                     effective yield anticipated when making the
                                     initial investment in certificates. Delays
                                     and extensions resulting in a lengthening
                                     of the weighted average lives of the
                                     certificates may occur at a time of higher
                                     interest rates when you may have been able
                                     to reinvest principal payments that would
                                     otherwise have been received by you at
                                     higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                    The rate and timing of delinquencies or
                                     defaults on the mortgage loans could affect
                                     the following aspects of the offered
                                     certificates:

                                     o  the aggregate amount of distributions on
                                        them;

                                     o  their yields to maturity;

                                     o  their rates of principal payments; and

                                     o  their weighted average lives.

                                     The rights of holders of each class of
                                     subordinate certificates to receive
                                     payments of principal and interest
                                     otherwise payable on their certificates
                                     will be subordinated to such rights of the
                                     holders of the more senior certificates
                                     having an earlier alphabetical class
                                     designation. Losses on the mortgage loans
                                     will be allocated to the Class P, Class O,
                                     Class N, Class M, Class L, Class K, Class
                                     J, Class H, Class G, Class F, Class E,
                                     Class D, Class C, Class B and Class A-J
                                     Certificates, in that order, reducing
                                     amounts otherwise payable to each class.
                                     Any remaining losses would then be
                                     allocated to the Class A-1 Certificates,
                                     Class A-2 Certificates, Class A-3
                                     Certificates, Class A-4 Certificates, Class
                                     A-AB and Class A-5 Certificates, pro rata
                                     and, with respect to losses of interest
                                     only, the Class X Certificates based on
                                     their respective entitlements.

                                     If losses on the mortgage loans exceed the
                                     aggregate certificate balance of the
                                     classes of certificates subordinated to a
                                     particular class, that particular class
                                     will suffer a loss equal to the full amount
                                     of that excess up to the outstanding
                                     certificate balance of such class.

                                     If you calculate your anticipated yield
                                     based on assumed rates of default and
                                     losses that are lower than the default rate
                                     and losses actually experienced and such
                                     losses are allocable to your certificates,
                                     your actual yield to maturity will be lower
                                     than the assumed yield. Under extreme
                                     scenarios, such yield could be negative. In
                                     general, the earlier a loss is borne by
                                     your certificates, the greater the effect
                                     on your yield to maturity.

                                     Additionally, delinquencies and defaults on
                                     the mortgage loans may significantly delay
                                     the receipt of distributions by you on your
                                     certificates, unless advances are made to
                                     cover delinquent payments or the
                                     subordination of another class of
                                     certificates fully offsets the effects of
                                     any such delinquency or default.

                                     Also, if the related borrower does not
                                     repay a mortgage loan with an anticipated
                                     repayment date by its anticipated repayment
                                     date, the effect will be to increase the
                                     weighted average life of your certificates
                                     and may reduce your yield to maturity.

                                      S-69

                                     Furthermore, if P&I Advances and/or
                                     Servicing Advances are made with respect to
                                     a mortgage loan after default and the
                                     mortgage loan is thereafter worked out
                                     under terms that do not provide for the
                                     repayment of those advances in full at the
                                     time of the workout, then any
                                     reimbursements of those advances prior to
                                     the actual collection of the amount for
                                     which the advance was made may also result
                                     in reductions in distributions of principal
                                     to the holders of the offered certificates
                                     for the current month.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER
AND THE TRUSTEE MAY ADVERSELY
AFFECT THE PAYMENTS ON YOUR
CERTIFICATES                         To the extent described in this prospectus
                                     supplement, the master servicer, the
                                     special servicer, the trustee or the fiscal
                                     agent (and the related master servicer, the
                                     special servicer, the trustee or the fiscal
                                     agent in respect of any Non-Serviced
                                     Mortgage Loans) will be entitled to receive
                                     interest at the "Prime Rate" on
                                     unreimbursed advances they have made with
                                     respect to defaulted monthly payments or
                                     that are made with respect to the
                                     preservation and protection of the related
                                     mortgaged property. This interest will
                                     generally accrue from the date on which the
                                     related advance is made or the related
                                     expense is incurred to the date of
                                     reimbursement. This interest may be offset
                                     in part by default interest and late
                                     payment charges paid by the borrower or by
                                     certain other amounts. In addition, under
                                     certain circumstances, including
                                     delinquencies in the payment of principal
                                     and interest, a mortgage loan will be
                                     serviced by a special servicer, and the
                                     special servicer is entitled to
                                     compensation for special servicing
                                     activities. The right to receive interest
                                     on advances and special servicing
                                     compensation is senior to the rights of
                                     certificateholders to receive
                                     distributions. The payment of interest on
                                     advances and the payment of compensation to
                                     the special servicer may result in
                                     shortfalls in amounts otherwise
                                     distributable on certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                    Two (2) mortgaged properties, securing
                                     mortgage loans representing 1.6% of the
                                     initial outstanding pool balance, are
                                     subject to a leasehold interest in the
                                     mortgaged properties. Leasehold mortgage
                                     loans are subject to certain risks not
                                     associated with mortgage loans secured by a
                                     lien on the fee estate of the borrower. The
                                     most significant of these risks is that if
                                     the borrower's leasehold were to be
                                     terminated upon a lease default, the lender
                                     would lose its security. Generally, each
                                     related ground lease requires the lessor to
                                     give the lender notice of the borrower's
                                     defaults under the ground lease and an
                                     opportunity to cure them, permits the
                                     leasehold interest to be assigned to the
                                     lender or the purchaser at a foreclosure
                                     sale, in some cases only upon the consent
                                     of the lessor, and contains certain other
                                     protective provisions typically included in
                                     a "mortgageable" ground lease.

                                     Upon the bankruptcy of a lessor or a lessee
                                     under a ground lease, the debtor entity has
                                     the right to assume or reject the lease. If
                                     a debtor lessor rejects the lease, the
                                     lessee has the right to remain in
                                     possession of its leased premises for the
                                     rent otherwise payable under the lease for
                                     the term of the lease (including renewals).
                                     If a debtor lessee/borrower

                                      S-70

                                     rejects any or all of the lease, the
                                     leasehold lender could succeed to the
                                     lessee/borrower's position under the lease
                                     only if the lessor specifically grants the
                                     lender such right. If both the lessor and
                                     the lessee/borrowers are involved in
                                     bankruptcy proceedings, the trustee may be
                                     unable to enforce the bankrupt
                                     lessee/borrower's right to refuse to treat
                                     a ground lease rejected by a bankrupt
                                     lessor as terminated. In such
                                     circumstances, a lease could be terminated
                                     notwithstanding lender protection
                                     provisions contained therein or in the
                                     mortgage.

                                     Most of the ground leases securing the
                                     mortgaged properties provide that the
                                     ground rent increases during the term of
                                     the lease. These increases may adversely
                                     affect the cash flow and net income of the
                                     borrower from the mortgaged property.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO BANKRUPTCY
OR INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS                   In the event of the insolvency of any
                                     seller, it is possible the trust's right to
                                     payment from or ownership of the mortgage
                                     loans could be challenged, and if such
                                     challenge were successful, delays or
                                     reductions in payments on your certificates
                                     could occur.

                                     Based upon opinions of counsel that the
                                     conveyance of the mortgage loans would
                                     generally be respected in the event of
                                     insolvency of the sellers, which opinions
                                     are subject to various assumptions and
                                     qualifications, the sellers believe that
                                     such a challenge will be unsuccessful, but
                                     there can be no assurance that a bankruptcy
                                     trustee, if applicable, or other interested
                                     party will not attempt to assert such a
                                     position. Even if actions seeking such
                                     results were not successful, it is possible
                                     that payments on the certificates would be
                                     delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES        Your certificates will not be listed on any
                                     securities exchange or traded on any
                                     automated quotation systems of any
                                     registered securities association, and
                                     there is currently no secondary market for
                                     the certificates. While the Underwriters
                                     currently intend to make a secondary market
                                     in the certificates, none of them is
                                     obligated to do so. Accordingly, you may
                                     not have an active or liquid secondary
                                     market for your certificates, which could
                                     result in a substantial decrease in the
                                     market value of your certificates. The
                                     market value of your certificates also may
                                     be affected by many other factors,
                                     including then-prevailing interest rates.
                                     Furthermore, you should be aware that the
                                     market for securities of the same type as
                                     the certificates has in the past been
                                     volatile and offered very limited
                                     liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                         The interest rates on one or more classes
                                     of certificates may be based on a weighted
                                     average of the mortgage loan interest rates
                                     net of the administrative cost rate, which
                                     is calculated based upon the respective
                                     principal balances of the mortgage loans.
                                     Alternatively, the interest

                                      S-71

                                     rate on one or more classes of the
                                     certificates may be capped at such weighted
                                     average rate. This weighted average rate is
                                     further described in this prospectus
                                     supplement under the definition of
                                     "Weighted Average Net Mortgage Rate" in the
                                     "Glossary of Terms." Any class of
                                     certificates that is either fully or
                                     partially based upon the weighted average
                                     net mortgage rate may be adversely affected
                                     by disproportionate principal payments,
                                     prepayments, defaults and other unscheduled
                                     payments on the mortgage loans. Because
                                     some mortgage loans will amortize their
                                     principal more quickly than others, the
                                     rate may fluctuate over the life of those
                                     classes of your certificates.

                                     In general, mortgage loans with relatively
                                     high mortgage interest rates are more
                                     likely to prepay than mortgage loans with
                                     relatively low mortgage interest rates. For
                                     instance, varying rates of unscheduled
                                     principal payments on mortgage loans which
                                     have interest rates above the weighted
                                     average net mortgage rate may have the
                                     effect of reducing the interest rate of
                                     your certificates.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors"
section and elsewhere in this prospectus supplement.

                                      S-72

                     DESCRIPTION OF THE OFFERED CERTIFICATES

         Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

         The Series 2005-TOP17 Commercial Mortgage Pass-Through Certificates
will be issued on or about January 27, 2005 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent, the fiscal agent and the trustee.

         The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

         o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the
              Cut-off Date;

         o    any mortgaged property acquired on behalf of the
              Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

         o    a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

         o    certain rights of the Depositor under, or assigned to the
              Depositor pursuant to, each of the Mortgage Loan Purchase
              Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

         The certificates will be issued on the Closing Date and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

         The certificates will consist of various classes, to be designated as:

         o    the Class A-1 Certificates, the Class A-2 Certificates, the Class
              A-3 Certificates, the Class A-4 Certificates, the Class A-AB
              Certificates and the Class A-5 Certificates;

         o    the Class X-1 Certificates and the Class X-2 Certificates;

         o    the Class A-J Certificates, the Class B Certificates, the Class C
              Certificates, the Class D Certificates, the Class E Certificates,
              the Class F Certificates, the Class G Certificates, the Class H
              Certificates, the Class J Certificates, the Class K Certificates,
              the Class L Certificates, the Class M Certificates, the Class N
              Certificates, the Class O Certificates and the Class P
              Certificates; and

         o    the Class R-I Certificates, the Class R-II Certificates and the
              Class R-III Certificates.

         The Class A Senior and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D
Certificates will be issued in denominations of $100,000 initial Certificate
Balance and in any whole dollar denomination in excess of that amount. The Class
X-2 Certificates will be issued in denominations of $1,000,000 initial Notional
Amount and in any whole dollar denomination in excess of that amount.

         Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The
Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled

                                      S-73

to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Certificates--Book-Entry Registration and Definitive Certificates." Unless and
until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related
Certificate Owners through DTC's participating organizations.

         All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's
Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its
Participants. See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in the prospectus.

         Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Bank or Euroclear Bank, as operator of the Euroclear system, in
Europe. Transfers within DTC, Clearstream Bank or Euroclear Bank, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Bank or Euroclear Bank, on the other, will be effected in DTC through the relevant depositaries of Clearstream Bank and
Euroclear Bank, respectively.

         Because of time-zone differences, credits of securities received in
Clearstream Bank or Euroclear Bank as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Bank participant or Clearstream Bank customer on such business day. Cash received in Clearstream Bank or Euroclear Bank as a result of sales of securities by or through a Clearstream Bank customer or a Euroclear
Bank participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Bank or
Euroclear Bank cash account only as of the business day following settlement in
DTC.

CERTIFICATE BALANCES

         Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-AB, Class A-5, Class X-2, Class A-J, Class B, Class C and Class D
Certificates will have the following aggregate Certificate Balances or Notional
Amount. In each case, the Certificate Balance or Notional Amount on the Closing
Date may vary by up to 5%:

                              INITIAL AGGREGATE          APPROXIMATE
                             CERTIFICATE BALANCE      PERCENT OF INITIAL           RATINGS           APPROXIMATE
         CLASS               OR NOTIONAL AMOUNT         POOL BALANCE            (FITCH/S&P)        CREDIT SUPPORT
         -----               ------------------         ------------            -----------        --------------

       Class A-1                 $ 14,400,000               1.47%                   AAA/AAA            17.000%
       Class A-2                 $ 23,000,000               2.35%                   AAA/AAA            17.000%
       Class A-3                 $ 56,800,000               5.79%                   AAA/AAA            17.000%
       Class A-4                 $ 85,600,000               8.73%                   AAA/AAA            17.000%
       Class A-AB                $ 58,200,000               5.93%                   AAA/AAA            17.000%
       Class A-5                 $576,041,000              58.73%                   AAA/AAA            17.000%
       Class X-2                 $962,024,000                N/A                    AAA/AAA              N/A
       Class A-J                 $ 74,784,000               7.63%                   AAA/AAA             9.375%
       Class B                   $ 20,841,000               2.12%                    AA/AA              7.250%
       Class C                   $  7,356,000               0.75%                   AA-/AA-             6.500%
       Class D                   $ 11,034,000               1.13%                     A/A               5.375%

                                      S-74

         The percentages indicated under the columns "Approximate Credit
Support" with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-AB and Class A-5 Certificates represent the approximate credit support for the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5
Certificates in the aggregate.

         The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate
Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable
Distribution Date, and will be further reduced by any Realized Losses and
Expense Losses allocated to the Certificate Balance of such certificate on such
Distribution Date. See "--Distributions" and "--Distributions--Subordination;
Allocation of Losses and Certain Expenses" below.

         The Interest Only Certificates will not have a Certificate Balance.
Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

         The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time. The Notional Amount of the Class X-2
Certificates will equal:

         o    during the period from the Closing Date through and including the
              Distribution Date occurring in January 2006, the sum of (a) the lesser of $7,911,000 and the Certificate Balance of the Class A-1
              Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class
              A-4, Class A-AB, Class A-5, Class A-J, Class B, Class C, Class D,
              Class E, Class F, Class G, Class H, Class J, Class K and Class L
              Certificates outstanding from time to time;

         o    during the period following the Distribution Date occurring in
              January 2006 through and including the Distribution Date occurring in July 2006, the sum of (a) the lesser of $11,240,000 and the
              Certificate Balance of the Class A-2 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class A-AB, Class A-5, Class A-J, Class
              B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
              Class K and Class L Certificates outstanding from time to time;

         o    during the period following the Distribution Date occurring in
              July 2006 through and including the Distribution Date occurring in
              January 2007, the sum of (a) the lesser of $45,576,000 and the
              Certificate Balance of the Class A-3 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the
              Class A-4, Class A-AB, Class A-5, Class A-J, Class B, Class C,
              Class D, Class E, Class F, Class G, Class H and Class J
              Certificates outstanding from time to time and (c) the lesser of
              $744,000 and the Certificate Balance of the Class K Certificates
              outstanding from time to time;

         o    during the period following the Distribution Date occurring in
              January 2007 through and including the Distribution Date occurring in July 2007, the sum of (a) the lesser of $23,492,000 and the
              Certificate Balance of the Class A-3 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the
              Class A-4, Class A-AB, Class A-5, Class A-J, Class B, Class C,
              Class D, Class E, Class F and Class G Certificates outstanding from time to time and (c) the lesser of $752,000 and the
              Certificate Balance of the Class H Certificates outstanding from time to time;

         o    during the period following the Distribution Date occurring in
              July 2007 through and including the Distribution Date occurring in
              January 2008, the sum of (a) the lesser of $1,933,000 and the
              Certificate Balance of the Class A-3 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the
              Class A-4, Class A-AB, Class A-5, Class A-J, Class B, Class C,
              Class D and Class E Certificates outstanding from time to time and
              (c) the lesser of $4,772,000 and the Certificate Balance of the
              Class F Certificates outstanding from time to time;

         o    during the period following the Distribution Date occurring in
              January 2008 through and including the Distribution Date occurring in July 2008, the sum of (a) the lesser of $66,507,000 and the
              Certificate Balance of the Class A-4 Certificates outstanding from time to time, (b) the aggregate of the Certificate

                                      S-75

              Balances of the Class A-AB, Class A-5, Class A-J, Class B, Class C
              and Class D Certificates outstanding from time to time and (c) the lesser of $5,444,000 and the Certificate Balance of the Class E
              Certificates outstanding from time to time;

         o    during the period following the Distribution Date occurring in
              July 2008 through and including the Distribution Date occurring in
              January 2009, the sum of (a) the lesser of $46,090,000 and the
              Certificate Balance of the Class A-4 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the
              Class A-AB, Class A-5, Class A-J, Class B and Class C Certificates
              outstanding from time to time and (c) the lesser of $7,661,000 and the Certificate Balance of the Class D Certificates outstanding from time to time;

         o    during the period following the Distribution Date occurring in
              January 2009 through and including the Distribution Date occurring in July 2009, the sum of (a) the lesser of $20,190,000 and the
              Certificate Balance of the Class A-4 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the
              Class A-AB, Class A-5, Class A-J and Class B Certificates
              outstanding from time to time and (c) the lesser of $6,523,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

         o    during the period following the Distribution Date occurring in
              July 2009 through and including the Distribution Date occurring in
              January 2010, the sum of (a) the lesser of $25,672,000 and the
              Certificate Balance of the Class A-AB Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-5 and Class A-J Certificates outstanding from time to time and (c) the lesser of $19,225,000 and the Certificate
              Balance of the Class B Certificates outstanding from time to time;

         o    during the period following the Distribution Date occurring in
              January 2010 through and including the Distribution Date occurring in July 2010, the sum of (a) the lesser of $7,679,000 and the
              Certificate Balance of the Class A-AB Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-5 and Class A-J Certificates outstanding from time to time and (c) the lesser of $11,738,000 and the Certificate
              Balance of the Class B Certificates outstanding from time to time;

         o    during the period following the Distribution Date occurring in
              July 2010 through and including the Distribution Date occurring in
              January 2011, the sum of (a) the lesser of $566,306,000 and the
              Certificate Balance of the Class A-5 Certificates outstanding from time to time, (b) the Certificate Balance of the Class A-J
              Certificates outstanding from time to time and (c) the lesser of
              $4,520,000 and the Certificate Balance of the Class B Certificates
              outstanding from time to time;

         o    during the period following the Distribution Date occurring in
              January 2011 through and including the Distribution Date occurring in July 2011, the sum of (a) the lesser of $539,580,000 and the
              Certificate Balance of the Class A-5 Certificates outstanding from time to time and (b) the lesser of $72,367,000 and the Certificate
              Balance of the Class A-J Certificates outstanding from time to time;

         o    during the period following the Distribution Date occurring in
              July 2011 through and including the Distribution Date occurring in
              January 2012, the sum of (a) the lesser of $478,216,000 and the
              Certificate Balance of the Class A-5 Certificates outstanding from time to time and (b) the lesser of $65,934,000 and the Certificate
              Balance of the Class A-J Certificates outstanding from time to time;

         o    during the period following the Distribution Date occurring in
              January 2012 through and including the Distribution Date occurring in July 2012, the sum of (a) the lesser of $463,366,000 and the
              Certificate Balance of the Class A-5 Certificates outstanding from time to time and (b) the lesser of $60,056,000 and the Certificate
              Balance of the Class A-J Certificates outstanding from time to time;

         o    during the period following the Distribution Date occurring in
              July 2012 through and including the Distribution Date occurring in
              January 2013, the sum of (a) the lesser of $448,946,000 and the
              Certificate

                                      S-76

              Balance of the Class A-5 Certificates outstanding from time to time and (b) the lesser of $54,406,000 and the Certificate Balance of the Class A-J Certificates outstanding from time to time; and

         o    following the Distribution Date occurring in January 2013, $0.

         Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any class of Principal Balance Certificates. The Notional
Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and
Expense Losses actually allocated to the Certificate Balance of any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in January 2013. Upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $980,772,819 and $962,024,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such
Certificate and does not represent the right to receive any distributions of principal.

         The Residual Certificates will not have Certificate Balances or
Notional Amounts.

PASS-THROUGH RATES

         The Pass-Through Rates applicable to the Class A-1, Class A-2, Class
A-3, Class A-4, Class A-AB and Class A-5 Certificates for each Distribution Date will be equal to 3.39%, 4.11%, 4.28%, 4.52%, 4.63% and 4.78% per annum, respectively. The Class A-J Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 4.84% and the Weighted Average Net
Mortgage Rate. The Class B Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 4.88% and the Weighted Average Net
Mortgage Rate. The Class C Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 4.90% and the Weighted Average Net
Mortgage Rate. The Class D Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 4.97% and the Weighted Average Net
Mortgage Rate.

         The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 0.64% per annum. The
Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution
Date subsequent to the initial Distribution Date and on or before the
Distribution Date in January 2013 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the
Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal
Balance Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of it) will represent one or more separate components of the total
Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before January 2013, on any particular component of the total
Notional Amount of the Class X-2 Certificates immediately prior to the related
Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

         o    the lesser of (a) the rate per annum corresponding to such
              Distribution Date as set forth on Schedule B attached to this prospectus supplement and (b) the Weighted Average Net Mortgage
              Rate for such Distribution Date, over

         o    the Pass-Through Rate for such Distribution Date for the class of
              Principal Balance Certificates whose Certificate Balance, or a designated portion of it, comprises such component.

                                      S-77

         Under no circumstances will any Class X-2 Strip Rate be less than zero.

         The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 0.05% per annum. The
Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the
Certificate Balance of one of the classes of the Principal Balance Certificates.
In general, the Certificate Balance of each class of Principal Balance
Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the
Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balances" above as being part of the total
Notional Amount of the Class X-2 Certificates immediately prior to any
Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate
Balance will represent one or more other separate components of the Class X-1
Certificates for purposes of calculating the accrual of interest for the related
Distribution Date. For any Distribution Date occurring in or before January
2013, on any particular component of the total Notional Amount of the Class X-1
Certificates immediately prior to the related Distribution Date, the applicable
Class X-1 Strip Rate will be calculated as follows:

         o    if such particular component consists of the entire Certificate
              Balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire
              Certificate Balance (or that designated portion) also constitutes a component of the total Notional Amount of the Class X-2
              Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such
              Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule B attached to this prospectus supplement and (ii) the Pass-Through
              Rate for such Distribution Date for such class of Principal
              Balance Certificates; and

         o    if such particular component consists of the entire Certificate
              Balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire
              Certificate Balance (or that designated portion) does not also constitute a component of the total Notional Amount of the Class
              X-2 Certificates immediately prior to the related Distribution
              Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
              such Distribution Date, over (b) the Pass-Through Rate for such
              Distribution Date for such class of Principal Balance
              Certificates.

         For any Distribution Date occurring after January 2013, the Certificate
Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
Rate for such Distribution Date for such class of Principal Balance
Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

         The Class E Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 5.07% and the Weighted Average Net Mortgage
Rate. The Class F Certificates will accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate less 0.16%. The Class G Certificates will accrue interest at a per annum rate equal to the Weighted Average Net Mortgage
Rate less 0.06%. The Class H Certificates will accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate. The Pass-Through Rate
applicable to the Class J, Class K, Class L, Class M, Class N, Class O and Class
P Certificates will, at all times, equal the lesser of 4.654% per annum and the
Weighted Average Net Mortgage Rate.

         The Administrative Cost Rate for each mortgage loan is presented in
Appendix II. The Administrative Cost Rate will be payable on the Scheduled
Principal Balance of each mortgage loan outstanding from time to time.

                                      S-78

The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

         Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in February 2005. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

         The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to such certificate, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage
Interests in such Class.

The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution
Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve
Amount from the preceding January (commencing in 2006), if applicable, and
February (commencing in 2005), and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

         On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

         (i)      to the holders of the Class A-1, Class A-2, Class A-3, Class
                  A-4, Class A-AB, Class A-5, Class X-1 and Class X-2
                  Certificates, the Distributable Certificate Interest Amount in
                  respect of each such class for such Distribution Date, pro rata, in proportion to the Distributable Certificate Interest
                  Amount payable in respect of each such Class;

                                      S-79

         (ii)     to the holders of the Class A-AB Certificates, the Principal
                  Distribution Amount for such Distribution Date until the
                  Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance for such Distribution
                  Date;

         (iii)    upon payment to the Class A-AB Certificates of the above
                  distribution, to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1
                  Certificates has been reduced to zero; the portion of the
                  Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
                  Distribution Amount distributed to the holders of the Class
                  A-AB Certificates (in respect of the Planned Principal
                  Balance);

         (iv)     upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the
                  portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A-AB (in respect of the Planned Principal Balance)
                  and Class A-1 Certificates;

         (v)      upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the
                  portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A-AB (in respect of the Planned Principal Balance),
                  Class A-1 and Class A-2 Certificates;

         (vi)     upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the
                  portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A-AB (in respect of the Planned Principal Balance),
                  Class A-1, Class A-2 and Class A-3 Certificates;

         (vii)    upon payment in full of the aggregate Certificate Balance of the Class A-4 Certificates, to the holders of the Class A-AB
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class A-AB Certificates has been reduced to zero; the
                  portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A-AB (in respect of the Planned Principal Balance),
                  Class A-1, Class A-2, Class A-3 and Class A-4 Certificates;

         (viii)   upon payment in full of the aggregate Certificate Balance of the Class A-AB and Class A-4 Certificates, to the holders of the Class A-5 Certificates, the Principal Distribution Amount
                  for such Distribution Date until the aggregate Certificate
                  Balance of the Class A-5 Certificates has been reduced to
                  zero; the portion of the Principal Distribution Amount
                  distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates;

         (ix)     to the holders of the Class A Senior Certificates and the
                  Class X Certificates, pro rata in proportion to their
                  respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense
                  Losses previously allocated to such certificates and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or
                  Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or
                  Expense Losses, at one-twelfth the applicable Pass-Through
                  Rate;

                                      S-80

         (x)      to the holders of the Class A-J Certificates, the
                  Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (xi)     upon payment in full of the aggregate Certificate Balance of the Class A-5 Certificates, to the holders of the Class A-J
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class A-J Certificates has been reduced to zero; the
                  portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A Senior Certificates;

         (xii)    to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                  allocated to such class of certificates and for which
                  reimbursement has not previously been fully paid, plus
                  interest on such Realized Losses or Expense Losses, at
                  one-twelfth the applicable Pass-Through Rate;

         (xiii)   to the holders of the Class B Certificates, the Distributable
                  Certificate Interest Amount in respect of such class of
                  certificates for such Distribution Date;

         (xiv)    upon payment in full of the aggregate Certificate Balance of the Class A-J Certificates, to the holders of the Class B
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A Senior and Class A-J Certificates;

         (xv)     to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized
                  Losses or Expense Losses, at one-twelfth the applicable
                  Pass-Through Rate;

         (xvi)    to the holders of the Class C Certificates, the Distributable
                  Certificate Interest Amount in respect of such class of
                  certificates for such Distribution Date;

         (xvii)   upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A Senior, Class A-J and Class B Certificates;

         (xviii)  to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized
                  Losses or Expense Losses, at one-twelfth the applicable
                  Pass-Through Rate;

         (xix)    to the holders of the Class D Certificates, the Distributable
                  Certificate Interest Amount in respect of such class of
                  certificates for such Distribution Date;

         (xx)     upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D
                  Certificates, the Principal Distribution Amount for such
                  Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                  Principal Distribution Amount distributed to the holders of the Class A Senior, Class A-J, Class B and Class C
                  Certificates;

                                      S-81

         (xxi)    to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized
                  Losses or Expense Losses, at one-twelfth the applicable
                  Pass-Through Rate; and

         (xxii)   to make payments to the holders of the private certificates
                  (other than the Class X-1 Certificates) as contemplated below.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

o    first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and
     Class A-5 Certificates, in proportion to their respective Certificate
     Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o    second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and
     Class A-5 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense
     Losses previously allocated to such Classes, plus interest on such Realized
     Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

         On each Distribution Date, following the above-described distributions on the offered certificates and the Class X-1 Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X-1 Certificates and Residual
Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class
E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O and Class P Certificates:

         (1)      to pay interest to the holders of the particular class of
                  certificates, up to an amount equal to the Distributable
                  Certificate Interest Amount in respect of such class of
                  certificates for such Distribution Date;

         (2)      if the aggregate Certificate Balance of each other class of
                  Subordinate Certificates, if any, with an earlier alphabetical
                  Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding
                  aggregate Certificate Balance of such class of certificates and (b) the remaining Principal Distribution Amount for such
                  Distribution Date; and

         (3)      to reimburse the holders of the particular class of
                  certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

         Any portion of the Available Distribution Amount for any Distribution
Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I
Certificates, and any amount of Excess Interest on deposit in the Excess
Interest Sub-account for the related Collection Period will be paid to holders of the Class P Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

         Excess Liquidation Proceeds will be deposited into the Reserve Account.
On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates --
in order of alphabetical Class designation -- for any, and to the extent of,
Realized Losses and

                                      S-82

Expense Losses, including interest on Advances, previously allocated to them;
and second, upon the reduction of the aggregate Certificate Balance of the
Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Class A-AB Planned Principal Balance

         On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce its Certificate
Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Application of the Available Distribution Amount" above.
The "Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement. Such balances were calculated using, among other things, the Structuring Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the
Structuring Assumptions. Therefore, there can be no assurance that the
Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule
A. In general, once the Certificate Balances of the Class A-1, Class A-2, Class
A-3 and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the
Class A-AB Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

         On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges relating to a mortgage loan in the trust and collected during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-AB, Class A-5, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest
Fraction for the related principal prepayment and that class and (c) the aggregate amount of such Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums or Yield
Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates. On any Distribution Date
on or before the Distribution Date in January 2010, 70% of such Prepayment
Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and 30% of the
Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates.
After the Distribution Date in January 2010, any of such Prepayment Premiums or
Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

         No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class
P Certificates or the Residual Certificates. Any Prepayment Premiums or Yield
Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

         Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining
Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the certificates, as well as the amount of Master Servicing
Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special
Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination

                                      S-83

described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and
Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO
Property.

Appraisal Reductions

         Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and
Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or
A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled
Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing
Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.
Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

         As a result of such appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of the mortgage loan, Loan Pair or A/B
Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an
Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the
Appraisal Reduction (including, without limitation, any request of a B Note holder with respect to the related A/B Mortgage Loan (or Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

         The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

         Each Non-Serviced Mortgage Loan is subject to provisions in its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan
Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances
(including any advances to be made on such Non-Serviced Mortgage Loan under the
Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the
Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in

                                      S-84

respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior
Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the
Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and
Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

         Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the percentage interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

         Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire
Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Certificates with later alphabetical Class designations.

         Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B and Class A-J Certificates,
in that order, and then to the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-AB and Class A-5 Certificates, pro rata and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the Class X-1 and Class X-2 Certificates, pro rata with each other and with the Class A Senior
Certificates, in each case reducing principal and/or interest otherwise payable thereon.

         Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the distribution date for that collection period.

         Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates on any
Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

         Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced
Companion Mortgage Loans. Any additional trust expenses under the related
Non-Serviced Mortgage

                                      S-85

Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced Mortgage Loan
Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related Non-Serviced Mortgage Loan B
Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced
Mortgage Loan and the Non-Serviced Companion Mortgage Loans.

         Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced
Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

         Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

         If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such class on such
Distribution Date, in each case reducing interest otherwise payable thereon. The
Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such class of certificates. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

         In the case of any mortgage loan that provides for a Due Date
(including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower or the primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

         The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the
Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to
1% of the Initial Pool Balance.

         The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or

                                      S-86

recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master
Servicing Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

         Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

         ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

         On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o        the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o        a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination
         Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or
         Serviced Pari Passu Mortgage Loan, the portion of the Appraisal
         Reduction that is allocable to such Non-Serviced Mortgage Loan or
         Serviced Pari Passu Mortgage Loan, as applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

         In addition, the master servicer will not in any event be required to
(i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

         With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

         The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable
Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in

                                      S-87

accordance with the Pooling and Servicing Agreement and any related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

         Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

         Notwithstanding the foregoing, with respect to any Non-Serviced
Mortgage Loan, the master servicer, the trustee and fiscal agent will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on such Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer.
Because of the foregoing, P&I Advances with respect to any Non-Serviced Mortgage
Loans as to which advancing is provided for under the Pooling and Servicing
Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o        insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o        items such as real estate taxes and assessments in respect of such REO
         Property that may result in the imposition of a lien;

o        any ground rents in respect of such REO Property; and

o        other costs and expenses necessary to maintain, manage or operate such
         REO Property.

                                      S-88

         Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

         The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing
Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

         In general, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

         Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the collection period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that collection period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable advances, then the party entitled to such reimbursement has agreed to notify the rating agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under
"--Distributions--Subordination; Allocation of Losses and Certain Expenses") to
reduce the total principal balance of the certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing
Advance or P&I Advance by the master servicer, the special servicer, the

                                      S-89

trustee or the fiscal agent is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

         The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable (subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the operating adviser, the Rating Agencies, the paying agent and us (and the holders of the
Serviced Companion Mortgage Loan if the Servicing Advance relates to a Loan
Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

         Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

         (a)      A statement (in the form of Appendix V) setting forth, to the extent applicable:

                  (i)      the amount, if any, of such distributions to the
                           holders of each class of Principal Balance
                           Certificates applied to reduce the aggregate
                           Certificate Balance of such class;

                  (ii)     the amount of such distribution to holders of each
                           class of certificates allocable to (A) interest and
                           (B) Prepayment Premiums or Yield Maintenance Charges;

                  (iii)    the number of outstanding mortgage loans and the
                           aggregate principal balance and Scheduled Principal
                           Balance of the mortgage loans at the close of
                           business on the related Determination Date;

                  (iv)     the number and aggregate Scheduled Principal Balance
                           of mortgage loans:

                           (A)      delinquent 30 to 59 days,

                           (B)      delinquent 60 to 89 days,

                           (C)      delinquent 90 days or more,

                           (D)      as to which foreclosure proceedings have
                                    been commenced, or

                           (E)      as to which bankruptcy proceedings have been
                                    commenced;

                  (v)      with respect to any REO Property included in the
                           trust, the principal balance of the related mortgage
                           loan as of the date of acquisition of the REO
                           Property and the Scheduled Principal Balance of the
                           mortgage loan;

                                      S-90

                  (vi)     as of the related Determination Date:

                           (A)      as to any REO Property sold during the
                                    related Collection Period, the date of the
                                    related determination by the special
                                    servicer that it has recovered all payments
                                    which it expects to be finally recoverable
                                    and the amount of the proceeds of such sale
                                    deposited into the Certificate Account, and

                           (B)      the aggregate amount of other revenues
                                    collected by the special servicer with
                                    respect to each REO Property during the
                                    related Collection Period and credited to
                                    the Certificate Account, in each case
                                    identifying such REO Property by the loan
                                    number of the related mortgage loan;

                  (vii)    the aggregate Certificate Balance or Notional Amount
                           of each class of certificates before and after giving
                           effect to the distribution made on such Distribution
                           Date;

                  (viii)   the aggregate amount of Principal Prepayments made
                           during the related Collection Period;

                  (ix)     the Pass-Through Rate applicable to each class of
                           certificates for such Distribution Date;

                  (x)      the aggregate amount of servicing fees paid to the
                           master servicer, the Primary Servicer and the special
                           servicer and the holders of the rights to Excess
                           Servicing Fees;

                  (xi)     the amount of Unpaid Interest, Realized Losses or
                           Expense Losses, if any, incurred with respect to the
                           mortgage loans, including a break out by type of such
                           Expense Losses on an aggregate basis;

                  (xii)    the aggregate amount of Servicing Advances and P&I
                           Advances outstanding, separately stated, that have
                           been made by the master servicer, the special
                           servicer, the trustee and the fiscal agent and the
                           aggregate amount of Servicing Advances and P&I
                           Advances made by the applicable Non-Serviced Mortgage
                           Loan Master Servicer in respect of the Non-Serviced
                           Mortgage Loans;

                  (xiii)   the amount of any Appraisal Reductions effected
                           during the related Collection Period on a
                           loan-by-loan basis and the total Appraisal Reductions
                           in effect as of such Distribution Date; and

                  (xiv)    such other information and in such form as will be
                           specified in the Pooling and Servicing Agreement.

         (b)      A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information
                  regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

         The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

         In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

         The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on

                                      S-91

a restricted basis to the Depositor and its designees, including the Financial
Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing
Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the pooling and servicing agreement (which form may be submitted electronically via the paying agent's website). For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

         On an annual basis, the master servicer is required to deliver the
Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, the
Depositor and anyone the Depositor or any Underwriter reasonably designates, the special servicer, and the Rating Agencies.

         The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the holder of any Serviced
Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

         The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o        the Pooling and Servicing Agreement and any amendments to it;

o        all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o        all officer's certificates delivered to the paying agent since the
         Closing Date;

o        all accountants' reports delivered to the paying agent since the
         Closing Date;

o        the mortgage loan files;

o        any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

                                      S-92

o        any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any
         Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

         Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in January 2005:

                 The close of business on

                 January 1                (A)      Cut-off Date.

                 January 31               (B)      Record Date for all Classes
                                                   of Certificates.

                 January 2 - February 7   (C)      The Collection Period. The
                                                   master servicer receives
                                                   Scheduled Payments due after
                                                   the Cut-off Date and any
                                                   Principal Prepayments made
                                                   after the Cut-off Date and on
                                                   or prior to February 7.

                 February 7               (D)      Determination Date.

                 February 11              (E)      Master Servicer Remittance
                                                   Date.

                 February 14              (F)      Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

         (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

                                      S-93

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

         (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to February 7, 2005 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

         (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

         (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

         (F) The paying agent will make distributions to Certificateholders on the 13th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

         LaSalle Bank National Association will act as the trustee. LaSalle Bank
National Association is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United
States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and
(iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA-" by Fitch (or "A+"
by Fitch if such institution's short-term debt obligations are rated at least
"F-1" by Fitch) and "A+" by S&P, provided that, if the fiscal agent is rated at least "AA-" by Fitch (or "A+" by Fitch if the fiscal agent also has a short-term rating of at least "F-1" from Fitch) and "A-" by S&P (or "A+" by S&P if such institution's short-term debt obligations are rated at least "A-1" by S&P), then the trustee must be rated not less than "A-" by Fitch and "A-" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois
60603, Attention: Asset-Backed Securities Trust Services Group--Morgan Stanley
Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series
2005-TOP17. As of September 30, 2004, the trustee had assets of approximately
$61 billion. See "Description of the Pooling and Servicing Agreements--Duties of
the Trustee", "Description of the Pooling and Servicing Agreements--Regarding
the Fees, Indemnities and Powers of the Trustee" and "Description of the Pooling
and Servicing Agreements--Resignation and Removal of the Trustee" in the
prospectus.

The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The fiscal agent will be

                                      S-94

entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing
Advances -- or the trustee that an Advance, if made, would be a nonrecoverable advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of September 30, 2004, the fiscal agent had consolidated assets of approximately $790 billion. The long-term unsecured debt of ABN AMRO Bank N.V. is rated "AA-" by Fitch and "AA-" by S&P. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent under the Pooling and
Servicing Agreement.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

         Wells Fargo Bank, National Association ("Wells Fargo") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo will serve as registrar (in such capacity, the "certificate registrar")
for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "authenticating agent"). Wells Fargo maintains an office at
Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113 for
certificate transfers and exchanges and an office at 9062 Old Annapolis Road,
Columbia, Maryland 21045 for securities administration purposes. Wells Fargo is also the master servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and
Servicing Agreement.

         The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

         The Rated Final Distribution Date of each class of certificates is the
Distribution Date in December 2041.

         The ratings assigned by the Rating Agencies to each class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

         The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o    to cure any ambiguity;

o    to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing
     Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

                                      S-95

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust created from the related portion of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o    to modify, add to or eliminate the provisions in the Pooling and Servicing
     Agreement relating to transfers of residual certificates;

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

o    to modify the provisions relating to the timing of reimbursements of
     Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

o    any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

         No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of
100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust created from the related portion of the trust). Prior to entering into any amendment without the consent of
Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

         The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement
(without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded;
provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
Agreement.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o    reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o    eliminate the master servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the
     Code and related Treasury Regulations and rulings promulgated under the
     Code; or

o    adversely affect the status of any REMIC for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class
     R-I, Class R-II and Class R-III Certificateholders) or adversely affect the status of the grantor trust created from the related portion of the trust, without the consent of 100% of the

                                      S-96

     holders of the Class P Certificates. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o    the Pass-Through Rate for such certificate;

o    the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with
     Material Breaches of representations and warranties and Material Document
     Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o    the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the
     Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o    the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the
     Distributable Certificate Interest Amount payable on such certificate.

         In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 13th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

         The interest rates on one or more classes of certificates (including the Class X-2 Certificates) may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. In addition, the interest rate on one or more classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized
Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each
Distribution Date will be distributable entirely in respect of the Class A
Senior Certificates until their Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal
Balance Certificates, in descending alphabetical order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of

                                      S-97

principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, out of the Certificate
Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

         Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

         The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class X-2 Certificates should fully consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in the failure of such investors to fully recoup their initial investments. With respect to the Class A Senior, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class X-1 and Class X-2
Certificates, the allocation of a portion of collected Prepayment Premiums or
Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The
Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II -
Certain Characteristics of the Mortgage Loans."

                                      S-98

         Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal
Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

         If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical order of Class designation -- from the
Class O Certificates to the Class B Certificates, then the Class A-J
Certificates, then pro rata among the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-AB and Class A-5 Certificates. As to each of such classes, Realized
Losses and Expense Losses will reduce (i) first, the Certificate Balance of such class until such Certificate Balance is reduced to zero (in the case of the
Principal Balance Certificates); (ii) second, Unpaid Interest owing to such class and (iii) third, Distributable Certificate Interest Amounts owing to such class, provided, that such reductions shall be allocated among the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-AB and Class A-5 Certificates and, as to their interest entitlements only, the Class X-1 Certificates and Class X-2 Certificates, pro
rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described herein, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that
P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and
Realized Losses generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors"
in the prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

                                      S-99

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal
Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lockout, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

         The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates (other than the Class X-2
Certificates) after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

         The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

         For the purposes of each table, the weighted average life of a certificate is determined by:

o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

o    dividing the sum by the aggregate amount of the reductions in the
     Certificate Balance of such certificate.

         The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the

                                     S-100

Mortgage Pool will not experience any defaults or losses, or that the Mortgage
Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------             ------       ------        ------       ------       ------

Closing Date                               100%         100%          100%         100%         100%
January 2006                                51%          51%          51%           51%          51%
January 2007                                0%           0%            0%           0%           0%
Weighted average life (years)              1.00         1.00          1.00         1.00         1.00

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------             ------       ------        ------       ------       ------

Closing Date                               100%         100%          100%         100%         100%
January 2006                               100%         100%          100%         100%         100%
January 2007                                98%          98%          98%           98%          98%
January 2008                                58%          58%          58%           58%          58%
January 2009                                14%          14%          14%           14%          14%
January 2010                                0%           0%            0%           0%           0%
Weighted average life (years)              3.16         3.16          3.16         3.16         3.16

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------             ------       ------        ------       ------       ------

Closing Date                               100%         100%          100%         100%         100%
January 2006                               100%         100%          100%         100%         100%
January 2007                               100%         100%          100%         100%         100%
January 2008                               100%         100%          100%         100%         100%
January 2009                               100%         100%          100%         100%         100%
January 2010                                0%           0%            0%           0%           0%
Weighted average life (years)              4.77         4.77          4.76         4.75         4.66

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------             ------       ------        ------       ------       ------

Closing Date                               100%         100%          100%         100%         100%
January 2006                               100%         100%          100%         100%         100%
January 2007                               100%         100%          100%         100%         100%
January 2008                               100%         100%          100%         100%         100%
January 2009                               100%         100%          100%         100%         100%
January 2010                               100%         100%          100%         100%         100%
January 2011                               100%         100%          100%         100%         100%
January 2012                                0%           0%            0%           0%           0%
Weighted average life (years)              6.64         6.64          6.64         6.64         6.61

                                     S-101

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------             ------       ------        ------       ------       ------

Closing Date                               100%         100%          100%         100%         100%
January 2006                               100%         100%          100%         100%         100%
January 2007                               100%         100%          100%         100%         100%
January 2008                               100%         100%          100%         100%         100%
January 2009                               100%         100%          100%         100%         100%
January 2010                                98%          98%          98%           98%          98%
January 2011                                79%          79%          79%           79%          79%
January 2012                                70%          70%          70%           70%          70%
January 2013                                49%          49%          49%           49%          49%
January 2014                                21%          21%          19%           18%          0%
January 2015                                0%           0%            0%           0%           0%
Weighted average life (years)              7.61         7.60          7.60         7.59         7.54

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-5 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------             ------       ------        ------       ------       ------

Closing Date                               100%         100%          100%         100%         100%
January 2006                               100%         100%          100%         100%         100%
January 2007                               100%         100%          100%         100%         100%
January 2008                               100%         100%          100%         100%         100%
January 2009                               100%         100%          100%         100%         100%
January 2010                               100%         100%          100%         100%         100%
January 2011                               100%         100%          100%         100%         100%
January 2012                               100%         100%          100%         100%         100%
January 2013                               100%         100%          100%         100%         100%
January 2014                               100%         100%          100%         100%         100%
January 2015                                0%           0%            0%           0%           0%
Weighted average life (years)              9.65         9.64          9.62         9.60         9.44

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------             ------       ------        ------       ------       ------

Closing Date                               100%         100%          100%         100%         100%
January 2006                               100%         100%          100%         100%         100%
January 2007                               100%         100%          100%         100%         100%
January 2008                               100%         100%          100%         100%         100%
January 2009                               100%         100%          100%         100%         100%
January 2010                               100%         100%          100%         100%         100%
January 2011                               100%         100%          100%         100%         100%
January 2012                               100%         100%          100%         100%         100%
January 2013                               100%         100%          100%         100%         100%
January 2014                               100%         100%          100%         100%         100%
January 2015                                0%           0%            0%           0%           0%
Weighted average life (years)              9.90         9.89          9.88         9.88         9.79

                                     S-102

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------             ------       ------        ------       ------       ------

Closing Date                               100%         100%          100%         100%         100%
January 2006                               100%         100%          100%         100%         100%
January 2007                               100%         100%          100%         100%         100%
January 2008                               100%         100%          100%         100%         100%
January 2009                               100%         100%          100%         100%         100%
January 2010                               100%         100%          100%         100%         100%
January 2011                               100%         100%          100%         100%         100%
January 2012                               100%         100%          100%         100%         100%
January 2013                               100%         100%          100%         100%         100%
January 2014                               100%         100%          100%         100%         100%
January 2015                                0%           0%            0%           0%           0%
Weighted average life (years)              9.96         9.96          9.96         9.93         9.79

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------             ------       ------        ------       ------       ------

Closing Date                               100%         100%          100%         100%         100%
January 2006                               100%         100%          100%         100%         100%
January 2007                               100%         100%          100%         100%         100%
January 2008                               100%         100%          100%         100%         100%
January 2009                               100%         100%          100%         100%         100%
January 2010                               100%         100%          100%         100%         100%
January 2011                               100%         100%          100%         100%         100%
January 2012                               100%         100%          100%         100%         100%
January 2013                               100%         100%          100%         100%         100%
January 2014                               100%         100%          100%         100%         100%
January 2015                                0%           0%            0%           0%           0%
Weighted average life (years)              9.96         9.96          9.96         9.96         9.79

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------             ------       ------        ------       ------       ------

Closing Date                               100%         100%          100%         100%         100%
January 2006                               100%         100%          100%         100%         100%
January 2007                               100%         100%          100%         100%         100%
January 2008                               100%         100%          100%         100%         100%
January 2009                               100%         100%          100%         100%         100%
January 2010                               100%         100%          100%         100%         100%
January 2011                               100%         100%          100%         100%         100%
January 2012                               100%         100%          100%         100%         100%
January 2013                               100%         100%          100%         100%         100%
January 2014                               100%         100%          100%         100%         100%
January 2015                                0%           0%            0%           0%           0%
Weighted average life (years)              9.96         9.96          9.96         9.96         9.79

                                     S-103

CLASS X-2 CERTIFICATES

         The yield to maturity on the Class X-2 Certificates will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments) on the mortgage loans and to the default and loss experience on the mortgage loans. Accordingly, investors in the Class X-2
Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment of the mortgage loans could result in the failure of such investors to recoup their initial investments. Any allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the
Class X-2 Certificates as described herein may be insufficient to offset fully the adverse effects on the yield on such class of certificates that the related prepayments may otherwise have. Moreover, because the mortgage loans represent non-recourse obligations of the borrowers, no assurance can be given that the borrowers will have sufficient funds available to pay all or any portion of any required Prepayment Premium or Yield Maintenance Charge in the case of a default, or that, in the case of a foreclosure, foreclosure proceeds will be sufficient or available to permit recovery of the Prepayment Premium or Yield
Maintenance Charge. No assurances are given that the obligation to pay any
Prepayment Premium or Yield Maintenance Charge will be enforceable. The yield to maturity on the Class X-2 Certificates will also be adversely affected by the trust's receipt of insurance proceeds in connection with a casualty loss on a mortgaged property (for which no Prepayment Premium or Yield Maintenance Charge will be due). In addition, the yield to maturity on the Class X-2 Certificates may be adversely affected if an optional termination of the trust occurs.

         The following tables indicate the approximate pre-tax yield to maturity on the Class X-2 Certificates for the specified CPR and Constant Default Rate
("CDR") percentages, stated on a corporate bond equivalent ("CBE") basis. For purposes of preparing the tables it was assumed that (i) unless otherwise indicated, the Structuring Assumptions referred to above apply and the initial
Notional Amount and initial Pass-Through Rate of the Class X- 2 Certificates are as set forth herein and (ii) the purchase price (excluding accrued interest) for the Class X-2 Certificates, expressed as a percentage of the Notional Amount thereof, is as specified below. In addition, all of the following scenarios assume (i) the immediate occurrence of defaults, (ii) the immediate recovery of
65% of the defaulted amount and (iii) that the right of optional termination is exercised.

                         PRE-TAX YIELD TO MATURITY (CBE)
                          OF THE CLASS X-2 CERTIFICATES

PREPAYMENT ASSUMPTION                100% CPR         100% CPR         100% CPR
DEFAULT RATE ASSUMPTION                0% CDR           6% CDR          10% CDR
-------------------------------- ------------- ---------------- ----------------

ASSUMED TOTAL PURCHASE PRICE
(EXCLUDING ACCRUED INTEREST)
            3.6342%                   4.2370%          2.8287%         -1.6056%

         The pre-tax yields to maturity set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X-2 Certificates (that is, interest and Prepayment Premiums, if any, collected as described above), would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof plus accrued interest, and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2
Certificates and consequently do not purport to reflect the return on any investment in the Class X-2 Certificates when such reinvestment rates are considered.

         Notwithstanding the assumed prepayment and default rates reflected in the foregoing table, it is highly unlikely that the mortgage loans will be prepaid or default according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X-2 Certificates is likely to differ from those shown in the table, even if all of the mortgage loans prepay at the indicated
CPRs and default at the indicated CDRs over any given time period or over the entire life of the Class X-2

                                     S-104

Certificates. CDR represents an assumed constant rate of default each month
(expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

         As described herein, the amounts payable with respect to the Class X-2
Certificates consist only of interest. If all of the mortgage loans were to prepay in the initial month, with the result that holders of the Class X-2
Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the
"AAA/AAA" ratings received on the Class X-2 Certificates. The related Notional
Amount upon which interest in respect of the Class X-2 Certificates is calculated will be reduced by the allocation of Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount of such
Certificates as so reduced from time to time. Accordingly, the ratings of the
Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

                                     S-105

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of one hundred ten (110) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $980,772,819, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $1,146,923 to $77,385,000, and the mortgage loans have an average Cut-off Date Balance of $8,916,117. The largest mortgage loan group, which is comprised of three (3) cross-collateralized loans, has an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000.
Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

         The mortgage loans were originated between December 19, 2003 and
December 20, 2004. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans
(including crossed mortgage loans) in the Mortgage Pool are contained in
Appendix III attached.

         One hundred twenty-two (122) mortgaged properties, securing mortgage loans representing 98.4% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Two (2) mortgaged properties, securing a mortgage loan representing 1.6% of the Initial Pool Balance, are subject to a leasehold interest in the mortgaged properties.

         On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the
Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans"
below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Ninety-eight (98)
mortgage loans, representing 92.6% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.
Twelve (12) mortgage loans, representing 7.4% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

         The mortgage loans consist of the following property types:

         o    Retail - Forty-nine (49) of the mortgaged properties, which secure
              46.3% of the Initial Pool Balance, are retail properties;

         o    Office - Twenty-one (21) of the mortgaged properties, which secure
              27.4% of the Initial Pool Balance, are office properties;

                                     S-106

         o    Industrial - Nineteen (19) of the mortgaged properties, which secure 8.9% of the Initial Pool Balance, are industrial
              properties;

         o    Hospitality - Four (4) of the mortgaged properties, which secure
              4.4% of the Initial Pool Balance, are hospitality properties;

         o    Multifamily - Eight (8) of the mortgaged properties, which secure
              4.3% of the Initial Pool Balance, are multifamily properties;

         o    Self Storage - Thirteen (13) of the mortgaged properties, which secure 3.1% of the Initial Pool Balance, are self storage
              properties;

         o    Manufactured Housing Community - Four (4) of the mortgaged properties, which secure 2.0% of the Initial Pool Balance, are manufactured housing community properties;

         o    Other - Three (3) of the mortgaged properties, which secure 1.8%
              of the Initial Pool Balance, are types of properties other than those set forth in this paragraph; and

         o    Mixed Use - Three (3) of the mortgaged properties, which secure
              1.8% of the Initial Pool Balance, are mixed use properties.

Property Location

         The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, Florida,
Pennsylvania, Hawaii, Virginia, Texas and New York.

         o    Thirty-six (36) mortgaged properties, representing security for
              21.0% of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, twenty-eight (28)
              of such mortgaged properties, representing security for 16.8% of the Initial Pool Balance, are located in Southern California, and eight (8) mortgaged properties, representing security for 4.2% of the Initial Pool Balance, are located in Northern California;

         o    Nine (9) mortgaged properties, representing security for 12.3% of the Initial Pool Balance, are located in Florida;

         o    Three (3) mortgaged properties, representing security for 8.2% of the Initial Pool Balance, are located in Pennsylvania;

         o    One (1) mortgaged property, representing security for 7.9% of the
              Initial Pool Balance, is located in Hawaii;

         o    Six (6) mortgaged properties, representing security for 7.2% of the Initial Pool Balance, are located in Virginia;

         o    Seven (7) mortgaged properties, representing security for 5.8% of the Initial Pool Balance, are located in Texas; and

         o    Seven (7) mortgaged properties, representing security for 5.0% of the Initial Pool Balance, are located in New York.

Due Dates

         Ninety-nine (99) of the mortgage loans, representing 78.4% of the
Initial Pool Balance, have Due Dates on the 1st day of each calendar month. Two
(2) of the mortgage loans, representing 0.4% of the Initial Pool Balance,

                                     S-107

have Due Dates on the 3rd day of each calendar month. Two (2) of the mortgage loans, representing 1.7% of the Initial Pool Balance, have Due Dates on the 5th day of each calendar month. Three (3) of the mortgage loans, representing 8.2%
of the Initial Pool Balance, have Due Dates on the 7th day of each calendar month. Four (4) of the mortgage loans, representing 11.4% of the Initial Pool
Balance, have Due Dates on the 8th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including one hundred two (102) mortgage loans, representing 96.5% of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days. Of the remaining mortgage loans: one (1) mortgage loan, representing 0.8% of the Initial Pool
Balance, has a 7 calendar day grace period prior to the imposition of late payment charges and one (1) mortgage loan, representing 1.1% of the Initial Pool
Balance, has a 15 calendar day grace period prior to the imposition of late payment charges. Six (6) mortgage loans, representing 1.7% of the Initial Pool
Balance, have a one-time 25 calendar day grace period prior to the imposition of late payment charges and thereafter, a 5 calendar day grace period prior to the imposition of late payment charges.

Amortization

         The mortgage loans have the following amortization features:

         o    Ninety-nine (99) of the mortgage loans, representing 96.4% of the
              Initial Pool Balance, are Balloon Loans. Four (4) of these mortgage loans, representing 3.0% of the Initial Pool Balance, are
              ARD loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk
              Factors" in this prospectus supplement.

         o    The eleven (11) remaining mortgage loans, representing 3.6% of the
              Initial Pool Balance are fully amortizing and each is expected to have less than 5% of the original principal balance outstanding as of its respective stated maturity date.

Prepayment Restrictions

         As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

         o    Sixty-four (64) of the mortgage loans, representing 67.3% of the
              Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

         o    Twenty-four (24) mortgage loans, representing 10.1% of the Initial
              Pool Balance, prohibit voluntary principal prepayments during a
              Lock-out Period, and following the Lock-out Period provide for a
              Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

         o    Twenty (20) of the mortgage loans, representing 22.2% of the
              Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for Prepayment
              Premiums or Yield Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

                                     S-108

         o    Two (2) mortgage loans, representing 0.4% of the Initial Pool
              Balance, have no Lock-out Period and the loans permit voluntary principal prepayments at any time if accompanied by a Prepayment
              Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid.

         With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

         o    One (1) mortgage loan, representing 3.4% of the Initial Pool
              Balance, permits the release of a portion of the collateral upon prepayment or defeasance of an amount equal to 110% or 115%, as applicable, of the allocated loan amount of the collateral being released and, if prepaid, upon payment of the applicable yield maintenance charge.

         o    Two (2) mortgage loans, representing 4.3% of the Initial Pool
              Balance, are secured by multiple mortgaged properties and permit the release of any of the mortgaged properties from the lien of the related mortgage upon defeasance of an amount equal to 120% of the allocated amount of the mortgaged property being released.

         o    Notwithstanding the foregoing, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without premium or defeasance requirements commencing one (1) to thirteen (13) payment dates prior to and including the maturity date or the Anticipated Repayment Date.

         The method of calculation of any Prepayment Premium or Yield
Maintenance Charge will vary for any mortgage loan as presented in "Appendix II
- Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

         The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of the mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion
Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans, any Serviced Companion
Mortgage Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage Loan or B Note documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion

                                     S-109

Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the
Pooling and Servicing Agreement.

Subordinate and Other Financing

         Six (6) of the mortgage loans, representing 18.7% of the Initial Pool
Balance, currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. The Wells REF
Portfolio Pari Passu Loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000, is secured by the related mortgaged properties on a pari passu basis with other notes that had an aggregate original principal balance of $270,000,000. The Waikele Center Pari Passu Loan, which had an aggregate outstanding principal balance as of the Cut-off Date of
$77,385,000, is secured by the related mortgaged property on a pari passu basis with other notes that had aggregate original principal balance of $63,315,000.
The Mason Devonshire Plaza Mortgage Loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $15,840,000, is secured by the related mortgaged property, which also secures a subordinated B Note, the Mason
Devonshire Plaza B Note, that had an original principal balance of $660,000. The
Kohl's Stoughton Mortgage Loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $9,763,000, is secured by the related mortgaged property, which also secures a second lien loan that had an original principal balance of $2,300,000. See "Servicing of the Mortgage Loans--Servicing
of the Wells REF Portfolio Loan Group, the Waikele Center Loan Group, the Mason
Devonshire Plaza A/B Mortgage Loan and the Kohl's Stoughton Mortgage Loan" in
this prospectus supplement.

         One (1) of the mortgage loans, representing 3.4% of the Initial Pool
Balance, permits the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that the combined LTV does not exceed 75% and the DSCR does not exceed 1.75x at the time of financing.

         Nine (9) of the mortgage loans, representing 10.6% of the Initial Pool
Balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

         One (1) of the mortgage loans, representing 0.3% of the Initial Pool
Balance, permits the borrower, at its option, either (i) to incur additional subordinate financing that is secured by the mortgaged property provided that certain criteria are satisfied, including DSCR and LTV tests or (ii) to permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower provided that certain criteria are satisfied, including DSCR and LTV tests.

         We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

         Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral

         Four (4) of the mortgage loans, representing 2.8% of the Initial Pool
Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender

                                     S-110

as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value.
There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the
Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

         An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific
Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

         In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any

                                     S-111

of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading
(or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

         Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

         In the case of twenty-four (24) mortgaged properties, securing mortgage loans representing approximately 6.4% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date
Balance in excess of $4,100,000. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

         In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

         o    if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

         o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

         o    if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

         The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed
$5,125,000 and the total claims under the group policy is subject to a maximum of $22,136,000. There is no deductible under the policy.

                                     S-112

         The secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans.

         The secured creditor impaired property policy will be issued by
Steadfast Insurance Company, an affiliate of Zurich North America.

         In the case of three (3) mortgaged properties, securing mortgage loans representing 9.2% of the Initial Pool Balance, each of the related mortgage loans has the benefit of a stand-alone secured creditor impaired property policy which will be assigned to the trust and which covers selected environmental matters with respect to the related property.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix III to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

         For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

         (1)      References to "DSCR" are references to "Debt Service Coverage
                  Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash
                  currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required current debt service payments.
                  However, debt service coverage ratios only measure the
                  current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating
                  expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this
                  prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement.
                  For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the
                  aggregate indebtedness evidenced by the Serviced Pari Passu
                  Mortgage Loan and the related Serviced Companion Mortgage
                  Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced
                  Mortgage Loan and the related Non-Serviced Companion Mortgage
                  Loan.

                  In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the
                  respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made
                  changes to operating statements and operating information
                  obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash
                  Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in

                                     S-113

                  preparing such statements and information. In most cases,
                  borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating
                  Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent
                  actually paid under the lease was significantly higher than the market rent for similar properties.

                  The Underwritable Cash Flow for residential cooperative
                  mortgaged properties is based on projected net operating
                  income at the mortgaged property, as determined by the
                  appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and
                  projected reserves.

                  Historical operating results may not be available or were
                  deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed
                  improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating
                  Underwritable Cash Flow were generally derived from rent
                  rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with
                  respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the
                  applicable seller in determining the presented operating
                  information.

                  The Debt Service Coverage Ratios are presented herein for
                  illustrative purposes only and, as discussed above, are
                  limited in their usefulness in assessing the current, or
                  predicting the future, ability of a mortgaged property to
                  generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no
                  representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2)      References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon
                  LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in
                  Appendix I and the information presented in Appendix II and
                  Appendix III, the "Cut-off Date LTV," "Cut-off Date
                  Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for
                  any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i)
                  with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu
                  Mortgage Loan and the related Serviced Companion Mortgage
                  Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced
                  Mortgage Loan and the related Non-Serviced Companion Mortgage
                  Loan.

                  The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of
                  Property Value and Condition--Appraisals."

                  No representation is made that any such value would
                  approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

         (3)      References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the
                  related mortgage loans.

                                     S-114

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

         The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the mortgagor maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the mortgagor pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

         If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

         o    the outstanding principal balance of the related mortgage loan;
              and

         o    the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

         If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO
Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

                                     S-115

         In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within 7 business days of receipt by the special servicer and
Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

THE SELLERS

Bear Stearns Commercial Mortgage, Inc.

         BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital
Corporation, and is a New York corporation and an affiliate of Bear, Stearns &
Co. Inc., one of the underwriters. BSCMI or an affiliate of BSCMI originated all of the BSCMI Loans and underwrote all of the BSCMI Loans. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI's
telephone number is (212) 272-2000.

Morgan Stanley Mortgage Capital Inc.

         MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC
Loans was originated or purchased by MSMC, and all of the MSMC Loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at
1585 Broadway, New York, New York 10036. MSMC's telephone number is (212)
761-4700.

Wells Fargo Bank, National Association

         A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans--The Master Servicer and Special
Servicer--Master Servicer" in this prospectus supplement.

                                     S-116

Principal Commercial Funding, LLC

         PCF is a wholly owned subsidiary of Principal Global Investors, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa 50392. PCF's phone number is (515)
248-3944.

SALE OF THE MORTGAGE LOANS

         On the Closing Date, each seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage
Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

         The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing
Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term
"Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

         The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

         In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

         (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

         (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

         (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

         (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

         (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

         (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

                                     S-117

         (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

         (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

         (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

         (10) the related mortgaged property is covered by an American Land
Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

         (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

         (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

         (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

         (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase
Agreement;

         (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

         (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

         (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

         (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

                                     S-118

         (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

         (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

         If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the
Mortgage Loans" above has a Material Document Defect, or if there is a Material
Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material
Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the seller will be obligated, not later than the last day of such
Permitted Cure Period, to:

         o    repurchase the affected mortgage loan from the trust at the
              Purchase Price; or,

         o    at its option, if within the two-year period commencing on the
              Closing Date, replace such mortgage loan with a Qualifying
              Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable
              Qualifying Substitute Mortgage Loan as of the date of
              substitution, after application of all payments due on or before such date, whether or not received.

         The seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period, provided, however, that if such Material
Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

                                     S-119

         The foregoing obligations of any seller to cure a Material Document
Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material
Document Defect or Material Breach; and none of us, the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

         With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered.
Instead, the related seller will be required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the
Trustee will be required to take all actions necessary to confirm that the
Trustee on behalf of the Trust is shown as, the owner of the related Mortgage
Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the
Trustee after the Closing Date pursuant to the Pooling and Servicing Agreement.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

         The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement. The servicing standard for any Non-Serviced
Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

         Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the special servicer and the Primary Servicer may become the owner or pledgee of

                                     S-120

certificates with the same rights as each would have if it were not the master servicer, the special servicer or the Primary Servicer, as the case may be.

         Any such interest of the master servicer, the special servicer or the
Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the
Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

         On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary
Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer.
Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the
Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

         Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing
Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

         The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

         o    a successor master servicer or special servicer is available, has assets of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating
              Adviser, the depositor and the trustee;

         o    the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

         o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or
              qualification of the then current ratings on the certificates.

         Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

                                     S-121

         The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

         The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

         The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced
Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced
Mortgage Loans.

         Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in
this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and
Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially
Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

         A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

         The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

         The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced
Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

         The Non-Serviced Mortgage Loan Pooling and Servicing Agreements
generally require the consent of the trustee, as holder of the Non-Serviced
Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

                                     S-122

SERVICING OF THE WELLS REF PORTFOLIO LOAN GROUP, THE WAIKELE CENTER LOAN GROUP,
THE MASON DEVONSHIRE PLAZA A/B MORTGAGE LOAN AND THE KOHL'S STOUGHTON MORTGAGE
LOAN

THE WELLS REF PORTFOLIO LOAN GROUP

         Mortgage Loan Nos. 1-9 (the "Wells REF Portfolio Pari Passu Loan"),
which have an aggregate outstanding principal balance as of the Cut-Off Date of
$80,000,000, representing 8.2% of the initial pool balance, are secured by the same mortgaged property on a pari passu basis with two other groups of notes
(collectively, the "Wells REF Portfolio Companion Loan"), which are not included in the trust and have an aggregate outstanding principal balance as of the
Cut-off Date of $270,000,000. The Wells REF Portfolio Companion Loan has the
same interest rate as the Wells REF Portfolio Pari Passu Loan. In addition, each of the Wells REF Portfolio Pari Passu Loan and the Wells REF Portfolio Companion
Loan has the same maturity date and amortization term. The Wells REF Portfolio
Pari Passu Loan and the Wells REF Portfolio Companion Loan are collectively referred to herein as the "Wells REF Portfolio Loan Group."

         The Wells REF Portfolio Loan Group had outstanding principal balances as of the Cut-off Date as follows:

                 Note Group                    Principal Balance
                 ----------                    -----------------
                   Group 1                       $125,000,000
                   Group 2                        $80,000,000
                   Group 3                       $145,000,000

         Only the Wells REF Portfolio Pari Passu Loan is included in the trust.
One of the Wells REF Portfolio Companion Loans is included in a securitization known as the Morgan Stanley Capital I Trust 2004-HQ4 ("MSCI 2004-HQ4")
securitization. The other Wells REF Portfolio Companion Loan will initially be held by MSMC, which may sell or transfer such Wells REF Companion Loan at any time. The Wells REF Portfolio Pari Passu Loan and the Wells REF Portfolio
Companion Loan will be serviced pursuant to the MSCI 2004-HQ4 Pooling and
Servicing Agreement. For purposes of the information presented in this prospectus supplement with respect to the Wells REF Portfolio Pari Passu Loan, the DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF reflect the aggregate indebtedness evidenced by the Wells REF Portfolio Pari Passu Loan and the Wells REF Portfolio Companion Loan.

         General. The Wells REF Portfolio Loan Group is being serviced under the
MSCI 2004-HQ4 Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Wells REF
Portfolio Pari Passu Loan or the Wells REF Portfolio Companion Loan will be effected in accordance with the MSCI 2004-HQ4 Pooling and Servicing Agreement)
and therefore the MSCI 2004-HQ4 Master Servicer will make servicing advances
(and if it fails to make such advances, the MSCI 2004-HQ4 Trustee or the MSCI
2004-HQ4 Fiscal Agent will be required to make such servicing advances) and remit collections on the Wells REF Portfolio Pari Passu Loan to or on behalf of the trust, but will not make advances with respect to monthly P&I payments on the Wells REF Portfolio Pari Passu Loan. The master servicer will be required to make advances with respect to monthly P&I payments on the Wells REF Portfolio
Pari Passu Loan, unless it has determined that such advance would not be recoverable from collections on the Wells REF Portfolio Pari Passu Loan. If the
MSCI 2004-HQ4 Master Servicer notifies the master servicer that any proposed advance of scheduled principal and interest payments on the Wells REF Portfolio
Companion Loan would be or is nonrecoverable, then the master servicer will not be permitted to make any additional P&I Advances with respect to the Wells REF
Portfolio Pari Passu Loan, unless the master servicer has consulted with the
MSCI 2004-HQ4 Master Servicer relating to the Wells REF Portfolio Companion Loan and they agree that circumstances with respect to such loans have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance. The MSCI 2004-HQ4 Pooling and Servicing
Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the
MSCI 2004-HQ4 Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the Pooling and Servicing
Agreement.

                                     S-123

         The holders of the Wells REF Portfolio Pari Passu Loan and the Wells
REF Portfolio Companion Loan entered into an intercreditor agreement. That intercreditor agreement provides, among other things, for the following:

         o    the Wells REF Portfolio Pari Passu Loan and the Wells REF
              Portfolio Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;

         o    the Wells REF Portfolio Pari Passu Loan and the Wells REF
              Portfolio Companion Loan will be serviced under the MSCI 2004-HQ4
              Pooling and Servicing Agreement, in general, as if each loan was a mortgage loan in the MSCI 2004-HQ4 trust;

         o    the holders of a majority of the Wells REF Portfolio Loan Group
              (at the direction of the related operating adviser) will have consultation rights with respect to certain proposed actions of the MSCI 2004-HQ4 Master Servicer and the Special Servicer;

         o    the MSCI 2004-HQ4 Pooling and Servicing Agreement will govern the servicing and administration of the Wells REF Portfolio Pari Passu
              Loan and the Wells REF Portfolio Companion Loan and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Wells REF Portfolio Pari Passu Loan and the Wells
              REF Portfolio Companion Loan will be effected in accordance with the MSCI 2004-HQ4 Pooling and Servicing Agreement;

         o    all payments, proceeds and other recoveries on or in respect of the Wells REF Portfolio Pari Passu Loan and/or the Wells REF
              Portfolio Companion Loan (in each case, subject to the rights of the MSCI 2004-HQ4 Master Servicer, the MSCI 2004-HQ4 Special
              Servicer, the MSCI 2004-HQ4 Depositor, the MSCI 2004-HQ4 Paying
              Agent, the MSCI 2004-HQ4 Fiscal Agent or the MSCI 2004-HQ4 Trustee
              to payments and reimbursements pursuant to and in accordance with the terms of the MSCI 2004-HQ4 Pooling and Servicing Agreement)
              will be applied to the Wells REF Portfolio Pari Passu Loan and the
              Wells REF Portfolio Companion Loan on a pari passu basis; and

         o    the transfer of the ownership of the Wells REF Portfolio Companion
              Loan to any person or entity other than certain institutional lenders, investment funds or their affiliates or to certain trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

         Sale of Defaulted Mortgage Loan. Under the MSCI 2004-HQ4 Pooling and
Servicing Agreement, if the Wells REF Portfolio Pari Passu Loan is subject to a fair value purchase option, the MSCI 2004-HQ4 Special Servicer will be required to determine the purchase price for the Wells REF Portfolio Pari Passu Loan.
Pursuant to the MSCI 2004-HQ4 Pooling and Servicing Agreement, the holder of the
Wells REF Companion Loan (or its designee) will have an option to purchase the
Wells REF Portfolio Pari Passu Loan, at the purchase price determined by the
MSCI 2004-HQ4 Special Servicer under the MSCI 2004-HQ4 Pooling and Servicing
Agreement.

         Termination of the Master Servicer or Special Servicer Generally. If an
event of default under the MSCI 2004-HQ4 Pooling and Servicing Agreement occurs, is continuing and has not been remedied, the MSCI 2004-HQ4 Depositor or the MSCI
2004-HQ4 Trustee may, and upon written direction from the holders of at least
51% of all of the certificates issued pursuant to the MSCI 2004-HQ4 Pooling and
Servicing Agreement shall or, to the extent that it is affected by such event of default, a holder of the Wells REF Portfolio Pari Passu Loan may terminate the
MSCI 2004-HQ4 Master Servicer or the MSCI 2004-HQ4 Special Servicer with respect to the Wells REF Loan Group, as applicable, if such party is the defaulting party.

         In addition to the provisions set forth above, the MSCI 2004-HQ4
Pooling and Servicing Agreement provides that if, with respect to a particular matter, a rating agency confirmation is required that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned to any class of certificates issued pursuant to the MSCI
2004-HQ4 Pooling and Servicing Agreement, then with respect to any matter affecting any Serviced Companion Mortgage Loan (as such term is defined in the
MSCI 2004-HQ4 Pooling and Servicing Agreement, which would include the Wells REF
Portfolio Pari Passu Loan), such confirmation shall also be required from the

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nationally recognized statistical rating organizations then rating the securities representing an interest in such loan and such rating organizations'
respective ratings of such securities.

THE WAIKELE CENTER LOAN GROUP

         Mortgage Loan No. 10 (the "Waikele Center Pari Passu Loan"), which has an outstanding principal balance as of the Cut-off Date of $77,385,000, representing 7.9% of the Initial Pool Balance, is secured by the same mortgaged property on a pari passu basis with another group of notes (the "Waikele Center
Companion Loan"), which are not included in the trust and have an aggregate outstanding principal balance as of the Cut-off Date of $63,315,000. The Waikele
Center Companion Loan is jointly held by BSCMI and Wells Fargo. The Waikele
Center Pari Passu Loan and the Waikele Center Companion Loan have the same borrower and are all secured by the same mortgage instrument encumbering the
Waikele Center Mortgaged Property. The interest rate and maturity date of the
Waikele Center Companion Loan are identical to those of the Waikele Center Pari
Passu Loan. Payments from the borrower under the Waikele Center Loan Group will be applied on a pari passu basis to the Waikele Center Pari Passu Loan and the
Waikele Center Companion Loan.

         The intercreditor agreement between the holders of the Waikele Center
Pari Passu Loan and the holders of the Waikele Center Companion Loan provides that for so long as the Waikele Center Pari Passu Loan is included in a securitization the applicable master servicer or the special servicer, if applicable, is obligated to administer the Waikele Center Pari Passu Loan consistently with the terms of the related intercreditor agreement and the
Pooling and Servicing Agreement. The special servicer is required to give the holders of the Waikele Center Companion Loan or their representatives prompt notice of any determination by the special servicer to take certain specified actions. The holders of the Waikele Center Companion Loan or their representatives will have an opportunity to consult with the special servicer for five business days after receipt of such notice with respect to any such proposed action. However, the special servicer will not be obligated to act upon the direction, advice or objection of the holders of the Waikele Center
Companion Loan, or its representative, in connection with any such proposed action.

THE MASON DEVONSHIRE PLAZA A/B MORTGAGE LOAN

         Mortgage Loan No. 19 (the "Mason Devonshire Plaza Mortgage Loan"),
which has an outstanding principal balance as of the Cut-off Date of
$15,840,000, representing 1.6% of the Initial Pool Balance, is secured by a mortgaged property that also secures a subordinate loan (the "Mason Devonshire
Plaza B Note"). The Mason Devonshire Plaza Mortgage Loan, together with the
Mason Devonshire Plaza B Note shall be referred to in this prospectus supplement as the "Mason Devonshire Plaza A/B Mortgage Loan". The Mason Devonshire Plaza B
Note is subordinate in right of payment to the Mason Devonshire Plaza Mortgage
Loan and has an original balance of $660,000. Only the Mason Devonshire Plaza
Mortgage Loan is included in the trust. The Mason Devonshire Plaza B Note is not an asset of the trust, and is currently held by CBA Mezzanine Capital Finance,
LLC.

         The holders of the Mason Devonshire Plaza Mortgage Loan and the Mason
Devonshire Plaza B Note entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the related Mason
Devonshire Plaza A/B Mortgage Loan. Pursuant to the terms of that intercreditor agreement, the rights of the holder of the Mason Devonshire Plaza B Note to receive payments are subordinate to the rights of the holder of the related
Mason Devonshire Plaza Mortgage Loan to receive payments of interest, principal and certain other amounts with respect thereto. Prior to the occurrence of (i)
the acceleration of the Mason Devonshire Plaza Mortgage Loan or the related
Mason Devonshire Plaza B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the master servicer and the holder of the related Mason Devonshire Plaza B Note, and following the occurrence and during the continuance of (i) the acceleration of a
Mason Devonshire Plaza Mortgage Loan or its related Mason Devonshire Plaza B
Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the related borrower, and subject to certain rights of the holder of the Mason Devonshire Plaza B Note to purchase the Mason Devonshire
Plaza Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the Mason Devonshire Plaza B Note will be subordinated to all payments due on the related Mason Devonshire Plaza Mortgage Loan and the holder of such Mason Devonshire Plaza B Note will not be entitled to receive any payment of principal or interest until the holder of the related Mason
Devonshire Plaza

                                     S-125

Mortgage Loan has been paid all of its unreimbursed costs and expenses, accrued and unpaid non-default interest and unpaid principal in full.

         The Mason Devonshire Plaza A/B Mortgage Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement.

Rights of the Holders of the Mason Devonshire Plaza B Note

         Consent Rights. The master servicer and/or the special servicer may not enter into amendments, modifications or extensions of the Mason Devonshire Plaza
Mortgage Loan or the Mason Devonshire Plaza B Note in a material manner without the consent of the holder of the Mason Devonshire Plaza B Note; provided, however, that such consent right will expire when the repurchase period described below expires. Notwithstanding anything herein to the contrary, no advice, direction or objection from or by a holder of the Mason Devonshire Plaza
B Note, as contemplated by the preceding paragraph, may require or cause the master servicer or special servicer, as applicable, to violate any provision of the Pooling and Servicing Agreement (including the master servicer's or special servicer's, as applicable, obligation to act in accordance with the Servicing
Standard), the related loan documents or the REMIC Provisions.

         Purchase Option. In the event that (i) any payment of principal or interest on the Mason Devonshire Plaza Mortgage Loan or Mason Devonshire Plaza B
Note becomes 90 or more days delinquent, (ii) the principal balance of the Mason
Devonshire Plaza Mortgage Loan or Mason Devonshire Plaza B Note has been accelerated, (iii) the principal balance of the Mason Devonshire Plaza Mortgage
Loan or Mason Devonshire Plaza B Note is not paid at maturity, (iv) the related borrower declares bankruptcy or (v) any other event where the cash flow payment under the Mason Devonshire Plaza B Note has been interrupted and payments are made pursuant to the event of default waterfall, the holder of such Mason
Devonshire Plaza B Note will be entitled to purchase the related Mason
Devonshire Plaza Mortgage Loan from the trust for a period of 30 days after its receipt of a notice of any such occurrence, subject to certain conditions set forth in the applicable intercreditor agreement. The purchase price will generally equal the unpaid principal balance of the applicable Mason Devonshire
Plaza Mortgage Loan, together with all unpaid interest on such Mason Devonshire
Plaza Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expense, advances and interest on advances for which the related borrower under such Mason Devonshire Plaza Mortgage Loan is responsible. Unless the related borrower or an affiliate is purchasing the Mason
Devonshire Plaza Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of such Mason Devonshire Plaza Mortgage Loan.

THE KOHL'S STOUGHTON MORTGAGE LOAN

         Mortgage Loan No. 40 (the "Kohl's Stoughton Mortgage Loan"), which has an outstanding principal balance as of the Cut-off Date of $9,763,000, representing 1.0% of the Initial Pool Balance, is secured by a mortgaged property that also secures a second lien loan (the "Kohl's Stoughton
Subordinated Loan"). The Kohl's Stoughton Subordinated Loan had an original balance of $2,300,000. Only the Kohl's Stoughton Mortgage Loan is included in the trust. The Kohl's Stoughton Subordinated Loan is not an asset of the trust, and is currently held by BSCMI. It is anticipated that the Kohl's Stoughton borrower will sell tenant in common interests in the related mortgaged property and such sale is permitted by the related loan documents. Proceeds from the sale of the tenant in common interests (the "TIC Proceeds") will be used first to pay the Kohl's Stoughton Subordinated Loan and will not be available to make payments to the trust in respect of the Kohl's Stoughton Mortgage Loan until the
Kohl's Stoughton Subordinated Loan is paid in full. The Kohl's Stoughton borrower has indicated that it anticipates completing the sale of the tenant in common interests before February 28, 2005. If the borrower completes such sales by February 28, 2005 and the TIC Proceeds are sufficient to pay the principal balance of the Kohl's Stoughton Subordinated Loan, then the Kohl's Stoughton
Subordinated Loan will be fully prepaid. The interest rate on the Kohl's
Stoughton Subordinated Loan is one-month LIBOR plus 4.00%. If the Kohl's
Stoughton Subordinated Loan is not fully paid by February 28, 2005, the interest rate on such Kohl's Stoughton Subordinated Loan will increase to one-month LIBOR plus 5.00%. If the Kohl's Stoughton Subordinated Loan is not fully paid by May
31, 2005, the interest rate on such Kohl's Stoughton Subordinated Loan will increase to one-month LIBOR plus 8.00%. The maturity date of the Kohl's
Stoughton Subordinated Loan is September 1, 2011, which is also the Anticipated
Repayment Date of the Kohl's Stoughton Mortgage Loan.

                                     S-126

         The holders of the Kohl's Stoughton Mortgage Loan and the Kohl's
Stoughton Subordinated Loan entered into an intercreditor agreement, which sets forth the respective rights of each such holder. Pursuant to the terms of that intercreditor agreement, the rights of the holder of the Kohl's Stoughton
Subordinated Loan to receive payments from amounts that are not TIC Proceeds are subordinate to the rights of the holder of the Kohl's Stoughton Mortgage Loan to receive payments of interest, principal and other amounts on the Kohl's
Stoughton Mortgage Loan. However, the rights of the holder of the Kohl's
Stoughton Subordinated Loan to receive payments from amounts that are TIC
Proceeds are senior to the rights of the holder of the Kohl's Stoughton Mortgage
Loan to receive payments of interest, principal and other amounts on the Kohl's
Stoughton Mortgage Loan.

         Consent Rights of the Holder of the Kohl's Stoughton Subordinated Loan

         The master servicer and/or the special servicer may not take certain significant actions with respect to the Kohl's Stoughton Mortgage Loan without the consent of the holder of the Kohl's Stoughton Subordinated Loan for so long as the principal balance of the Kohl's Stoughton Subordinated Loan is greater than or equal to 25% of the original principal balance of the Kohl's Stoughton
Subordinated Loan. Solely for purposes of determining whether the holder of the
Kohl's Stoughton Subordinated Loan is entitled to consent to certain significant actions, the principal balance of the Kohl's Stoughton Subordinated Loan will be reduced by the amount of any Appraisal Reductions that have occurred with respect to the Kohl's Stoughton Mortgage Loan (such appraisal reduction to be calculated as if the Kohl's Stoughton Mortgage Loan and the Kohl's Stoughton
Subordinated Loan were an A/B Mortgage Loan). These actions include, amendments, modifications and waivers of money terms and material non-monetary terms of the
Kohl's Stoughton Mortgage Loan.

         Purchase Option

         In the event that (i) any payment of principal or interest on the
Kohl's Stoughton Mortgage Loan or Kohl's Stoughton Subordinated Loan becomes 60 or more days delinquent, (ii) the principal balance of the Kohl's Stoughton
Mortgage Loan or Kohl's Stoughton Subordinated Loan has been accelerated, (iii)
the principal balance of the Kohl's Stoughton Mortgage Loan or Kohl's Stoughton
Subordinated Loan is not paid at maturity or (iv) the related borrower declares bankruptcy, the holder of such Kohl's Stoughton Subordinated Loan will be entitled to purchase the Kohl's Stoughton Mortgage Loan from the trust for a period of 30 days after its receipt of a notice of any such occurrence, subject to certain conditions set forth in the applicable intercreditor agreement. The purchase price will generally equal the unpaid principal balance of the Kohl's
Stoughton Mortgage Loan, together with all unpaid interest on such Kohl's
Stoughton Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expense, advances and interest on advances for which the borrower under such Kohl's Stoughton Mortgage Loan is responsible.
No prepayment consideration will be payable in connection with the purchase of the Kohl's Stoughton Mortgage Loan.

         Cure Rights of the Holder of the Kohl's Stoughton Subordinated Loan

         In the event that the borrower fails to make any payment of principal or interest on the Kohl's Stoughton Mortgage Loan, resulting in a monetary event of default, the holder of the Kohl's Stoughton Subordinated Loan will have the right to cure such monetary event of default, subject to certain limitations set forth in the intercreditor agreement. In addition, the holder of the Kohl's
Stoughton Subordinated Loan will have the right to cure material non-monetary events of default, subject to certain limitations set forth in the intercreditor agreement.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

         Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is also the paying agent and certificate registrar and is an affiliate of Wells Fargo Brokerage
Services, LLC, one of the underwriters.

                                     S-127

         Wells Fargo's principal servicing offices are located at 45 Fremont
Street, 2nd Floor, San Francisco, California 94105.

         As of December 31, 2004, Wells Fargo was responsible for servicing approximately 6,742 commercial and multifamily mortgage loans, totaling approximately $51.45 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

         Wells Fargo & Company is the holding company for Wells Fargo. Wells
Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

         The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

Special Servicer

         ARCap Servicing, Inc., a Delaware corporation, will be responsible for servicing the Specially Serviced Mortgage Loans. The special servicer is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund II REIT, Inc., the entity which is anticipated to be the initial Operating Adviser. The special servicer's principal place of business is 5605 N. MacArthur Blvd., Suite 950, Dallas, Texas 75038. As of
November 30, 2004, ARCap Servicing, Inc. was named the special servicer on 43
CMBS transactions encompassing 6,539 loans with a legal balance of $43.9 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States,
Canada and Puerto Rico.

         The information presented herein concerning ARCap Servicing, Inc. has been provided by ARCap Servicing, Inc. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICER

Master Servicer Compensation

         The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary
Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the
Pooling and Servicing Agreement.

         The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

                                     S-128

         In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the
Master Servicing Fee as compensation.

EVENTS OF DEFAULT

         If an Event of Default described under the third, fourth, ninth or tenth bullet under the definition of "Event of Default" under the "Glossary of
Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth, seventh or eighth bullet under the definition of "Event of Default" under the "Glossary of
Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25%
of the Certificate Balance of all certificates so direct the trustee.
Notwithstanding the foregoing, and in accordance with the Pooling and Servicing
Agreement, if the Event of Default occurs primarily by reason of the occurrence of a default of the Primary Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

         The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above. If (i) any Event of Default on the part of the master servicer occurs that affects a Serviced Companion Mortgage Loan or
(ii) any Serviced Companion Mortgage Loan is included in a securitization that is rated by Fitch and the trustee receives notice from Fitch that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that Serviced Companion
Mortgage Loan or the master servicer has been downgraded below a specified rating level by Fitch, and in either case, the master servicer is not otherwise terminated, then, at the request of the holder of such affected Serviced
Companion Mortgage Loan, the trustee shall require the master servicer to appoint a sub-servicer with respect to the related mortgage loan.

         Upon termination of the master servicer under the Pooling and Servicing
Agreement, all authority, power and rights of the master servicer under the
Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

         However, if the master servicer is terminated solely due to an Event of
Default described in the eighth, ninth or tenth bullet of the definition of
Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing
Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or

                                     S-129

qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the
Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

         The special servicer will oversee the resolution of Specially Serviced
Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

Special Servicer Compensation

         The special servicer will be entitled to receive:

         o    a Special Servicing Fee;

         o    a Workout Fee; and

         o    a Liquidation Fee.

         The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage
Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

         The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for
REO Property collections, and other charges specified in the Pooling and
Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the
Workout Fee will be obligations of the trust and will represent Expense Losses.
The Special Servicer Compensation will be payable in addition to the Master
Servicing Fee payable to the master servicer.

         In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

         As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

         If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above.

                                     S-130

Termination of Special Servicer

         The trustee may terminate the special servicer upon a Special Servicer
Event of Default. However, if the special servicer is terminated solely due to a
Special Servicer Event of Default described in the eighth, ninth or tenth bullet of the definition of Special Servicer Event of Default, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and
Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to obtain the prior written consent of the Operating
Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the Pooling and
Servicing Agreement.

         The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above. If (i)
any Event of Default on the part of the Special Servicer occurs that affects a
Serviced Companion Mortgage Loan or (ii) any Serviced Companion Mortgage Loan is
included in a securitization that is rated by Fitch and the Trustee receives notice from Fitch that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that
Serviced Companion Mortgage Loan, and in either case, the Special Servicer is not otherwise terminated, then, subject to the applicable consultation rights of any particular related Serviced Companion Mortgage Loan under its related intercreditor agreement, the Operating Adviser shall appoint (or, in the event of the failure of the Operating Adviser to appoint, the trustee will appoint) a replacement special servicer with respect to the related Loan Pair.

         In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

         An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

         o    any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or an extension of the original maturity date;

         o    any foreclosure or comparable conversion of the ownership of a mortgaged property;

         o    any proposed sale of a defaulted mortgage loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
              Certificates--Optional Termination;"

         o    any determination to bring an REO Property into compliance with applicable environmental laws;

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         o    any release of or acceptance of substitute or additional
              collateral for a mortgage loan;

         o    any acceptance of a discounted payoff;

         o    any waiver or consent to a waiver of a "due-on-sale" or
              "due-on-encumbrance" clause;

         o    any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

         o    any release of collateral for a Specially Serviced Mortgage Loan
              (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

         o    any franchise changes or management company changes to which the special servicer is required to consent;

         o    certain releases of any escrow accounts, reserve accounts or letters of credit; and

         o    any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

         In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any class of certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

         At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

         The Operating Adviser shall be responsible for its own expenses.

         Except as may be described in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

                                     S-132

         Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

         o    reduce the amounts owing under any Specially Serviced Mortgage
              Loan by forgiving principal, accrued interest and/or any
              Prepayment Premium or Yield Maintenance Charge;

         o    reduce the amount of the Scheduled Payment on any Specially
              Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

         o    forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

         o    extend the maturity date of any Specially Serviced Mortgage Loan;
              and/or

         o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
Serviced Companion Mortgage Loan or B Note, increase the recovery to
Certificateholders and the holders of such Serviced Companion Mortgage Loan or B
Note, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

         In no event, however, will the special servicer be permitted to:

         o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final
              Distribution Date; or

         o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced
              Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

         Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Expenses"
in this prospectus supplement.

         The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

         The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally similar to the comparable provisions of the Pooling and Servicing
Agreement.

SALE OF DEFAULTED MORTGAGE LOANS

         The Pooling and Servicing Agreement grants to each of (a) the holder of the certificates representing the greatest percentage interest in the
Controlling Class, (b) the special servicer, and (c) any seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National
Association), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement)
that is at least 60 days delinquent as

                                     S-133

to any monthly debt service payment (or is delinquent as to its Balloon
Payment). The "Option Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling
Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

         The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a
Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii)
been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

FORECLOSURES

         The special servicer may at any time, with notification to and consent of the Operating Adviser (or a B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

         If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

         If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been

                                     S-134

made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, such as a hotel business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing
Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to
Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Material Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

         For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust"). Upon the issuance of the offered certificates, Latham & Watkins LLP, counsel to the
Depositor, will deliver its opinion generally to the effect that, assuming:

         o    the making of proper elections;

         o    the accuracy of all representations made with respect to the mortgage loans;

         o    ongoing compliance with all provisions of the Pooling and
              Servicing Agreement and other related documents and no amendments to them;

         o    ongoing compliance with any Non-Serviced Mortgage Loan Pooling and
              Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

         o    compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3)
the REMIC Regular Certificates (other than the beneficial interest of the Class
P Certificates in the Excess Interest) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest
Grantor Trust will be

                                     S-135

treated as a grantor trust for federal income tax purposes and (5) each Class P
Certificate will represent both a REMIC regular interest and a beneficial ownership of the assets of the Excess Interest Grantor Trust.

         The offered certificates will be REMIC Regular Certificates issued by
REMIC III. See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates" in the
prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

         The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations.

         Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

         The offered certificates will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the
REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" in the
prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         We anticipate that the Class A Senior, Class A-J, Class B, Class C and
Class D Certificates will be issued at a premium for federal income tax purposes. Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such
Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

         The Class X-2 Certificates are being treated as issued with OID because they are "interest only" Certificates. If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of any Class X Certificate, the amount of original issue discount allocable to such period would be zero and such
Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Class X-2
Certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the
Mortgage Loans. Any such loss might be treated as a capital loss.

         The IRS has issued regulations (the "OID Regulations") under Sections
1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Original Issue Discount" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section
1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates. The OID Regulations in some

                                     S-136

circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the paying agent in preparing reports to
Certificateholders and the IRS. Prospective purchasers of offered certificates are advised to consult their tax advisors concerning the treatment of such certificates.

         Moreover, the OID Regulations include an anti-abuse rule allowing the
IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions.
No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Original Issue Discount" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

         To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Original Issue Discount" and "--Sale or Exchange of
Regular Certificates" in the prospectus.

         Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each class of certificates issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Premium" in the prospectus.

         The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see
"Yield, Prepayment and Maturity Considerations" in this prospectus supplement.
However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

         Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as
described under "Description of the Offered Certificates--Distributions--
Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield
Maintenance Charge. For federal income tax information reporting purposes,
Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield
Maintenance Charges only after the master servicer's actual receipt of a
Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing
Agreement, rather than including projected Prepayment Premiums or Yield
Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield
Maintenance Charges are treated as ordinary income rather than capital gain.
However, the timing and characterization of such income is not entirely

                                     S-137

clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

         The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

         Under certain circumstances, as described under the headings "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for
Certificates as to Which No REMIC Election is Made--Reporting Requirements and
Backup Withholding" and "Material Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Taxation of Foreign Investors" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates.

         For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Material Federal
Income Tax Consequences" and "State and Other Tax Considerations" in the
prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 21.0% of the Initial
Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

         Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                              ERISA CONSIDERATIONS

         ERISA and the Code impose restrictions on Plans that are subject to
ERISA and/or Section 4975 of the Code and on persons that are Parties in
Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a
Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in
Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

                                     S-138

PLAN ASSETS

         Neither ERISA nor the Code defines the term "plan assets." However, the
U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section
4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

         Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the
Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in
Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"-- within the meaning of ERISA and Section
4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance
Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of
ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

         o    the initial purchase, the holding, and the subsequent resale by
              Plans of certificates evidencing interests in pass-through trusts;
              and

         o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other
              obligations that meet the conditions and requirements of the
              Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

         The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

         o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
              transaction with an unrelated party;

                                     S-139

         o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's;

         o    the trustee cannot be an affiliate of any member of the Restricted
              Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, the Primary Servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

         o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates;
              the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
              Securities and Exchange Commission under the 1933 Act.

         A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

         Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Exemptions provide relief from certain
self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

         o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

         o    the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

         o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the
Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

                                     S-140

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John
Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a
Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the
Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of
Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

         Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b)
actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after July 5,
2001, which is the date 18 months after the date the 401(c) Regulations became final.

         Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent, the fiscal agent and the master servicer that (1)
such acquisition and holding is permissible under applicable law, including
Prohibited Transaction Exemption 2002-41, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the
Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in
DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered

                                     S-141

certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties.

         No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties referred to above, and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

         We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

         We have entered into an Underwriting Agreement with the Underwriters.
Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from us the respective aggregate Certificate Balance or
Notional Amount, as applicable, of each class of offered certificates presented below.

     UNDERWRITERS         CLASS A-1        CLASS A-2       CLASS A-3       CLASS A-4       CLASS A-AB        CLASS A-5
     ------------         ---------        ---------       ---------       ---------       ----------        ---------

Morgan Stanley & Co.
   Incorporated          $ 6,840,000     $ 10,925,000     $ 26,980,000    $ 40,660,000    $ 27,645,000     $ 273,619,475

Bear, Stearns & Co.
   Inc.                  $ 6,840,000     $ 10,925,000     $ 26,980,000    $ 40,660,000    $ 27,645,000     $ 273,619,475

Wells Fargo Brokerage
   Services, LLC           $ 720,000      $ 1,150,000      $ 2,840,000     $ 4,280,000     $ 2,910,000      $ 28,802,050

     Total...........    $14,400,000      $23,000,000      $56,800,000     $85,600,000     $58,200,000      $576,041,000

     UNDERWRITERS         CLASS X-2       CLASS A-J         CLASS B         CLASS C         CLASS D
     ------------         ---------       ---------         -------         -------         -------

Morgan Stanley & Co.
   Incorporated         $ 456,961,400    $ 35,522,400     $ 9,899,475     $ 3,494,100     $ 5,241,150

Bear, Stearns & Co.
   Inc.                 $ 456,961,400    $ 35,522,400     $ 9,899,475     $ 3,494,100     $ 5,241,150

Wells Fargo Brokerage
   Services, LLC         $ 48,101,200     $ 3,739,200     $ 1,042,050       $ 367,800       $ 551,700

     Total...........    $962,024,000     $74,784,000     $20,841,000      $7,356,000     $11,034,000

                                     S-142

         Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. will act as co-lead managers and co-bookrunners with respect to the offered certificates.

         The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately $967,989,393, plus accrued interest.

         The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about January 27, 2005, which is the fifth business day following the date of pricing of the certificates.

         Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

         The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         The Depositor is an affiliate of Morgan Stanley & Co. Incorporated, an
Underwriter, and Morgan Stanley Mortgage Capital Inc., a seller.

                                  LEGAL MATTERS

         The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the Depositor by Latham & Watkins LLP, New York, New York. Certain
legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for Bear Stearns Commercial Mortgage, Inc. by
Cadwalader, Wickersham & Taft LLP, New York, New York, for Morgan Stanley
Mortgage Capital Inc. by Latham & Watkins LLP, New York, New York, for Wells
Fargo Bank, National Association, in its capacity as master servicer, by Sidley
Austin Brown & Wood LLP, New York, New York and for Principal Commercial
Funding, LLC by Dechert LLP, New York, New York.

                                     S-143

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

CLASS                                                FITCH             S&P
-------------------------------------------          -----             ---
Class A-1..................................           AAA              AAA
Class A-2..................................           AAA              AAA
Class A-3..................................           AAA              AAA
Class A-4..................................           AAA              AAA
Class A-AB.................................           AAA              AAA
Class A-5..................................           AAA              AAA
Class X-2..................................           AAA              AAA
Class A-J..................................           AAA              AAA
Class B....................................           AA                AA
Class C....................................           AA-              AA-
Class D....................................            A                A

         The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the certificates do not represent any assessment of (1)
the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                     S-144

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

         "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note (or notes) included in the trust.

         "A/B Mortgage Loan" means the Mason Devonshire Plaza A/B Mortgage Loan or any other mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note(s) and a subordinated mortgage note, one or more of which senior mortgage note(s) is included in the trust.
References herein to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note.

         "Accrued Certificate Interest" means, in respect of each class of
Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee
Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement
(and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II.

         "Advance Rate" means a rate equal to the "Prime Rate" as reported in
The Wall Street Journal from time to time.

         "Advances" means Servicing Advances and P&I Advances, collectively.

         "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

         "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

         "Appraisal Event" means not later than the earliest of the following:

o    the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

                                     S-145

o    the effective date of any modification to a Money Term of a mortgage loan,
     Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
     Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o    the date 30 days following the date a mortgaged property becomes an
     REO Property.

         "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

     the sum of:

o    the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
     Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o    to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o    all related unreimbursed Advances and interest on such Advances at the
     Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
     Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

     over

o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
     (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related A Note.

         "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a specified date prior to stated
maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

         "Assumed Scheduled Payment" means an amount deemed due in respect of:

o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
     maturity date; or

o    any mortgage loan as to which the related mortgaged property has become an
     REO Property.

                                     S-146

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO
Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or
Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

         "Available Distribution Amount" means in general, for any Distribution
Date:

         (1)      all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that
                  represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

                  o    Scheduled Payments collected but due on a Due Date
                       subsequent to the related Collection Period;

                  o    Prepayment Premiums or Yield Maintenance Charges (which
                       are separately distributable on the certificates as
                       described in this prospectus supplement);

                  o    amounts that are payable or reimbursable to any person
                       other than the Certificateholders (including, among other
                       things, amounts attributable to Expense Losses and
                       amounts payable to the master servicer, the special
                       servicer, the Primary Servicer, the trustee, the paying
                       agent and the fiscal agent as compensation or in
                       reimbursement of outstanding Advances or as Excess
                       Servicing Fees);

                  o    amounts deposited in the Certificate Account in error;

                  o    if such Distribution Date occurs during January, other
                       than a leap year, or February of any year, the Interest
                       Reserve Amounts with respect to the Interest Reserve
                       Loans to be deposited into the Interest Reserve Account;

                  o    in the case of the REO Property related to an A/B
                       Mortgage Loan, all amounts received with respect to such
                       A/B Mortgage Loan that are required to be paid to the
                       holder of the related B Note pursuant to the terms of the
                       related B Note and the related intercreditor agreement;
                       and

                  o    any portion of such amounts payable to the holders of any
                       Serviced Companion Mortgage Loan or B Note;

         (2)      to the extent not already included in clause (1), any P&I
                  Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

         (3)      if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest
                  Reserve Loan.

         "Balloon Loans" means mortgage loans that provide for Scheduled
Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

                                     S-147

         "Balloon LTV" - See "Balloon LTV Ratio."

         "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

         "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

         "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment
Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y)
the difference between (i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to the principal prepayment (or the current
Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii)
the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to that principal prepayment (or the current
Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the
Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

         "B Note" means, with respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement.

         "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

         "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate of BSCMI.

         "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing
Agreement.

         "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

         "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

         "Certificate Owner" means an entity acquiring an interest in an offered certificate.

         "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

         "Class A Senior Certificates" means the Class A-1 Certificates, the
Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates,
the Class A-AB Certificates and the Class A-5 Certificates.

         "Class X Certificates" means the Class X-1 Certificates and Class X-2
Certificates.

         "Clearstream Bank" means Clearstream Bank, societe anonyme.

                                     S-148

         "Closing Date" means on or about January 27, 2005.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

         "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal
Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii)
the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan), plus any investment income earned on the amount prepaid prior to such
Distribution Date.

         "Compensating Interest Payment" means any payment of Compensating
Interest.

         "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or
Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in
Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such
Condemnation Proceeds will be distributable to the Certificateholders.

         "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

         "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate class of certificates.

         "CPR" - See "Constant Prepayment Rate" above.

                                     S-149

         "Cut-off Date" means January 1, 2005. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in January 2005 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on January 1, 2005, not the actual day which such scheduled payments were due.

         "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

         "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

         "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

         "Debt Service Coverage Ratio" or "DSCR" means, the ratio of
Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan.

         "Depositor" means Morgan Stanley Capital I Inc.

         "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 8th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii)
the 5th business day prior to the related Distribution Date.

         "Discount Rate" means, for the purposes of the distribution of
Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distributable Certificate Interest Amount" means, in respect of any class of certificates for any Distribution Date, the sum of:

o   Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

                  o    any Net Aggregate Prepayment Interest Shortfalls
                       allocated to such Class for such Distribution Date; and

                  o    Realized Losses and Expense Losses, in each case
                       specifically allocated with respect to such Distribution
                       Date to reduce the Distributable Certificate Interest
                       Amount payable in respect of such Class in accordance
                       with the terms of the Pooling and Servicing Agreement;
                       plus

o    the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution
     Date, plus one month's interest thereon at the applicable Pass-Through
     Rate; plus

o    if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
     Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that

                                     S-150

     would have accrued and been distributable with respect to the amount that the aggregate Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

         "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

         "Distribution Date" means the 13th day of each month, or if any such
13th day is not a business day, on the next succeeding business day.

         "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

         "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

         "DSCR" - See "Debt Service Coverage Ratio."

         "DTC" means The Depository Trust Company.

         "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

         "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

         "Event of Default" means, with respect to the master servicer under the
Pooling and Servicing Agreement, any one of the following events:

o    any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the
     Pooling and Servicing Agreement, including any required Advances;

o    any failure by the master servicer to make a required deposit to the
     Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o    any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure;
     provided, further that such cure period may not exceed 90 days;

o    any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if

                                     S-151

     the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o    the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the master servicer is removed from S&P's approved servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal;

o    the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

o    the master servicer has been downgraded to a servicer rating level below
     CMS3, or its then equivalent, by Fitch.

         "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

         "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

         "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan.

         "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

         "Excess Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

         "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

                                     S-152

         "Expense Losses" means, among other things:

o    any interest paid to the master servicer, special servicer, the trustee or the fiscal agent in respect of unreimbursed Advances on the mortgage loans;

o    all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o    other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the fiscal agent, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

         "FASIT" means a financial asset securitization investment trust.

         "Financial Market Publishers" means TREPP, LLC, Intex Solutions, Inc.
and Standard and Poor's Conquest.

         "Fitch" means Fitch, Inc.

         "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance
Company General Accounts.

          "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$980,772,819.

         "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

         "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related borrower.
With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance Proceeds will be distributable to the
Certificateholders.

         "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Only Certificates" means the Class X Certificates.

         "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

         "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

         "Interest Reserve Loan" - See "Non-30/360 Loan" below.

                                     S-153

         "Kohl's Stoughton Mortgage Loan" means Mortgage Loan No. 40.

         "Kohl's Stoughton Subordinated Loan" means the loan that is secured by a second lien mortgage on the same mortgaged property that secures the Kohl's
Stoughton Mortgage Loan.

          "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses). For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of an A Note by the holder of the related B Note only to the extent set forth in the related intercreditor agreement.

         "Liquidation Proceeds" means proceeds from the sale or liquidation
(provided that for the purposes of calculating Liquidation Fees, Liquidation
Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage
Loan or B Note or related REO Property, net of liquidation expenses. With respect to any Non-Serviced Mortgage Loan, the Liquidation Proceeds shall include only the portion of such net proceeds that is payable to the holder of such Non-Serviced Mortgage Loan.

         "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

         "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

         "Mason Devonshire Plaza A/B Mortgage Loan" means the Mason Devonshire
Plaza Mortgage Loan and the Mason Devonshire Plaza B Note.

         "Mason Devonshire Plaza Mortgage Loan" means Mortgage Loan No. 19.

         "Mason Devonshire Plaza B Note" means, with respect to the Mason
Devonshire Plaza Mortgage Loan, the related B Note.

         "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

         "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B
Note.

         "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the Non-Serviced Mortgage Loans), any Serviced Companion Mortgage Loan and any B Note in connection with the
Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

         "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

         "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

         "Money Term" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision

                                     S-154

     of the mortgage loan requiring the payment of a Prepayment Premium or Yield
     Maintenance Charge (but does not include late fee or default interest provisions).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage File" means the following documents, among others:

o    the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o    an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o    an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

         "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective seller, as the case may be.

         "Mortgage Pool" means the one hundred ten (110) mortgage loans with an aggregate principal balance, as of January 1, 2005, of approximately
$980,772,819, which may vary on the Closing Date by up to 5%.

         "MSCI 2004-HQ4" means the securitization known as the Morgan Stanley
Capital I Trust Series 2004-HQ4.

         "MSCI 2004-HQ4 Depositor" means the "depositor" under the MSCI 2004-HQ4
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Morgan Stanley Capital I Inc.

         "MSCI 2004-HQ4 Fiscal Agent" means the "fiscal agent" under the MSCI
2004-HQ4 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is ABN AMRO Bank N.V.

         "MSCI 2004-HQ4 Master Servicer" means the "master servicer" under the
MSCI 2004-HQ4 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

         "MSCI 2004-HQ4 Operating Adviser" means the operating adviser appointed under the MSCI 2004-HQ4 Pooling and Servicing Agreement.

         "MSCI 2004-HQ4 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement entered into between the MSCI 2004-HQ4 Depositor, the MSCI
2004-HQ4 Master Servicer, the MSCI 2004-HQ4 Special Servicer, the MSCI 2004-HQ4
Trustee and the MSCI 2004-HQ4 Fiscal Agent.

                                     S-155

         "MSCI 2004-HQ4 Special Servicer" means the "special servicer" under the
MSCI 2004-HQ4 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is GMAC Commercial Mortgage Corporation

         "MSCI 2004-HQ4 Trustee" means the "trustee" under the MSCI 2004-HQ4
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association, a national banking association.

         "MSMC" means Morgan Stanley Mortgage Capital Inc.

         "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

         "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest
Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

         "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve
30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360
Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each
Non-30/360 Loan:

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in January of each year (other than a leap year) and
     February of each year will be adjusted to take into account the applicable
     Interest Reserve Amount; and

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in March of each year will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (commencing in 2006), if applicable, and February
     (commencing in 2005).

         "Non-Serviced Companion Mortgage Loan" means a loan not included in the trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan, and in this securitization means the Wells REF
Portfolio Companion Loan.

          "Non-Serviced Mortgage Loan" means a mortgage loan included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loan in the trust is the Wells REF Portfolio Pari Passu Loan.

         "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan. There are no Non-Serviced
Mortgage Loan B Notes related to the trust.

         "Non-Serviced Mortgage Loan Group" means the Wells REF Portfolio Loan
Group.

         "Non-Serviced Mortgage Loan Master Servicer" means the applicable
"master servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

         "Non-Serviced Mortgage Loan Mortgage" means the Wells REF Portfolio
Pari Passu Mortgage.

                                     S-156

         "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the
MSCI 2004-HQ4 Pooling and Servicing Agreement.

         "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

         "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee"
under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

         "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12
30-day months.

         "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of certain of the Principal Balance Certificates outstanding from time to time.

         "OID" means original issue discount.

         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan or the Kohl's Stoughton Mortgage Loan, a holder of the related B Note or the Kohl's Stoughton Subordinated Loan, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan or the
Kohl's Stoughton Mortgage Loan (but only so long as the holder of the related B
Note or the Kohl's Stoughton Subordinated Loan, as applicable, is the directing holder or controlling holder, as defined in the related Intercreditor
Agreement).

         "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Balloon
Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

         "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

         "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

         "Participants" means DTC's participating organizations.

         "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

         "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

         "PCF" means Principal Commercial Funding, LLC.

         "PCF Loans" means the mortgage loans that were originated by PCF or its affiliates.

         "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional
Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class.

                                     S-157

         "Permitted Cure Period" means, for the purposes of any Material
Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or
Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material
Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document
Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a
Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially
Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

         "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

         "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of January 1, 2005, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo, as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank,
National Association, as paying agent and certificate registrar and ABN AMRO
Bank N.V., as fiscal agent.

         "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the pari passu loan servicing fee (in the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

         "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial
Principal Prepayment (or a Balloon Payment) during the related Collection
Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing
Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan
Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the Trustee
Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the
Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o    the aggregate amount of interest that would have accrued at the Net
     Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance
     of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o    the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the
     Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in

                                     S-158

     connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee,
     if the related mortgage loan is a Specially Serviced Mortgage Loan, and the
     Trustee Fee).

         "Prepayment Premium" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion Mortgage
Loan or B Note.

         "Primary Servicer" means Principal Global Investors, LLC.

         "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

         "Primary Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee.

         "Principal Balance Certificates" means, upon initial issuance, the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O and Class P Certificates.

         "Principal Distribution Amount" equals, in general, for any
Distribution Date, the aggregate of the following:

o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any
     Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o    all payments (including Principal Prepayments and the principal portion of
     Balloon Payments (but not in respect of any Serviced Companion Mortgage
     Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds),
     Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced
     Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

         The following amounts shall reduce the Principal Distribution Amount to the extent applicable:

o    if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections during that collection period
     (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs); and

o    if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related

                                     S-159

     distribution date (prior to reimbursement from other collections) and the
     Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs).

         "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

         "PTCE" means a DOL Prohibited Transaction Class Exemption.

         "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion
Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the
Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced
Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related
Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, the
Depositor or the trustee in respect of the Material Breach or Material Document
Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

         "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

         "Rating Agencies" means Fitch and S&P.

         "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
     Losses.

                                     S-160

         If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the
Principal Balance Certificates on the distribution date for that collection period.

         "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

         "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

         "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

         "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and
Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan
Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

         "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

         "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

         "Residual Certificates" means the Class R-I Certificates, the Class
R-II Certificates and the Class R-III Certificates.

                                     S-161

         "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

         "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

         "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o    any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
     Payments due in any subsequent Collection Period; and

o    the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

         "Senior Certificates" means the Class A Senior Certificates and the
Class X Certificates.

         "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. The
Serviced Companion Mortgage Loan in the trust is the Waikele Center Companion
Loan.

         "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. The Serviced Pari Passu Mortgage Loan in the trust is the Waikele Center Pari Passu Loan.

         "Serviced Pari Passu Mortgage Loan B Note" means, with respect to any
Serviced Pari Passu Mortgage Loan, any subordinated mortgage note that is designated as a B Note and which is not included in the trust. There are no
Serviced Pari Passu Mortgage Loan B Notes related to the trust.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

                                     S-162

o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o    with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans, any Serviced Companion Mortgage Loan and any B Note or, if a mortgage loan, any Serviced Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the
     Certificateholders (as a collective whole) (or in the case of any A/B
     Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net
     Mortgage Rate, in the case of the mortgage loans (other than any A Note or
     Serviced Pari Passu Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B
     Mortgage Loan, and on the Serviced Pari Passu Mortgage Loan and the related
     Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

         i.   any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

         ii.  the ownership of any certificate or any interest in any Serviced
              Companion Mortgage Loan, any Non-Serviced Companion Mortgage Loan,
              any B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

         iii. the master servicer's obligation to make Advances;

         iv.  the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

         v.   any obligation of the master servicer (or any of its affiliates)
              to repurchase any mortgage loan from the trust.

         "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage
Loan), a Serviced Companion Mortgage Loan or a B Note to become a Specially
Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any
A Note, it will be deemed to have occurred also with respect to the related B
Note; provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

                                     S-163

         "Specially Serviced Mortgage Loan" means the following:

o    any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion
     Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any
     A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan (as the case may be).

          "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

         "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
     Agreement;

o    any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
     Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o    any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee;

                                     S-164

     provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o    the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the special servicer is removed from S&P's approved special servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal;

o    the trustee shall have received notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

o    the special servicer has been downgraded to a servicer rating level below
     CSS3, or its then equivalent, by Fitch.

         "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

         "Structuring Assumptions" means the following assumptions:

o    the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

o    the closing date for the sale of the certificates is January 27, 2005;

                                     S-165

o    distributions on the certificates are made on the 13th day of each month, commencing in February 2005;

o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o    no Principal Prepayment on any mortgage loan is made during its Lock-out
     Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
     Charge, Prepayment Premium or a defeasance requirement, and otherwise
     Principal Prepayments are made on the mortgage loans at the indicated
     levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o    no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer, the trustee or the fiscal agent as reimbursements of any nonrecoverable advances, unreimbursed advances outstanding as of the date of modification of any mortgage loan and any related interest on such advances;

o    no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date; and

o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

         "Subordinate Certificates" means the Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class O and Class P Certificates.

         "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates
under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S.
Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

         "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

         "UCF" - See "Underwritable Cash Flow."

         "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwriters" means Morgan Stanley & Co. Incorporated, Bear, Stearns
& Co. Inc. and Wells Fargo Brokerage Services, LLC.

                                     S-166

         "Underwriting Agreement" means that agreement, dated January 20, 2005, entered into by the Depositor and the Underwriters.

         "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

         "WAC" - See "Weighted Average Net Mortgage Rate."

         "Waikele Center Companion Loan" means the loans that, in the aggregate, are secured by the Waikele Center Pari Passu Mortgage on a pari passu basis with the Waikele Center Pari Passu Loan.

         "Waikele Center Loan Group" means, collectively, the Waikele Center
Pari Passu Loan and the Waikele Center Companion Loan.

         "Waikele Center Pari Passu Loan" means Mortgage Loan No. 10, which is secured on a pari passu basis with the Waikele Center Companion Loan pursuant to the Waikele Center Pari Passu Mortgage.

         "Waikele Center Pari Passu Mortgage" means the mortgage securing the
Waikele Center Pari Passu Loan and the Waikele Center Companion Loan.

         "Weighted Average Net Mortgage Rate" or "WAC" means, for any
Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

         "Wells Fargo" means Wells Fargo Bank, National Association.

         "Wells REF Portfolio Companion Loan" means the loans that, in the aggregate, are secured by the Wells REF Portfolio Pari Passu Mortgage on a pari passu basis with the Wells REF Portfolio Pari Passu Loan.

         "Wells REF Portfolio Loan Group" means, collectively, the Wells REF
Portfolio Pari Passu Loan and the Wells REF Portfolio Companion Loan.

          "Wells REF Portfolio Pari Passu Loan" means Mortgage Loan Nos. 1-9, which are secured on a pari passu basis with the Wells REF Portfolio Companion
Loan pursuant to the Wells REF Portfolio Pari Passu Mortgage.

         "Wells REF Portfolio Pari Passu Mortgage" means the mortgage securing the Wells REF Portfolio Pari Passu Loan and the Wells REF Portfolio Companion
Loan.

          "Workout Fee" means that fee, payable with respect to any
Rehabilitated Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any
Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

         "Yield Maintenance Charge" means, with respect to any Distribution
Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                     S-167

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                    APPENDIX I
                                                             MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           PERCENT BY    WEIGHTED
                                                                                           AGGREGATE        AGGREGATE     AVERAGE
                                                                       NUMBER OF        CUT-OFF DATE     CUT-OFF DATE    MORTGAGE
LOAN SELLER                                                          MORTGAGE LOANS      BALANCE ($)      BALANCE (%)    RATE (%)
------------------------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.                                     16            273,550,852           27.9         5.455
Morgan Stanley Mortgage Capital Inc.                                       21            270,016,384           27.5         5.274
Wells Fargo Bank, N.A.                                                     46            205,530,351           21.0         5.453
Principal Commercial Funding, LLC                                          26            154,290,233           15.7         5.745
Bear Stearns Commercial Mortgage, Inc. / Wells Fargo Bank, N.A.(1)          1             77,385,000            7.9         5.145
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                                    110           $980,772,819          100.0%        5.426%
====================================================================================================================================

                                                                        WEIGHTED                        WEIGHTED      WEIGHTED
                                                                         AVERAGE     WEIGHTED            AVERAGE       AVERAGE
                                                                       REMAINING      AVERAGE       CUT-OFF DATE       BALLOON
LOAN SELLER                                                          TERM (MOS.)     DSCR (X)            LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.                                    105          2.36              60.6            55.2
Morgan Stanley Mortgage Capital Inc.                                      108          2.57              53.2            49.5
Wells Fargo Bank, N.A.                                                    121          2.10              57.9            45.9
Principal Commercial Funding, LLC                                         132          1.56              66.1            48.4
Bear Stearns Commercial Mortgage, Inc. / Wells Fargo Bank, N.A.(1)        118          1.88              70.0            70.0
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                                    114          2.20X             59.6%           51.8%
================================================================================================================================

(1) WITH RESPECT TO MORTGAGE LOAN NO. 10, WAIKELE CENTER, THE WAIKELE CENTER
PARI PASSU LOAN WAS CO-ORIGINATED BY BEAR STEARNS COMMERCIAL MORTGAGE, INC. AND
WELLS FARGO BANK, NATIONAL ASSOCIATION, WHICH IS INCLUDED IN THE TRUST.

CUT-OFF DATE BALANCES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY            WEIGHTED
                                                                      AGGREGATE              AGGREGATE             AVERAGE
                                               NUMBER OF           CUT-OFF DATE           CUT-OFF DATE            MORTGAGE
CUT-OFF DATE BALANCE ($)                    MORTGAGE LOANS          BALANCE ($)            BALANCE (%)            RATE (%)
------------------------------------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000                            16                   27,005,365               2.8                  5.674
2,000,001 - 3,000,000                            12                   28,948,104               3.0                  5.555
3,000,001 - 4,000,000                            17                   60,702,331               6.2                  5.504
4,000,001 - 5,000,000                            12                   51,482,817               5.2                  5.788
5,000,001 - 6,000,000                             9                   49,963,706               5.1                  5.707
6,000,001 - 7,000,000                             6                   39,906,041               4.1                  5.269
7,000,001 - 8,000,000                             7                   52,415,196               5.3                  5.385
8,000,001 - 9,000,000                             4                   34,797,839               3.5                  5.417
9,000,001 - 10,000,000                            4                   39,148,735               4.0                  5.239
10,000,001 - 15,000,000                          10                  113,907,323              11.6                  5.542
15,000,001 - 20,000,000                           4                   68,125,000               6.9                  5.300
20,000,001 - 30,000,000                           1                   25,000,000               2.5                  5.000
30,000,001 (less than or equal to)                8                  389,370,362              39.7                  5.360
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          110                 $980,772,819             100.0%                 5.426%
====================================================================================================================================

                                               WEIGHTED                                     WEIGHTED           WEIGHTED
                                                AVERAGE            WEIGHTED                  AVERAGE            AVERAGE
                                              REMAINING             AVERAGE             CUT-OFF DATE            BALLOON
CUT-OFF DATE BALANCE ($)                    TERM (MOS.)            DSCR (X)                  LTV (%)            LTV (%)
------------------------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000                              137                2.21                    50.7              31.5
2,000,001 - 3,000,000                              128                1.88                    57.1              40.3
3,000,001 - 4,000,000                              120                1.76                    60.9              45.1
4,000,001 - 5,000,000                              126                1.66                    61.7              43.7
5,000,001 - 6,000,000                              113                1.79                    61.4              51.8
6,000,001 - 7,000,000                              125                2.07                    63.6              46.1
7,000,001 - 8,000,000                              113                1.99                    59.1              47.9
8,000,001 - 9,000,000                              117                1.80                    67.5              54.3
9,000,001 - 10,000,000                             109                2.84                    50.8              45.8
10,000,001 - 15,000,000                            112                2.06                    58.5              50.6
15,000,001 - 20,000,000                            105                2.36                    59.4              56.0
20,000,001 - 30,000,000                            119                5.31                    41.7              40.0
30,000,001 (less than or equal to)                 111                2.24                    61.0              58.0
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             114                2.20X                   59.6%             51.8%
========================================================================================================================

Minimum: $1,146,923
Maximum: $77,385,000
Weighted Average: $8,916,117

                                      I-1

                                                                    APPENDIX I
                                                             MORTGAGE POOL INFORMATION

STATES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  PERCENT BY         WEIGHTED
                                                                            AGGREGATE              AGGREGATE          AVERAGE
                                                     NUMBER OF           CUT-OFF DATE           CUT-OFF DATE         MORTGAGE
STATE                                          MORTGAGED PROPERTIES       BALANCE ($)            BALANCE (%)         RATE (%)
------------------------------------------------------------------------------------------------------------------------------------

California - Southern                                 28                  164,942,034                16.8               5.435
California - Northern                                  8                   41,385,401                 4.2               5.672
Florida                                                9                  120,350,059                12.3               5.232
Pennsylvania                                           3                   80,744,605                 8.2               6.012
Hawaii                                                 1                   77,385,000                 7.9               5.145
Virginia                                               6                   70,198,626                 7.2               5.693
Texas                                                  7                   56,946,519                 5.8               5.438
New York                                               7                   48,643,520                 5.0               5.051
Connecticut                                            2                   38,700,000                 3.9               5.447
District of Columbia                                   2                   37,390,000                 3.8               4.840
New Jersey                                             5                   35,122,109                 3.6               5.099
Georgia                                                5                   32,639,125                 3.3               5.580
Colorado                                               5                   26,071,668                 2.7               5.833
Michigan                                               5                   21,888,916                 2.2               5.430
Arizona                                                6                   20,038,750                 2.0               5.541
Maryland                                               2                   17,606,091                 1.8               5.246
South Carolina                                         1                   16,535,000                 1.7               5.010
Massachusetts                                          2                   14,380,143                 1.5               5.067
North Carolina                                         2                   11,542,139                 1.2               6.378
Tennessee                                              2                   10,217,617                 1.0               5.337
Illinois                                               1                    6,905,000                 0.7               4.493
Louisiana                                              1                    6,144,337                 0.6               5.590
Delaware                                               1                    5,110,299                 0.5               6.270
Washington                                             3                    4,824,853                 0.5               5.700
Alaska                                                 3                    3,926,186                 0.4               5.604
Kentucky                                               1                    1,993,124                 0.2               5.490
Oregon                                                 1                    1,889,330                 0.2               5.810
Indiana                                                1                    1,865,000                 0.2               6.650
New Mexico                                             1                    1,845,965                 0.2               5.190
Ohio                                                   1                    1,488,441                 0.2               5.740
Utah                                                   1                    1,368,765                 0.1               5.570
North Dakota                                           1                      684,196                 0.1               5.910
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                               124                 $980,772,819               100.0%              5.426%
====================================================================================================================================

                                                      WEIGHTED                                  WEIGHTED           WEIGHTED
                                                       AVERAGE            WEIGHTED               AVERAGE            AVERAGE
                                                     REMAINING             AVERAGE          CUT-OFF DATE            BALLOON
STATE                                              TERM (MOS.)            DSCR (X)               LTV (%)            LTV (%)
----------------------------------------------------------------------------------------------------------------------------

California - Southern                                   116                2.17                    56.1              48.7
California - Northern                                   118                1.66                    61.5              48.6
Florida                                                  98                1.97                    63.1              58.5
Pennsylvania                                            114                1.72                    67.4              59.7
Hawaii                                                  118                1.88                    70.0              70.0
Virginia                                                116                2.08                    56.9              49.4
Texas                                                   123                1.79                    66.7              51.2
New York                                                115                3.99                    47.8              40.0
Connecticut                                             117                2.22                    60.5              60.5
District of Columbia                                    113                3.55                    41.9              41.9
New Jersey                                              114                3.02                    47.5              44.0
Georgia                                                 136                1.85                    65.4              44.1
Colorado                                                116                1.57                    64.5              47.9
Michigan                                                119                2.11                    59.4              47.9
Arizona                                                 127                1.56                    65.9              49.8
Maryland                                                115                3.50                    47.5              42.7
South Carolina                                           59                2.46                    55.1              55.1
Massachusetts                                            91                2.72                    50.5              50.5
North Carolina                                          120                1.57                    67.9              58.0
Tennessee                                               163                2.57                    56.0              26.1
Illinois                                                 76                2.52                    56.8              56.8
Louisiana                                               119                1.94                    71.4              60.0
Delaware                                                114                2.02                    60.1              47.5
Washington                                              137                1.88                    46.4              25.8
Alaska                                                  119                1.56                    70.9              58.9
Kentucky                                                179                1.33                    61.3               1.2
Oregon                                                  114                4.10                    20.5              17.4
Indiana                                                 240                1.16                    64.3               2.3
New Mexico                                              118                2.56                    40.6              33.7
Ohio                                                    119                1.68                    73.5              61.3
Utah                                                    110                2.06                    52.6              34.9
North Dakota                                            117                1.63                    57.2              44.5
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                  114                2.20X                   59.6%             51.8%
============================================================================================================================

                                      I-2

                                                                    APPENDIX I
                                                             MORTGAGE POOL INFORMATION

PROPERTY TYPES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENT BY          WEIGHTED
                                                                           AGGREGATE              AGGREGATE           AVERAGE
                                                   NUMBER OF            CUT-OFF DATE           CUT-OFF DATE          MORTGAGE
PROPERTY TYPE                                MORTGAGED PROPERTIES        BALANCE ($)            BALANCE (%)          RATE (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail
       Anchored                                      21                  338,733,214                34.5               5.422
       Unanchored                                    13                   52,730,589                 5.4               5.586
       Shadow Anchored                                8                   33,616,775                 3.4               5.812
       Free Standing                                  4                   19,679,848                 2.0               6.344
       Big Box                                        3                    9,174,973                 0.9               5.720
------------------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                         49                 $453,935,400                46.3%              5.516%
                                            ----------------------------------------------------------------------------------------
Office
       Suburban                                      13                  154,357,437                15.7               5.330
       Urban                                          7                  110,522,504                11.3               5.161
       Medical                                        1                    3,691,845                 0.4               5.140
------------------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                         21                 $268,571,787                27.4%              5.258%
                                            ----------------------------------------------------------------------------------------
Industrial
       Warehouse                                      9                   43,957,689                 4.5               5.595
       Light                                          8                   27,835,220                 2.8               5.427
       Flex                                           2                   15,895,062                 1.6               5.497
------------------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                         19                  $87,687,972                 8.9%              5.524%
                                            ----------------------------------------------------------------------------------------
Hospitality
       Full Service                                   1                   25,000,000                 2.5               5.000
       Limited Service                                3                   18,200,860                 1.9               5.836
------------------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                          4                  $43,200,860                 4.4%              5.352%
                                            ----------------------------------------------------------------------------------------
Multifamily
       Garden                                         3                   21,009,983                 2.1               5.301
       Retirement Community(1)                        1                    9,985,735                 1.0               5.418
       Low-Rise                                       3                    7,342,835                 0.7               5.362
       Mid-Rise                                       1                    3,493,098                 0.4               5.660
------------------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                          8                  $41,831,651                 4.3%              5.369%
                                            ----------------------------------------------------------------------------------------
Self Storage
       Self Storage                                  13                   30,239,265                 3.1               5.481
------------------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                         13                  $30,239,265                 3.1%              5.481%
                                            ----------------------------------------------------------------------------------------
Manufactured Housing Community
       Manufactured Housing Community                 4                   19,708,058                 2.0               5.083
------------------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                          4                  $19,708,058                 2.0%              5.083%
                                            ----------------------------------------------------------------------------------------
Other
       Theater                                        1                    7,205,114                 0.7               6.000
       Film Studio                                    1                    6,771,642                 0.7               5.789
       Marina                                         1                    4,100,000                 0.4               6.510
------------------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                          3                  $18,076,756                 1.8%              6.037%
                                            ----------------------------------------------------------------------------------------
Mixed Use
       Retail/Office                                  3                   17,521,070                 1.8               5.167
------------------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                          3                  $17,521,070                 1.8%              5.167%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                              124                 $980,772,819               100.0%              5.426%
====================================================================================================================================

                                                  WEIGHTED                                    WEIGHTED           WEIGHTED
                                                   AVERAGE            WEIGHTED                 AVERAGE            AVERAGE
                                                 REMAINING             AVERAGE            CUT-OFF DATE            BALLOON
PROPERTY TYPE                                  TERM (MOS.)            DSCR (X)                 LTV (%)            LTV (%)
---------------------------------------------------------------------------------------------------------------------------

Retail
       Anchored                                        112                1.92                    65.9               59.8
       Unanchored                                      128                1.82                    58.9               42.2
       Shadow Anchored                                 125                1.92                    62.9               47.9
       Free Standing                                   124                1.45                    66.6               52.5
       Big Box                                         143                1.30                    72.0               49.8
----------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                           116                1.87X                   65.1%              56.4%
                                            --------------------------------------------------------------------------------
Office
       Suburban                                        107                2.49                    52.9               48.8
       Urban                                           116                2.85                    52.5               48.2
       Medical                                         118                1.92                    56.8               47.1
----------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                           111                2.63X                   52.8%              48.5%
                                            --------------------------------------------------------------------------------
Industrial
       Warehouse                                       122                1.58                    64.9               51.0
       Light                                           119                1.84                    60.6               49.4
       Flex                                            118                1.41                    75.5               63.3
---------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                           120                1.63X                   65.5%              52.7%
                                            -------------------------------------------------------------------------------
Hospitality
       Full Service                                    119                5.31                    41.7               40.0
       Limited Service                                 106                1.80                    60.6               48.5
----------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                           114                3.83X                   49.6%              43.6%
                                            --------------------------------------------------------------------------------
Multifamily
       Garden                                          117                2.27                    47.2               41.0
       Retirement Community(1)                         119                2.20                    54.0               41.2
       Low-Rise                                        119                1.89                    56.3               47.1
       Mid-Rise                                        118                1.97                    53.7               45.3
----------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                           118                2.16X                   51.0%              42.5%
                                            -------------------------------------------------------------------------------
Self Storage
       Self Storage                                     99                1.59                    61.9               48.0
----------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                            99                1.59X                   61.9%              48.0%
                                            --------------------------------------------------------------------------------
Manufactured Housing Community
       Manufactured Housing Community                  117                2.88                    53.0               49.5
----------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                           117                2.88X                   53.0%              49.5%
                                            --------------------------------------------------------------------------------
Other
       Theater                                         117                1.62                    50.4               33.4
       Film Studio                                     117                2.28                    61.6               47.7
       Marina                                          120                2.03                    51.6               42.8
----------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                           118                1.96X                   54.9%              40.9%
                                            --------------------------------------------------------------------------------
Mixed Use
       Retail/Office                                   119                3.45                    46.1               41.1
----------------------------------------------------------------------------------------------------------------------------
                   SUBTOTAL:                           119                3.45X                   46.1%              41.1%
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 114                2.20X                   59.6%              51.8%
============================================================================================================================

(1)  NOTE - THE RETIREMENT COMMUNITY PROPERTY IS COMPRISED OF MULTIFAMILY RENTAL
     UNITS INCLUSIVE OF FULL DAILY MEAL SERVICES; NO HEALTHCARE RELATED SERVICES
     ARE PROVIDED.

                                      I-3

                                                                     APPENDIX I
                                                             MORTGAGE POOL INFORMATION

MORTGAGE RATES
------------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY    WEIGHTED      WEIGHTED                  WEIGHTED   WEIGHTED
                                           AGGREGATE       AGGREGATE     AVERAGE       AVERAGE   WEIGHTED        AVERAGE    AVERAGE
                         NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING    AVERAGE   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)     MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)   DSCR (X)        LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

less than or
equal to  4.500               2           14,305,000          1.5        4.238           64        2.94           55.6       55.6
4.501  -  5.000               7          133,500,000         13.6        4.872          113        3.92           42.2       41.8
5.001  -  5.500              44          439,096,724         44.8        5.248          109        2.05           61.4       55.6
5.501  -  6.000              42          254,448,203         25.9        5.706          122        1.82           62.1       49.2
6.001  -  6.500              13          133,457,893         13.6        6.109          123        1.64           67.0       54.6
6.501  -  7.000               2            5,965,000          0.6        6.554          158        1.76           55.6       30.1
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                      110         $980,772,819        100.0%       5.426%         114        2.20X          59.6%      51.8%
==================================================================================================================================

Minimum: 4.000%
Maximum: 6.650%
Weighted Average: 5.426%

ORIGINAL TERMS TO STATED MATURITY
------------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY   WEIGHTED      WEIGHTED                  WEIGHTED   WEIGHTED
                                             AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED        AVERAGE    AVERAGE
ORIGINAL TERM TO            NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE   CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)   MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (X)        LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1 - 60                           7          51,515,776         5.3      4.938            58       2.41           57.3       55.5
61 - 120                        89         856,094,377        87.3      5.432           113       2.20           60.1       53.9
121 - 180                        9          52,373,254         5.3      5.621           141       2.36           50.7       33.6
181 - 240                        5          20,789,412         2.1      5.918           232       1.27           66.9        1.7
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         110        $980,772,819       100.0%     5.426%          114       2.20X          59.6%      51.8%
=================================================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 118 mos.

                                      I-4

                                                                    APPENDIX I
                                                             MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY
------------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY    WEIGHTED      WEIGHTED                 WEIGHTED   WEIGHTED
                                             AGGREGATE      AGGREGATE     AVERAGE       AVERAGE   WEIGHTED       AVERAGE    AVERAGE
REMAINING TERM TO           NUMBER OF     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)   MORTGAGE LOANS    BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)   DSCR (X)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1 - 60                           7         51,515,776           5.3        4.938          58         2.41         57.3       55.5
61 - 120                        90        866,694,377          88.4        5.444         113         2.19         60.2       53.9
121 - 180                        8         41,773,254           4.3        5.418         146         2.56         46.2       27.1
181 - 240                        5         20,789,412           2.1        5.918         232         1.27         66.9        1.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         110       $980,772,819         100.0%       5.426%        114         2.20X        59.6%      51.8%
====================================================================================================================================

Minimum: 52 mos.
Maximum: 240 mos.
Weighted Average: 114 mos.

ORIGINAL AMORTIZATION TERMS
------------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY    WEIGHTED      WEIGHTED                  WEIGHTED  WEIGHTED
                                             AGGREGATE      AGGREGATE     AVERAGE       AVERAGE   WEIGHTED        AVERAGE   AVERAGE
ORIGINAL AMORTIZATION       NUMBER OF     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING    AVERAGE   CUT-OFF DATE   BALLOON
TERM (MOS.)              MORTGAGE LOANS    BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)   DSCR (X)        LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                 17        350,038,000         35.7        5.042         102         2.65           55.7      55.7
   181 - 240                      3         16,898,973          1.7        5.729         116         1.52           61.4      40.4
   241 - 300                     18        114,802,066         11.7        5.564         110         2.54           56.8      46.9
   301 - 360                     61        463,955,870         47.3        5.647         118         1.86           63.1      54.2
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                        99       $945,694,908         96.4%       5.415%        111         2.23X          59.6%     53.7%

FULLY AMORTIZING LOANS
   121 - 180                      6         14,288,500          1.5        5.474         178         1.62           49.4       0.8
   181 - 240                      5         20,789,412          2.1        5.918         232         1.27           66.9       1.7
                         -----------------------------------------------------------------------------------------------------------
SUBTOTAL:                        11        $35,077,911          3.6%       5.737%        210         1.42X          59.8%      1.4%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          110       $980,772,819        100.0%       5.426%        114         2.20X          59.6%     51.8%
====================================================================================================================================

Minimum: 180 mos.
Maximum: 360 mos.
Weighted Average:  337 mos.

                                      I-5

                                                                    APPENDIX I
                                                             MORTGAGE POOL INFORMATION

REMAINING AMORTIZATION TERMS
------------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY    WEIGHTED     WEIGHTED                  WEIGHTED  WEIGHTED
                                               AGGREGATE      AGGREGATE     AVERAGE      AVERAGE   WEIGHTED        AVERAGE   AVERAGE
REMAINING AMORTIZATION       NUMBER OF      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE    REMAINING    AVERAGE   CUT-OFF DATE   BALLOON
TERM (MOS.)               MORTGAGE LOANS     BALANCE ($)    BALANCE (%)    RATE (%)  TERM (MOS.)   DSCR (X)        LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON
    Interest Only                 17         350,038,000        35.7         5.042        102         2.65           55.7      55.7
    181 - 240                      3          16,898,973         1.7         5.729        116         1.52           61.4      40.4
    241 - 300                     18         114,802,066        11.7         5.564        110         2.54           56.8      46.9
    301 - 360                     61         463,955,870        47.3         5.647        118         1.86           63.1      54.2
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                         99        $945,694,908        96.4%        5.415%       111         2.23X          59.6%     53.7%

FULLY AMORTIZING LOANS
    121 - 180                      6          14,288,500         1.5         5.474        178         1.62           49.4       0.8
    181 - 240                      5          20,789,412         2.1         5.918        232         1.27           66.9       1.7
                          ----------------------------------------------------------------------------------------------------------
SUBTOTAL:                         11         $35,077,911         3.6%        5.737%       210         1.42X          59.8%      1.4%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           110        $980,772,819       100.0%        5.426%       114         2.20X          59.6%     51.8%
====================================================================================================================================

Minimum: 177 mos.
Maximum: 360 mos.
Weighted Average:  336 mos.

DEBT SERVICE COVERAGE RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                         PERCENT BY    WEIGHTED      WEIGHTED                   WEIGHTED   WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE       AVERAGE    WEIGHTED        AVERAGE    AVERAGE
DEBT SERVICE COVERAGE      NUMBER OF    CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE   CUT-OFF DATE    BALLOON
RATIO (X)               MORTGAGE LOANS   BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)    DSCR (X)        LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

< = 1.20                         4        13,966,032        1.4          6.211         193        1.15           71.6       18.6
1.21 - 1.30                      2        13,015,073        1.3          5.705         155        1.30           71.5       45.8
1.31 - 1.40                     18        86,742,191        8.8          5.645         121        1.35           71.1       55.7
1.41 - 1.50                     11        59,813,873        6.1          5.625         126        1.44           72.1       52.8
1.51 - 1.60                     10        50,880,380        5.2          5.778         116        1.57           69.2       57.6
1.61 - 1.70                      7        57,412,169        5.9          5.528         123        1.67           59.8       49.1
1.71 - 1.80                     10       161,766,934       16.5          5.765         115        1.73           66.2       57.2
1.81 < =                        48       537,176,168       54.8          5.195         108        2.73           52.8       50.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         110      $980,772,819      100.0%         5.426%        114        2.20X          59.6%      51.8%
====================================================================================================================================

Minimum: 1.11x
Maximum: 5.31x
Weighted Average: 2.20x

                                      I-6

                                                                    APPENDIX I
                                                             MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                        PERCENT BY     WEIGHTED       WEIGHTED                  WEIGHTED   WEIGHTED
                                        AGGREGATE        AGGREGATE      AVERAGE        AVERAGE   WEIGHTED        AVERAGE    AVERAGE
LOAN-TO-VALUE          NUMBER OF      CUT-OFF DATE    CUT-OFF DATE     MORTGAGE      REMAINING    AVERAGE   CUT-OFF DATE    BALLOON
RATIO (%)           MORTGAGE LOANS     BALANCE ($)     BALANCE (%)     RATE (%)    TERM (MOS.)   DSCR (X)        LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

20.1 - 30.0                 6           32,448,530          3.3          5.276          121        4.17           25.0       21.4
30.1 - 40.0                 4           29,342,857          3.0          5.418          120        3.38           37.7       36.9
40.1 - 50.0                13          176,935,434         18.0          5.203          117        3.34           43.4       39.9
50.1 - 60.0                31          186,883,957         19.1          5.287          105        2.16           54.6       45.7
60.1 - 70.0                33          388,660,907         39.6          5.524          114        1.74           67.5       60.0
70.1 - 80.0                23          166,501,135         17.0          5.623          121        1.50           74.5       60.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                    110         $980,772,819        100.0%         5.426%         114        2.20X          59.6%      51.8%
====================================================================================================================================

Minimum: 20.3%
Maximum: 80.0%
Weighted Average: 59.6%

BALLOON LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY    WEIGHTED      WEIGHTED                   WEIGHTED   WEIGHTED
                                            AGGREGATE      AGGREGATE     AVERAGE       AVERAGE    WEIGHTED        AVERAGE    AVERAGE
BALLOON LOAN-TO-VALUE      NUMBER OF     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE   CUT-OFF DATE    BALLOON
RATIO (%)               MORTGAGE LOANS    BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)    DSCR (X)        LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
0.0 - 10.0                     11         35,077,911          3.6        5.737          210        1.42           59.8        1.4
10.1 - 20.0                     2          3,884,986          0.4        5.502          116        4.68           20.4        17.1
20.1 - 30.0                     3         27,078,756          2.8        5.189          119        4.19           25.8        23.2
30.1 - 40.0                    12         84,774,108          8.6        5.407          119        3.44           42.5        37.7
40.1 - 50.0                    27        248,484,804         25.3        5.377          116        2.54           50.4        43.8
50.1 - 60.0                    29        200,043,401         20.4        5.373          101        2.01           63.0        55.8
60.1 - 70.0                    25        365,588,853         37.3        5.472          110        1.72           69.9        64.8
70.1 - 80.0                     1         15,840,000          1.6        5.620          120        1.41           80.0        70.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        110       $980,772,819        100.0%       5.426%         114        2.20X          59.6%       51.8%
====================================================================================================================================

Minimum: 0.2%
Maximum: 70.4%
Weighted Average: 51.8%

                                      I-7

                                                                    APPENDIX I
                                                             MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)
===================================================================================================================================
Prepayment Restrictions                 JAN-05              JAN-06                JAN-07               JAN-08               JAN-09
===================================================================================================================================

Locked Out                              99.56%              98.66%                82.33%               69.40%               67.90%
Greater of YM and 1.00%                  0.44%               1.34%                17.67%               30.60%               32.10%
Open                                     0.00%               0.00%                 0.00%                0.00%                0.00%
===================================================================================================================================
TOTALS                                 100.00%             100.00%               100.00%              100.00%              100.00%
===================================================================================================================================
Pool Balance Outstanding          $980,772,819        $973,720,024          $965,910,437         $956,671,794         $946,593,118
% Initial Pool Balance                 100.00%              99.28%                98.48%               97.54%               96.52%
===================================================================================================================================

===================================================================================================================================
Prepayment Restrictions                 JAN-10              JAN-11                JAN-12               JAN-13               JAN-14
===================================================================================================================================
Locked Out                              71.43%              71.53%                72.45%               72.58%               71.19%
Greater of YM and 1.00%                 28.57%              28.47%                27.55%               27.42%               26.97%
Open                                     0.00%               0.00%                 0.00%                0.00%                1.84%
===================================================================================================================================
TOTALS                                 100.00%             100.00%               100.00%              100.00%              100.00%
===================================================================================================================================
Pool Balance Outstanding          $885,643,937        $874,244,080          $783,718,962         $771,142,683         $755,269,546
% Initial Pool Balance                  90.30%              89.14%                79.91%               78.63%               77.01%
===================================================================================================================================

===================================================================================================================================
Prepayment Restrictions                 JAN-15              JAN-16                JAN-17               JAN-18               JAN-19
===================================================================================================================================
Locked Out                              25.85%              46.87%                47.67%               71.48%               78.89%
Greater of YM and 1.00%                 30.04%              53.13%                52.33%               28.52%               21.11%
Open                                    44.10%               0.00%                 0.00%                0.00%                0.00%
===================================================================================================================================
TOTALS                                 100.00%             100.00%               100.00%              100.00%              100.00%
===================================================================================================================================
Pool Balance Outstanding           $45,349,071         $23,022,036           $20,561,211          $12,241,102           $9,675,821
% Initial Pool Balance                   4.62%               2.35%                 2.10%                1.25%                0.99%
===================================================================================================================================

Notes:

(1)  The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance.

(3)  DEF/YM1 loans have been modeled as Yield Maintenance.

                                      I-8

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

-------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE      CMSA            CMSA         MORTGAGE
  LOAN NO.    LOAN NO.      PROPERTY NO.     LOAN SELLER(1)   PROPERTY NAME(2)
-------------------------------------------------------------------------------------------------------------------------------

                                                              Wells REF Portfolio Roll-up
      1               1        1-001         MSMC             Wells REF Portfolio: Keybank Building (I) (A)
      2                        1-002         MSMC             Wells REF Portfolio: Bridgewater Crossing II (I) (A)
      3                        1-003         MSMC             Wells REF Portfolio: Citicorp Building (I) (A)
      4                        1-004         MSMC             Wells REF Portfolio: Caterpillar Building (I) (A)
      5                        1-005         MSMC             Wells REF Portfolio: State Street Building (I) (A)
      6                        1-006         MSMC             Wells REF Portfolio: Harcourt Building (I) (A)
      7               2        2-001         MSMC             Wells REF Portfolio: Independence Square Two (II) (A)
      8                        2-002         MSMC             Wells REF Portfolio: Independence Square One (II) (A)
      9               3        3-001         MSMC             Wells REF Portfolio: Continental Casualty (A)
     10               4        4-001         BSCMI/WFB        Waikele Center
     11               5        5-001         BSCMI            Coventry Mall
     12               6        6-001         MSMC             Alhambra Office Complex
     13               7        7-001         BSCMI            Travis Tower
     14               8        8-001         MSMC             Towers Crescent
     15               9        9-001         BSCMI            Simsbury Commons
     16              10        10-001        BSCMI            The Maritime Hotel
     17              11        11-001        MSMC             101 Ash Street
     18              12        12-001        BSCMI            Azalea Square
     19              13        13-001        WFB              Mason Devonshire Plaza
     20              14        14-001        PCF              Marketplace at the Lakes
     21              15        15-001        WFB              Euclid Business Center
     22              16        16-001        WFB              433 N. Camden Drive
     23              17        17-001        WFB              Paradise Village Mobile Home Park
     24              18        18-001        BSCMI            International Plaza
                                                              U-Haul Portfolio Roll-up
     25              19        19-001        MSMC             U-Haul Portfolio - Philadelphia (III)
     26                        19-002        MSMC             U-Haul Portfolio - Easton (III)
     27                        19-003        MSMC             U-Haul Portfolio - Bellingham (III)
     28                        19-004        MSMC             U-Haul Portfolio - Middlehope (III)
     29                        19-005        MSMC             U-Haul Portfolio - Menands (III)
     30                        19-006        MSMC             U-Haul Portfolio - Raleigh (III)
     31                        19-007        MSMC             U-Haul Portfolio - Bismarck (III)
     32                        19-008        MSMC             U-Haul Portfolio - Soldotna (III)
     33              20        20-001        WFB              Northpark Apartments-Chatsworth
     34              21        21-001        PCF              3225 Meridian Parkway
     35              22        22-001        PCF              Dick's Sporting Goods
     36              23        23-001        PCF              Riverview Place
     37              24        24-001        PCF              The Plaza at Windward
     38              25        25-001        BSCMI            Abbey Park
     39              26        26-001        WFB              Mitchellville Plaza
     40              27        27-001        BSCMI            Kohl's Stoughton
     41              28        28-001        BSCMI            Marina Village Shopping Center
     42              29        29-001        MSMC             Davie Square Shopping Center
     43              30        30-001        PCF              HUB Plaza
     44              31        31-001        MSMC             Bon Aire Apartments
     45              32        32-001        PCF              Interpark 70 Buildings A & B
     46              33        33-001        PCF              Bally Plaza
     47              34        34-001        PCF              Prince George's Commercial & Tech Park
     48              35        35-001        MSMC             Parkside Marketplace
     49              36        36-001        PCF              3245 Meridian Parkway
     50              37        37-001        BSCMI            BJ's Shopping Center
     51              38        38-001        BSCMI            Carmike Bradenton
     52              39        39-001        MSMC             Hampton Inn Augusta
     53              40        40-001        PCF              Sugarloaf Marketplace
     54              41        41-001        BSCMI            Golfsmith Center
     55              42        42-001        BSCMI            Welk Studios
     56              43        43-001        BSCMI            Southampton Village
     57              44        44-001        WFB              Butterfield Plaza Shopping Center
     58              45        45-001        WFB              Pierremont Office Park
     59              46        46-001        MSMC             Best Western Truckee Tahoe Inn
     60              47        47-001        WFB              Jersey Business Park
     61              48        48-001        PCF              10 Clifton Boulevard
     62              49        49-001        MSMC             Exchange Place - San Bernardino
     63              50        50-001        PCF              Rockfield Showplace
     64              51        51-001        BSCMI            Lake Hills Shopping Center
     65              52        52-001        WFB              Walgreen's - Livonia
     66              53        53-001        WFB              Fairfield Inn and Suites by Marriott - Dover, DE
     67              54        54-001        MSMC             Elkhorn Valley Plaza
     68              55        55-001        MSMC             Pointe Center
     69              56        56-001        WFB              A-American Fresno
     70              57        57-001        MSMC             Fairway Centre II
     71              58        58-001        PCF              Quarry Creek Shopping Center
     72              59        59-001        WFB              Laguna Hills Business Park
     73              60        60-001        MSMC             Fullerton Court Shopping Center
     74              61        61-001        PCF              3700 West 10th Street
     75              62        62-001        WFB              A-American Inglewood
     76              63        63-001        WFB              Richmond Bay Marina
     77              64        64-001        WFB              Trade Zone Apartments
     78              65        65-001        PCF              Cool Springs Corner
     79              66        66-001        WFB              Creekbridge Office Center
     80              67        67-001        WFB              A-American Roscoe Self Storage
     81              68        68-001        WFB              Parkway Plaza
     82              69        69-001        WFB              Sinder - Lassen Business Center
     83              70        70-001        PCF              Clintonville Plaza
     84              71        71-001        PCF              BB & T Bank Center
     85              72        72-001        WFB              Varsity Retail
     86              73        73-001        WFB              Sinder - Jasin Industrial Park
     87              74        74-001        MSMC             Grunow Memorial Office Building
     88              75        75-001        BSCMI            Lake Mary Pointe
     89              76        76-001        WFB              1225-29 King Street
     90              77        77-001        WFB              Lake Elsinore Self Storage
     91              78        78-001        PCF              Highgate Apartments
     92              79        79-001        PCF              4175 Wildcat Reserve Parkway
                                                              Russian Jack Apartments & Tudor Park Apartments Roll-up
     93              80        80-001        WFB              Russian Jack Apartments (IV)
     94                        80-002        WFB              Tudor Park Apartments (IV)
     95              81        81-001        WFB              Sinder - Itasca Business Center
     96              82        82-001        WFB              Ojai Valley Estates
     97              83        83-001        WFB              51st & Northern Shopping Center
     98              84        84-001        WFB              A Armour Self Storage
     99              85        85-001        WFB              Towers of Lakeway Office Building
     100             86        86-001        WFB              Cedar River Estates Mobile Home Park
     101             87        87-001        WFB              Crossroads Plaza
     102             88        88-001        WFB              La Avenida Plaza
     103             89        89-001        WFB              5957 Schaefer
     104             90        90-001        WFB              Katella Commerce Center
     105             91        91-001        PCF              6400 Broadway Warehouse Distribution Center
     106             92        92-001        MSMC             Valley Ridge Shopping Center
     107             93        93-001        WFB              Sinder - Oso Business Center
     108             94        94-001        WFB              Petco Taylor, MI
     109             95        95-001        WFB              Highland Hills Estates
     110             96        96-001        PCF              Holiday Station
     111             97        97-001        MSMC             Germann Towne Center
     112             98        98-001        WFB              Designer Doors Warehouse
     113             99        99-001        MSMC             Lancaster Marketplace
     114            100       100-001        WFB              CVS - Mt. Vernon
     115            101       101-001        WFB              Walgreen's - Roswell
     116            102       102-001        WFB              Sinder - Woodman Industrial Park
     117            103       103-001        PCF              State Bridge Centre
     118            104       104-001        PCF              18128 East Valley Highway
     119            105       105-001        PCF              Wilderness West Apartments
     120            106       106-001        WFB              Sinder - Lido Woodwind Partners
     121            107       107-001        WFB              Shoppes at Redskin Center
     122            108       108-001        WFB              American Investment Shopping Center
     123            109       109-001        WFB              Ogden Industrial
     124            110       110-001        PCF              519 Johnson Avenue

                                                              TOTALS AND WEIGHTED AVERAGES:

----------------------------------------------------------------------------------------------------------------
  MORTGAGE
  LOAN NO.    STREET ADDRESS                                                       CITY                  STATE
----------------------------------------------------------------------------------------------------------------

      1       2 Gatehall Drive                                                     Parsippany            NJ
      2       200 Crossing Boulevard                                               Bridgewater           NJ
      3       111 Sylvan Avenue                                                    Englewood Cliffs      NJ
      4       2120 West End Avenue                                                 Nashville             TN
      5       1200 Crown Colony Drive                                              Quincy                MA
      6       10801 North MoPac Expressway, Braker Pointe 3                        Austin                TX
      7       300 E Street SW                                                      Washington DC         DC
      8       250 E Street SW                                                      Washington DC         DC
      9       675 Placentia Avenue                                                 Brea                  CA
     10       94-849 Lumiaina Street                                               Waipahu               HI
     11       Route 724 & Route 100                                                Pottstown             PA
     12       2 Alhambra Plaza and 95 Merrick Way                                  Coral Gables          FL
     13       1301 Travis Street                                                   Houston               TX
     14       8010 & 8020 Towers Crescent Drive                                    Vienna                VA
     15       530 Bushy Hill Road                                                  Simsbury              CT
     16       363 West 16th Street                                                 New York              NY
     17       101 Ash Street                                                       San Diego             CA
     18       400-432 Azalea Square Blvd                                           Summerville           SC
     19       10330 Mason Avenue                                                   Chatsworth            CA
     20       940-970 Lakes Drive                                                  West Covina           CA
     21       9021-9039 Euclid Avenue and 8400-8498 Kao Circle                     Manassas              VA
     22       433 N. Camden Drive                                                  Beverly Hills         CA
     23       12850 W State Road 84                                                Davie                 FL
     24       10640 NW 19th Street                                                 Miami                 FL

     25       1135 Washington Avenue                                               Philadelphia          PA
     26       2413 Nazareth Street                                                 Easton                PA
     27       4549 Guide Meridian                                                  Bellingham            WA
     28       5336 Route 9W                                                        Newburgh              NY
     29       40 Simmons Lane                                                      Menands               NY
     30       5505 Commercial Avenue                                               Raleigh               NC
     31       1453 Interstate Loop                                                 Bismarck              ND
     32       35338 Kenai Spur Highway                                             Soldotna              AK
     33       9020 and 9930 De Soto Avenue                                         Chatsworth            CA
     34       3225 Meridian Parkway                                                Weston                FL
     35       4325 Barclay Downs Drive                                             Charlotte             NC
     36       26861- 26889 Sierra Highway & 26913-26925 Via Princessa              Santa Clarita         CA
     37       5530 Windward Parkway                                                Alpharetta            GA
     38       3221 East Baldwin Road                                               Grand Blanc           MI
     39       12100-12228 Central Avenue                                           Mitchellville         MD
     40       501 Technology Center Drive                                          Stoughton             MA
     41       801-947 Marina Village Parkway                                       Alameda               CA
     42       5585-5795 South University Drive                                     Davie                 FL
     43       900-930 North Federal Highway                                        Fort Lauderdale       FL
     44       1-25 Milford Lane & 1-10 Oxford Court                                Suffern               NY
     45       14155 - 14175 East 42nd Avenue                                       Denver                CO
     46       1701-1899 South Academy Boulevard                                    Colorado Springs      CO
     47       10780-10850 Hanna Street                                             Beltsville            MD
     48       10791-10841 West Broad St.                                           Glen Allen            VA
     49       3245 Meridian Parkway                                                Weston                FL
     50       2-4 Chevy Drive                                                      East Syracuse         NY
     51       2507 53rd Avenue East                                                Bradenton             FL
     52       3030 Washington Road                                                 Augusta               GA
     53       1860 Duluth Highway                                                  Lawrenceville         GA
     54       905-915 East Golf Road                                               Schaumburg            IL
     55       4585 Electronics Place                                               Los Angeles           CA
     56       Highway 74 & Carriage Oaks Dr                                        Tyrone                GA
     57       599 W. 4th Street                                                    Benson                AZ
     58       900, 910 & 920 Pierremont Rd                                         Shreveport            LA
     59       11331 Brockway Road                                                  Truckee               CA
     60       10700 Jersey Blvd.                                                   Rancho Cucamonga      CA
     61       10 Clifton Boulevard                                                 Clifton City          NJ
     62       1845 Business Center Drive                                           San Bernardino        CA
     63       23822 & 23762 Mercury Road                                           Lake Forest           CA
     64       2228-2258 Black Rock Turnpike                                        Fairfield             CT
     65       33333 6 Mile Road                                                    Livonia               MI
     66       655 North Dupont Highway                                             Dover                 DE
     67       4301-4423 Elkhorn Boulevard                                          Sacramento            CA
     68       17640 Possum Point Road                                              Dumfries              VA
     69       1844 S. Cherry Avenue                                                Fresno                CA
     70       5853 - 5875 Fairmont Parkway                                         Pasadena              TX
     71       3460-3480 Marron Road                                                Oceanside             CA
     72       23010-34 Lake Forest Drive and 23012-16 Del Lago Drive               Laguna Hills          CA
     73       444 North Harbor Boulevard                                           Fullerton             CA
     74       3700 West 10th Street                                                Greeley               CO
     75       10108 Condon Avenue                                                  Inglewood             CA
     76       1340 Marina Way South                                                Richmond              CA
     77       2480 Trade Zone Place                                                San Jose              CA
     78       3010 Mallory Lane                                                    Franklin              TN
     79       1611 Bunker Hill Way                                                 Salinas               CA
     80       15145 Roscoe Boulevard                                               Panorama City         CA
     81       1731 East Roseville Parkway                                          Roseville             CA
     82       21818, 21822, 21828 Lassen Street                                    Chatsworth            CA
     83       12-40/44/48 Clintonville Street                                      Whitestone            NY
     84       300 - 328 Elden Street                                               Herndon               VA
     85       2322-2340 Guadalupe Street                                           Austin                TX
     86       7741, 7745, 7751, 7755 Alabama                                       Canoga Park           CA
     87       926 E. McDowell Road                                                 Phoenix               AZ
     88       601 Weldon Blvd.                                                     Lake Mary             FL
     89       1225-29 King Street                                                  Alexandria            VA
     90       29151 Riverside Drive                                                Lake Elsinore         CA
     91       1 Highgate Drive                                                     Trenton               NJ
     92       4175 Wildcat Reserve Parkway                                         Highlands Ranch       CO

     93       1500 Russian Jack Drive                                              Anchorage             AK
     94       4631 Juneau Street                                                   Anchorage             AK
     95       21011 21029 Itasca Street                                            Chatsworth            CA
     96       1975 Maricopa Highway                                                Ojai                  CA
     97       8024 North 51st Avenue                                               Glendale              AZ
     98       3003 East Industrial Drive                                           Flagstaff             AZ
     99       1927 Lohmans Crossing Rd                                             Lakeway               TX
     100      400 Cedar River Drive                                                Fowlerville           MI
     101      19704 & 19710 Northwest Freeway                                      Houston               TX
     102      1301-1309 Orange Avenue & 1047 & 1053 B Avenue                       Coronado              CA
     103      5957 Schaefer Avenue                                                 Chino                 CA
     104      1744 W. Katella Avenue                                               Orange                CA
     105      6400 Broadway                                                        Denver                CO
     106      850 West Valley Ridge Boulevard                                      Lewisville            TX
     107      9001-9019 Oso Avenue                                                 Chatsworth            CA
     108      22263 Eureka Road                                                    Taylor                MI
     109      25600 Seeley Road                                                    Novi                  MI
     110      9701, 9705 and 9713 Dixie Highway                                    Louisville            KY
     111      1880 South Alma School Road                                          Chandler              AZ
     112      401 West Deer Valley Road                                            Phoenix               AZ
     113      1120 & 1250 Lancaster Drive SE                                       Salem                 OR
     114      700 E. Fourth St.                                                    Mt. Vernon            IN
     115      1200 South Main                                                      Roswell               NM
     116      7618 Woodman Avenue                                                  Panorama City         CA
     117      5779 State Bridge Road                                               Alpharetta            GA
     118      18128 East Valley Highway                                            Kent                  WA
     119      4950 Donavan Drive SE                                                Olympia               WA
     120      7601 Woodwind Avenue                                                 Huntington Beach      CA
     121      9870 Colerain Avenue                                                 Cincinnati            OH
     122      20109-20151 Roscoe Boulevard and 8327-8335 Winnetka Avenue           Winnetka              CA
     123      2675 Industrial Park Drive                                           Ogden                 UT
     124      519 Johnson Avenue                                                   Bohemia               NY

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE
  LOAN NO. ZIP CODE  PROPERTY TYPE                      PROPERTY SUB-TYPE              UNITS/SF(3)             YEAR BUILT
------------------------------------------------------------------------------------------------------------------------------------

      1      07054   Office                             Suburban                            404,515               1986
      2      08807   Office                             Suburban                            297,380               2002
      3      07632   Office                             Suburban                            410,000           1953 - 1962
      4      37203   Office                             Urban                               312,297               2000
      5      02169   Office                             Suburban                            234,668               1989
      6      78758   Office                             Urban                               195,234               2001
      7      20024   Office                             Urban                               579,733               1992
      8      20024   Office                             Urban                               337,794               1991
      9      92835   Office                             Suburban                            133,943               2002
     10      96797   Retail                             Anchored                            521,438               1993
     11      19465   Retail                             Anchored                            803,898               1966
     12      33134   Office                             Suburban                            317,566           1961 / 1987
     13      77002   Office                             Urban                               507,247               1955
     14      22182   Office                             Suburban                            288,248           2001 - 2002
     15      06070   Retail                             Anchored                            256,498           1970 - 1972
     16      10001   Hospitality                        Full Service                            125               1969
     17      92101   Office                             Urban                               310,200               1967
     18      29483   Retail                             Anchored                            181,942           2003 - 2004
     19      91311   Retail                             Anchored                             78,794        1967 / 1978 / 1989
     20      91790   Retail                             Anchored                             94,971               1994
     21      20110   Industrial                         Flex                                144,888           2001 - 2003
     22      90210   Office                             Suburban                            181,479               1972
     23      33325   Manufactured Housing Community     Manufactured Home Community             452               1973
     24      33172   Retail                             Anchored                             97,496           2003 / 2004

     25      19147   Self Storage                       Self Storage                         39,800               1950
     26      18045   Self Storage                       Self Storage                         40,865               1975
     27      98226   Self Storage                       Self Storage                         49,425               1997
     28      12550   Self Storage                       Self Storage                         33,830               1986
     29      12204   Self Storage                       Self Storage                         40,475               1986
     30      27612   Self Storage                       Self Storage                         31,875               1985
     31      58501   Self Storage                       Self Storage                         37,425               1997
     32      99669   Self Storage                       Self Storage                         29,975               2000
     33      91311   Multifamily                        Garden                                  197               1971
     34      33331   Industrial                         Warehouse                           201,845               1995
     35      28209   Retail                             Free Standing                        84,000               2004
     36      91321   Retail                             Anchored                             45,669           2003 - 2004
     37      30004   Retail                             Shadow Anchored                      48,163               2004
     38      48437   Multifamily                        Retirement Community                    150               2000
     39      20721   Mixed Use                          Retail/Office                       156,124           1991 / 1996
     40      02072   Retail                             Anchored                             88,408               2003
     41      94501   Retail                             Anchored                             44,838               1987
     42      33328   Retail                             Unanchored                          105,948               1987
     43      33304   Retail                             Anchored                             50,055           1958 - 1968
     44      10901   Multifamily                        Garden                                  189               1965
     45      80239   Industrial                         Warehouse                           198,000               1997
     46      80929   Retail                             Anchored                            212,260           1985 - 2003
     47      20705   Industrial                         Warehouse                           146,430           1959 / 1987
     48      23060   Retail                             Unanchored                           49,423               1987
     49      33331   Industrial                         Warehouse                           230,600               1995
     50      13057   Retail                             Anchored                            147,456        1993 / 1996 / 1999
     51      34203   Other                              Theater                             102,935               2000
     52      30907   Hospitality                        Limited Service                         145               1986
     53      30043   Retail                             Anchored                             54,220               2003
     54      60173   Retail                             Anchored                            100,773               1974
     55      90039   Other                              Film Studio                          96,800               1965
     56      30290   Retail                             Anchored                             77,956               2003
     57      85602   Retail                             Anchored                             91,403        1986 / 1987 / 1995
     58      71106   Office                             Suburban                            176,839        1979 / 1980 / 1983
     59      96161   Hospitality                        Limited Service                         100               1984
     60      91730   Industrial                         Light                               107,568               1987
     61      07011   Industrial                         Light                               143,346               1961
     62      92408   Office                             Urban                                83,982               1989
     63      92630   Retail                             Unanchored                           62,464               1981
     64      06825   Retail                             Shadow Anchored                      68,142           1968 - 1969
     65      48154   Retail                             Big Box                              15,048               2001
     66      19901   Hospitality                        Limited Service                          77               2002
     67      95842   Retail                             Shadow Anchored                      38,701               1985
     68      22026   Office                             Suburban                             46,232               2004
     69      93721   Self Storage                       Self Storage                        161,009           1976 / 1999
     70      77505   Retail                             Unanchored                           22,400               2003
     71      92056   Retail                             Shadow Anchored                      15,764               2004
     72      92653   Retail                             Unanchored                           71,919           1977 / 1987
     73      92832   Mixed Use                          Retail/Office                        20,221               1980
     74      80634   Retail                             Free Standing                        14,820               2004
     75      90304   Self Storage                       Self Storage                         62,017               2001
     76      94804   Other                              Marina                               29,321           1980 - 1992
     77      95131   Multifamily                        Low-Rise                                 80               1989
     78      37067   Retail                             Anchored                             23,323               2004
     79      93906   Office                             Suburban                             33,661               2003
     80      91402   Self Storage                       Self Storage                         54,441               2001
     81      95661   Office                             Suburban                             29,301               2004
     82      91311   Industrial                         Light                                75,890               1987
     83      11357   Retail                             Unanchored                           17,700           2003 - 2004
     84      20170   Retail                             Unanchored                           21,035               1989
     85      78705   Retail                             Unanchored                           19,928               1923
     86      91304   Industrial                         Light                                72,000               1978
     87      85006   Office                             Medical                              50,812               1931
     88      34746   Retail                             Anchored                             51,052               1999
     89      22314   Mixed Use                          Retail/Office                        15,241           1993 / 2003
     90      92530   Self Storage                       Self Storage                         82,582 1978 / 1988 / 1999 / 2002 - 2003
     91      08618   Multifamily                        Mid-Rise                                129               1964
     92      80126   Retail                             Free Standing                        14,820               2004

     93      99508   Multifamily                        Low-Rise                                 42               1986
     94      99503   Multifamily                        Low-Rise                                 42               1986
     95      91311   Industrial                         Light                                68,296               1976
     96      93023   Manufactured Housing Community     Manufactured Home Community              90               1972
     97      85302   Retail                             Unanchored                           24,845           1975 - 1981
     98      86004   Self Storage                       Self Storage                        104,906               1982
     99      78734   Office                             Suburban                             25,306               2000
     100     48836   Manufactured Housing Community     Manufactured Home Community             119               1969
     101     77065   Retail                             Shadow Anchored                      11,747               2004
     102     92118   Retail                             Unanchored                           15,988               1996
     103     91710   Industrial                         Warehouse                            92,900               1998
     104     92867   Industrial                         Flex                                 33,070               2003
     105     80221   Industrial                         Warehouse                            69,430               1984
     106     75077   Retail                             Shadow Anchored                      12,170               2004
     107     91311   Industrial                         Light                                46,610               1981
     108     48180   Retail                             Big Box                              22,000               1986
     109     48375   Manufactured Housing Community     Manufactured Home Community             198               1968
     110     40272   Retail                             Shadow Anchored                       9,968               1997
     111     85248   Retail                             Unanchored                           11,717               2002
     112     85027   Industrial                         Warehouse                            23,675               1996
     113     97301   Retail                             Shadow Anchored                     113,757               1991
     114     47620   Retail                             Big Box                              13,013               2004
     115     88203   Retail                             Anchored                             15,930               2004
     116     91402   Industrial                         Light                                37,325               1979
     117     30022   Retail                             Unanchored                            9,990               1995
     118     98032   Retail                             Free Standing                        15,600               2004
     119     98501   Multifamily                        Garden                                   76               1981
     120     92647   Industrial                         Warehouse                            28,722               1984
     121     45251   Retail                             Unanchored                            8,200               2004
     122     91306   Retail                             Anchored                             52,901               1960
     123     84401   Industrial                         Warehouse                           110,800           1979 / 1981
     124     11716   Industrial                         Light                                20,000               1970

----------------------------------------------------------------------------------------------------------------
  MORTGAGE                                    PERCENT    PERCENT LEASED
  LOAN NO.         YEAR RENOVATED            LEASED(4)    AS OF DATE(4)     SECURITY TYPE(5)    LIEN POSITION
----------------------------------------------------------------------------------------------------------------

      1                 NAP                    100.0%      12/01/2003       Fee                     First
      2                 NAP                    100.0%      12/01/2003       Fee                     First
      3                 1998                   100.0%      12/01/2003       Fee                     First
      4                 NAP                    100.0%      12/01/2003       Fee                     First
      5                 NAP                    100.0%      12/01/2003       Fee                     First
      6                 NAP                    100.0%      12/01/2003       Fee                     First
      7                 NAP                    100.0%      12/01/2003       Fee                     First
      8                 NAP                    100.0%      12/01/2003       Fee                     First
      9                 NAP                    100.0%      12/01/2003       Fee                     First
     10                 NAP                    100.0%      10/01/2004       Fee                     First
     11                 1992                    99.1%      10/20/2004       Fee                     First
     12                 1987                    86.6%      10/01/2004       Fee                     First
     13                 1999                    84.5%      08/01/2004       Fee                     First
     14                 NAP                     75.2%      09/20/2004       Fee                     First
     15             1993 / 1999                 98.1%      07/15/2004       Fee                     First
     16             2002 - 2003                 85.3%      07/31/2004       Fee                     First
     17                 NAP                    100.0%      07/20/2004       Fee                     First
     18                 NAP                     97.3%      11/03/2004       Fee                     First
     19                 2004                    95.0%      10/05/2004       Fee                     First
     20                 NAP                    100.0%      11/03/2004       Fee                     First
     21                 NAP                     89.6%      10/01/2004       Fee                     First
     22                 2004                    97.8%      07/01/2004       Fee                     First
     23                 NAP                     96.0%      08/25/2004       Fee                     First
     24                 NAP                    100.0%      11/09/2004       Leasehold               First

     25                 1999                    86.7%      09/30/2004       Fee                     First
     26                 2001                    94.2%      09/30/2004       Fee                     First
     27                 NAP                     86.3%      09/30/2004       Fee                     First
     28                 NAP                     98.6%      09/30/2004       Fee                     First
     29                 NAP                     83.4%      09/30/2004       Fee                     First
     30                 NAP                     86.7%      09/30/2004       Fee                     First
     31                 NAP                     88.6%      09/30/2004       Fee                     First
     32                 NAP                     86.1%      09/30/2004       Fee                     First
     33                 NAP                     87.2%      09/07/2004       Fee                     First
     34                 NAP                    100.0%      10/08/2004       Fee                     First
     35                 NAP                    100.0%      10/23/2004       Fee                     First
     36                 NAP                    100.0%      10/15/2004       Fee                     First
     37                 NAP                    100.0%      12/03/2004       Fee                     First
     38                 NAP                     94.7%      10/19/2004       Fee                     First
     39                 NAP                     92.5%      11/03/2004       Fee                     First
     40                 NAP                    100.0%      01/01/2005       Fee                     First
     41                 NAP                    100.0%      10/01/2004       Fee                     First
     42                 2003                    98.7%      11/24/2004       Fee                     First
     43                 2003                    95.4%      10/19/2004       Fee                     First
     44                 NAP                    100.0%      08/11/2004       Fee                     First
     45                 NAP                     95.4%      08/05/2004       Fee                     First
     46                 NAP                     91.2%      10/04/2004       Fee                     First
     47                 NAP                     87.6%      10/21/2004       Fee                     First
     48                 NAP                     94.8%      11/15/2004       Fee                     First
     49                 NAP                    100.0%      10/08/2004       Fee                     First
     50                 1999                   100.0%      11/01/2004       Fee                     First
     51                 NAP                    100.0%      08/10/2004       Fee                     First
     52          1999 / 2001 - 2003             76.1%      08/31/2004       Fee                     First
     53                 NAP                     98.2%      10/29/2004       Fee                     First
     54                 1997                   100.0%      11/05/2004       Fee                     First
     55             1998 / 1999                   NAP          NAP          Fee                     First
     56                 NAP                     98.1%      10/26/2004       Fee                     First
     57                 NAP                    100.0%      10/15/2004       Fee                     First
     58                 NAP                     88.2%      08/30/2004       Fee                     First
     59                 1997                    80.8%      09/30/2004       Fee                     First
     60                 NAP                     98.9%      09/01/2004       Fee                     First
     61             2003 / 2004                100.0%      10/14/2004       Fee                     First
     62                 2001                    83.2%      09/30/2004       Fee                     First
     63                 1988                    97.1%      09/28/2004       Fee                     First
     64             2003 - 2004                100.0%      08/12/2004       Fee                     First
     65                 NAP                    100.0%      09/23/2004       Fee                     First
     66                 NAP                     83.3%      04/30/2004       Fee                     First
     67                 NAP                     96.9%      11/01/2004       Fee                     First
     68                 NAP                    100.0%      10/30/2004       Fee                     First
     69                 NAP                     78.5%      10/05/2004       Fee                     First
     70                 NAP                     91.5%      10/31/2004       Fee                     First
     71                 NAP                    100.0%      11/02/2004       Fee                     First
     72                 NAP                     97.0%      10/26/2004       Fee                     First
     73                 2001                    96.6%      11/01/2004       Fee                     First
     74                 NAP                    100.0%      11/11/2004       Fee                     First
     75                 NAP                     80.2%      10/05/2004       Fee                     First
     76             2001 - 2003                 84.3%      07/21/2004       Leasehold               First
     77                 NAP                     97.5%      09/17/2004       Fee                     First
     78                 NAP                    100.0%      11/09/2004       Fee                     First
     79                 NAP                    100.0%      08/01/2004       Fee                     First
     80                 NAP                     92.4%      11/01/2004       Fee                     First
     81                 NAP                    100.0%      10/19/2004       Fee                     First
     82                 NAP                    100.0%      09/24/2004       Fee                     First
     83                 NAP                    100.0%      11/04/2004       Fee                     First
     84                 NAP                    100.0%      09/13/2004       Fee                     First
     85                 2004                   100.0%      09/01/2004       Fee                     First
     86                 NAP                    100.0%      09/24/2004       Fee                     First
     87                 1969                    90.5%      12/07/2004       Fee                     First
     88                 NAP                     95.9%      11/03/2004       Fee                     First
     89                 NAP                    100.0%      08/11/2004       Fee                     First
     90                 NAP                     87.4%      09/30/2004       Fee                     First
     91                 NAP                     96.9%      09/28/2004       Fee                     First
     92                 NAP                    100.0%      10/25/2004       Fee                     First

     93                 NAP                     95.2%      10/01/2004       Fee                     First
     94                 NAP                     97.6%      10/01/2004       Fee                     First
     95                 NAP                    100.0%      09/24/2004       Fee                     First
     96                 NAP                     98.9%      08/31/2004       Fee                     First
     97                 2003                    94.0%      08/25/2004       Fee                     First
     98                 2001                    81.2%      10/26/2004       Fee                     First
     99                 NAP                    100.0%      07/24/2004       Fee                     First
     100                NAP                     99.2%      11/17/2004       Fee                     First
     101                NAP                     91.4%      08/11/2004       Fee                     First
     102                NAP                    100.0%      09/02/2004       Fee                     First
     103                NAP                    100.0%      08/10/2004       Fee                     First
     104                NAP                    100.0%      10/27/2004       Fee                     First
     105                NAP                    100.0%      09/20/2004       Fee                     First
     106                NAP                     81.3%      08/31/2004       Fee                     First
     107                NAP                     95.8%      10/15/2004       Fee                     First
     108                2004                   100.0%      08/11/2004       Fee                     First
     109                NAP                     96.5%      07/31/2004       Fee                     First
     110                NAP                    100.0%      11/03/2004       Fee                     First
     111                NAP                    100.0%      09/30/2004       Fee                     First
     112            1999 / 2003                100.0%      09/29/2004       Fee                     First
     113                NAP                     74.8%      10/25/2004       Fee                     First
     114                NAP                    100.0%      06/15/2004       Fee                     First
     115                NAP                    100.0%      10/06/2004       Fee                     First
     116                NAP                    100.0%      09/01/2004       Fee                     First
     117                NAP                    100.0%      10/28/2004       Fee                     First
     118                NAP                    100.0%      10/26/2004       Fee                     First
     119                NAP                     92.0%      09/01/2004       Fee                     First
     120                NAP                    100.0%      12/15/2004       Fee                     First
     121                NAP                    100.0%      11/17/2004       Fee                     First
     122                1994                   100.0%      07/26/2004       Fee                     First
     123                NAP                     86.5%      11/15/2004       Fee                     First
     124                NAP                    100.0%      10/18/2004       Fee                     First

---------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE           RELATED                 ORIGINAL    CUT-OFF DATE      CUT-OFF DATE BALANCE                  FIRST PAYMENT
  LOAN NO.        BORROWER LIST               BALANCE       BALANCE(6)           PER UNIT OR SF    NOTE DATE       DATE (P&I)
---------------------------------------------------------------------------------------------------------------------------------

     1                 NAP                 $9,760,000      $9,760,000                      $120   05/21/2004          NAP
     2                 NAP                 $9,188,571      $9,188,571                      $120   05/21/2004          NAP
     3                 NAP                 $6,697,143      $6,697,143                      $120   05/21/2004          NAP
     4                 NAP                 $6,125,714      $6,125,714                      $120   05/21/2004          NAP
     5                 NAP                 $4,617,143      $4,617,143                      $120   05/21/2004          NAP
     6                 NAP                 $3,771,429      $3,771,429                      $120   05/21/2004          NAP
     7                 NAP                $24,180,086     $24,180,086                      $120   05/21/2004          NAP
     8                 NAP                $13,209,914     $13,209,914                      $120   05/21/2004          NAP
     9                 NAP                 $2,450,000      $2,450,000                      $120   05/21/2004          NAP
     10                NAP                $77,385,000     $77,385,000                      $270   11/03/2004          NAP
     11                NAP                $76,500,000     $76,500,000                       $95   08/05/2004       09/01/2006
     12                NAP                $50,000,000     $50,000,000                      $157   10/08/2004          NAP
     13                NAP                $37,750,000     $37,635,362                       $74   10/01/2004       11/01/2004
     14                NAP                $37,000,000     $37,000,000                      $128   06/22/2004       08/08/2007
     15                NAP                $33,300,000     $33,300,000                      $130   09/09/2004          NAP
     16                NAP                $25,000,000     $25,000,000                  $200,000   11/09/2004       01/01/2013
     17                NAP                $20,000,000     $20,000,000                       $64   08/04/2004          NAP
     18      18, 24, 40, 50, 54, 56, 88   $16,535,000     $16,535,000                       $91   11/12/2004          NAP
     19                NAP                $15,840,000     $15,840,000                      $201   12/20/2004       02/01/2007
     20                NAP                $15,750,000     $15,750,000                      $166   11/03/2004       01/01/2010
     21                NAP                $13,600,000     $13,572,295                       $94   10/19/2004       12/01/2004
     22                NAP                $13,000,000     $12,987,016                       $72   10/11/2004       01/01/2005
     23                NAP                $12,000,000     $12,000,000                   $26,549   09/22/2004          NAP
     24      18, 24, 40, 50, 54, 56, 88   $11,192,500     $11,192,500                      $115   11/12/2004          NAP

     25                NAP                 $2,532,000      $2,521,666                       $36   09/14/2004       11/01/2004
     26                NAP                 $1,730,000      $1,722,939                       $36   09/14/2004       11/01/2004
     27                NAP                 $1,698,000      $1,691,070                       $36   09/14/2004       11/01/2004
     28                NAP                 $1,648,000      $1,641,274                       $36   09/14/2004       11/01/2004
     29                NAP                 $1,146,000      $1,141,323                       $36   09/14/2004       11/01/2004
     30                NAP                   $946,000        $942,139                       $36   09/14/2004       11/01/2004
     31                NAP                   $687,000        $684,196                       $36   09/14/2004       11/01/2004
     32                NAP                   $682,000        $679,216                       $36   09/14/2004       11/01/2004
     33                NAP                $11,000,000     $10,964,816                   $55,659   09/30/2004       11/01/2004
     34               34, 49              $10,860,000     $10,837,445                       $54   10/08/2004       12/01/2004
     35                NAP                $10,600,000     $10,600,000                      $126   12/19/2003       02/01/2005
     36                NAP                $10,500,000     $10,479,429                      $229   10/28/2004       12/01/2004
     37                NAP                $10,250,000     $10,250,000                      $213   12/03/2004       02/05/2005
     38                NAP                $10,000,000      $9,985,735                   $66,572   11/15/2004       01/01/2005
     39                NAP                 $9,800,000      $9,800,000                       $63   11/12/2004          NAP
     40      18, 24, 40, 50, 54, 56, 88    $9,763,000      $9,763,000                      $110   08/13/2004          NAP
     41                NAP                 $9,600,000      $9,600,000                      $214   09/09/2004       11/01/2007
     42                NAP                 $9,000,000      $8,991,119                       $85   12/01/2004       01/01/2005
     43                NAP                 $9,000,000      $8,981,626                      $179   10/19/2004       12/01/2004
     44                NAP                 $8,500,000      $8,500,000                   $44,974   08/27/2004       09/01/2009
     45                NAP                 $8,400,000      $8,325,094                       $42   08/05/2004       10/01/2004
     46                NAP                 $7,960,000      $7,936,441                       $37   10/04/2004       12/01/2004
     47                NAP                 $7,875,000      $7,806,091                       $53   03/31/2004       05/01/2004
     48                NAP                 $7,500,000      $7,492,235                      $152   12/01/2004       01/01/2005
     49               34, 49               $7,500,000      $7,484,754                       $32   10/08/2004       12/01/2004
     50      18, 24, 40, 50, 54, 56, 88    $7,400,000      $7,400,000                       $50   04/27/2004          NAP
     51                NAP                 $7,250,000      $7,205,114                       $70   10/01/2004       11/01/2004
     52                NAP                 $7,100,000      $7,090,561                   $48,900   11/19/2004       01/01/2005
     53                NAP                 $7,000,000      $6,985,063                      $129   11/08/2004       01/01/2005
     54      18, 24, 40, 50, 54, 56, 88    $6,905,000      $6,905,000                       $69   04/19/2004          NAP
     55                NAP                 $6,800,000      $6,771,642                       $70   09/30/2004       11/01/2004
     56      18, 24, 40, 50, 54, 56, 88    $6,700,000      $6,700,000                       $86   11/01/2004          NAP
     57                NAP                 $6,400,000      $6,400,000                       $70   11/19/2004       02/01/2005
     58                NAP                 $6,150,000      $6,144,337                       $35   11/30/2004       01/01/2005
     59                NAP                 $6,000,000      $6,000,000                   $60,000   12/14/2004       02/01/2005
     60                NAP                 $6,000,000      $6,000,000                       $56   11/29/2004       02/01/2005
     61                NAP                 $6,000,000      $5,983,297                       $42   10/14/2004       12/05/2004
     62                NAP                 $5,600,000      $5,600,000                       $67   10/08/2004       12/01/2007
     63                NAP                 $5,600,000      $5,585,759                       $89   09/30/2004       11/01/2004
     64                NAP                 $5,400,000      $5,400,000                       $79   08/19/2004          NAP
     65                NAP                 $5,275,000      $5,263,808                      $350   10/15/2004       12/01/2004
     66                NAP                 $5,150,000      $5,110,299                   $66,368   06/28/2004       08/01/2004
     67                NAP                 $5,040,000      $5,020,543                      $130   08/23/2004       10/08/2004
     68                NAP                 $4,875,000      $4,844,641                      $105   05/27/2004       07/01/2004
     69             69, 75, 80             $4,550,000      $4,543,180                       $28   11/05/2004       01/01/2005
     70                NAP                 $4,500,000      $4,472,885                      $200   06/03/2004       08/01/2004
     71                NAP                 $4,420,000      $4,399,311                      $279   07/16/2004       09/01/2004
     72                NAP                 $4,300,000      $4,291,740                       $60   10/21/2004       12/01/2004
     73                NAP                 $4,225,000      $4,221,070                      $209   11/02/2004       01/01/2005
     74               74, 92               $4,200,000      $4,195,130                      $283   11/11/2004       01/01/2005
     75             69, 75, 80             $4,200,000      $4,193,647                       $68   10/20/2004       01/01/2005
     76                NAP                 $4,100,000      $4,100,000                      $140   12/10/2004       02/01/2005
     77                NAP                 $4,100,000      $4,095,865                   $51,198   10/28/2004       01/01/2005
     78                NAP                 $4,100,000      $4,091,903                      $175   11/12/2004       01/01/2005
     79                NAP                 $4,050,000      $4,033,446                      $120   10/12/2004       12/01/2004
     80             69, 75, 80             $4,000,000      $3,993,949                       $73   11/09/2004       01/01/2005
     81                NAP                 $4,000,000      $3,992,367                      $136   09/28/2004       12/01/2004
     82      82, 86, 95, 107, 116, 120     $3,960,000      $3,960,000                       $52   12/07/2004       02/01/2005
     83                NAP                 $3,825,000      $3,814,000                      $215   11/04/2004       01/01/2005
     84                NAP                 $3,800,000      $3,789,456                      $180   09/23/2004       11/01/2004
     85                NAP                 $3,800,000      $3,759,601                      $189   09/17/2004       11/01/2004
     86      82, 86, 95, 107, 116, 120     $3,700,000      $3,700,000                       $51   12/08/2004       02/01/2005
     87                NAP                 $3,700,000      $3,691,845                       $73   11/01/2004       12/01/2004
     88      18, 24, 40, 50, 54, 56, 88    $3,657,500      $3,657,500                       $72   11/08/2004          NAP
     89                NAP                 $3,500,000      $3,500,000                      $230   12/01/2004       02/01/2005
     90                NAP                 $3,500,000      $3,495,221                       $42   11/09/2004       01/01/2005
     91                NAP                 $3,500,000      $3,493,098                   $27,078   09/30/2004       12/01/2004
     92               74, 92               $3,300,000      $3,296,103                      $222   11/01/2004       01/01/2005

     93                NAP                 $1,625,000      $1,623,485                   $38,654   10/26/2004       01/01/2005
     94                NAP                 $1,625,000      $1,623,485                   $38,654   10/26/2004       01/01/2005
     95      82, 86, 95, 107, 116, 120     $3,150,000      $3,150,000                       $46   12/09/2004       02/01/2005
     96                NAP                 $3,125,000      $3,114,850                   $34,609   09/30/2004       11/01/2004
     97                NAP                 $3,050,000      $3,047,371                      $123   11/01/2004       01/01/2005
     98                NAP                 $3,000,000      $2,989,446                       $29   11/03/2004       01/01/2005
     99                NAP                 $2,650,000      $2,642,774                      $104   09/30/2004       12/01/2004
    100                NAP                 $2,600,000      $2,597,551                   $21,828   11/12/2004       01/01/2005
    101                NAP                 $2,500,000      $2,472,925                      $211   09/15/2004       11/01/2004
    102                NAP                 $2,400,000      $2,397,689                      $150   11/04/2004       01/01/2005
    103                NAP                 $2,400,000      $2,393,342                       $26   10/07/2004       12/01/2004
    104                NAP                 $2,325,000      $2,322,767                       $70   11/01/2004       01/01/2005
    105                NAP                 $2,325,000      $2,318,901                       $33   09/20/2004       11/03/2004
    106                NAP                 $2,200,000      $2,191,544                      $180   08/09/2004       10/01/2004
    107      82, 86, 95, 107, 116, 120     $2,125,000      $2,125,000                       $46   12/09/2004       02/01/2005
    108                NAP                 $2,050,000      $2,046,165                       $93   10/13/2004       12/01/2004
    109                NAP                 $2,000,000      $1,995,657                   $10,079   11/01/2004       12/01/2004
    110                NAP                 $2,000,000      $1,993,124                      $200   11/05/2004       01/01/2005
    111                NAP                 $2,000,000      $1,986,790                      $170   05/26/2004       07/01/2004
    112                NAP                 $1,925,000      $1,923,298                       $81   11/19/2004       01/01/2005
    113                NAP                 $1,900,000      $1,889,330                       $17   06/28/2004       08/01/2004
    114                NAP                 $1,865,000      $1,865,000                      $143   11/19/2004       02/01/2005
    115                NAP                 $1,850,000      $1,845,965                      $116   10/14/2004       12/01/2004
    116      82, 86, 95, 107, 116, 120     $1,770,000      $1,770,000                       $47   12/09/2004       02/01/2005
    117                NAP                 $1,615,000      $1,613,502                      $162   11/02/2004       01/01/2005
    118                NAP                 $1,600,000      $1,588,616                      $102   10/26/2004       12/03/2004
    119                NAP                 $1,550,000      $1,545,168                   $20,331   09/08/2004       11/01/2004
    120      82, 86, 95, 107, 116, 120     $1,500,000      $1,500,000                       $52   12/03/2004       02/01/2005
    121                NAP                 $1,490,000      $1,488,441                      $182   11/12/2004       01/01/2005
    122                NAP                 $1,500,000      $1,484,787                       $28   09/07/2004       11/01/2004
    123                NAP                 $1,400,000      $1,368,765                       $12   02/13/2004       04/01/2004
    124                NAP                 $1,150,000      $1,146,923                       $57   10/18/2004       12/01/2004

                                         $981,927,000    $980,772,819

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE   FIRST PAYMENT                                                              GRACE
LOAN NO.     DATE (IO)      MATURITY DATE                                           PERIOD(7)
------------------------------------------------------------------------------------------------------------------------------------

   1         07/07/2004       06/07/2014                                                0
   2         07/07/2004       06/07/2014                                                0
   3         07/07/2004       06/07/2014                                                0
   4         07/07/2004       06/07/2014                                                0
   5         07/07/2004       06/07/2014                                                0
   6         07/07/2004       06/07/2014                                                0
   7         07/07/2004       06/07/2014                                                0
   8         07/07/2004       06/07/2014                                                0
   9         07/07/2004       06/07/2014                                                0
   10        12/01/2004       11/01/2014                                                0
   11        10/01/2004       07/01/2014                                                0
   12        11/08/2004       10/08/2011                                                0
   13           NAP           10/01/2014                                                0
   14        08/08/2004       07/08/2014     Up to 2 times in 12-month period, 1 day following notice of default; 0 days thereafter
   15        11/01/2004       10/01/2014                                                0
   16        01/01/2005       12/01/2014                                                5
   17        09/08/2004       02/08/2015                                                0
   18        01/01/2005       12/01/2009                                                5
   19        02/01/2005       01/01/2015                                                5
   20        01/01/2005       12/01/2014                                                0
   21           NAP           11/01/2014                                                5
   22           NAP           12/01/2014                                                5
   23        11/01/2004       10/01/2014                                                5
   24        01/01/2005       12/01/2009                                                5

   25           NAP           10/01/2014                                                5
   26           NAP           10/01/2014                                                5
   27           NAP           10/01/2014                                                5
   28           NAP           10/01/2014                                                5
   29           NAP           10/01/2014                                                5
   30           NAP           10/01/2014                                                5
   31           NAP           10/01/2014                                                5
   32           NAP           10/01/2014                                                5
   33           NAP           10/01/2014                                                5
   34           NAP           11/01/2014                                                0
   35        02/01/2004       01/01/2015                                               15
   36           NAP           11/01/2014                                                0
   37           NAP           01/05/2015                                                0
   38           NAP           12/01/2014                                                5
   39        01/01/2005       12/01/2014                                                5
   40        10/01/2004       09/01/2011                                                5
   41        11/01/2004       10/01/2014                                                5
   42           NAP           12/01/2014                                                5
   43           NAP           11/01/2014                                                0
   44        10/01/2004       09/01/2014                                                5
   45           NAP           09/01/2014                                                0
   46           NAP           11/01/2014                                                0
   47           NAP           04/01/2014                                                0
   48           NAP           12/01/2014                                                7
   49           NAP           11/01/2017                                                0
   50        06/01/2004       05/01/2009                                                5
   51           NAP           10/01/2014                                                5
   52           NAP           12/01/2014                                                5
   53           NAP           12/01/2024                                                0
   54        06/01/2004       05/01/2011                                                5
   55           NAP           10/01/2014                                                5
   56        12/01/2004       05/01/2011                                                5
   57           NAP           01/01/2015                                                5
   58           NAP           12/01/2014                                                5
   59           NAP           01/01/2012                                                5
   60           NAP           01/01/2015                                                5
   61           NAP           11/05/2014                                                0
   62        12/01/2004       11/01/2014                                                5
   63           NAP           10/01/2014                                                0
   64        10/01/2004       09/01/2014                                                5
   65           NAP           11/01/2014                                                5
   66           NAP           07/01/2014                                                5
   67           NAP           09/08/2014                                                0
   68           NAP           06/01/2014                                                5
   69           NAP           12/01/2009                                                5
   70           NAP           07/01/2014                                                5
   71           NAP           08/01/2014                                                0
   72           NAP           11/01/2014                                                5
   73           NAP           12/01/2014                                                5
   74           NAP           12/01/2014                                                0
   75           NAP           12/01/2009                                                5
   76           NAP           01/01/2015                                                5
   77           NAP           12/01/2014                                                5
   78           NAP           12/01/2024                                                0
   79           NAP           11/01/2024                                                5
   80           NAP           12/01/2009                                                5
   81           NAP           11/01/2014                                                5
   82           NAP           01/01/2015                            1st time - 25 days, and 5 days thereafter
   83           NAP           12/01/2021                                                0
   84           NAP           10/01/2014                                                0
   85           NAP           10/01/2019                                                5
   86           NAP           01/01/2015                            1st time - 25 days, and 5 days thereafter
   87           NAP           11/01/2014                                                5
   88        01/01/2005       12/01/2009                                                5
   89           NAP           01/01/2015                                                5
   90           NAP           12/01/2014                                                5
   91           NAP           11/01/2014                                                0
   92           NAP           12/01/2014                                                0

   93           NAP           12/01/2014                                                5
   94           NAP           12/01/2014                                                5
   95           NAP           01/01/2015                            1st time - 25 days, and 5 days thereafter
   96           NAP           10/01/2014                                                5
   97           NAP           12/01/2014                                                5
   98           NAP           12/01/2019                                                5
   99           NAP           11/01/2014                                                5
  100           NAP           12/01/2014                                                5
  101           NAP           10/01/2019                                                5
  102           NAP           12/01/2014                                                5
  103           NAP           11/01/2014                                                5
  104           NAP           12/01/2014                                                5
  105           NAP           10/03/2013                                                0
  106           NAP           09/01/2014                                                5
  107           NAP           01/01/2015                            1st time - 25 days, and 5 days thereafter
  108           NAP           11/01/2014                                                5
  109           NAP           11/01/2014                                                5
  110           NAP           12/01/2019                                                0
  111           NAP           06/01/2014                                                5
  112           NAP           12/01/2014                                                5
  113           NAP           07/01/2014                                                5
  114           NAP           01/01/2025                                                5
  115           NAP           11/01/2014                                                5
  116           NAP           01/01/2015                            1st time - 25 days, and 5 days thereafter
  117           NAP           12/01/2014                                                0
  118           NAP           11/03/2019                                                0
  119           NAP           10/01/2014                                                0
  120           NAP           01/01/2015                            1st time - 25 days, and 5 days thereafter
  121           NAP           12/01/2014                                                5
  122           NAP           10/01/2019                                                5
  123           NAP           03/01/2014                                                5
  124           NAP           11/01/2014                                                0

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                   LOCKBOX          LOCKBOX       ORIGINAL TERM      REMAINING TERM         ORIGINAL           REMAINING
  LOAN NO.    ARD LOAN        STATUS           TYPE          TO MATURITY        TO MATURITY        AMORT. TERM(8)       AMORT. TERM
------------------------------------------------------------------------------------------------------------------------------------

     1           No          In-Place          Hard              120                113                  IO                  IO
     2           No          In-Place          Hard              120                113                  IO                  IO
     3           No          In-Place          Hard              120                113                  IO                  IO
     4           No          In-Place          Hard              120                113                  IO                  IO
     5           No          In-Place          Hard              120                113                  IO                  IO
     6           No          In-Place          Hard              120                113                  IO                  IO
     7           No          In-Place          Hard              120                113                  IO                  IO
     8           No          In-Place          Hard              120                113                  IO                  IO
     9           No          In-Place          Hard              120                113                  IO                  IO
     10          No          In-Place          Hard              120                118                  IO                  IO
     11          No          In-Place          Hard              118                114                  360                360
     12          No          In-Place          Hard              84                  81                  IO                  IO
     13          No          In-Place          Hard              120                117                  360                357
     14          No         Springing          Hard              120                114                  360                360
     15          No          In-Place          Hard              120                117                  IO                  IO
     16          No          In-Place          Hard              120                119                  300                300
     17          No          In-Place          Hard              126                121                  IO                  IO
     18          No         Springing          Hard              60                  59                  IO                  IO
     19          No            NAP              NAP              120                120                  360                360
     20          No            NAP              NAP              120                119                  360                360
     21          No            NAP              NAP              120                118                  360                358
     22          No            NAP              NAP              120                119                  360                359
     23          No            NAP              NAP              120                117                  IO                  IO
     24          No            NAP              NAP              60                  59                  IO                  IO

     25          No          In-Place          Soft              120                117                  300                297
     26          No          In-Place          Soft              120                117                  300                297
     27          No          In-Place          Soft              120                117                  300                297
     28          No          In-Place          Soft              120                117                  300                297
     29          No          In-Place          Soft              120                117                  300                297
     30          No          In-Place          Soft              120                117                  300                297
     31          No          In-Place          Soft              120                117                  300                297
     32          No          In-Place          Soft              120                117                  300                297
     33          No            NAP              NAP              120                117                  360                357
     34          No            NAP              NAP              120                118                  360                358
     35          No            NAP              NAP              132                120                  360                360
     36          No            NAP              NAP              120                118                  360                358
     37          No            NAP              NAP              120                120                  360                360
     38          No            NAP              NAP              120                119                  300                299
     39          No            NAP              NAP              120                119                  IO                  IO
     40          Yes        Springing          Hard              84                  80                  IO                  IO
     41          No            NAP              NAP              120                117                  360                360
     42          No            NAP              NAP              120                119                  360                359
     43          No            NAP              NAP              120                118                  360                358
     44          No            NAP              NAP              120                116                  360                360
     45          No            NAP              NAP              120                116                  240                236
     46          No            NAP              NAP              120                118                  300                298
     47          No            NAP              NAP              120                111                  360                351
     48          No            NAP              NAP              120                119                  360                359
     49          No            NAP              NAP              156                154                  360                358
     50          Yes        Springing          Hard              60                  52                  IO                  IO
     51          No          In-Place          Hard              120                117                  240                237
     52          No            NAP              NAP              120                119                  300                299
     53          No            NAP              NAP              240                239                  240                239
     54          Yes        Springing          Hard              84                  76                  IO                  IO
     55          No            NAP              NAP              120                117                  300                297
     56          No            NAP              NAP              78                  76                  IO                  IO
     57          No            NAP              NAP              120                120                  360                360
     58          No            NAP              NAP              120                119                  360                359
     59          No            NAP              NAP              84                  84                  300                300
     60          No            NAP              NAP              120                120                  360                360
     61          No          In-Place          Hard              120                118                  300                298
     62          No            NAP              NAP              120                118                  360                360
     63          No            NAP              NAP              120                117                  360                357
     64          No            NAP              NAP              120                116                  IO                  IO
     65          Yes         In-Place          Hard              120                118                  360                358
     66          No            NAP              NAP              120                114                  300                294
     67          No            NAP              NAP              120                116                  360                356
     68          No            NAP              NAP              120                113                  360                353
     69          No            NAP              NAP              60                  59                  300                299
     70          No            NAP              NAP              120                114                  360                354
     71          No            NAP              NAP              120                115                  360                355
     72          No            NAP              NAP              120                118                  360                358
     73          No            NAP              NAP              120                119                  360                359
     74          No            NAP              NAP              120                119                  300                299
     75          No            NAP              NAP              60                  59                  300                299
     76          No            NAP              NAP              120                120                  330                330
     77          No            NAP              NAP              120                119                  360                359
     78          No            NAP              NAP              240                239                  240                239
     79          No            NAP              NAP              240                238                  240                238
     80          No            NAP              NAP              60                  59                  300                299
     81          No            NAP              NAP              120                118                  360                358
     82          No            NAP              NAP              120                120                  360                360
     83          No            NAP              NAP              204                203                  204                203
     84          No            NAP              NAP              120                117                  360                357
     85          No            NAP              NAP              180                177                  180                177
     86          No            NAP              NAP              120                120                  360                360
     87          No            NAP              NAP              120                118                  360                358
     88          No            NAP              NAP              60                  59                  IO                  IO
     89          No            NAP              NAP              120                120                  360                360
     90          No            NAP              NAP              120                119                  300                299
     91          No            NAP              NAP              120                118                  360                358
     92          No            NAP              NAP              120                119                  300                299

     93          No            NAP              NAP              120                119                  360                359
     94          No            NAP              NAP              120                119                  360                359
     95          No            NAP              NAP              120                120                  360                360
     96          No            NAP              NAP              120                117                  360                357
     97          No            NAP              NAP              120                119                  360                359
     98          No            NAP              NAP              180                179                  180                179
     99          No            NAP              NAP              120                118                  300                298
    100          No            NAP              NAP              120                119                  360                359
    101          No            NAP              NAP              180                177                  180                177
    102          No            NAP              NAP              120                119                  360                359
    103          No            NAP              NAP              120                118                  300                298
    104          No            NAP              NAP              120                119                  360                359
    105          No            NAP              NAP              108                105                  360                357
    106          No            NAP              NAP              120                116                  360                356
    107          No            NAP              NAP              120                120                  360                360
    108          No         Springing          Hard              120                118                  360                358
    109          No            NAP              NAP              120                118                  360                358
    110          No            NAP              NAP              180                179                  180                179
    111          No            NAP              NAP              120                113                  360                353
    112          No            NAP              NAP              120                119                  360                359
    113          No            NAP              NAP              120                114                  360                354
    114          No            NAP              NAP              240                240                  240                240
    115          No          In-Place          Hard              120                118                  360                358
    116          No            NAP              NAP              120                120                  360                360
    117          No            NAP              NAP              120                119                  360                359
    118          No            NAP              NAP              180                178                  180                178
    119          No            NAP              NAP              120                117                  360                357
    120          No            NAP              NAP              120                120                  360                360
    121          No         Springing          Hard              120                119                  360                359
    122          No            NAP              NAP              180                177                  180                177
    123          No            NAP              NAP              120                110                  240                230
    124          No            NAP              NAP              120                118                  300                298

                                                                 118                114                  337                336

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE  MORTGAGE           MONTHLY         MONTHLY     UNDERWRITABLE     UNDERWRITABLE     NOI          NCF        NCF POST IO
LOAN NO.      RATE      PAYMENT (P&I)    PAYMENT (IO)              NOI         CASH FLOW    DSCR(9)     DSCR(9)   PERIOD DSCR(10)
------------------------------------------------------------------------------------------------------------------------------------

   1        4.840%               NAP         $39,912        $9,831,299        $9,609,581     3.75        3.55           3.55
   2        4.840%               NAP         $37,575        $7,427,519        $6,945,969     3.75        3.55           3.55
   3        4.840%               NAP         $27,387        $5,979,917        $5,519,596     3.75        3.55           3.55
   4        4.840%               NAP         $25,050        $6,421,874        $6,328,931     3.75        3.55           3.55
   5        4.840%               NAP         $18,881        $5,294,041        $4,812,662     3.75        3.55           3.55
   6        4.840%               NAP         $15,423        $3,710,818        $3,662,010     3.75        3.55           3.55
   7        4.840%               NAP         $98,881       $15,100,596       $14,048,587     3.75        3.55           3.55
   8        4.840%               NAP         $54,020        $8,827,858        $8,215,919     3.75        3.55           3.55
   9        4.840%               NAP         $10,019        $1,888,091        $1,763,978     3.75        3.55           3.55
   10       5.145%               NAP        $336,409       $14,142,468       $13,812,478     1.93        1.88           1.88
   11       6.018%          $459,542        $388,976        $8,495,469        $8,016,807     1.82        1.72           1.45
   12       5.060%               NAP        $213,762        $5,110,481        $4,653,802     1.99        1.81           1.81
   13       5.434%          $212,780             NAP        $5,125,386        $4,464,993     2.01        1.75           1.75
   14       5.815%          $217,452        $181,786        $6,053,726        $5,630,549     2.78        2.58           2.16
   15       5.423%               NAP        $152,564        $3,829,209        $3,711,990     2.09        2.03           2.03
   16       5.000%          $146,148        $105,613        $7,118,429        $6,728,648     5.62        5.31           3.84
   17       5.340%               NAP         $90,236        $4,046,917        $3,851,491     3.74        3.56           3.56
   18       5.010%               NAP         $69,034        $2,114,852        $2,040,755     2.55        2.46           2.46
   19       5.620%           $91,134         $75,214        $1,334,650        $1,273,454     1.48        1.41           1.16
   20       5.230%           $86,777         $69,597        $1,483,336        $1,415,908     1.78        1.70           1.36
   21       5.510%           $77,305             NAP        $1,317,454        $1,224,621     1.42        1.32           1.32
   22       5.260%           $71,867             NAP        $3,622,869        $3,179,661     4.20        3.69           3.69
   23       4.960%               NAP         $50,289        $1,879,733        $1,857,133     3.11        3.08           3.08
   24       5.170%               NAP         $48,221        $1,564,611        $1,529,863     2.70        2.64           2.64

   25       5.910%           $16,175             NAP          $324,949          $312,213     1.69        1.63           1.63
   26       5.910%           $11,051             NAP          $190,454          $183,916     1.69        1.63           1.63
   27       5.910%           $10,847             NAP          $236,899          $229,485     1.69        1.63           1.63
   28       5.910%           $10,528             NAP          $204,390          $199,315     1.69        1.63           1.63
   29       5.910%            $7,321             NAP          $168,304          $162,233     1.69        1.63           1.63
   30       5.910%            $6,043             NAP          $122,802          $118,021     1.69        1.63           1.63
   31       5.910%            $4,389             NAP          $100,285           $94,671     1.69        1.63           1.63
   32       5.910%            $4,357             NAP           $85,453           $80,957     1.69        1.63           1.63
   33       5.200%           $60,402             NAP        $1,277,938        $1,213,301     1.76        1.67           1.67
   34       5.420%           $61,118             NAP        $1,380,676        $1,280,385     1.88        1.75           1.75
   35       6.420%           $66,443         $57,498        $1,111,477        $1,082,077     1.61        1.57           1.36
   36       5.690%           $60,876             NAP        $1,054,517        $1,013,316     1.44        1.39           1.39
   37       6.070%           $61,916             NAP        $1,226,317        $1,181,748     1.65        1.59           1.59
   38       5.418%           $60,920             NAP        $1,648,955        $1,611,455     2.26        2.20           2.20
   39       4.837%               NAP         $40,051        $2,654,889        $2,461,387     5.52        5.12           5.12
   40       5.174%               NAP         $42,095        $1,191,916        $1,178,655     2.36        2.33           2.33
   41       5.528%           $54,677         $44,838          $969,768          $917,910     1.80        1.71           1.40
   42       5.310%           $50,033             NAP        $1,050,654          $962,717     1.75        1.60           1.60
   43       5.500%           $51,101             NAP          $819,409          $796,885     1.34        1.30           1.30
   44       5.340%           $47,412         $38,350        $1,433,391        $1,386,141     3.11        3.01           2.44
   45       5.520%           $57,877             NAP          $996,493          $928,990     1.43        1.34           1.34
   46       5.520%           $48,976             NAP        $1,445,725        $1,301,327     2.46        2.21           2.21
   47       5.760%           $46,006             NAP          $878,629          $814,008     1.59        1.47           1.47
   48       5.110%           $40,767             NAP          $960,272          $928,147     1.96        1.90           1.90
   49       5.520%           $42,678             NAP          $967,597          $863,829     1.89        1.69           1.69
   50       4.000%               NAP         $24,667        $1,033,136          $985,807     3.49        3.33           3.33
   51       6.000%           $51,941             NAP        $1,082,771        $1,009,300     1.74        1.62           1.62
   52       5.790%           $44,838             NAP        $1,022,934          $925,259     1.90        1.72           1.72
   53       5.530%           $48,271             NAP          $865,092          $833,675     1.49        1.44           1.44
   54       4.493%               NAP         $25,853          $848,743          $781,516     2.74        2.52           2.52
   55       5.789%           $42,940             NAP        $1,217,667        $1,177,289     2.36        2.28           2.28
   56       4.663%               NAP         $26,035          $922,610          $890,777     2.95        2.85           2.85
   57       5.600%           $36,741             NAP          $654,566          $600,500     1.48        1.36           1.36
   58       5.590%           $35,267             NAP          $952,874          $819,799     2.25        1.94           1.94
   59       5.520%           $36,917             NAP          $870,527          $759,450     1.97        1.71           1.71
   60       5.450%           $33,879             NAP          $655,691          $570,087     1.61        1.40           1.40
   61       5.880%           $38,219             NAP          $674,999          $631,996     1.47        1.38           1.38
   62       5.390%           $31,411         $25,503          $685,562          $554,742     2.24        1.81           1.47
   63       6.200%           $34,298             NAP          $755,499          $704,933     1.84        1.71           1.71
   64       5.600%               NAP         $25,550        $1,107,122        $1,032,823     3.61        3.37           3.37
   65       5.320%           $29,358             NAP          $471,205          $468,948     1.34        1.33           1.33
   66       6.270%           $34,037             NAP          $906,550          $825,792     2.22        2.02           2.02
   67       5.780%           $29,508             NAP          $543,645          $500,687     1.54        1.41           1.41
   68       6.120%           $29,605             NAP          $618,034          $530,194     1.74        1.49           1.49
   69       5.150%           $26,998             NAP          $497,191          $473,040     1.53        1.46           1.46
   70       5.500%           $25,551             NAP          $512,955          $484,731     1.67        1.58           1.58
   71       5.850%           $26,075             NAP          $443,437          $428,653     1.42        1.37           1.37
   72       5.780%           $25,176             NAP        $1,161,542        $1,074,995     3.84        3.56           3.56
   73       5.550%           $24,122             NAP          $405,484          $381,219     1.40        1.32           1.32
   74       6.480%           $28,306             NAP          $387,410          $385,928     1.14        1.14           1.14
   75       5.100%           $24,798             NAP          $438,241          $428,938     1.47        1.44           1.44
   76       6.510%           $26,725             NAP          $714,367          $650,992     2.23        2.03           2.03
   77       5.220%           $22,564             NAP          $616,487          $585,728     2.28        2.16           2.16
   78       6.080%           $29,563             NAP          $401,191          $392,533     1.13        1.11           1.11
   79       6.160%           $29,391             NAP          $522,179          $454,820     1.48        1.29           1.29
   80       5.100%           $23,617             NAP          $446,326          $438,160     1.57        1.55           1.55
   81       5.810%           $23,496             NAP          $473,146          $431,786     1.68        1.53           1.53
   82       5.180%           $21,696             NAP          $597,536          $553,712     2.30        2.13           2.13
   83       5.840%           $29,615             NAP          $441,461          $421,974     1.24        1.19           1.19
   84       5.830%           $22,369             NAP          $505,207          $477,651     1.88        1.78           1.78
   85       5.370%           $30,788             NAP          $559,930          $533,503     1.52        1.44           1.44
   86       5.180%           $20,271             NAP          $591,031          $552,440     2.43        2.27           2.27
   87       5.140%           $20,180             NAP          $548,961          $466,138     2.27        1.92           1.92
   88       5.170%               NAP         $15,758          $539,212          $527,003     2.85        2.79           2.79
   89       5.630%           $20,159             NAP          $346,863          $320,565     1.43        1.33           1.33
   90       5.650%           $21,808             NAP          $453,544          $440,582     1.73        1.68           1.68
   91       5.660%           $20,225             NAP          $521,046          $478,605     2.15        1.97           1.97
   92       6.390%           $22,056             NAP          $364,320          $362,838     1.38        1.37           1.37

   93       5.540%            $9,267             NAP          $182,023          $168,673     1.67        1.54           1.54
   94       5.540%            $9,267             NAP          $188,491          $174,814     1.67        1.54           1.54
   95       5.180%           $17,258             NAP          $491,708          $452,724     2.37        2.19           2.19
   96       5.130%           $17,025             NAP          $357,539          $353,039     1.75        1.73           1.73
   97       5.850%           $17,993             NAP          $325,134          $301,860     1.51        1.40           1.40
   98       5.250%           $24,116             NAP          $546,653          $530,917     1.89        1.83           1.83
   99       6.000%           $17,074             NAP          $338,030          $304,610     1.65        1.49           1.49
  100       5.500%           $14,763             NAP          $283,727          $276,587     1.60        1.56           1.56
  101       5.480%           $20,401             NAP          $335,243          $322,761     1.37        1.32           1.32
  102       5.410%           $13,492             NAP          $422,971          $406,008     2.61        2.51           2.51
  103       5.900%           $15,317             NAP          $373,824          $349,961     2.03        1.90           1.90
  104       5.420%           $13,085             NAP          $334,503          $306,515     2.13        1.95           1.95
  105       6.070%           $14,044             NAP          $256,071          $220,663     1.52        1.31           1.31
  106       5.800%           $12,909             NAP          $242,865          $224,611     1.57        1.45           1.45
  107       5.180%           $11,642             NAP          $343,111          $319,933     2.46        2.29           2.29
  108       5.900%           $12,159             NAP          $213,870          $195,388     1.47        1.34           1.34
  109       5.210%           $10,995             NAP          $700,413          $690,513     5.31        5.23           5.23
  110       5.490%           $16,331             NAP          $274,027          $260,779     1.40        1.33           1.33
  111       5.860%           $11,812             NAP          $226,080          $211,199     1.60        1.49           1.49
  112       5.750%           $11,234             NAP          $201,387          $189,352     1.49        1.40           1.40
  113       5.810%           $11,160             NAP          $630,440          $548,535     4.71        4.10           4.10
  114       6.650%           $14,070             NAP          $196,930          $195,368     1.17        1.16           1.16
  115       5.190%           $10,147             NAP          $314,587          $311,561     2.58        2.56           2.56
  116       5.180%            $9,697             NAP          $295,696          $275,924     2.54        2.37           2.37
  117       5.560%            $9,231             NAP          $205,145          $190,694     1.85        1.72           1.72
  118       5.380%           $12,972             NAP          $253,173          $245,217     1.63        1.58           1.58
  119       5.800%            $9,095             NAP          $292,113          $269,054     2.68        2.47           2.47
  120       5.400%            $8,423             NAP          $155,345          $139,460     1.54        1.38           1.38
  121       5.740%            $8,686             NAP          $184,111          $174,786     1.77        1.68           1.68
  122       6.260%           $12,870             NAP          $444,155          $401,527     2.88        2.60           2.60
  123       5.570%            $9,686             NAP          $283,009          $239,721     2.43        2.06           2.06
  124       6.110%            $7,487             NAP          $151,220          $141,854     1.68        1.58           1.58

            5.426%                                                                           2.34        2.20           2.10

-----------------------------------------------------------------------------------------------------
  MORTGAGE     CUT-OFF DATE         BALLOON          BALLOON        APPRAISED     VALUATION
  LOAN NO.              LTV             LTV          BALANCE            VALUE      DATE(11)
-----------------------------------------------------------------------------------------------------

     1                41.9%           41.9%       $9,760,000     $102,000,000     03/22/2004
     2                41.9%           41.9%       $9,188,571      $96,000,000     04/14/2004
     3                41.9%           41.9%       $6,697,143      $71,000,000     03/18/2004
     4                41.9%           41.9%       $6,125,714      $64,000,000     04/01/2004
     5                41.9%           41.9%       $4,617,143      $48,100,000     03/23/2004
     6                41.9%           41.9%       $3,771,429      $39,500,000     03/17/2004
     7                41.9%           41.9%      $24,180,086     $252,000,000     04/06/2004
     8                41.9%           41.9%      $13,209,914     $138,000,000     04/06/2004
     9                41.9%           41.9%       $2,450,000      $25,600,000     03/18/2004
     10               70.0%           70.0%      $77,385,000     $201,000,000     09/03/2004
     11               68.0%           60.5%      $68,054,144     $112,500,000     05/26/2004
     12               67.6%           67.6%      $50,000,000      $74,000,000     09/13/2004
     13               70.7%           59.2%      $31,535,839      $53,250,000     08/10/2004
     14               45.5%           41.1%      $33,375,637      $81,300,000     05/27/2004
     15               64.7%           64.7%      $33,300,000      $51,500,000     08/10/2004
     16               41.7%           40.0%      $24,024,359      $60,000,000     09/01/2004
     17               38.9%           38.9%      $20,000,000      $51,400,000     07/14/2004
     18               55.1%           55.1%      $16,535,000      $30,000,000     08/02/2004
     19               80.0%           70.4%      $13,938,131      $19,800,000     10/06/2004
     20               69.4%           64.3%      $14,598,127      $22,700,000     10/06/2004
     21               79.4%           66.6%      $11,385,072      $17,100,000     12/01/2004
     22               24.7%           20.6%      $10,800,999      $52,500,000     08/26/2004
     23               52.6%           52.6%      $12,000,000      $22,800,000     06/23/2004
     24               52.1%           52.1%      $11,192,500      $21,500,000     09/01/2004

     25               57.2%           44.5%       $1,961,010       $4,210,000     04/30/2004
     26               57.2%           44.5%       $1,339,869       $2,660,000     06/09/2004
     27               57.2%           44.5%       $1,315,086       $3,800,000     06/10/2004
     28               57.2%           44.5%       $1,276,360       $2,570,000     06/08/2004
     29               57.2%           44.5%         $887,566       $2,100,000     06/09/2004
     30               57.2%           44.5%         $732,669       $1,450,000     06/22/2004
     31               57.2%           44.5%         $532,076       $1,390,000     06/14/2004
     32               57.2%           44.5%         $528,203       $1,090,000     06/29/2004
     33               50.4%           41.9%       $9,122,196      $21,770,000     05/25/2004
     34               58.9%           49.3%       $9,066,181      $18,400,000     07/09/2004
     35               68.8%           59.2%       $9,112,280      $15,400,000     09/01/2004
     36               69.4%           58.5%       $8,838,065      $15,100,000     12/31/2004
     37               75.1%           63.9%       $8,724,488      $13,650,000     08/01/2004
     38               54.0%           41.2%       $7,615,202      $18,500,000     09/24/2004
     39               26.8%           26.8%       $9,800,000      $36,600,000     10/21/2004
     40               54.5%           54.5%       $9,763,000      $17,900,000     04/27/2004
     41               68.2%           61.2%       $8,609,558      $14,070,000     06/29/2004
     42               73.7%           61.4%       $7,489,362      $12,200,000     11/05/2004
     43               78.1%           65.5%       $7,531,932      $11,500,000     09/24/2004
     44               45.0%           41.7%       $7,878,624      $18,900,000     07/28/2004
     45               72.4%           47.3%       $5,435,664      $11,500,000     06/14/2004
     46               49.6%           38.0%       $6,081,808      $16,000,000     08/02/2004
     47               73.6%           62.7%       $6,643,598      $10,600,000     02/13/2004
     48               62.4%           51.7%       $6,201,764      $12,000,000     11/03/2004
     49               59.4%           45.7%       $5,758,031      $12,600,000     07/09/2004
     50               54.4%           54.4%       $7,400,000      $13,600,000     03/06/2004
     51               50.4%           33.4%       $4,780,446      $14,300,000     08/03/2004
     52               63.9%           49.3%       $5,476,482      $11,100,000     10/01/2004
     53               67.5%            1.8%         $186,866      $10,350,000     09/15/2004
     54               56.8%           56.8%       $6,905,000      $12,150,000     02/20/2004
     55               61.6%           47.7%       $5,245,058      $11,000,000     05/27/2004
     56               50.8%           50.8%       $6,700,000      $13,200,000     09/23/2004
     57               74.9%           62.8%       $5,372,268       $8,550,000     09/26/2004
     58               71.4%           60.0%       $5,162,146       $8,600,000     09/20/2004
     59               57.0%           48.4%       $5,097,222      $10,525,000     11/02/2004
     60               65.9%           55.1%       $5,013,467       $9,100,000     09/21/2004
     61               67.6%           52.4%       $4,640,925       $8,850,000     09/02/2004
     62               67.5%           60.3%       $5,007,074       $8,300,000     08/30/2004
     63               46.5%           39.9%       $4,785,849      $12,000,000     07/23/2004
     64               34.3%           34.3%       $5,400,000      $15,750,000     07/13/2004
     65               77.1%           64.3%       $4,390,032       $6,830,000     08/31/2004
     66               60.1%           47.5%       $4,037,190       $8,500,000     05/24/2004
     67               77.2%           65.4%       $4,253,808       $6,500,000     07/22/2004
     68               67.3%           57.7%       $4,156,233       $7,200,000     03/18/2004
     69               68.8%           61.6%       $4,067,749       $6,600,000     10/07/2004
     70               63.9%           53.8%       $3,767,327       $7,000,000     05/01/2004
     71               70.4%           59.8%       $3,738,665       $6,250,000     05/14/2004
     72               26.9%           22.7%       $3,629,152      $15,970,000     06/29/2004
     73               72.2%           60.5%       $3,542,031       $5,850,000     06/01/2004
     74               73.6%           58.1%       $3,314,260       $5,700,000     10/05/2004
     75               67.6%           60.5%       $3,751,764       $6,200,000     10/06/2004
     76               51.6%           42.8%       $3,402,186       $7,950,000     08/15/2004
     77               42.4%           35.3%       $3,402,173       $9,650,000     08/23/2004
     78               77.2%            2.4%         $127,083       $5,300,000     11/01/2004
     79               56.8%            1.8%         $127,199       $7,100,000     08/25/2004
     80               67.1%           60.1%       $3,573,109       $5,950,000     10/13/2004
     81               58.8%           49.8%       $3,378,965       $6,785,000     08/10/2004
     82               55.0%           45.6%       $3,281,093       $7,200,000     10/12/2004
     83               66.9%            0.5%          $29,471       $5,700,000     10/15/2004
     84               53.4%           45.3%       $3,212,772       $7,100,000     08/17/2004
     85               55.5%            1.1%          $73,643       $6,780,000     06/30/2004
     86               57.4%           47.5%       $3,065,667       $6,450,000     10/12/2004
     87               56.8%           47.1%       $3,061,839       $6,500,000     09/15/2004
     88               52.3%           52.3%       $3,657,500       $7,000,000     08/10/2004
     89               68.6%           57.7%       $2,940,628       $5,100,000     10/20/2004
     90               68.3%           52.5%       $2,686,813       $5,120,000     09/16/2004
     91               53.7%           45.3%       $2,943,364       $6,500,000     08/12/2004
     92               61.4%           48.4%       $2,596,517       $5,370,000     10/01/2004

     93               73.8%           61.9%       $1,361,904       $2,200,000     09/14/2004
     94               73.8%           61.9%       $1,361,903       $2,200,000     09/14/2004
     95               54.3%           45.0%       $2,609,960       $5,800,000     10/12/2004
     96               62.0%           51.5%       $2,585,772       $5,020,000     08/18/2004
     97               74.3%           62.9%       $2,580,135       $4,100,000     09/07/2004
     98               45.9%            0.9%          $56,584       $6,520,000     10/07/2004
     99               69.5%           54.2%       $2,057,991       $3,800,000     08/06/2004
    100               69.3%           58.0%       $2,176,378       $3,750,000     09/29/2004
    101               54.2%            0.4%          $20,309       $4,560,000     08/19/2004
    102               36.3%           30.4%       $2,003,395       $6,600,000     09/30/2004
    103               48.6%           37.7%       $1,857,618       $4,925,000     09/01/2004
    104               52.8%           44.1%       $1,941,390       $4,400,000     09/20/2004
    105               74.8%           65.3%       $2,024,771       $3,100,000     08/20/2004
    106               76.9%           65.2%       $1,857,925       $2,850,000     01/01/2005
    107               52.3%           43.3%       $1,760,687       $4,065,000     10/12/2004
    108               66.0%           56.0%       $1,736,327       $3,100,000     10/13/2004
    109               20.3%           16.8%       $1,658,725       $9,850,000     09/21/2004
    110               61.3%            1.2%          $39,634       $3,250,000     10/06/2004
    111               64.6%           55.0%       $1,692,244       $3,075,000     04/16/2004
    112               72.6%           61.3%       $1,623,608       $2,650,000     10/13/2004
    113               20.5%           17.4%       $1,605,637       $9,230,000     06/10/2004
    114               64.3%            2.3%          $66,487       $2,900,000     09/15/2004
    115               40.6%           33.7%       $1,533,350       $4,550,000     09/20/2004
    116               52.8%           43.7%       $1,466,549       $3,355,000     10/12/2004
    117               60.9%           51.1%       $1,354,350       $2,650,000     09/28/2004
    118               44.1%            0.9%          $30,764       $3,600,000     09/26/2004
    119               36.8%           30.8%       $1,292,978       $4,200,000     08/22/2004
    120               60.0%           50.1%       $1,251,433       $2,500,000     10/07/2004
    121               73.5%           61.3%       $1,240,899       $2,025,000     10/01/2004
    122               22.8%            0.2%          $12,803       $6,500,000     08/17/2004
    123               52.6%           34.9%         $908,463       $2,600,000     01/26/2004
    124               71.7%           56.0%         $896,354       $1,600,000     09/13/2004

                      59.6%           51.8%

-------------------------------------------------------------------------------------------------------
  MORTGAGE                                                              LEASE
  LOAN NO.   LARGEST TENANT(12)                                    EXPIRATION DATE         % NSF
-------------------------------------------------------------------------------------------------------

     1       Gemini Technology Services                               12/31/2013           50.6%
     2       Aventis                                                  03/31/2012          100.0%
     3       Citicorp                                                 11/30/2010          100.0%
     4       Caterpillar Financial Services                           02/28/2015           96.4%
     5       State Street Bank                                        03/31/2011          100.0%
     6       Harcourt Inc.                                            06/30/2016          100.0%
     7       GSA NASA                                                 07/19/2012           98.2%
     8       Comptroller of the Currency                              05/31/2006           98.1%
     9       Continental Casualty                                     08/31/2013           84.5%
     10      Lowe's                                                   05/31/2018           29.7%
     11      Boscov's Department Store LLC                            09/14/2014           23.7%
     12      Buena Vista International                                06/30/2009           12.9%
     13      Centerpoint Energy                                       09/06/2008           55.2%
     14      IBM                                                      03/31/2008           31.3%
     15      Super Stop & Shop                                        09/30/2013           25.3%
     16      NAP                                                         NAP                 NAP
     17      Sempra Energy                                            07/17/2015          100.0%
     18      Ross Dress for Less                                      01/31/2014           16.6%
     19      Kahoots                                                  08/31/2014           27.3%
     20      Best Buy Stores, L.P.                                    01/31/2010           47.4%
     21      Karon Gymnastics                                         01/31/2010           10.9%
     22      Wells Fargo Bank                                         01/20/2009           14.1%
     23      NAP                                                         NAP                 NAP
     24      Bed Bath & Beyond                                        01/31/2020           28.8%

     25      NAP                                                         NAP                 NAP
     26      NAP                                                         NAP                 NAP
     27      NAP                                                         NAP                 NAP
     28      NAP                                                         NAP                 NAP
     29      NAP                                                         NAP                 NAP
     30      NAP                                                         NAP                 NAP
     31      NAP                                                         NAP                 NAP
     32      NAP                                                         NAP                 NAP
     33      NAP                                                         NAP                 NAP
     34      Tree of Life, Inc.                                       12/31/2012          100.0%
     35      Dicks's Sporting Goods                                   10/31/2021          100.0%
     36      Albertson's, Inc.                                        09/10/2028           36.8%
     37      Moto Britalla                                            09/27/2011           15.5%
     38      NAP                                                         NAP                 NAP
     39      Food Lion                                                02/08/2017           28.9%
     40      Kohl's Department Stores, Inc.                           01/31/2025          100.0%
     41      TCI Pacific (Comcast)                                    10/31/2008            7.6%
     42      Ace Education                                            06/01/2012           27.0%
     43      Phat Fitness                                             11/30/2009           34.5%
     44      NAP                                                         NAP                 NAP
     45      Bedrosian Tile and Marble Company                        07/31/2019           27.0%
     46      Ohio Mattress Licensing and Components Group             12/31/2007           32.9%
     47      Rio Grande Food Products                                 05/31/2005           14.9%
     48      West Marine                                              02/28/2006           14.9%
     49      Circuit City Stores, Inc.                                02/28/2017          100.0%
     50      BJ's Wholesale Club                                      05/31/2013           81.2%
     51      Eastwynn Theatres, Inc.                                  08/31/2020          100.0%
     52      NAP                                                         NAP                 NAP
     53      LA Fitness International, LLC                            08/31/2018           75.6%
     54      Bed Bath & Beyond                                        01/31/2013           70.2%
     55      NAP                                                         NAP                 NAP
     56      Publix Supermarkets, Inc.                                12/31/2023           66.0%
     57      Safeway                                                  03/31/2009           43.3%
     58      Pierremont Exec. Suites                                  08/31/2006            7.0%
     59      NAP                                                         NAP                 NAP
     60      Choice Physicians                                        11/30/2005            5.2%
     61      Polymer Technologies Inc.                                05/31/2018          100.0%
     62      Department of Motor Vehicle                              01/31/2011           16.8%
     63      World Fitness Enterprises, Inc.                          12/05/2009           19.2%
     64      Pier One                                                 07/31/2013           15.5%
     65      Walgreen Co.                                             03/28/2021          100.0%
     66      NAP                                                         NAP                 NAP
     67      Round Table Pizza                                        12/31/2006           10.3%
     68      EG&G                                                     12/31/2009           29.8%
     69      NAP                                                         NAP                 NAP
     70      Buffalo Wild Wings                                       07/31/2013           23.2%
     71      Blockbuster Inc                                          10/18/2014           31.3%
     72      Saddleback Suzuki Sea-Doo                                10/31/2005           13.6%
     73      Kinko's                                                  05/06/2006           34.8%
     74      Walgreen Co.                                             10/31/2079          100.0%
     75      NAP                                                         NAP                 NAP
     76      NAP                                                         NAP                 NAP
     77      NAP                                                         NAP                 NAP
     78      La-Z-Boy Furniture Gallery                               11/30/2019           76.1%
     79      Creekbridge Inc.                                         01/19/2008           33.5%
     80      NAP                                                         NAP                 NAP
     81      Progressive Insurance                                    10/31/2007           30.2%
     82      Herbal Groups                                            02/28/2006            6.7%
     83      Once Upon a Time, LLC                                    02/28/2009           11.9%
     84      Khun Ya Thai Restaurant                                  02/28/2012           17.2%
     85      Tyler Sport                                              08/31/2012           39.3%
     86      The Original Funtime                                     11/30/2004            4.2%
     87      Maricopa County                                          04/30/2005           18.1%
     88      Publix Supermarkets, Inc.                                12/31/2019           74.2%
     89      SLCC                                                     05/31/2011           36.3%
     90      NAP                                                         NAP                 NAP
     91      NAP                                                         NAP                 NAP
     92      Walgreen Co.                                             10/31/2079          100.0%

     93      NAP                                                         NAP                 NAP
     94      NAP                                                         NAP                 NAP
     95      Surplus Sourcing Group                                   10/31/2006           12.2%
     96      NAP                                                         NAP                 NAP
     97      Glendale Pet Shop                                        09/14/2008           14.1%
     98      NAP                                                         NAP                 NAP
     99      Keller Williams                                          12/31/2007           23.5%
    100      NAP                                                         NAP                 NAP
    101      La Madeline                                              09/30/2014           45.1%
    102      Ristorante Tomaso                                        08/01/2016           29.1%
    103      AEP Industries, Inc.                                     01/31/2009          100.0%
    104      California Highway Patrol                                05/31/2012           32.5%
    105      Marquez Brothers of Neveda, Inc.                         05/31/2009           45.5%
    106      Batteries Plus                                           06/30/2009           14.8%
    107      Winco                                                    10/01/2005           14.3%
    108      Petco Animal Supplies, Inc.                              10/31/2018          100.0%
    109      NAP                                                         NAP                 NAP
    110      Hollywood Video                                          09/29/2007           74.4%
    111      Barro's Pizza                                            10/31/2013           30.9%
    112      Designer Doors, Inc.                                     10/08/2014          100.0%
    113      Sportsman's Warehouse                                    07/08/2017           41.1%
    114      CVS Pharmacy                                             01/31/2025          100.0%
    115      Walgreen Co.                                             10/31/2029          100.0%
    116      Tinsley Transfers, Inc.                                  03/31/2005           12.3%
    117      Jiffy Lube International of Maryland, Inc.               11/30/2015           31.7%
    118      Harbor Freight Tools USA, Inc.                           12/31/2019          100.0%
    119      NAP                                                         NAP                 NAP
    120      Realys                                                   05/31/2007          100.0%
    121      Mattress Firm                                            09/30/2014           68.3%
    122      Jon's Market                                             01/15/2010           54.6%
    123      Rail Bearing Service Corporation                         09/30/2005           31.6%
    124      Davis Aircraft Products Co., Inc.                        05/31/2024          100.0%

-----------------------------------------------------------------------------------------------------
  MORTGAGE                                                           LEASE
  LOAN NO.   SECOND LARGEST TENANT(12)                          EXPIRATION DATE         % NSF
-----------------------------------------------------------------------------------------------------

     1       Keybank                                               02/28/2016           49.4%
     2       NAP                                                      NAP                 NAP
     3       NAP                                                      NAP                 NAP
     4       Thoughtworks, Inc.                                    05/31/2005            2.0%
     5       NAP                                                      NAP                 NAP
     6       NAP                                                      NAP                 NAP
     7       Grand Deli & Cafe                                     07/19/2012            1.3%
     8       Market Inn                                            04/24/2010            1.9%
     9       Phoenix American Insurance                            07/31/2008           15.5%
     10      K-Mart                                                06/30/2018           22.9%
     11      Sears Roebuck and Co.                                 12/11/2012           15.1%
     12      Restaurant Services                                   05/31/2007            6.9%
     13      Linebarger Googan Blair Pena                          01/11/2010           10.1%
     14      Venable, Baetjer & Howard                             01/08/2012           17.2%
     15      Bob's Stores                                          01/31/2009           14.6%
     16      NAP                                                      NAP                 NAP
     17      NAP                                                      NAP                 NAP
     18      TJ Maxx                                               07/31/2013           16.5%
     19      Smart & Final                                         08/31/2014           22.3%
     20      West Covina L.T., Inc. dba Linens N Things            01/31/2010           31.6%
     21      Prince William Co Fire & Rescue                       12/31/2012            8.4%
     22      CPL Asset Corp.                                          NAP               13.0%
     23      NAP                                                      NAP                 NAP
     24      Office Depot, Inc.                                    08/31/2014           16.6%

     25      NAP                                                      NAP                 NAP
     26      NAP                                                      NAP                 NAP
     27      NAP                                                      NAP                 NAP
     28      NAP                                                      NAP                 NAP
     29      NAP                                                      NAP                 NAP
     30      NAP                                                      NAP                 NAP
     31      NAP                                                      NAP                 NAP
     32      NAP                                                      NAP                 NAP
     33      NAP                                                      NAP                 NAP
     34      NAP                                                      NAP                 NAP
     35      NAP                                                      NAP                 NAP
     36      Hollywood Entertainment Corporation                   02/11/2014           12.0%
     37      Atlantic Billard Corporation                          10/14/2011           12.5%
     38      NAP                                                      NAP                 NAP
     39      Long & Foster                                         10/31/2008            3.9%
     40      NAP                                                      NAP                 NAP
     41      Wells Fargo Bank                                      11/30/2007            6.8%
     42      Buenas Noticias                                       01/01/2006            7.8%
     43      Office Depot, Inc.                                    12/31/2013           33.8%
     44      NAP                                                      NAP                 NAP
     45      Pella Windows and Doors, LLC                          01/31/2008           20.2%
     46      Bally's Total Fitness Corporation                     05/31/2016           14.1%
     47      Montgomery Automotive                                 01/31/2006           14.2%
     48      Virginia Paint Co.                                    01/31/2007           12.7%
     49      NAP                                                      NAP                 NAP
     50      Staples, Inc.                                         08/31/2011           16.4%
     51      NAP                                                      NAP                 NAP
     52      NAP                                                      NAP                 NAP
     53      America's Mattress                                    10/14/2009            6.6%
     54      Golfsmith International Inc.                          09/30/2012           29.8%
     55      NAP                                                      NAP                 NAP
     56      Partners II Pizza                                     09/30/2009            6.6%
     57      Benson Ace Hardware                                   11/30/2010           13.1%
     58      Smith Pugh Rabinowitz, LLP                            04/30/2006            3.6%
     59      NAP                                                      NAP                 NAP
     60      Nunki, Inc.                                           11/30/2004            4.5%
     61      NAP                                                      NAP                 NAP
     62      MTI College                                           07/31/2006           11.7%
     63      Kolla's Inc.                                          10/31/2008           14.6%
     64      Trader Joe's                                          01/31/2008           12.3%
     65      NAP                                                      NAP                 NAP
     66      NAP                                                      NAP                 NAP
     67      Choice Rent to Own                                    07/31/2006            7.2%
     68      Stanley Associates                                    10/26/2010           22.9%
     69      NAP                                                      NAP                 NAP
     70      Panera Bread                                          08/31/2013           20.1%
     71      Jamba Juice Company                                   09/11/2014           11.4%
     72      Saddleback Memorial Hospital                          05/31/2008            8.4%
     73      Fullerton Chamber of Commerce                         03/31/2009           21.9%
     74      NAP                                                      NAP                 NAP
     75      NAP                                                      NAP                 NAP
     76      NAP                                                      NAP                 NAP
     77      NAP                                                      NAP                 NAP
     78      Bonefish Grill                                        09/30/2014           23.9%
     79      Hanna & Brophy                                        08/31/2008           14.6%
     80      NAP                                                      NAP                 NAP
     81      Christopherson (Office & Expansion)                   09/30/2009           29.9%
     82      Beautifeel Shoes                                      12/14/2005            6.6%
     83      New York Building Contractors, LLC                    04/30/2014           11.0%
     84      Mattress Discounters                                  09/15/2009           17.1%
     85      Sprint Spectrum LP                                    04/30/2011           24.5%
     86      Aben Technologies                                     03/31/2005            4.2%
     87      Maricopa County                                       03/31/2005           11.8%
     88      Vivona's Italian Pizzeria                             09/30/2006            7.3%
     89      Inns of Court                                         11/30/2013           36.3%
     90      NAP                                                      NAP                 NAP
     91      NAP                                                      NAP                 NAP
     92      NAP                                                      NAP                 NAP

     93      NAP                                                      NAP                 NAP
     94      NAP                                                      NAP                 NAP
     95      Natures Creations                                     01/31/2005            7.8%
     96      NAP                                                      NAP                 NAP
     97      Hooper's Pub                                          10/31/2007           10.1%
     98      NAP                                                      NAP                 NAP
     99      Lakeway Aquatic                                       10/31/2005           18.7%
    100      NAP                                                      NAP                 NAP
    101      Skeeter's Mesquite Grill                              11/30/2014           38.3%
    102      Bistro D'Asia                                         05/15/2006           23.0%
    103      NAP                                                      NAP                 NAP
    104      Dale Christian Structural Engineer Inc.               05/31/2009           23.3%
    105      Safelite Fulfillment, Inc.                            08/31/2005           36.2%
    106      Subway                                                06/30/2009           10.7%
    107      GBS Incorporated                                      05/31/2006           14.3%
    108      NAP                                                      NAP                 NAP
    109      NAP                                                      NAP                 NAP
    110      Pizza Hut                                             09/30/2010           25.6%
    111      Flashpoint Dance                                      06/30/2007           30.7%
    112      NAP                                                      NAP                 NAP
    113      Dollar Tree Stores                                    03/31/2014           25.1%
    114      NAP                                                      NAP                 NAP
    115      NAP                                                      NAP                 NAP
    116      Metal Dynamics                                        03/31/2005           12.3%
    117      El Charrito                                           01/31/2008           22.8%
    118      NAP                                                      NAP                 NAP
    119      NAP                                                      NAP                 NAP
    120      NAP                                                      NAP                 NAP
    121      Verizon Wireless                                      01/31/2015           31.7%
    122      CMS Sales                                             06/15/2014           27.6%
    123      Science Applications                                  06/30/2005            9.0%
    124      NAP                                                      NAP                 NAP

--------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                   LEASE                           INSURANCE
  LOAN NO.   THIRD LARGEST TENANT(12)                   EXPIRATION DATE          % NSF    ESCROW IN PLACE
--------------------------------------------------------------------------------------------------------------

     1       NAP                                              NAP                  NAP           No
     2       NAP                                              NAP                  NAP           No
     3       NAP                                              NAP                  NAP           No
     4       Highwoods Properties                          09/30/2005             1.6%           No
     5       NAP                                              NAP                  NAP           No
     6       NAP                                              NAP                  NAP           No
     7       Global Sciences                               12/01/2006             0.3%           No
     8       NAP                                              NAP                  NAP           No
     9       NAP                                              NAP                  NAP           No
     10      The Sports Authority                          07/31/2008             9.6%           No
     11      Kohl's Department Stores, Inc.                01/31/2026            12.2%          Yes
     12      Morgan Stanley Dean Witter                    10/31/2010             5.2%           No
     13      Edge Petroleum                                07/31/2013             6.7%          Yes
     14      Targus Information Systems                    01/31/2012             6.7%           No
     15      Bed Bath & Beyond                             10/30/2007            11.8%           No
     16      NAP                                              NAP                  NAP          Yes
     17      NAP                                              NAP                  NAP           No
     18      Linens N Things                               01/31/2014            14.0%           No
     19      Trader Joe's                                  05/31/2014            15.2%          Yes
     20      Barnes and Noble Booksellers, Inc.            03/31/2010            21.0%           No
     21      Prince William Co Police Dept                 09/30/2014             7.7%           No
     22      Wells Fargo Bank                              09/30/2008            12.2%           No
     23      NAP                                              NAP                  NAP           No
     24      Party City                                    09/30/2014            11.2%           No

     25      NAP                                              NAP                  NAP           No
     26      NAP                                              NAP                  NAP           No
     27      NAP                                              NAP                  NAP           No
     28      NAP                                              NAP                  NAP           No
     29      NAP                                              NAP                  NAP           No
     30      NAP                                              NAP                  NAP           No
     31      NAP                                              NAP                  NAP           No
     32      NAP                                              NAP                  NAP           No
     33      NAP                                              NAP                  NAP           No
     34      NAP                                              NAP                  NAP           No
     35      NAP                                              NAP                  NAP           No
     36      Washington Mutual Bank, FA                    10/31/2014            10.9%           No
     37      Abode 7, LLC                                  10/16/2009             6.9%          Yes
     38      NAP                                              NAP                  NAP           No
     39      Dr. Dan Austin                                09/30/2007             3.8%           No
     40      NAP                                              NAP                  NAP           No
     41      Curves for Women                              12/31/2008             5.3%          Yes
     42      Blockbuster Video                             10/01/2006             7.1%           No
     43      First Broward Auto Tag Agency, Inc.           08/31/2005             6.0%           No
     44      NAP                                              NAP                  NAP           No
     45      Louis and Company                             05/31/2006            14.8%           No
     46      Transamerican Auto Parts Company              07/31/2006             8.5%           No
     47      Belfor                                        09/30/2005             6.1%           No
     48      Leonardo's Pizza                              06/30/2007             5.5%          Yes
     49      NAP                                              NAP                  NAP           No
     50      Kimco Realty, LLC                             03/31/2019             2.4%           No
     51      NAP                                              NAP                  NAP           No
     52      NAP                                              NAP                  NAP           No
     53      Pro Chiropractic of Gwinnett, P.C.            01/31/2010             2.5%          Yes
     54      NAP                                              NAP                  NAP           No
     55      NAP                                              NAP                  NAP          Yes
     56      Salon 74                                      05/31/2009             5.4%           No
     57      99 Cent Discount Store                        04/14/2007             9.2%           No
     58      Management Recruiters of Shreveport           12/31/2006             3.4%          Yes
     59      NAP                                              NAP                  NAP           No
     60      Liberty Safes                                 04/30/2005             2.7%           No
     61      NAP                                              NAP                  NAP          Yes
     62      Vitas Healthcare Corp                         07/17/2007            10.2%          Yes
     63      The Salvation Army                            02/28/2007            13.8%           No
     64      Harper Furs                                   03/31/2008            11.0%           No
     65      NAP                                              NAP                  NAP           No
     66      NAP                                              NAP                  NAP          Yes
     67      Stop 1 Liquor                                 08/30/2008             7.1%          Yes
     68      American Systems Corporation                  06/15/2009            22.4%          Yes
     69      NAP                                              NAP                  NAP          Yes
     70      Flaming Wok                                   08/31/2009             9.6%           No
     71      Daphne's Greek Restaurant                     10/08/2014            11.3%          Yes
     72      3-D Signs                                     10/31/2005             6.8%           No
     73      Wahoo's Fish Taco                             01/31/2012            13.4%          Yes
     74      NAP                                              NAP                  NAP           No
     75      NAP                                              NAP                  NAP          Yes
     76      NAP                                              NAP                  NAP          Yes
     77      NAP                                              NAP                  NAP           No
     78      NAP                                              NAP                  NAP          Yes
     79      Full Spectrum Lending                         08/31/2007            10.4%           No
     80      NAP                                              NAP                  NAP          Yes
     81      Christopherson (Design)                       08/31/2009            18.5%          Yes
     82      Compy USA Apparel Inc.                        12/31/2004             4.3%           No
     83      NuBreed Martial Arts                          07/01/2009            11.0%           No
     84      Euro Bistro                                   04/15/2009            11.4%           No
     85      Austin's Pizza                                09/30/2014            24.3%           No
     86      Bowen Industries                              09/30/2005             4.2%           No
     87      Southwest Women's Care                        03/31/2005             8.5%          Yes
     88      GNC                                           12/31/2004             2.1%           No
     89      Icor Partners                                 10/31/2008            13.1%          Yes
     90      NAP                                              NAP                  NAP          Yes
     91      NAP                                              NAP                  NAP           No
     92      NAP                                              NAP                  NAP           No

     93      NAP                                              NAP                  NAP          Yes
     94      NAP                                              NAP                  NAP          Yes
     95      Mizrachi H. Inc.                              08/30/2005             7.8%           No
     96      NAP                                              NAP                  NAP           No
     97      Lee's Locks                                   11/30/2012             9.0%           No
     98      NAP                                              NAP                  NAP           No
     99      Web Hosting Groups                            06/30/2007            14.7%           No
    100      NAP                                              NAP                  NAP          Yes
    101      McNeil's Creamery                             11/30/2009             8.0%           No
    102      Bruegger's Bagels                             08/01/2007            12.8%           No
    103      NAP                                              NAP                  NAP           No
    104      Tri-County Lighting Services                  02/28/2009            20.5%           No
    105      Puritan Medical Products, Inc.                05/31/2007            18.3%           No
    106      Skylight                                      05/31/2009            10.7%           No
    107      Independent Beauty Supply                     10/31/2005             8.8%           No
    108      NAP                                              NAP                  NAP           No
    109      NAP                                              NAP                  NAP           No
    110      NAP                                              NAP                  NAP           No
    111      Vitamin Depot                                 05/31/2007            15.4%          Yes
    112      NAP                                              NAP                  NAP           No
    113      Las Palomas Mexican Restaurant                11/30/2007             3.1%           No
    114      NAP                                              NAP                  NAP           No
    115      NAP                                              NAP                  NAP           No
    116      Atelco                                        03/31/2005             8.2%           No
    117      Jersey Mike's Sub Shops                       02/28/2006            13.0%           No
    118      NAP                                              NAP                  NAP           No
    119      NAP                                              NAP                  NAP           No
    120      NAP                                              NAP                  NAP           No
    121      NAP                                              NAP                  NAP          Yes
    122      Mariscos La Casa                              02/28/2013             6.0%           No
    123      CFM Heating & Air                             09/14/2006             9.0%          Yes
    124      NAP                                              NAP                  NAP           No

                                                                                               28.9%

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE           TAX            CAPITAL EXPENDITURE              TI/LC                                OTHER
  LOAN NO.     ESCROW IN PLACE      ESCROW IN PLACE(13)       ESCROW IN PLACE(14)                ESCROW DESCRIPTION(15)
------------------------------------------------------------------------------------------------------------------------------------

     1               No                      No                        No                                  NAP
     2               No                      No                        No                                  NAP
     3               No                      No                        No                                  NAP
     4               No                      No                        No                                  NAP
     5               No                      No                        No                                  NAP
     6               No                      No                        No                                  NAP
     7               No                      No                        No                                  NAP
     8               No                      No                        No                                  NAP
     9               No                      No                        No                                  NAP
     10              Yes                    Yes                        No                                  NAP
     11              Yes                    Yes                       Yes                            Tenant Holdback
     12              No                      No                        No                                  NAP
     13              Yes                    Yes                       Yes                                  NAP
     14              No                      No                        No                                  NAP
     15              No                      No                        No                                  NAP
     16              Yes                    Yes                        No                                  NAP
     17              No                      No                        No                                  NAP
     18              No                      No                        No                                  NAP
     19              Yes                    Yes                       Yes                            Tenant Holdback
     20              No                      No                        No                                  NAP
     21              Yes                    Yes                       Yes                                  NAP
     22              No                      No                        No                                  NAP
     23              No                      No                        No                                  NAP
     24              No                      No                        No                                  NAP

     25              Yes                    Yes                        No                                  NAP
     26              Yes                    Yes                        No                                  NAP
     27              Yes                    Yes                        No                                  NAP
     28              Yes                    Yes                        No                                  NAP
     29              Yes                    Yes                        No                                  NAP
     30              Yes                    Yes                        No                                  NAP
     31              Yes                    Yes                        No                                  NAP
     32              Yes                    Yes                        No                                  NAP
     33              No                      No                        No                                  NAP
     34              No                      No                        No                                  NAP
     35              No                      No                        No                                  NAP
     36              Yes                     No                        No                                  NAP
     37              Yes                     No                       Yes                                  NAP
     38              No                      No                        No                                  NAP
     39              No                      No                        No                                  NAP
     40              No                      No                        No                                  NAP
     41              Yes                    Yes                       Yes                                  NAP
     42              Yes                    Yes                       Yes                                  NAP
     43              Yes                     No                       Yes                                  NAP
     44              No                      No                        No                                  NAP
     45              Yes                     No                        No                                  NAP
     46              Yes                     No                        No                                  NAP
     47              Yes                    Yes                        No                             Occupancy LOC
     48              Yes                     No                        No                                  NAP
     49              No                      No                        No                                  NAP
     50              No                      No                        No                                  NAP
     51              Yes                    Yes                       Yes                            Ingress Escrow
     52              Yes                    Yes                        No                                  NAP
     53              Yes                     No                        No                                  NAP
     54              No                      No                        No                            Tenant Holdback
     55              Yes                    Yes                        No                                  NAP
     56              No                      No                        No                                  NAP
     57              No                     Yes                        No                                  NAP
     58              Yes                    Yes                       Yes                                  NAP
     59              Yes                    Yes                        No                                  NAP
     60              No                      No                        No                                  NAP
     61              Yes                     No                       Yes                                  NAP
     62              Yes                     No                        No                                  NAP
     63              No                      No                        No                                  NAP
     64              No                      No                        No                                  NAP
     65              No                     Yes                        No                                  NAP
     66              Yes                    Yes                        No                                  NAP
     67              Yes                    Yes                       Yes                                  NAP
     68              Yes                    Yes                       Yes                                  NAP
     69              Yes                     No                        No                                  NAP
     70              Yes                    Yes                       Yes                            Tenant Holdback
     71              Yes                     No                       Yes                                  NAP
     72              No                      No                        No                                  NAP
     73              Yes                    Yes                       Yes                            Tenant Holdback
     74              No                      No                        No                                  NAP
     75              Yes                     No                        No                                  NAP
     76              Yes                    Yes                        No                             DBAW Holdback
     77              No                      No                        No                                  NAP
     78              Yes                     No                        No                                  NAP
     79              No                      No                       Yes                                  NAP
     80              Yes                     No                        No                                  NAP
     81              Yes                     No                       Yes                                  NAP
     82              No                      No                        No                                  NAP
     83              Yes                     No                        No                                  NAP
     84              Yes                     No                       Yes                                  NAP
     85              No                      No                       Yes                                  NAP
     86              No                      No                        No                                  NAP
     87              Yes                     No                        No                                  NAP
     88              No                      No                        No                                  NAP
     89              Yes                    Yes                       Yes                                  NAP
     90              Yes                    Yes                        No                                  NAP
     91              Yes                     No                        No                                  NAP
     92              No                      No                        No                                  NAP

     93              Yes                    Yes                        No                                  NAP
     94              Yes                    Yes                        No                                  NAP
     95              No                      No                        No                                  NAP
     96              No                      No                        No                                  NAP
     97              Yes                     No                       Yes                                  NAP
     98              No                      No                        No                                  NAP
     99              No                      No                       Yes                                  NAP
    100              No                     Yes                        No                                  NAP
    101              No                      No                        No                          Occupancy Holdback
    102              No                      No                        No                                  NAP
    103              No                      No                       Yes                                  NAP
    104              No                      No                        No                                  NAP
    105              Yes                     No                       Yes                                  NAP
    106              Yes                    Yes                       Yes                          Occupancy Holdback
    107              No                      No                        No                                  NAP
    108              No                      No                        No                                  NAP
    109              No                      No                        No                                  NAP
    110              Yes                     No                        No                                  NAP
    111              Yes                    Yes                       Yes                                  NAP
    112              No                      No                        No                                  NAP
    113              No                      No                       Yes                                  NAP
    114              No                      No                        No                                  NAP
    115              No                      No                        No                                  NAP
    116              No                      No                        No                                  NAP
    117              Yes                     No                        No                                  NAP
    118              No                      No                        No                           Security Holdback
    119              Yes                     No                        No                                  NAP
    120              No                      No                        No                                  NAP
    121              Yes                    Yes                       Yes                          Assesment Holdback
    122              No                      No                        No                                  NAP
    123              Yes                     No                       Yes                                  NAP
    124              Yes                     No                        No                                  NAP

                    49.5%                  38.2%                     30.8%

----------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                   SPRINGING                      INITIAL CAPITAL EXPENDITURE               MONTHLY CAPITAL EXPENDITURE
  LOAN NO.             ESCROW DESCRIPTION(16)                     ESCROW REQUIREMENT(17)                    ESCROW REQUIREMENT(18)
----------------------------------------------------------------------------------------------------------------------------------

     1            RE Tax, Insurance, CapEx, TI/LC                                    $0                                        $0
     2            RE Tax, Insurance, CapEx, TI/LC                                    $0                                        $0
     3            RE Tax, Insurance, CapEx, TI/LC                                    $0                                        $0
     4            RE Tax, Insurance, CapEx, TI/LC                                    $0                                        $0
     5            RE Tax, Insurance, CapEx, TI/LC                                    $0                                        $0
     6            RE Tax, Insurance, CapEx, TI/LC                                    $0                                        $0
     7            RE Tax, Insurance, CapEx, TI/LC                                    $0                                        $0
     8            RE Tax, Insurance, CapEx, TI/LC                                    $0                                        $0
     9            RE Tax, Insurance, CapEx, TI/LC                                    $0                                        $0
     10                  Insurance, CapEx                                       $52,133                                        $0
     11                         NAP                                             $10,043                                   $10,043
     12           RE Tax, Insurance, CapEx, TI/LC                                    $0                                        $0
     13                         NAP                                              $8,454                                    $8,454
     14       RE Tax, Insurance, CapEx, TI/LC, Other                                 $0                                        $0
     15              RE Tax, Insurance, CapEx                                        $0                                        $0
     16                         NAP                                             $22,391                                   $22,391
     17                  RE Tax, Insurance                                           $0                                        $0
     18              RE Tax, Insurance, CapEx                                        $0                                        $0
     19                    TI/LC, Other                                              $0                                      $985
     20                        TI/LC                                                 $0                                        $0
     21                      Insurance                                               $0                                    $1,207
     22                         NAP                                                  $0                                        $0
     23                         NAP                                                  $0                                        $0
     24              RE Tax, Insurance, CapEx                                        $0                                        $0

     25                         NAP                                             $18,300                                        $0
     26                         NAP                                             $12,503                                        $0
     27                         NAP                                             $12,272                                        $0
     28                         NAP                                             $11,911                                        $0
     29                         NAP                                              $8,283                                        $0
     30                         NAP                                              $6,837                                        $0
     31                         NAP                                              $4,965                                        $0
     32                         NAP                                              $4,929                                        $0
     33                         NAP                                                  $0                                        $0
     34                        TI/LC                                                 $0                                        $0
     35                         NAP                                                  $0                                        $0
     36                         NAP                                                  $0                                        $0
     37                         NAP                                                  $0                                        $0
     38              RE Tax, Insurance, CapEx                                        $0                                        $0
     39                        Other                                                 $0                                        $0
     40              RE Tax, Insurance, CapEx                                        $0                                        $0
     41                         NAP                                                $560                                      $560
     42                         NAP                                                  $0                                    $1,324
     43                         NAP                                                  $0                                        $0
     44              RE Tax, Insurance, CapEx                                        $0                                        $0
     45                        TI/LC                                                 $0                                        $0
     46                        TI/LC                                                 $0                                        $0
     47                         NAP                                                  $0                                    $1,220
     48                    CapEx, TI/LC                                              $0                                        $0
     49                        TI/LC                                                 $0                                        $0
     50              RE Tax, Insurance, CapEx                                        $0                                        $0
     51              RE Tax, Insurance, CapEx                                        $0                                        $0
     52                      Insurance                                               $0                                    $8,140
     53                         NAP                                                  $0                                        $0
     54              RE Tax, Insurance, CapEx                                        $0                                        $0
     55                         NAP                                              $1,613                                    $1,613
     56              RE Tax, Insurance, CapEx                                        $0                                        $0
     57                        TI/LC                                           $157,654                                        $0
     58                         NAP                                                  $0                                    $3,685
     59                      Insurance                                               $0                                    $9,256
     60                         NAP                                                  $0                                        $0
     61                         NAP                                                  $0                                        $0
     62                         NAP                                                  $0                                        $0
     63                         NAP                                                  $0                                        $0
     64              RE Tax, Insurance, CapEx                                        $0                                        $0
     65              RE Tax, Insurance, TI/LC                                        $0                                      $189
     66                         NAP                                            $203,048                                    $6,730
     67                         NAP                                             $70,000                                      $484
     68                        TI/LC                                            $31,375                                      $771
     69                         NAP                                                  $0                                        $0
     70                      Insurance                                               $0                                      $271
     71                         NAP                                                  $0                                        $0
     72                         NAP                                                  $0                                        $0
     73                         NAP                                                  $0                                      $253
     74                         NAP                                                  $0                                        $0
     75                         NAP                                                  $0                                        $0
     76                         NAP                                                  $0                                    $5,281
     77                         NAP                                                  $0                                        $0
     78                         NAP                                                  $0                                        $0
     79                         NAP                                                  $0                                        $0
     80                         NAP                                                  $0                                        $0
     81                         NAP                                                  $0                                        $0
     82                         NAP                                                  $0                                        $0
     83                         NAP                                                  $0                                        $0
     84                         NAP                                                  $0                                        $0
     85       RE Tax, Insurance, CapEx, TI/LC, Other                                 $0                                        $0
     86                         NAP                                                  $0                                        $0
     87                         NAP                                                  $0                                        $0
     88              RE Tax, Insurance, CapEx                                        $0                                        $0
     89                         NAP                                                  $0                                      $254
     90                         NAP                                                  $0                                    $1,080
     91                         NAP                                                  $0                                        $0
     92                         NAP                                                  $0                                        $0

     93                         NAP                                             $23,105                                    $1,211
     94                         NAP                                             $23,669                                    $1,239
     95                         NAP                                                  $0                                        $0
     96              RE Tax, Insurance, CapEx                                        $0                                        $0
     97                         NAP                                                  $0                                        $0
     98                         NAP                                                  $0                                        $0
     99                         NAP                                                  $0                                        $0
    100                         NAP                                                  $0                                      $595
    101           RE Tax, Insurance, CapEx, TI/LC                                    $0                                        $0
    102                         NAP                                                  $0                                        $0
    103                         NAP                                                  $0                                        $0
    104                        TI/LC                                                 $0                                        $0
    105                        TI/LC                                                 $0                                        $0
    106                         NAP                                                  $0                                      $152
    107                         NAP                                                  $0                                        $0
    108                        TI/LC                                                 $0                                        $0
    109              RE Tax, Insurance, CapEx                                        $0                                        $0
    110                         NAP                                                  $0                                        $0
    111                         NAP                                                  $0                                      $147
    112                        TI/LC                                                 $0                                        $0
    113              RE Tax, Insurance, CapEx                                        $0                                        $0
    114                  RE Tax, Insurance                                           $0                                        $0
    115                  RE Tax, Insurance                                           $0                                        $0
    116                         NAP                                                  $0                                        $0
    117                        TI/LC                                                 $0                                        $0
    118                         NAP                                                  $0                                        $0
    119                         NAP                                                  $0                                        $0
    120                        TI/LC                                                 $0                                        $0
    121                        TI/LC                                                 $0                                      $103
    122                         NAP                                                  $0                                        $0
    123                         NAP                                                  $0                                        $0
    124                         NAP                                                  $0                                        $0

                                                                               $684,046                                   $87,639

-----------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE     CURRENT CAPITAL EXPENDITURE                    INITIAL TI/LC                MONTHLY TI/LC             CURRENT TI/LC
  LOAN NO.               ESCROW BALANCE(19)           ESCROW REQUIREMENT(20)       ESCROW REQUIREMENT(21)        ESCROW BALANCE(22)
-----------------------------------------------------------------------------------------------------------------------------------

     1                                  $0                               $0                           $0                        $0
     2                                  $0                               $0                           $0                        $0
     3                                  $0                               $0                           $0                        $0
     4                                  $0                               $0                           $0                        $0
     5                                  $0                               $0                           $0                        $0
     6                                  $0                               $0                           $0                        $0
     7                                  $0                               $0                           $0                        $0
     8                                  $0                               $0                           $0                        $0
     9                                  $0                               $0                           $0                        $0
     10                            $52,149                               $0                           $0                        $0
     11                            $80,669                          $43,333                      $43,333                $1,999,316
     12                                 $0                               $0                           $0                        $0
     13                            $81,705                       $4,250,000                      $46,498                $4,340,023
     14                                 $0                               $0                           $0                        $0
     15                            $43,768                               $0                           $0                        $0
     16                                 $0                               $0                           $0                        $0
     17                                 $0                               $0                           $0                        $0
     18                                 $0                               $0                           $0                        $0
     19                                 $0                           $2,500                       $2,500                        $0
     20                                 $0                               $0                           $0                        $0
     21                                 $0                         $800,000                           $0                  $800,050
     22                                 $0                               $0                           $0                        $0
     23                                 $0                               $0                           $0                        $0
     24                                 $0                               $0                           $0                        $0

     25                            $18,324                               $0                           $0                        $0
     26                            $12,520                               $0                           $0                        $0
     27                            $12,288                               $0                           $0                        $0
     28                            $11,926                               $0                           $0                        $0
     29                             $8,293                               $0                           $0                        $0
     30                             $6,846                               $0                           $0                        $0
     31                             $4,972                               $0                           $0                        $0
     32                             $4,935                               $0                           $0                        $0
     33                                 $0                               $0                           $0                        $0
     34                                 $0                               $0                           $0                        $0
     35                                 $0                               $0                           $0                        $0
     36                                 $0                               $0                           $0                        $0
     37                                 $0                               $0                       $1,000                        $0
     38                                 $0                               $0                           $0                        $0
     39                                 $0                               $0                           $0                        $0
     40                                 $0                               $0                           $0                        $0
     41                             $1,681                           $3,333                       $3,333                   $10,003
     42                                 $0                          $65,000                       $4,794                   $65,000
     43                                 $0                               $0                       $1,000                    $1,000
     44                                 $0                               $0                           $0                        $0
     45                                 $0                               $0                           $0                        $0
     46                                 $0                               $0                           $0                        $0
     47                             $9,762                               $0                           $0                        $0
     48                                 $0                               $0                           $0                        $0
     49                                 $0                               $0                           $0                        $0
     50                                 $0                               $0                           $0                        $0
     51                                 $0                           $4,333                       $4,333                   $13,013
     52                                 $0                               $0                           $0                        $0
     53                                 $0                               $0                           $0                        $0
     54                                 $0                               $0                           $0                        $0
     55                             $4,840                               $0                           $0                        $0
     56                                 $0                               $0                           $0                        $0
     57                                 $0                               $0                           $0                        $0
     58                                 $0                         $150,000                       $6,250                  $150,000
     59                                 $0                               $0                           $0                        $0
     60                                 $0                               $0                           $0                        $0
     61                                 $0                               $0                       $3,500                    $3,500
     62                                 $0                               $0                           $0                        $0
     63                                 $0                               $0                           $0                        $0
     64                                 $0                               $0                           $0                        $0
     65                                 $0                               $0                           $0                        $0
     66                           $235,475                               $0                           $0                        $0
     67                            $70,103                               $0                       $3,225                    $6,453
     68                             $3,855                               $0                       $6,333                   $31,665
     69                                 $0                               $0                           $0                        $0
     70                             $1,084                               $0                         $833                    $3,332
     71                                 $0                         $250,000                           $0                  $250,000
     72                                 $0                               $0                           $0                        $0
     73                                 $0                               $0                       $1,667                        $0
     74                                 $0                               $0                           $0                        $0
     75                                 $0                               $0                           $0                        $0
     76                                 $0                               $0                           $0                        $0
     77                                 $0                               $0                           $0                        $0
     78                                 $0                               $0                           $0                        $0
     79                                 $0                               $0                       $5,108                        $0
     80                                 $0                               $0                           $0                        $0
     81                                 $0                               $0                       $2,700                        $0
     82                                 $0                               $0                           $0                        $0
     83                                 $0                               $0                           $0                        $0
     84                                 $0                          $94,120                       $1,250                   $96,620
     85                                 $0                          $60,000                           $0                   $60,000
     86                                 $0                               $0                           $0                        $0
     87                                 $0                               $0                           $0                        $0
     88                                 $0                               $0                           $0                        $0
     89                                 $0                               $0                       $1,981                        $0
     90                                 $0                               $0                           $0                        $0
     91                                 $0                               $0                           $0                        $0
     92                                 $0                               $0                           $0                        $0

     93                            $23,105                               $0                           $0                        $0
     94                            $23,669                               $0                           $0                        $0
     95                                 $0                               $0                           $0                        $0
     96                                 $0                               $0                           $0                        $0
     97                                 $0                               $0                       $1,381                        $0
     98                                 $0                               $0                           $0                        $0
     99                                 $0                          $50,000                       $3,150                   $50,013
    100                                 $0                               $0                           $0                        $0
    101                                 $0                               $0                           $0                        $0
    102                                 $0                               $0                           $0                        $0
    103                                 $0                         $100,000                       $1,023                  $101,028
    104                                 $0                               $0                           $0                        $0
    105                                 $0                          $60,000                           $0                   $60,000
    106                               $304                               $0                         $852                    $1,705
    107                                 $0                               $0                           $0                        $0
    108                                 $0                               $0                           $0                        $0
    109                                 $0                               $0                           $0                        $0
    110                                 $0                               $0                           $0                        $0
    111                               $733                               $0                         $625                    $3,125
    112                                 $0                               $0                           $0                        $0
    113                                 $0                               $0                       $4,930                        $0
    114                                 $0                               $0                           $0                        $0
    115                                 $0                               $0                           $0                        $0
    116                                 $0                               $0                           $0                        $0
    117                                 $0                               $0                           $0                        $0
    118                                 $0                               $0                           $0                        $0
    119                                 $0                               $0                           $0                        $0
    120                                 $0                               $0                           $0                        $0
    121                                 $0                               $0                         $396                        $0
    122                                 $0                               $0                           $0                        $0
    123                                 $0                          $60,000                       $2,050                   $76,400
    124                                 $0                               $0                           $0                        $0

                                  $713,007                       $5,992,620                     $154,044                $8,122,246

----------------------------------------------------------------------------------
  MORTGAGE        ENVIRONMENTAL             INTEREST
  LOAN NO.          INSURANCE            ACCRUAL METHOD        SEASONING(23)
----------------------------------------------------------------------------------

     1                  No                 Actual/360                     7
     2                  No                 Actual/360                     7
     3                  No                 Actual/360                     7
     4                  No                 Actual/360                     7
     5                  No                 Actual/360                     7
     6                  No                 Actual/360                     7
     7                  No                 Actual/360                     7
     8                  No                 Actual/360                     7
     9                  No                 Actual/360                     7
     10                 No                 Actual/360                     2
     11          Yes - Individual          Actual/360                     4
     12                 No                 Actual/360                     3
     13                 No                 Actual/360                     3
     14                 No                 Actual/360                     6
     15                 No                 Actual/360                     3
     16                 No                 Actual/360                     1
     17                 No                 Actual/360                     5
     18                 No                   30/360                       1
     19                 No                 Actual/360                     0
     20                 No                 Actual/360                     1
     21                 No                 Actual/360                     2
     22                 No                 Actual/360                     1
     23                 No                 Actual/360                     3
     24                 No                   30/360                       1

     25                 No                 Actual/360                     3
     26                 No                 Actual/360                     3
     27                 No                 Actual/360                     3
     28                 No                 Actual/360                     3
     29                 No                 Actual/360                     3
     30                 No                 Actual/360                     3
     31                 No                 Actual/360                     3
     32                 No                 Actual/360                     3
     33                 No                 Actual/360                     3
     34                 No                 Actual/360                     2
     35                 No                 Actual/360                    12
     36                 No                 Actual/360                     2
     37                 No                 Actual/360                     0
     38                 No                 Actual/360                     1
     39                 No                 Actual/360                     1
     40                 No                   30/360                       4
     41                 No                 Actual/360                     3
     42                 No                 Actual/360                     1
     43                 No                 Actual/360                     2
     44                 No                 Actual/360                     4
     45                 No                 Actual/360                     4
     46                 No                 Actual/360                     2
     47                 No                 Actual/360                     9
     48                 No                 Actual/360                     1
     49                 No                 Actual/360                     2
     50          Yes - Individual            30/360                       8
     51                 No                 Actual/360                     3
     52                 No                 Actual/360                     1
     53                 No                 Actual/360                     1
     54                 No                   30/360                       8
     55                 No                 Actual/360                     3
     56                 No                   30/360                       2
     57                 No                 Actual/360                     0
     58                 No                 Actual/360                     1
     59          Yes - Individual          Actual/360                     0
     60                 No                 Actual/360                     0
     61                 No                 Actual/360                     2
     62                 No                 Actual/360                     2
     63                 No                 Actual/360                     3
     64                 No                 Actual/360                     4
     65                 No                 Actual/360                     2
     66                 No                 Actual/360                     6
     67                 No                 Actual/360                     4
     68                 No                 Actual/360                     7
     69                 No                 Actual/360                     1
     70                 No                 Actual/360                     6
     71                 No                 Actual/360                     5
     72                 No                 Actual/360                     2
     73                 No                 Actual/360                     1
     74                 No                 Actual/360                     1
     75                 No                 Actual/360                     1
     76                 No                 Actual/360                     0
     77            Yes - Group             Actual/360                     1
     78                 No                 Actual/360                     1
     79                 No                 Actual/360                     2
     80            Yes - Group             Actual/360                     1
     81            Yes - Group             Actual/360                     2
     82            Yes - Group             Actual/360                     0
     83                 No                   30/360                       1
     84                 No                 Actual/360                     3
     85                 No                 Actual/360                     3
     86            Yes - Group             Actual/360                     0
     87                 No                 Actual/360                     2
     88                 No                   30/360                       1
     89            Yes - Group             Actual/360                     0
     90            Yes - Group             Actual/360                     1
     91                 No                 Actual/360                     2
     92                 No                 Actual/360                     1

     93            Yes - Group             Actual/360                     1
     94            Yes - Group             Actual/360                     1
     95            Yes - Group             Actual/360                     0
     96                 No                 Actual/360                     3
     97                 No                 Actual/360                     1
     98            Yes - Group             Actual/360                     1
     99            Yes - Group             Actual/360                     2
    100            Yes - Group             Actual/360                     1
    101            Yes - Group               30/360                       3
    102            Yes - Group             Actual/360                     1
    103            Yes - Group             Actual/360                     2
    104            Yes - Group             Actual/360                     1
    105                 No                 Actual/360                     3
    106                 No                 Actual/360                     4
    107            Yes - Group             Actual/360                     0
    108            Yes - Group             Actual/360                     2
    109            Yes - Group             Actual/360                     2
    110                 No                 Actual/360                     1
    111                 No                 Actual/360                     7
    112                 No                 Actual/360                     1
    113                 No                 Actual/360                     6
    114                 No                 Actual/360                     0
    115                 No                 Actual/360                     2
    116            Yes - Group             Actual/360                     0
    117                 No                 Actual/360                     1
    118                 No                 Actual/360                     2
    119                 No                   30/360                       3
    120            Yes - Group             Actual/360                     0
    121            Yes - Group               30/360                       1
    122                 No                   30/360                       3
    123            Yes - Group             Actual/360                    10
    124                 No                 Actual/360                     2

                                                                          3

-------------------------------------------------------------------------------------------------------------
                                 PREPAYMENT CODE(24)
  MORTGAGE   -------------------------------------------------------------       YM           ADMINISTRATIVE
  LOAN NO.            LO    DEF    DEF/YM1.00       YM1.00           OPEN   FORMULA(25)         COST RATE(26)
-------------------------------------------------------------------------------------------------------------

     1                31     85                                         4                              3.260
     2                31     85                                         4                              3.260
     3                31     85                                         4                              3.260
     4                31     85                                         4                              3.260
     5                31     85                                         4                              3.260
     6                31     85                                         4                              3.260
     7                31     85                                         4                              3.260
     8                31     85                                         4                              3.260
     9                31     85                                         4                              3.260
     10               47     72                                         1                              3.260
     11               28                                88              2        A                     3.260
     12               27     56                                         1                              3.260
     13               37     79                                         4                              3.260
     14               30     86                                         4                              3.260
     15               27                   89                           4        B                     3.260
     16               25     94                                         1                              3.260
     17               29     93                                         4                              3.260
     18               35                                23              2        C                     3.260
     19               35     81                                         4                              3.260
     20               25     91                                         4                              3.260
     21               35     81                                         4                              3.260
     22               35     81                                         4                              3.260
     23               35     80                                         5                              3.260
     24               35                                23              2        C                     3.260

     25               27     89                                         4                              3.260
     26               27     89                                         4                              3.260
     27               27     89                                         4                              3.260
     28               27     89                                         4                              3.260
     29               27     89                                         4                              3.260
     30               27     89                                         4                              3.260
     31               27     89                                         4                              3.260
     32               27     89                                         4                              3.260
     33               35     81                                         4                              3.260
     34               26                                90              4        D                     3.260
     35               36                                92              4        D                     3.260
     36               26                                90              4        D                     3.260
     37               24     92                                         4                              3.260
     38               47                                70              3        E                     9.260
     39               25     93                                         2                              3.260
     40               35                                47              2        C                     3.260
     41               27     91                                         2                              3.260
     42               25     91                                         4                              3.260
     43               14                               102              4        D                     3.260
     44               28     88                                         4                              3.260
     45               28     88                                         4                              3.260
     46               26     90                                         4                              3.260
     47               33     83                                         4                              3.260
     48               25     82                                        13                              3.260
     49               26                               126              4        D                     3.260
     50               35                                23              2        C                     3.260
     51               48     71                                         1                              3.260
     52               25     91                                         4                              3.260
     53               25    211                                         4                              3.260
     54               35                                47              2        C                     3.260
     55               27     92                                         1                              3.260
     56               36                                40              2        C                     3.260
     57               35                   81                           4        F                     3.260
     58               35     81                                         4                              3.260
     59               41                                39              4        G                     3.260
     60               35     81                                         4                              3.260
     61               26     90                                         4                              3.260
     62               26     90                                         4                              3.260
     63               27     89                                         4                              3.260
     64               28     91                                         1                              9.260
     65               35     81                                         4                              3.260
     66               35     83                                         2                              3.260
     67               28     88                                         4                              3.260
     68               31     85                                         4                              3.260
     69               35                   21                           4        F                     3.260
     70               30     86                                         4                              3.260
     71               29     87                                         4                              3.260
     72               35     81                                         4                              7.260
     73               25     91                                         4                              3.260
     74               25     91                                         4                              3.260
     75               35                   21                           4        F                     3.260
     76               35     81                                         4                              8.260
     77               35     81                                         4                              5.260
     78               25    211                                         4                              3.260
     79               35    201                                         4                              8.260
     80               35                   21                           4        F                     3.260
     81               35     81                                         4                              3.260
     82               35                   81                           4        F                     5.260
     83               25                               175              4        D                     3.260
     84               60                                56              4        D                     3.260
     85               35                  141                           4        F                     5.260
     86               35                   81                           4        F                     5.260
     87               26     90                                         4                              3.260
     88               35                                23              2        C                     3.260
     89               35     81                                         4                              3.260
     90               35                   81                           4        F                     8.260
     91               26                                87              7        D                     3.260
     92               25     91                                         4                              3.260

     93               35     81                                         4                              3.260
     94               35     81                                         4                              3.260
     95               35                   81                           4        F                     5.260
     96               35     81                                         4                              5.260
     97               35     78                                         7                              8.260
     98               35                  141                           4        F                    12.260
     99               35                   81                           4        F                     5.260
    100               35     81                                         4                              5.260
    101               35                  141                           4        F                    14.260
    102               35                   81                           4        F                     7.260
    103               35                   81                           4        F                     7.260
    104               35                   81                           4        F                    14.260
    105                0                               104              4        D                     3.260
    106               28     88                                         4                              3.260
    107               35                   81                           4        F                     9.260
    108               35                   81                           4        F                    14.260
    109               35     81                                         4                              9.260
    110                0                               176              4        D                     3.260
    111               31     85                                         4                              8.260
    112               35                   81                           4        F                    11.260
    113               30     86                                         4                              3.260
    114               35    201                                         4                             11.260
    115               35     81                                         4                             11.260
    116               35                   81                           4        F                    11.260
    117               25                                91              4        D                     3.260
    118               26    150                                         4                              3.260
    119               27                                89              4        D                     3.260
    120               35                   81                           4        F                    13.260
    121               35                   83                           2        F                     9.260
    122               35                  141                           4        F                    15.260
    123               35                   81                           4        F                     3.260
    124               26     90                                         4                              3.260

                                                                                                       3.764

FOOTNOTES TO APPENDIX II

1    "BSCMI," "MSMC," "WFB," and "PCF" denote, Bear Stearns Commercial Mortgage,
     Inc., Morgan Stanley Mortgage Capital Inc., Wells Fargo Bank, National
     Association, and Principal Commercial Funding, LLC, respectively, as
     Sellers. With respect to Mortgage Loan No. 10, Waikele Center, Notes A-1,
     A-2, A-3 and A-4, the Waikele Center Pari Passu Loan, and Notes A-5, A-6,
     A-7 and A-8, the Waikele Center Companion Loan, were co-originated by BSCMI and WFB.

2    The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan
     Nos. 1-6, 7-8, 25-32 and 93-94. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on the respective appraised values and/or
     Underwritable Cash Flows. The following loan pools represent cross-collateralized/crossed-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding:
     Mortgage Loan Nos. 1-9. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/
     multiple-property and crossed-collateralized/crossed-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF Post IO Period
     DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or
     SF, are calculated on an aggregate basis.

3    Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

     With respect to Mortgage Loan No. 76, Richmond Bay Marina, the unit of measure disclosed represents the cumulative total lineal feet of all boat slips on the mortgaged property.

4    In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower.
     "Percent Leased as of Date" indicates the date as of which "Percent Leased"
     was determined based on such information.

     With respect to Mortgage Loan No. 55, Welk Studios, the property is operated as a sound stage and film production studio and is typically leased to various tenants on a short term contractual basis. Average annual occupancy for YE 2004 was approximately 75.0% as calculated by dividing the total number of leased months by 12.

5    With respect to Mortgage Loan No. 15, Simsbury Commons, a portion of the property is subject to a ground lease. However, the respective ground lessors have encumbered/subordinated their interest in the mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished. As such, the loan is disclosed as a fee loan.

     With respect to Mortgage Loan No. 17, 101 Ash Street, the property is subject to a ground lease. However, the ground lessor has encumbered its interest in the mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished. As such, the loan is disclosed as a fee loan.

     With respect to Mortgage Loan No. 22, 433 N. Camden Drive, the property is subject to a ground lease. However, the ground lessor has encumbered its interest in the mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished. As such, the loan is disclosed as a fee loan.

6    The Cut-off Date is January 1, 2005 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in January 2005 were due on January 1, 2005, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan
     No. 105, 6400 Broadway Warehouse Distribution Center, and Mortgage Loan No.
     118, 18114 East Valley Highway, which are due on the 3rd of the month,
     Mortgage Loan No. 37, The Plaza at Windward, and Mortgage Loan No. 61, 10
     Clifton Boulevard, which are due on the 5th of the month, Mortgage Loan
     Nos. 1-9, Wells REF Portfolio, which is due on the 7th of the month, and
     Mortgage Loan No. 12, Alhambra Office Complex, Mortgage Loan No. 14, Towers
     Crescent, Mortgage Loan No. 17, 101 Ash Street and Mortgage Loan No. 67,
     Elkhorn Valley Plaza which are due on the 8th of the month.

                                      II-1

     With respect to Mortgage Loan Nos. 1-9, (referred to herein as the "Wells
     REF Portfolio Loan" and the "Wells REF Portfolio Pari Passu Loan"), the
     loan is comprised of several notes with an aggregate balance of $80,000,000 that are secured by the mortgaged properties on a pari passu basis with several other notes (together, the "Wells REF Portfolio Companion Loan")
     that are not included in the Trust. The Wells REF Portfolio Companion Loan
     had an outstanding principal balance as of the cut-off date of
     $270,000,000. $125,000,000 of that amount was securitized in the MSMC
     2004-HQ4 transaction and the remainder is currently held by MSMC. The Wells
     REF Portfolio Companion Loan has the same interest rate, maturity date and amortization term as the Wells REF Portfolio Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the Wells REF Portfolio Loan, the Underwritable NOI, Underwritable Cash
     Flow, NOI DSCR, NCF DSCR, NCF Post IO Period DSCR, Cut-off Date LTV,
     Balloon LTV and Cut-off Date Balance per Unit or SF reflect the aggregate indebtedness evidenced by the Wells REF Portfolio Pari Passu Loan and the
     Wells REF Portfolio Companion Loan.

     With respect to Mortgage Loan No. 10, (referred to herein as the "Waikele
     Center Pari Passu Loan"), such loan is comprised of four A Notes (Notes
     A-1, A-2, A-3 and A-4 described below) that are secured by the mortgaged property on a pari passu basis with four notes (Notes A-5, A-6, A-7 and A-8 described below, together the "Waikele Center Companion Loan") that are not included in the Trust. The Waikele Center A Notes had original principal balances as follows: Note A-1, $30,721,845; Note A-2, $30,721,845; Note
     A-3, $7,970,655; Note A-4, $7,970,655; Note A-5, $25,136,055; Note A-6,
     $25,136,055; Note A-7, $6,521,445; Note A-8, $6,521,445. Notes A-5 and A-7
     are currently being held by BSCMI and Notes A-6 and A-8 are currently being held by WFB. Notes A-1, A-2, A-3 and A-4 are included in the Trust. The
     Waikele Center Companion Loan has the same interest rate, maturity date and amortization term as the Waikele Center Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the
     Waikele Center Pari Passu Loan, the Underwritable NOI, Underwritable Cash
     Flow, NOI DSCR, NCF DSCR, NCF Post IO Period DSCR, Cut-off Date LTV,
     Balloon LTV and Cut-off Date Balance per Unit or SF reflect the total aggregate indebtedness evidenced by the Waikele Center Pari Passu Loan and the Waikele Center Companion Loan.

     With respect to Mortgage Loan No. 19, Mason Devonshire Plaza, the loan also secures a $660,000 B Note held by CBA-Mezzanine Capital Finance, LLC bearing interest at 12.75% for a term of 10 years. The B Note, and the right of the holder of the B Note to receive payments, is junior and subordinate to the A Note and the right of the holder of the A Note.

     With respect to Mortgage Loan No. 40, Kohl's Stoughton, the borrower has incurred a second lien loan in the amount of $2,300,000, which is currently held by BSCMI.

     With respect to Mortgage Loan No. 15, Simsbury Commons, the borrower may incur additional secured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the combined LTV is less than 75%, and (iii) the combined DSCR is greater than 1.75x.

     With respect to Mortgage Loan No. 101, Crossroads Plaza, the one-time right for future secured subordinate debt will be permitted subject to various conditions including; (i) the amount will not result in an aggregate LTV greater than 70% and DSCR less than 1.28x on a 10% loan constant, (ii)
     rating agency confirmation that such subordinate debt will not result in downgrade, withdrawal or modification of ratings for related securities. If the borrower does not exercise the option for future secured subordinate debt, the lender agrees to the one-time right to incur future mezzanine debt subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 70% and DSCR less than 1.28x on a
     10% loan constant, (ii) lender's acceptance of mezzanine lender, (iii)
     mezzanine lender will be subject to an intercreditor agreement and (iv)
     rating agency confirmation that such mezzanine loan will not result in downgrade, withdrawal or modification of ratings for related securities.

     With respect to Mortgage Loan No. 14, Towers Crescent, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 55% and DSCR less than 1.35x.

     With respect to Mortgage Loan No. 21, Euclid Business Center, future mezzanine debt is permitted subject to various conditions including: (i)
     the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.30x, (ii) lender's acceptance of mezzanine lender, (iii)
     mezzanine lender will be subject to an intercreditor agreement, (iv) rating agency confirmation that such mezzanine loan will not result in downgrade, withdrawal or modification of ratings for related securities and (v)
     lockbox agreement also required contemporaneously with execution of mezzanine loan documents.

                                      II-2

     With respect to Mortgage Loan No. 36, River Place, future mezzanine debt is permitted subject to various conditions including; (i) the amount will not result in an aggregate LTV greater than 85% and DSCR less than 1.25; and
     (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender

     With respect to Mortgage Loan No. 39, Mitchellville Plaza, future unsecured subordinate debt will be permitted subject to various conditions including:
     (i) if the aggregate LTV is not greater than 55%, no prior lender approval is required, but holder cannot have rights to control borrower and shall have entered into satisfactory subordination agreement and (ii) if the aggregate LTV is between 56% and 70%, lender's prior approval must be obtained and is conditioned upon holder's not having rights to control borrower, satisfactory subordination agreement, and holder's being an affiliate or qualified transferee.

     With respect to Mortgage Loan No. 42, Davie Square Shopping Center, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.25x.

     With respect to Mortgage Loan No. 44, Bon Aire Apartments, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 55%.

     With respect to Mortgage Loan No. 52, Hampton Inn Augusta, upon a property sale, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75%.

     With respect to Mortgage Loan No. 62, Exchange Place - San Bernardino, upon a property sale, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75%.

     With respect to Mortgage Loan No. 99, Towers of Lakeway Office Building,
     future mezzanine debt is permitted subject to various conditions including:
     (i) the amount will not result in an aggregate LTV greater than 65% and
     DSCR less than 1.10x, (ii) lender's acceptance of mezzanine lender, (iii)
     mezzanine lender will be subject to an intercreditor agreement and (iv)
     rating agency confirmation that such mezzanine loan will not result in downgrade, withdrawal or modification of ratings for related securities.

     With respect to Mortgage Loan Nos. 1-9, Wells REF Portfolio, any property
     (except Independence Square One Property or Independence Square Two
     Property) may be released through a partial defeasance of the Wells REF
     Portfolio Loan in an amount equal to 120% of the allocated loan amount of the Wells REF Portfolio Property to be released provided (i) no event of default is then occurring and (ii) the debt service coverage ratio (based on underwritten net cash flow and a 9.0% loan constant) immediately following the release must be at least equal to the greater of the debt service coverage ratio immediately prior to release and 1.65x.

     With respect to Mortgage Loan Nos. 1-9, Wells REF Portfolio, from and after the second anniversary of the final securitization of the Wells REF
     Portfolio Companion Loans, the borrower may substitute one or more of the mortgaged properties (other than the properties known as Independence
     Square One and Independence Square Two), that in aggregate, represent up to
     30% of the principal amount of the Wells REF Portfolio, with substantially similar office propert(y)(ies), provided that, among other things, (i) the lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the certificates, (ii) the debt service coverage ratio after substitution is not less than the greater of (a) debt service coverage ratio as of the date immediately preceding the substitution or (b) 1.65x, (iii) the historic cash flow of the replacement property does not show a successive decrease over the three immediately preceding years, (iv) the appraised value of the replacement property may be no less than the value of the released property as of the closing date and (v) no substitution may occur after May 21, 2012.

     With respect to Mortgage Loan No. 15, Simsbury Commons, the borrower may cause the release of a portion of the collateral provided that, among other conditions as set forth in the loan documents, the borrower defeases or prepays with the applicable yield maintenance premium, either 110% or 115%
     of the allocated loan amount, as applicable, a minimum DSCR of 1.75x and a loan to value that is the lesser of (i) the LTV as of the closing date and
     (ii) the LTV immediately prior to release as reasonably determined by lender are maintained.

     With respect to Mortgage Loan No. 51, Carmike Bradenton, upon compliance with certain conditions in the loan documents, the borrower is entitled to have the lender release a certain outparcel of vacant land.

                                      II-3

     With respect to Mortgage Loan No. 79, Creekbridge Office Center, the
     borrower is permitted to obtain a release of a specific non-income producing unimproved parcel subject to, among other conditions, the ratio of parking spaces on the remaining property to net rentable area of the remaining area ("NRA") shall not be less than 3.46:1,000 sf of the NRA.

     With respect to Mortgage Loan No. 99, Towers of Lakeway Office Building,
     the borrower is permitted to obtain a release of a specific parcel subject to, among other conditions, the residual value of the mortgaged property after said release is no greater than a 70% LTV.

     With respect to Mortgage Loan No. 113, Lancaster Marketplace, the borrower may obtain release of up to 5,600 SF of property improvements and up to
     12,035 SF of land to facilitate the sale or rental of a certain portion of the related shopping center. Such release is conditioned upon maintenance of a minimum 2.25x DSCR.

7    The "Grace Period" shown is grace period to charge late interest.

8    The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
     Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

9    The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

10   The indicated NCF Post IO Period DSCR reflects scheduled payments after any applicable partial interest only periods.

11   "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

12   "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
     Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan No. 74, 3700 West 10th Street, Walgreen Co.
     has a 75 year lease, but has an option to terminate lease at the end of years 25, 30, 35, 40, 45, 50, 55, 60, 65 and 70 with 6 months notice.

     With respect to Mortgage Loan No. 92, 4175 Wildcat Reserve Parkway,
     Walgreen Co. has a 75 year lease, but has an option to terminate lease at the end of years 25, 30, 35, 40, 45, 50, 55, 60, 65 and 70 with 6 months notice.

13   For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14   For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, self storage and certain other mortgaged properties.

15   "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
     Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

16   "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

                                      II-4

17   "Initial Capital Expenditure Escrow Requirement" indicates the amount designated for Capital Expenditure Escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18   "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19   "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the November, 2004 due dates for the MSMC and WFB- originated mortgage loans, and as of the
     December, 2004 due dates for the BSCMI and PCF- originated loans.

20   "Initial TI/LC Escrow Requirement" indicates the amount designated for
     Tenant Improvements and Leasing Commissions Escrow or in certain cases the letter of credit that was deposited at loan closing.

21   "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22   "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the November, 2004 due dates for the
     MSMC and WFB- originated mortgage loans, and as of the December, 2004 due dates for the BSCMI and PCF- originated loans.

23   "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
     Date.

24   The "Prepayment Code" includes the number of loan payments from the first
     Due Date to the stated maturity. "LO" represents the lockout period. "DEF"
     represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM1.00" represents the greater of yield maintenance and 1.00%.
     "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of
     "Prepayment Code" represents the number of payments in the Original Term to
     Maturity for which such provision applies. See Footnotes 25 and 27 for additional prepayment information.

     With respect to Mortgage Loan No. 1-9, Wells REF Portfolio, it has been assumed the final securitization of the Wells REF Portfolio Companion Loan will occur on March 1, 2005.

     With respect to Mortgage Loan No. 35, Dick's Sporting Goods, has a lockout to prepayment through 12/31/2009. However, in the event that the single tenant vacates the space and the building remains vacant for 2 years, the developer may exercise an option to purchase the building and pay the loan off at the lesser of the amount due plus a prepayment premium or a
     'Recapture Price'.

25   Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 7 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F" and "G". Any exceptions to these formulas are shown below such formulas. Summaries of the 7 formulas are listed beginning on page II-8.

26   The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

                                      II-5

27   Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-4, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

  Mtg.                                            Escrow or LOC          Escrowed Holdback                       Prepayment
 Loan                                                Release             or Letter of Credit  Outside Date         Premium
  No.      Property Name                           Conditions              Initial Amount      for Release       Provisions
---------- ------------------------------------ ------------------- ----------------------- ---------------- ---------------------

   19      Mason Devonshire Plaza                       1                    $450,000          12/1/2005     Yield Maintenance
   63      Rockfield Showplace                          2                    $200,000             (1)        Yield Maintenance
   71      Quarry Creek Shopping Center                 3                    $250,000          2/1/2005      Yield Maintenance
   124     519 Johnson Avenue                           4                     $83,000          6/15/2005     Yield Maintenance

(1) In the event that a remediation plan is required by the California Regional
Water Quality Control Board, the borrower has a 12 month period to comply.

         All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-6

RELEASE CONDITIONS

1.   Borrower furnishes to lender fully executed lease(s) acceptable to lender demising that portion of the property consisting of 1,225 sf that is unoccupied as of the effective date ("Vacant Space") containing terms acceptable to lender; an estoppel certificate from each tenant demising the
     Vacant Space indicating, among other things, that such tenant is operating its business and paying its rent under its respective lease, and that all leasing costs, if any, have been paid; no default shall have occurred and be continuing; each tenant at the property shall be open for business in accordance with the terms of its respective lease, and upon lender's request, delivery to lender of a certificate from borrower certifying the same, and delivery to lender of evidence satisfactory to lender in its discretion that the debt service coverage ratio from the property calculated as of the date of the request for disbursement is not less than
     (i) 1.20x, and (ii) 0.83x using a 10% loan constant on the outstanding principal balance of this Note rather than the debt service.

2.   Borrower furnishes to lender written disbursement request and a No Further
     Action Letter from the California Regional Water Quality Board in form and substance acceptable to lender. In the event that the California Regional
     Water Quality Control Board requires a remediation plan for any form of clean up by borrower, the lender will require evidence that the borrower has established and/or completed an acceptable remediation plan, written evidence of approval of the remediation plan by the California Regional
     Water Quality Control Board and a copy of the approved remediation plan submitted to lender and lender's consultant.

3.   Borrower furnishes to lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses and approvals required by law; a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) or fully executed amendments extending term expirations of previously approved existing leases; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals, lease commencement and termination dates, amount of base rent, acknowledgment that tenant allowances have been paid in full for
     Blockbuster and Jamba Juice estoppels and a certificate of occupancy. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions.

4.   Borrower furnishes to lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses and approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

                                      II-7

YIELD MAINTENANCE FORMULAS

A        Except as otherwise provided herein, borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date.
     Following the Permitted Release Date, borrower shall have the right, provided borrower has given lender prior written notice in accordance with the terms of this Agreement, to prepay the unpaid principal balance of the
     Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment,
     (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Mortgage and the other Loan Documents, and (d) a prepayment consideration (the
     "Prepaymen Consideration") equal to the greater of one percent (1%) of the principal balance of the Note being prepaid and the excess, if any, of (A)
     the sum of the present value of all then-scheduled payments of principal and interest under the Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the first day of the month immediately succeeding the date of prepayment (or if the date of prepayment is the first of the month, at the date of prepayment) at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (B) the principal amount of the
     Note being prepaid. Lender shall notify borrower of the amount and the basis of determination of the required Prepayment Consideration.

          Borrower's right to prepay the principal balance of the Loan shall be subject to (i) borrower's submission of a notice to lender setting forth the projected date of prepayment, which date shall be no less than thirty
     (30) or more than sixty (60) days from the date of such notice, (ii)
     borrower's actual payment to lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice and
     (iii) borrower's actual payment of the Prepayment Consideration.

                                      II-8

B              Provided no Event of Default shall have occurred, borrower shall have the right on any Payment Date from and after the Prepayment
          Lockout Expiration Date and prior to the Optional Prepayment Date to prepay the Debt in whole (or a portion thereof as permitted by the
          Loan Agreement) upon not less than thirty (30) days prior written notice to lender specifying the Payment Date on which prepayment is to be made (a "Prepayment Date") upon payment of an amount equal to the
          Yield Maintenance Premium. Lender shall notify borrower of the amount and the basis of determination of the required prepayment
          consideration. If any notice of prepayment is given, the Debt shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason borrower prepays the Loan on a date other than a Payment Date, borrower shall pay lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the
          Payment Date next occurring following the date of such prepayment.

               "Yield Maintenance Premium" shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the
          Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the Loan is paid on Optional Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii)
          the principal amount being prepaid.

                                      II-9

C    Except as otherwise provided herein, borrower shall not have the right to prepay the Loan(1) in whole or in part prior to the Permitted Prepayment
     Date. On(2) or after(3) the Permitted Prepayment Date, borrower may,(4)
     provided it has given lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan(5)
     in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the outstanding principal balance of the Loan(6) being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this
     Agreement, the Note, the Mortgage and the other Loan Documents, and (iv) if prepayment occurs prior to the Payment Date which is one month prior to the
     Maturity Date(7), a prepayment consideration (the "Prepayment
     Consideration") equal to the greater of (A) one percent (1%) of the outstanding principal balance of the Loan(8) being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the outstanding principal amount of the Loan(9). Lender shall notify borrower of the amount and the basis of determination of the required prepayment consideration.

          "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
     Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The
     Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street
     Journal is discontinued, lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15(519), Selected Interest Rates," or any
     successor publication, published by the Board of Governors of the Federal
     Reserve System, or on the basis of such other publication or statistical guide as lender may reasonably select.

          "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the prepayment date.

                                     II-10

          NOTES:

          (1)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's
               Stoughton, BJ's Shopping Center and Golfsmith Center, delete "the loan" and insert "Note A".

          (2)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's
               Stoughton, BJ's Shopping Center and Golfsmith Center, delete "On"
               and insert "Unless and until Note B is subjected to an
               intercreditor agreement pursuant to loan agreement, which
               agreement prohibits prepayments of Note B, borrower may prepay
               Note B in whole".

          (3)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's
               Stoughton, BJ's Shopping Center and Golfsmith Center, delete
               "after" and insert "in part at any time without payment of any prepayment premium or other consideration other than Breakage
               Costs. After".

          (4)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's
               Stoughton, BJ's Shopping Center and Golfsmith Center, insert
               "provided Note B has been repaid in full, and further".

          (5)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's
               Stoughton, BJ's Shopping Center and Golfsmith Center, delete "the loan" and insert "Note A".

          (6)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's
               Stoughton, BJ's Shopping Center and Golfsmith Center, delete "the loan" and insert "Note A".

          (7)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's
               Stoughton, BJ's Shopping Center and Golfsmith Center, delete the statement "if prepayment occurs prior to the Payment Date which is one month prior to the Maturity Date".

          (8)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's
               Stoughton, BJ's Shopping Center and Golfsmith Center, delete "the loan" and insert "Note A".

          (9)  With respect to Mortgage Loan Nos. 40, 50 and 54, Kohl's
               Stoughton, BJ's Shopping Center and Golfsmith Center, delete "the loan" and insert "Note A".

                                     II-11

D

          Loan Prepayment

          The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

               (1)  Determine the "Reinvestment Yield." The Reinvestment Yield
                    will be equal to the yield on the (1) applicable *U.S.
                    Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent
                    monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the lender shall choose a comparable Treasury
                    Bond, Note or Bill ("Secondary Issue") which the lender
                    reasonably deems to be similar to the Primary Issue's
                    characteristics (i.e., rate, remaining time to maturity,
                    yield).

                 *(2) At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, lender shall select in its sole and absolute discretion a U.S. Treasury
                 Issue with similar remaining time to maturity as the Note.

               (2)  Calculate the "Present Value of the Loan." The Present Value
                    of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and
                    any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

               (3)  Subtract the amount of the prepaid proceeds from the Present
                    Value of the Loan as of the date of prepayment. Any
                    resulting positive differential shall be the premium.

          Notwithstanding anything in the above to the contrary, during the last
          (3) 90 days prior to the Maturity Date (4), the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

          Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is (5) three (3) months prior to the Maturity Date. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 15 days prior written notice to lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless borrower pays to lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other
          Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the
          Note unless it is accompanied by all sums due in connection therewith.

          In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the date which is (6)
          three (3) months prior to the Maturity Date, borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 30 days prior written notice to the lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless borrower pays to lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole
          Premium." Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.(7)

                                     II-12

           NOTES:

          (1)  With respect to Mortgage Loan No. 43, HUB Plaza, delete
               "applicable *" and insert "November 2014".

          (2)  With respect to Mortgage Loan No. 35 and 43, Dick's Sporting
               Goods and HUB Plaza, delete the entire paragraph.

          (3)  With respect to Mortgage Loan No. 91, Highgate Apartments, delete
               "90 days" and insert "6 months".

          (4)  With respect to Mortgage Loan No. 91, Highgate Apartments, insert
               "in connection with an Event of Default and acceleration".

          (5)  With respect to Mortgage Loan No. 91, Highgate Apartments, delete
               "three (3)" and insert "six (6)".

          (6)  With respect to Mortgage Loan No. 91, Highgate Apartments, delete
               "three (3)" and insert "six (6)".

          (7)  With respect to Mortgage Loan No. 35, Dick's Sporting Goods, insert the following paragraph:

                 "(iii) In addition to the Loan Prepayment rights set forth above, in the event of a Recapture Event, borrower may prepay the principal balance of the Note in whole but not in part, upon (a) not less than 30 days prior written notice to the lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless borrower pays to lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment, (b) payment of an amount equal to the lesser of (i) the amount due in connection with a
                 prepayment premium pursuant to the language above, including payment of the Make Whole Premium, and (ii) the "Recapture
                 Price" set forth on Schedule 1 attached hereto and made a part hereof that is applicable to the month in which such prepayment is being made in connection with such Recapture Event, and (c)
                 payment of all other Indebtedness then due under the Loan
                 Documents. Lender shall not be obligated to accept any
                 prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith."

------------------------------------------------------------------------------------------------------------------------------
                                                             SCHEDULE 1
                                                         REPURCHASE SCHEDULE

     END OF        RECAPTURE     END OF     RECAPTURE     END OF    RECAPTURE     END OF      RECAPTURE     END OF  RECAPTURE
     MONTH           PRICE       MONTH        PRICE       MONTH       PRICE        MONTH        PRICE       MONTH     PRICE
     -----           -----       -----        -----       -----       -----        -----        -----       -----     -----

    Prior to      $13,500,000
   Conversion
       1          $13,482,604      27      $13,030,313      53      $12,578,021     79       $12,125,729     105    $11,673,438
       2          $13,465,208      28      $13,012,917      54      $12,560,625     80       $12,108,333     106    $11,656,042
       3          $13,447,813      29      $12,995,521      55      $12,543,229     81       $12,090,938     107    $11,638,646
       4          $13,430,417      30      $12,978,125      56      $12,525,833     82       $12,073,542     108    $11,621,250
       5          $13,413,021      31      $12,960,729      57      $12,508,438     83       $12,056,146     109    $11,603,854
       6          $13,395,625      32      $12,943,333      58      $12,491,042     84       $12,038,750     110    $11,586,458
       7          $13,378,229      33      $12,925,938      59      $12,473,646     85       $12,021,354     111    $11,569,063
       8          $13,360,833      34      $12,908,542      60      $12,456,250     86       $12,003,958     112    $11,551,667
       9          $13,343,438      35      $12,891,146      61      $12,438,854     87       $11,986,563     113    $11,534,271
       10         $13,326,042      36      $12,873,750      62      $12,421,458     88       $11,969,167     114    $11,516,875
       11         $13,308,646      37      $12,856,354      63      $12,404,063     89       $11,951,771     115    $11,499,479
       12         $13,291,250      38      $12,838,958      64      $12,386,667     90       $11,934,375     116    $11,482,083
       13         $13,273,854      39      $12,821,563      65      $12,369,271     91       $11,916,979     117    $11,464,688
       14         $13,256,458      40      $12,804,167      66      $12,351,875     92       $11,899,583     118    $11,447,292
       15         $13,239,063      41      $12,786,771      67      $12,334,479     93       $11,882,188     119    $11,429,896
       16         $13,221,667      42      $12,769,375      68      $12,317,083     94       $11,864,792   120 and  $11,412,500
       17         $13,204,271      43      $12,751,979      69      $12,299,688     95       $11,847,396   thereafter
       18         $13,186,875      44      $12,734,583      70      $12,282,292     96       $11,830,000
       19         $13,169,479      45      $12,717,188      71      $12,264,896     97       $11,812,604
       20         $13,152,083      46      $12,699,792      72      $12,247,500     98       $11,795,208
       21         $13,134,688      47      $12,682,396      73      $12,230,104     99       $11,777,813
       22         $13,117,292      48      $12,665,000      74      $12,212,708     100      $11,760,417
       23         $13,099,896      49      $12,647,604      75      $12,195,313     101      $11,743,021
       24         $13,082,500      50      $12,630,208      76      $12,177,917     102      $11,725,625
       25         $13,065,104      51      $12,612,813      77      $12,160,521     103      $11,708,229
       26         $13,047,708      52      $12,595,417      78      $12,143,125     104      $11,690,833

                                     II-13

E              Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until after the fourth anniversary of the Month-End Date.

               After the fourth anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security
        Documents, and (d) a prepayment consideration (the "Prepayment
        Consideration") equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate
        (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

               The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (as hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury
        Bonds, Notes and Bills" section in The Wall Street Journal as of such
        Prepayment Rate Determination Date. If more than one issue of United
        States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the
        United States Treasury Security most recently issued as of the
        Prepayment Rate Determination Date. The term "Prepayment Rate
        Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. The rate so published shall control absent manifest error. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

               Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the Prepayment Rate in The Wall Street Journal is
        discontinued, Lender shall determine the Prepayment Rate on the basis of
        "Statistical Release H.15 (519), Selected Interest Rates," or any
        successor publication, published by the Board of Governors of the
        Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

               Borrower's right to prepay any portion of the principal balance of this Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

                                     II-14

F         BASIC CHARGE.

          Except as provided below, if this Note is prepaid prior to open period, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by lender following a Default, borrower shall pay to lender on the prepayment date (in addition to all other sums then due and owing to lender under the Loan
          Documents) a prepayment charge equal to the greater of the following two amounts:

               (i) an amount equal to 1% of the amount prepaid; or

               (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date, from the
          Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by
          (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

          For purposes of the foregoing, "Periodic Treasury Yield" means (iii)
          the annual yield to maturity of the actively traded non-callable
          United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall
          Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (iv) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly

          ADDITIONAL CHARGE.

          If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by lender following a Default, borrower shall pay to lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to lender under this Note and the other Loan
          Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred) during the period from and including the prepayment date to and including the last day of the calendar month in which the prepayment occurred.

          EXCLUSION.

          Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

                                     II-15

     G    The Prepayment Consideration shall equal an amount equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the
          Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate
          (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount
          Rate" is the rate which, when compounded monthly, is equivalent to the
          Treasury Rate (as hereinafter defined), when compounded semi-annually.
          The "Treasury Rate" is the yield calculated by the linear
          interpolation of the yields, as reported in Federal Reserve
          Statistical Release H.15-Selected Interest Rates under the heading
          U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify borrower of the amount and the basis of determination of the required prepayment consideration.

                                     II-16

   APPENDIX III
   SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NOS. 1-9 - WELLS REF PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------------
                      LOAN INFORMATION
-------------------------------------------------------------------
ORIGINAL BALANCE(1):          $80,000,000

CUT-OFF DATE BALANCE:         $80,000,000

SHADOW RATING (FITCH / S&P)   AAA / AAA

FIRST PAYMENT DATE:           July 7, 2004

INTEREST RATE:                4.840%

AMORTIZATION:                 Interest Only

ARD:                          NAP

HYPERAMORTIZATION             NAP

MATURITY DATE:                June 7, 2014

EXPECTED MATURITY BALANCE:    $80,000,000

SPONSOR:                      Wells Real Estate Funds

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Lockout until 2 years after the REMIC
                              "start-up" date of the last
                              securitization of any Wells REF
                              Portfolio Companion Loan, with U.S.
                              Treasury defeasance thereafter.
                              Prepayable without penalty from and
                              after March 7, 2014.

LOAN PER SF(1):               $120.46

UP-FRONT RESERVES:            None

ONGOING RESERVES(2):          Cap Ex:                Springing

                              RE Tax:                Springing

                              Insurance:             Springing

                              TI/LC:                 Springing

LOCKBOX:                      Hard
-------------------------------------------------------------------

-------------------------------------------------------------------
                     PROPERTY INFORMATION
-------------------------------------------------------------------
SINGLE ASSET /          9 properties
PORTFOLIO:

PROPERTY TYPE:          Office

PROPERTY SUB-TYPE:      Urban and Suburban

LOCATION:               See table

YEAR BUILT /            See table
RENOVATED:

OCCUPANCY(3):           100.0%

SQUARE FOOTAGE:         2,905,564

THE COLLATERAL:         See table

OWNERSHIP INTEREST:     Fee

MAJOR TENANTS                % NRSF    RENT PSF   LEASE EXPIRATION
-------------                 ------   --------   ----------------

KEYBANK BUILDING:              7.0%     $28.00       12/31/2013
Gemini Technology Services

CITICORP BUILDING:            14.1%     $14.50       11/30/2010
Citicorp

BRIDGEWATER CROSSING          10.2%     $24.50       3/31/2012
II:  Aventis

CATERPILLAR BUILDING:         10.4%     $25.54       2/28/2015
Caterpillar Financial
Services

STATE STREET BUILDING:         8.1%     $31.00       3/31/2011
State Street Bank

HARCOURT BUILDING:             6.7%     $17.17       6/30/2016
Harcourt Inc.

INDEPENDENCE SQUARE           11.4%     $35.78       5/31/2006
ONE: Comptroller of the
Currency

INDEPENDENCE SQUARE           19.6%     $35.75       7/19/2012
TWO: GSA NASA

CONTINENTAL                    3.9%     $23.76       8/31/2013
CASUALTY: Continental
Casualty

PROPERTY MANAGEMENT:    See below

U/W NET OP. INCOME:     $64,482,013

U/W NET CASH FLOW:      $60,907,233

APPRAISED VALUE:        $836,200,000

CUT-OFF DATE LTV(1):    41.9%

MATURITY DATE LTV(1):   41.9%

DSCR(1):                3.55x
-------------------------------------------------------------------

(1)  The subject $80,000,000 loan represents a 22.86% pari passu interest in a
     $350,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $350,000,000 financing.

(2)  Upon the occurrence and continuance of a lockbox trigger period (as defined below), the Borrower is required to deposit into a reserve account funds for insurance premiums, real estate taxes, capital expenditure funds and tenant improvement/leasing commissions. The monthly deposit to the insurance reserve will be 1/12 of the annual payments. The monthly deposit to the tax reserve will be 1/12 of estimated annual taxes. The monthly deposit to the capital expenditure reserve will be 1/12 of the product of
     (a) $0.25 multiplied by (b) the number of square feet in the improvements at each property. The monthly deposit to the tenant improvement/leasing reserve will be 1/12 of the product of (a) $1.25 multiplied by (b) the number of square feet in the improvements at each property. If a loan event of default occurs, the lender may apply all funds on reserve to repayment of the loan. All reserve funds may also be made in the form of letters of credit. A lockbox trigger period will occur upon (a) the occurrence and continuance of an event of default, and terminating upon the cure of such default; or (b) the DSCR with respect to all properties combined is less than 1.50x, until such time that the Wells REF Portfolio Property achieves a DSCR equal to or greater than 1.50x for 6 consecutive months.

(3)  Occupancy is based on the rent roll dated December 1, 2003.

THE WELLS REF PORTFOLIO LOAN

         THE LOAN. The largest loan (the "Wells REF Portfolio Loan") as evidenced by the Promissory Notes (collectively, the "Wells REF Portfolio Note")
is secured by a first priority Fee Mortgage and Security Agreement or Deed of
Trust and Security Agreement (collectively, the "Wells REF Portfolio Mortgage")
encumbering each of the nine office properties identified below, located in
Bridgewater, New Jersey; Parsippany, New Jersey; Englewood Cliffs, New Jersey;
Quincy, Massachusetts; Washington, District of Columbia (two properties);
Nashville, Tennessee; Austin, Texas; and Brea, California (collectively, the
"Wells REF Portfolio Property"). The Wells REF Portfolio Loan was originated on
May 21, 2004 by or on behalf of Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrowers are Wells REIT - Orange County, CA, L.P.
and Wells REIT - Austin, TX, L.P., each a Delaware limited partnership; Wells
REIT - Independence Square, LLC; Wells REIT - Multi-State Owner, LLC; Wells REIT
- Nashville, TN, LLC; and Wells REIT - Bridgewater, NJ, LLC, each a Delaware limited liability company (collectively, the "Wells REF Portfolio Borrower")
each of which owns no material asset other than its particular Wells REF
Portfolio Property and related interests. The Wells REF Portfolio Borrower is a wholly-owned subsidiary of Wells Real Estate Funds, the sponsor of the Wells REF
Portfolio Loan. Wells Real Estate Funds is a national real estate investment management firm.

         THE PROPERTIES.

         The Keybank Building Property is located in Parsippany, New Jersey, bounded by New Jersey State Road 10 and Gatehall Drive. The Keybank Building
Property was originally constructed in 1986 and consists of a 404,515 square foot, 4-story Class A office building. The Keybank Building Property is anchored by Gemini Technology Services. The building is located in the Gatehall corporate complex, which includes two other multi-tenant buildings and is a full service park with a hotel and other amenities. The Keybank Building Property is situated on approximately 18.72 acres and includes 1,062 parking spaces.

         The Citicorp Building Property is located in Englewood Cliffs, New
Jersey, situated between Sylvan Avenue and Hudson Terrace. The Citicorp Building
Property was originally constructed between 1953 and 1962 and renovated in 1998.
It consists of a 410,000 square foot Class A office building, with four-interconnected structures ranging between one and three-stories. The property is anchored by Citicorp. The Citicorp Building Property is situated on approximately 27.02 acres and includes 1,052 parking spaces.

         The Bridgewater Crossing II Property is located in Bridgewater, New
Jersey, bounded by Highway Route 22 and Commons Way. The Bridgewater Crossing II
Property was originally constructed in 2002 and consists of a 297,380 square foot, 8-story Class A office building. The property is anchored by Aventis. The
Bridgewater Crossing II Property is situated on approximately 10.47 acres and includes 999 parking spaces.

         The Caterpillar Building Property is located in Nashville, Tennessee, situated between Louise Avenue and Hayes Street. The Caterpillar Building
Property is an 11-story, Class A office building constructed in 2000 with
312,297 square feet and 1,153 parking spaces. The property's largest tenant is
Caterpillar Financial Services. The Caterpillar Building Property is situated on approximately 2.48 acres.

         The State Street Building Property is located in Quincy, Massachusetts, bounded by Crown Colony Drive and Southerly Access Drive. The State Street
Building Property is a Class A, 7-story office building that was constructed in
1989 and contains 234,668 square feet. The State Street Building Property is anchored by the State Street Bank. The property is part of the Crown Colony
Office Park, and is close to major highways and mass transit. The State Street
Building Property is situated on approximately 10.76 acres and includes 850 parking spaces.

                                     III-2

         The Harcourt Building Property is located in Austin, Texas, bounded by
North MoPac Expressway and Braker Lane. The Harcourt Building Property is a
seven-story Class A suburban office building totaling 195,234 square feet. The building was constructed in 2001 and features a two-story parking garage with
104 parking spaces. The property has an additional 669 parking spaces around the perimeter of the office tower, for a total of 715 spaces. The Harcourt Building
Property is anchored by Harcourt, Inc. The Harcourt Building Property is situated on approximately 8.41 acres.

         The Independence Square One Property is located in Washington, District of Columbia, situated in the southwest quadrant of Washington, a few blocks south of the Capital and the Mall. The Independence Square One Property was
originally constructed in 1991 and consists of a 337,794 square foot, 9-story
Class A office building. The Independence Square One Property is anchored by the
Comptroller of the Currency. The Independence Square One Property is situated on approximately 1.32 acres and includes 404 parking spaces. The property features a 236-seat, 2-story auditorium with television studio.

         The Independence Square Two Property is located in Washington, District of Columbia, situated in the southwest quadrant of Washington, a few blocks south of the Capital and the Mall. The Independence Square Two Property was
originally constructed in 1992 and consists of a 579,733 square foot, 9-story
Class A office building. The property's largest tenant is GSA NASA. The
Independence Square Two Property is situated on approximately 2.26 acres and includes 501 parking spaces. The property features a fitness center and lower level concourse.

         The Continental Casualty Property is located in Brea, California, situated on Placentia Avenue. The Continental Casualty Building Property was
originally constructed in 2002, and consists of a three-story Class A suburban office building totaling 133,943 square feet. The property's largest tenant is
Continental Casualty. The Continental Casualty Building Property is situated on approximately 6.347 acres and includes a two-story parking garage with 1,109 parking spaces.

------------------------------------------------------------------------------------------------------------------------------
                                                 ALLOCATED                    OWNERSHIP      YEAR
         PROPERTY                LOCATION       LOAN AMOUNT    PROPERTY TYPE   INTEREST     BUILT/      OCCUPANCY   SQUARE
                                                                                           RENOVATED                 FOOTAGE
---------------------------- ----------------- --------------- -------------- ----------- ------------ ------------ ----------

Keybank Building             Parsippany, NJ      $9,760,000       Office         Fee         1986         100%       404,515
---------------------------- ----------------- --------------- -------------- ----------- ------------ ------------ ----------
Bridgewater Crossing II      Bridgewater, NJ     $9,188,571       Office         Fee         2002         100%       297,380
---------------------------- ----------------- --------------- -------------- ----------- ------------ ------------ ----------
Citicorp Building            Englewood           $6,697,143       Office         Fee       1953-1962      100%       410,000
                             Cliffs, NJ                                                     / 1998
---------------------------- ----------------- --------------- -------------- ----------- ------------ ------------ ----------
Caterpillar Building         Nashville, TN       $6,125,714       Office         Fee         2000         100%       312,297
---------------------------- ----------------- --------------- -------------- ----------- ------------ ------------ ----------
State Street Building        Quincy, MA          $4,617,143       Office         Fee         1989         100%       234,668
---------------------------- ----------------- --------------- -------------- ----------- ------------ ------------ ----------
Harcourt Building            Austin, TX          $3,771,429       Office         Fee         2001         100%       195,234
---------------------------- ----------------- --------------- -------------- ----------- ------------ ------------ ----------
Independence Square Two      Washington, DC     $24,180,086       Office         Fee         1992         100%       579,733
---------------------------- ----------------- --------------- -------------- ----------- ------------ ------------ ----------
Independence Square One      Washington, DC     $13,209,914       Office         Fee         1991         100%       337,794
---------------------------- ----------------- --------------- -------------- ----------- ------------ ------------ ----------
Continental Casualty         Brea, CA            $2,450,000       Office         Fee         2002         100%       133,943
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                                         AVERAGE BASE      % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE    CUMULATIVE % OF
                             # OF        RENT PER SF      SQUARE FEET    OF SF ROLLING   RENTAL REVENUES   TOTAL BASE RENTAL
          YEAR              LEASES         ROLLING          ROLLING                          ROLLING        REVENUES ROLLING
                            ROLLING
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

         Vacant                0            $0.00              0%             0%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2004                 2            $29.80             0%             0%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2005                 2            $27.03             0%             0%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                 2            $35.80            11%             12%              15%                16%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                 0            $0.00              0%             12%              0%                 16%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                 1            $24.00             1%             13%              1%                 17%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                 0            $0.00              0%             13%              0%                 17%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                 2            $14.31            14%             27%              8%                 24%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                 1            $31.00             8%             35%              9%                 34%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                 3            $31.71            30%             65%              36%                70%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2013                 2            $26.49            11%             76%              11%                81%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2014                 0            $0.00              0%             76%              0%                 81%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2015 & Beyond             3            $21.31            24%            100%              19%                100%
------------------------------------------------------------------------------------------------------------------------------

                                     III-3

         PROPERTY MANAGEMENT. The Independence Square One Property and the
Independence Square Two Property are managed by Boston Properties Limited
Partnership. The Keybank Building Property is managed by The Gale Management
Company, L.L.C. The Citicorp Building Property is managed by the Wells
Management Company, Inc., which is an affiliate of Wells Real Estate Funds. The
Bridgewater Crossing II Property is managed by Hines Interests Limited
Partnership. The Caterpillar Building Property is managed by Highwoods Realty
Limited Partnership. The State Street Building Property is managed by Nordblom
Management Company, Inc. The Harcourt Building Property is managed by
Carramerica Real Estate Services, LLC. The Continental Casualty Building
Property is managed by PM Realty Group, L.P. Each management agreement is subordinate to the Wells REF Portfolio Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.
However, the Wells REF Portfolio Property also secures, on a pari passu basis, the Wells REF Portfolio Companion Loans. Various matters regarding the respective rights and obligations of the trust, as the holder of the Wells REF
Portfolio Loan, and the holders of the Wells REF Portfolio Companion Loans are governed by an intercreditor agreement that is described in this prospectus supplement under "Description of the Mortgage Pool--The Wells REF Portfolio Pari
Passu Loan".

         SUBSTITUTION/RELEASE OF PARCELS. From and after 2 years after the REMIC
"start-up" day, the Wells REF Portfolio Borrower may substitute one or more properties of like kind and quality for one or more of the current Wells REF
Portfolio Properties that, in the aggregate, represent less than 30% of the principal amount of the Well REF Portfolio Loan. The Wells REF Portfolio
Borrower must satisfy certain conditions to substitute, including but not limited to:

         (i)   The appraised value of the replacement property may be no less than the value of the released property as of the loan closing date;

         (ii)  The debt service coverage ratio for the replacement property must be equal to the greater of (a) 1.65x and (b) the debt service coverage ratio immediately prior to the substitution;

         (iii) Rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the substitution;

         (iv)  Acceptable environmental, engineering and, if applicable, seismic reports, together with acceptable reserves based on the findings in such reports; and

Any property (except Independence Square One Property or Independence Square Two
Property) may also be released through a partial defeasance of the Wells REF
Portfolio Loan in an amount equal to 120% of the allocated loan amount of the
Wells REF Portfolio Property to be released provided (a) no event of default is then occurring and (b) the debt service coverage ratio immediately following the release must be at least equal to the greater of the debt service coverage ratio immediately prior to release and 1.65x.

         Certain additional information regarding the Wells REF Portfolio Loan and the Wells REF Portfolio Property is set forth on Appendix II hereto.

                                     III-4

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NOS. 1-9 - WELLS REF PORTFOLIO
--------------------------------------------------------------------------------

                      [WELLS REF PORTFOLIO PHOTOS OMITTED]

                                     III-5

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NOS. 1-9 - WELLS REF PORTFOLIO
--------------------------------------------------------------------------------

                        [WELLS REF PORTFOLIO MAP OMITTED]

                                     III-6

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 10 - WAIKELE CENTER
--------------------------------------------------------------------------------
------------------------------------------------------------------
                        LOAN INFORMATION
------------------------------------------------------------------
ORIGINAL BALANCE(1):            $77,385,000

CUT-OFF DATE BALANCE(1):        $77,385,000

SHADOW RATING (FITCH / S&P):    NAP

FIRST PAYMENT DATE:             December 1, 2004

INTEREST RATE:                  5.1452%

AMORTIZATION:                   Interest Only

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  November 1, 2014

EXPECTED MATURITY BALANCE:      $77,385,000

SPONSOR:                        Ernest Rady & the GE Pension
                                Trust

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Lockout through November 1, 2008
                                with U.S. Treasury defeasance
                                thereafter.  Prepayable without
                                penalty from and after November
                                1, 2014.

LOAN PER SF(1):                 $269.83

UP-FRONT RESERVES:              RE Tax:           $309,312

                                Cap Ex:           $52,133

ONGOING RESERVES(2):            RE Tax:           $103,104 /
                                                  month

                                Insurance:        Springing

                                Cap Ex:           Springing

LOCKBOX:                        Hard
------------------------------------------------------------------

------------------------------------------------------------------
                        PROPERTY INFORMATION
------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:    Single Asset

PROPERTY TYPE:               Retail

PROPERTY SUB-TYPE:           Anchored

LOCATION:                    Waipahu, HI

YEAR BUILT / RENOVATED:      1993 / NAP

OCCUPANCY(3):                100.0%

SQUARE FOOTAGE:              521,438

THE COLLATERAL:              Multi-tenant, anchored retail
                             shopping center

OWNERSHIP INTEREST:          Fee

MAJOR TENANTS                 % NRSF   RENT PSF  LEASE EXPIRATION
-------------                 ------   --------  ----------------

Lowe's                         29.7%    $24.57      5/31/2018

K-Mart                         22.9%    $28.88      6/30/2018

The Sports Authority           9.6%     $23.47      7/31/2008

PROPERTY MANAGEMENT:         American Assets, Inc.

U/W NET OP. INCOME:          $14,142,468

U/W NET CASH FLOW:           $13,812,478

APPRAISED VALUE:             $201,000,000

CUT-OFF DATE LTV(1):         70.0%

MATURITY DATE LTV(1):        70.0%

DSCR(1):                     1.88x
------------------------------------------------------------------

(1)  The subject $77,385,000 loan represents a 55.0% pari passu portion of the
     $140,700,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $140,700,000 financing.

(2)  Insurance reserves spring if the borrower fails to provide evidence of payment. Cap Ex reserve springs if the borrower draws on any part of the property's up-front Cap Ex reserves.

(3)  Occupancy is based on the rent roll dated October 1, 2004.

THE WAIKELE CENTER LOAN

     THE LOAN. The second largest loan (the "Waikele Center Loan") is evidenced by four (4) pari passu promissory notes and is secured by a single first priority mortgage on the Waikele Center retail property located in Waipahu,
Honolulu County, Hawaii (the "Waikele Center Property"). The Waikele Center Loan
was co-originated on November 3, 2004 by Bear Stearns Commercial Mortgage, Inc.
and Wells Fargo Bank N.A., with each originator retaining a 50% pari passu portion of the original whole loan. The original whole loan was split into eight pari passu notes. Notes A-1, A-2, A-3 and A-4 will be included in the trust.
Notes A-1 and A-3 were contributed by Bear Stearns Commercial Mortgage, Inc. and
Notes A-2 and A-4 will be contributed by Wells Fargo Bank, N.A.

                                     III-7

       THE BORROWER. The borrowers are Waikele Reserve West Holdings, LLC and
Waikele Venture Holdings, LLC, two Delaware limited liability corporations
(collectively the "Waikele Center Borrowers") that own no material assets other than the Waikele Center Property. The Waikele Center Borrowers hold title as tenants in common. The Waikele Venture Holdings, LLC borrower executed Notes
A-1, A-2, A-5, and A-6 and the Waikele Reserve West Holdings, LLC borrower executed Notes A-3, A-4, A-7, and A-8. Each Waikele Center Borrower is severally obligated for the portion of the debt evidenced by its respective promissory notes and is jointly and severally liable under each other loan document executed in connection with the Waikele Center Loan. The sponsors of the Waikele
Center Loan are the GE Pension Trust (approximately 75%) and the Ernest Rady
Trust (approximately 25%). Waikele Reserve West Holdings, LLC is indirectly wholly owned by the Ernest Rady Trust, while Waikele Venture Holdings, LLC is indirectly owned by the General Electric Pension Trust and the Ernest Rady
Trust. Ernest Rady, through the Ernest Rady Trust and his operating company
American Assets, Inc. ("AAI"), controls a diverse group of entities doing business in the insurance, banking, real estate and broadcasting industries. As of June 30, 2004, AAI's balance sheet reported total assets of approximately
$616 million and a net worth of $505 million. The GE Pension Trust had total assets valued at approximately $44 billion as of year end 2003.

        THE PROPERTY. The Waikele Center Property is a 521,438 square foot, community shopping center located just outside of Honolulu in Waipahu, Hawaii.
The property is located along Interstate H-1, the main east/west vehicular artery on the island with traffic counts of approximately 145,000 vehicles per day. The Waikele Center Property is part of a 32,000-acre master-planned community called Ewa Plain. Over the last 10 years, Ewa Plain has attracted over
$3 billion of capital investment, and since 2000, over 8,100 residential units have been constructed with an additional 9,700 units planned over the next 3 years. The Waikele Center Property is situated directly across Lumaina Street from the Simon-owned Chelsea Premium Outlets. Major tenants at the Waikele
Center Property consist of Lowe's, K-Mart, The Sports Authority, and Ashley
Furniture. Other major tenants at the center include Comp USA, Office Max,
Borders, Inc., and Old Navy. Average year-end 2003 sales at the Waikele Center
Property for reporting tenants were approximately $497/SF for in-line tenants and $253/SF for anchors. Investment grade rated tenants occupy approximately 34%
of the property's total NRA. The Waikele Center Property is currently 100%
leased by approximately 31 tenants and has been at or near 100% since 1998.

------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                                        AVERAGE BASE      % OF TOTAL    CUMULATIVE %   % OF TOTAL BASE     CUMULATIVE % OF
                          # OF          RENT PER SF      SQUARE FEET    OF SF ROLLING  RENTAL REVENUES    TOTAL BASE RENTAL
          YEAR            LEASES          ROLLING          ROLLING                         ROLLING         REVENUES ROLLING
                           ROLLING
------------------------- ----------- ----------------- --------------- -------------- ----------------- ---------------------

         Vacant               0            $0.00              0%             0%               0%                  0%
------------------------- ----------- ----------------- --------------- -------------- ----------------- ---------------------
       2005 & MTM             4            $41.87             2%             2%               3%                  3%
------------------------- ----------- ----------------- --------------- -------------- ----------------- ---------------------
          2006                2            $37.63             1%             3%               1%                  4%
------------------------- ----------- ----------------- --------------- -------------- ----------------- ---------------------
          2007                0            $0.00              0%             3%               0%                  4%
------------------------- ----------- ----------------- --------------- -------------- ----------------- ---------------------
          2008                4            $27.81            15%             18%             14%                 18%
------------------------- ----------- ----------------- --------------- -------------- ----------------- ---------------------
          2009                6            $24.49             6%             23%              5%                 23%
------------------------- ----------- ----------------- --------------- -------------- ----------------- ---------------------
          2010                1            $36.00             1%             24%              1%                 24%
------------------------- ----------- ----------------- --------------- -------------- ----------------- ---------------------
          2011                0            $0.00              0%             24%              0%                 24%
------------------------- ----------- ----------------- --------------- -------------- ----------------- ---------------------
          2012                0            $0.00              0%             24%              0%                 24%
------------------------- ----------- ----------------- --------------- -------------- ----------------- ---------------------
          2013                3            $52.76             2%             27%              4%                 28%
------------------------- ----------- ----------------- --------------- -------------- ----------------- ---------------------
          2014                6            $33.39            19%             46%             22%                 51%
------------------------- ----------- ----------------- --------------- -------------- ----------------- ---------------------
     2015 & Beyond            7            $26.51            54%            100%             49%                 100%
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Waikele Center Property is managed by American
Assets, Inc., which is affiliated with the Waikele Center Borrowers. American
Assets, Inc. has been a developer and acquirer of commercial real estate assets for the past 36 years. Its current asset holdings are valued in excess of $950 million and are comprised of apartment communities, office/mixed-use properties and both neighborhood and community oriented shopping centers.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS.  Not allowed.

     Certain additional information regarding the Waikele Center Loan and the
Waikele Center Property is set forth on Appendix II hereto.

                                     III-8

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 10 - WAIKELE CENTER
--------------------------------------------------------------------------------

                         [WAIKELE CENTER PHOTOS OMITTED]

                                     III-9

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 10 - WAIKELE CENTER
--------------------------------------------------------------------------------

                          [WAIKELE CENTER MAP OMITTED]

                                     III-10

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 11 - COVENTRY MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------
                      LOAN INFORMATION
------------------------------------------------------------------
ORIGINAL BALANCE(1):           $76,500,000

CUT-OFF DATE BALANCE:          $76,500,000

SHADOW RATING (FITCH / S&P):   NAP

FIRST PAYMENT DATE(1):         October 1, 2004

INTEREST RATE:                 6.018%

AMORTIZATION:                  Interest only through August 1,
                               2006, thereafter monthly principal
                               and interest payments in the amount
                               of $459,542 beginning September 1,
                               2006 through maturity.

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 July 1, 2014

EXPECTED MATURITY BALANCE:     $68,054,144

SPONSOR:                       Keith Stoltz

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout through the earlier of
                               August 1, 2008 or 2 years after
                               the REMIC "start-up" date.  In
                               connection with any voluntary
                               prepayment, the borrower must pay
                               a premium equal to the greater of
                               a yield maintenance premium and
                               1% of the principal balance
                               thereafter.  Prepayable without
                               penalty from and after June 1,
                               2014.

LOAN PER SF:                   $95.16

UP-FRONT RESERVES(2):          RE Tax:             $878,260

                               Insurance:          $103,743

                               Cap Ex:             $10,043

                               Deferred
                               Maintenance:        $47,500

                               TI/LC:              $43,333

                               Tenant Escrows:     $8,478,645

ONGOING RESERVES:              RE Tax:             $114,206 /
                                                   month
                               Insurance:          $12,968 /
                                                   month
                               Cap Ex:             $10,043 /
                                                   month
                               TI/LC:              $43,333 /
                                                   month
LOCKBOX:                       Hard
------------------------------------------------------------------

------------------------------------------------------------------
                       PROPERTY INFORMATION
------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:    Single Asset

PROPERTY TYPE:               Retail

PROPERTY SUB-TYPE:           Anchored

LOCATION:                    Pottstown, PA

YEAR BUILT / RENOVATED:      1966 / 1992

OCCUPANCY(3):                99.1%

SQUARE FOOTAGE:              803,898

THE COLLATERAL:              Multi-tenant, grocery-anchored retail
                             center

OWNERSHIP INTEREST:          Fee

MAJOR TENANTS                % NRSF   RENT PSF   LEASE EXPIRATION
-------------                ------   --------   ----------------

Boscov's Department Store     23.7%    $2.79       9/14/2014
LLC

Sears Roebuck and Co.         15.1%    $2.77      12/11/2012

Kohl's Department Stores,     12.2%    $5.18       1/31/2026
Inc.

PROPERTY MANAGEMENT:         Stoltz Management of Delaware, Inc

U/W NET OP. INCOME:          $8,495,469

U/W NET CASH FLOW:           $8,016,807

APPRAISED VALUE:             $112,500,000

CUT-OFF DATE LTV:            68.0%

MATURITY DATE LTV:           60.5%

DSCR(4):                     1.72x
------------------------------------------------------------------

(1)  The Coventry Mall Loan was closed on June 9, 2004 with a first payment date of August 1, 2004 and amended and resized on August 5, 2004.

(2)  Tenant Escrows are comprised of approximately two years of rent and reimbursements for Kohl's ($1,179,732) and Dick's ($1,397,702), TI reserves for Kohl's ($1,000,000) and Dick's ($4,401,211), and a Sears Roebuck and
     Co. miscellaneous escrow ($500,000).

(3)  Occupancy is based on the rent roll dated October 20, 2004.

(4)  The DSCR is based on the interest only period. The DSCR, after the interest only period, would be 1.45x based on the principal and interest payments commencing September 1, 2006.

                                     III-11

THE COVENTRY MALL LOAN

       THE LOAN. The third largest loan (the "Coventry Mall Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Coventry
Mall retail property located in Pottstown, Chester County, Pennsylvania (the
"Coventry Mall Property"). The Coventry Mall Loan was originated on June 9, 2004 by Bear Stearns Commercial Mortgage, Inc. and amended and resized on August 5,
2004.

       THE BORROWER. The borrower is Coventry Retail LP, a Delaware limited partnership (the "Coventry Mall Borrower") that owns no material assets other than the Coventry Mall Property. The borrower is comprised of the City of Los
Angeles Fire & Police Pension System (62.50%), Stoltz Real Estate Fund I, LP
(18.65%) and a group of individual investors (18.75%). Coventry Retail GP, LLC
(0.10%) is the general partner and is wholly owned by Stoltz Real Estate Fund I,
LP. Stoltz Real Estate Fund I, LP is comprised of approximately 43 individuals/entities and has a total capital commitment of approximately $45.3 million. As of June 30, 2003, the City of Los Angeles Fire & Police Pension
System had reported net assets of approximately $10.2 billion. Keith Stoltz is
Chief Executive Officer and President of Stoltz Management, Stoltz Realty and
its affiliates. Mr. Stoltz has over 20 years of experience in all facets of the real estate industry - development, construction, acquisitions, joint ventures, dispositions, financing, and leasing.

        THE PROPERTY. The Coventry Mall Property is a 803,898 square foot, 96 tenant, anchored shopping center located in Pottstown, Chester County,
Pennsylvania, approximately 40 miles east of the Philadelphia CBD. The Coventry
Mall Property is situated at the intersection of Route 724 and Route 100, a major north/south artery. Major tenants at the Coventry Mall Property include
Boscov's Department Store, Sears, Kohl's (currently under construction), Dick's
Sporting Goods, Super Fresh grocer, Ross Dress for Less, and a stand alone, 8 screen, Carmike theater. Other major tenants at the center include CVS, Dress
Barn, GAP, and Foot Locker. Mall shop sales for the trailing 12 months ending
March 2004 were approximately $300 per square foot, reflecting an average occupancy cost of approximately 10.6%. Additionally, investment grade rated tenants occupy approximately 35% of the Coventry Mall Property total net rentable area. Current overall occupancy of the Coventry Mall Property is approximately 99%.

------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE      % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE    CUMULATIVE % OF
          YEAR              LEASES       RENT PER SF      SQUARE FEET    OF SF ROLLING   RENTAL REVENUES   TOTAL BASE RENTAL
                            ROLLING        ROLLING          ROLLING                          ROLLING        REVENUES ROLLING
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

         Vacant                0            $0.00              1%             1%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
       2004 & MTM             12            $21.74             3%             4%               7%                  7%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2005                12            $17.74             6%             10%              9%                 16%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                 9            $37.51             1%             11%              5%                 21%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                 8            $27.05             2%             13%              5%                 26%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                11            $15.61             4%             18%              7%                 33%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                16            $23.46             6%             24%              14%                46%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                 4            $15.74             2%             26%              3%                 49%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                 8            $24.57             2%             28%              4%                 53%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                12            $7.90             24%             51%              18%                71%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2013                 6            $18.01             3%             55%              6%                 76%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2014                 3            $4.17             28%             82%              11%                87%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2015 & Beyond             2            $7.63             18%            100%              13%                100%
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Coventry Mall Property is managed by Stoltz
Management of Delaware, Inc., which is affiliated with the Coventry Mall
Borrower. As of June 30, 2004, Stoltz Management had a portfolio comprised of approximately 72 office, retail, and industrial properties totaling approximately 8.0 million square feet in addition to 590 apartment units located in 14 states.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS.  Not allowed.

     Certain additional information regarding the Coventry Mall Loan and the
Coventry Mall Property is set forth on Appendix II hereto.

                                     III-12

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 11 - COVENTRY MALL
--------------------------------------------------------------------------------

                         [COVENTRY MALL PHOTOS OMITTED]

                                     III-13

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 11 - COVENTRY MALL
--------------------------------------------------------------------------------

                           [COVENTRY MALL MAP OMITTED]

                                     III-14

--------------------------------------------------------------------------------
          MORTGAGE LOAN NO. 12 - ALHAMBRA OFFICE COMPLEX
--------------------------------------------------------------------------------
------------------------------------------------------------------
                       LOAN INFORMATION
------------------------------------------------------------------
ORIGINAL BALANCE:              $50,000,000

CUT-OFF DATE BALANCE:          $50,000,000

SHADOW RATING (FITCH / S&P):   NAP

FIRST PAYMENT DATE:            November 8, 2004

INTEREST RATE:                 5.060%

AMORTIZATION:                  Interest Only

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 October 8, 2011

EXPECTED MATURITY BALANCE:     $50,000,000

SPONSOR:                       Crescent Real Estate Equities
                               Company

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until earlier of November
                               8, 2007 or 2 years after the REMIC
                               "start-up" date, with U.S.
                               Treasury defeasance thereafter.
                               Prepayable without penalty from and
                               after October 8, 2011.

LOAN PER SF:                   $157.45

UP-FRONT RESERVES:             None

ONGOING RESERVES(1):           TI/LC:                Springing

                               RE Tax:               Springing

                               Insurance:            Springing

                               Cap Ex:               Springing

LOCKBOX(2):                    Hard
------------------------------------------------------------------

------------------------------------------------------------------
                      PROPERTY INFORMATION
------------------------------------------------------------------
SINGLE ASSET /          Single Asset
PORTFOLIO:

PROPERTY TYPE:          Office

PROPERTY SUB-TYPE:      Suburban

LOCATION:               Coral Gables, FL

YEAR BUILT /            1961 and 1987 / 1987
RENOVATED:

OCCUPANCY(3):           86.6%

SQUARE FOOTAGE:         317,566

THE COLLATERAL:         Two class A office buildings in
                        mixed-use complex

OWNERSHIP INTEREST:     Fee

MAJOR TENANTS           % NRSF      RENT PSF    LEASE EXPIRATION
-------------           ------      --------    ----------------
Buena Vista             12.9%        $30.42        6/30/2009
International(4)

Restaurant Services(5)  6.9%         $26.86        5/31/2007

Morgan Stanley Dean     5.2%         $30.75       10/31/2010
Witter

PROPERTY MANAGEMENT:    Crescent Real Estate Equities Limited
                        Partnership

U/W NET OP. INCOME:     $5,110,481

U/W NET CASH FLOW:      $4,653,802

APPRAISED VALUE:        $74,000,000

CUT-OFF DATE LTV:       67.6%

MATURITY DATE LTV:      67.6%

DSCR:                   1.81x
------------------------------------------------------------------

(1)  Upon the occurrence and continuance of a cash management period (see footnote 2), Borrower is required to deposit monthly (a) 1/12 of annual real estate taxes and insurance premiums into a tax and insurance reserve;
     (b) 1/12 of $1.50/sf into a tenant improvement and leasing commissions reserve; and (c) 1/12 of $0.20 /sf into a capital expenditures
     (replacements) reserve. The Borrower may substitute letters of credit for the foregoing reserve deposits.

(2)  Prior to the occurrence of a cash management period, funds in the lockbox account will be swept daily and remitted to the Borrower. During a cash management period, funds will be applied to fund debt service and the reserve accounts described above, and, if no event of default exists, the excess remaining will be paid to Borrower. A cash management period will exist if any of the following trigger conditions occur: (a) the occurrence and continuance of a loan default, and terminating upon the cure of such default; or (b) the net operating income for any 12-month period ending on the last day of a fiscal quarter is less than $4,530,000, and terminating at such time as the Alhambra Office Complex Property achieves a 12-month trailing net operating income of $4,810,000 or greater for two consecutive fiscal quarters. The lockbox will be in place until the loan has been paid in full.

(3)  Occupancy is based on the rent roll dated October 1, 2004.

(4)  Tenant has the right to terminate the Lease with respect to 28,840 sf effective as of July 1, 2006 by delivering written notice to Landlord together with a $1,000,000.00 cancellation fee by May 1, 2005. Tenant may terminate the Lease with respect to 12,012 sf effective as of July 1, 2006 by delivering written notice to Landlord together with a $374,117.60 cancellation fee by May 1, 2005. In the event such cancellation would result in the occurrence of a cash management period, such cancellation fee will be held in reserve to cover the costs of re-leasing such space.

(5)  Tenant has the right to terminate the Lease as of August 31, 2005 by delivering written notice to Landlord together with a $284,967.89 cancellation fee by March 1, 2005. In the event such cancellation would result in the occurrence of a cash management period, such cancellation fee will be held in reserve to cover the costs of re-leasing such space.

THE ALHAMBRA OFFICE COMPLEX LOAN

         THE LOAN. The fourth largest loan (the "Alhambra Office Complex Loan")
as evidenced by the Promissory Note (the "Alhambra Office Complex Note") is
secured by a first priority fee Amended and Restated Mortgage and Security
Agreement (the "Alhambra Office Complex Mortgage") encumbering the 317,566 square foot office complex known as the Alhambra Office Complex, located in
Coral Gables, Florida (the "Alhambra Office Complex Property"). The Alhambra
Office Complex Loan was originated on October 8, 2004 by Morgan Stanley Mortgage
Capital Inc.

                                     III-15

         THE BORROWER. The borrower is Crescent Alhambra, LLC, a Delaware limited liability company (the "Alhambra Office Complex Borrower") that owns no material asset other than the Alhambra Office Complex Property and related interests. Upon completion of a tax deferred exchange, which the loan documents require to be completed by February 2, 2005, the Alhambra Office Complex
Borrower will be a majority owned subsidiary of Crescent Real Estate Equities
Company (NYSE: CEI), the sponsor of the Alhambra Office Complex Loan. Crescent
Real Estate Equities Company is a publicly traded real estate investment trust, based in Texas, that was established in 1994. It owns and manages a portfolio of
75 office buildings with more than 30,000,000 square feet of rentable space.

         THE PROPERTY. The Alhambra Office Complex Property is located in the financial district of Coral Gables, Florida, approximately four miles southeast of Miami International Airport. The properties are situated over an entire city block, one block north of Miracle Mile, a dining and retail destination in South
Florida. It consists of two office buildings within a complex that is structured as a condominium, including a Hyatt Regency Hotel, which is not owned by the
Alhambra Office Complex Borrower and is not part of the collateral for the
Alhambra Office Complex Loan. The included office buildings are Alhambra Plaza, built in 1987, which is a 14-story building with 225,083 rentable square feet, and Alhambra West, built in 1961 and extensively renovated in 1987, which is a
7-story building with 92,483 rentable square feet. The properties share a four-story structured parking facility containing approximately 1,043 spaces serving the development, of which 655 are allocated solely to the Alhambra
Office Complex Property.

------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                                         AVERAGE BASE      % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE    CUMULATIVE % OF
                             # OF        RENT PER SF      SQUARE FEET    OF SF ROLLING   RENTAL REVENUES   TOTAL BASE RENTAL
          YEAR              LEASES         ROLLING          ROLLING                          ROLLING        REVENUES ROLLING
                            ROLLING
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

         Vacant               12            $0.00              13%            13%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
       2004 & MTM              3            $33.42              4%            18%               6%                  6%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2005                10            $27.49             11%            29%              12%                 18%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                 3            $28.65              6%            35%               7%                 25%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                12            $27.56             13%            48%              15%                 40%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                 9            $29.65             15%            64%              18%                 58%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                11            $29.62             20%            84%              24%                 83%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                 5            $27.41             15%            99%              16%                 99%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                 0            $0.00               0%            99%               0%                 99%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                 0            $0.00               0%            99%               0%                 99%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2013                 1            $26.97              1%           100%               1%                100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2014                 0            $0.00               0%           100%               0%                100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2015 & Beyond             0            $0.00               0%           100%               0%                100%
------------------------------------------------------------------------------------------------------------------------------

         PROPERTY  MANAGEMENT.  The  Alhambra  Office  Complex  Property is
managed by Crescent  Real Estate  Equities  Limited Partnership,  which is an affiliate of the Alhambra  Office Complex  Borrower.  The management  agreement is subordinate to the Alhambra Office Complex Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed, except for financing leases and purchase money debt in connection with equipment and other personal property, up to a maximum of $500,000 outstanding at any time.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Alhambra Office Complex
Loan and the Alhambra Office Complex Property is set forth on Appendix II hereto.

                                     III-16

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 12 - ALHAMBRA OFFICE COMPLEX
--------------------------------------------------------------------------------

                    [ALHAMBRA OFFICE COMPLEX PHOTOS OMITTED]

                                     III-17

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 12 - ALHAMBRA OFFICE COMPLEX
--------------------------------------------------------------------------------

                      [ALHAMBRA OFFICE COMPLEX MAP OMITTED]

                                     III-18

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 13 - TRAVIS TOWER
--------------------------------------------------------------------------------
------------------------------------------------------------------
                     LOAN INFORMATION
------------------------------------------------------------------
ORIGINAL BALANCE:               $37,750,000

CUT-OFF DATE BALANCE:           $37,635,362

SHADOW RATING (FITCH / S&P):    BBB+ / BBB+

FIRST PAYMENT DATE:             November 1, 2004

INTEREST RATE:                  5.434%

AMORTIZATION:                   360 months

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  October 1, 2014

EXPECTED MATURITY BALANCE:      $31,535,839

SPONSOR:                        Robert Behringer

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Lockout through November 1, 2007
                                with U.S. Treasury defeasance
                                thereafter. Prepayable without
                                penalty from and after July 1,
                                2014.

LOAN PER SF:                    $74.20

UP-FRONT RESERVES(1):           RE Tax:             $782,507

                                Insurance:          $75,042

                                Deferred
                                Maintenance:        $56,250

                                Cap Ex:             $8,454

                                TI/LC:               $4,250,000

ONGOING RESERVES(2):            RE Tax:             $86,495 /
                                                    month

                                Insurance:          $8,338 /
                                                    month

                                Cap Ex:             $8,454 /
                                                    month

                                TI/LC:              $46,498 /
                                                    month
LOCKBOX:                        Hard
------------------------------------------------------------------

------------------------------------------------------------------
                       PROPERTY INFORMATION
------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:   Single Asset

PROPERTY TYPE:              Office

PROPERTY SUB-TYPE:          Urban

LOCATION:                   Houston, TX

YEAR BUILT / RENOVATED:     1955 / 1999

OCCUPANCY(3):               84.5%

SQUARE FOOTAGE:             507,247

THE COLLATERAL:             21-story, multi-tenant office
                            building with 10-story, 944 space
                            parking garage

OWNERSHIP INTEREST:         Fee

MAJOR TENANTS               NRSF      RENT PSF   LEASE EXPIRATION
-------------               -----     --------   ----------------

Centerpoint Energy          55.2%     $17.44        9/6/2008

Linebarger Googan Blair     10.1%     $18.75       1/11/2010
Pena

Edge Petroleum              6.7%      $17.60       7/31/2013

PROPERTY MANAGEMENT:        Behringer Harvard TIC Management
                            Services LP

U/W NET OP. INCOME:         $5,125,386

U/W NET CASH FLOW:          $4,464,993

APPRAISED VALUE:            $53,250,000

CUT-OFF DATE LTV:           70.7%

MATURITY DATE LTV:          59.2%

DSCR:                       1.75x
------------------------------------------------------------------

(1)  The borrower deposited $4,250,000 into a rollover reserve associated with the Centerpoint Energy lease.

(2)  In addition to the upfront reserve associated with the Centerpoint Energy lease, the borrower is required to make ongoing monthly escrows in the amount of $1.00 PSF for calendar year 2004, $1.10 PSF for calendar year
     2005, $1.75 PSF for calendar years 2006 and 2007, $0.40 PSF for calendar year 2008, and $1.10 for calendar year 2009. There will be no escrow in calendar year 2010 and thereafter the reserve shall be $1.00 PSF annually.

(3)  Occupancy is based on the rent roll dated August 1, 2004.

THE TRAVIS TOWER LOAN

     THE LOAN. The fifth largest loan (the "Travis Tower Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Travis
Tower office property and parking garage located in Houston, Texas (the "Travis
Tower Property"). The Travis Tower Loan was originated on October 1, 2004 by
Bear Stearns Commercial Mortgage, Inc.

                                     III-19

       THE BORROWER. The borrower consists of Behringer Harvard Travis Tower H
LP, a Delaware limited partnership and 20 other limited partnerships as tenants in common (collectively, the "Travis Tower Borrower"). The tenants in common own no material assets other than the Travis Tower Property. The borrower is comprised of Behringer Harvard REIT I, Inc, which indirectly owns approximately
60% of the property and 20 TIC Investors which own approximately 40%. Behringer
Harvard REIT I, Inc., is a private real estate investment trust (REIT) formed in
2002. As of September 30, 2004 Behringer Harvard REIT I, Inc. listed cash and cash equivalents of approximately $16 million and total stockholders equity of over $67 million.

     THE PROPERTY. The Travis Tower Property is a 507,247 square foot, multi-tenant, class B+ office building located in downtown Houston, Texas within the CBD submarket proximate to the "Main Street - Light Rail Corridor". The
Travis Tower Property is situated at 1301 Travis Street and has frontage along both Polk and Main Street. The Travis Tower Property's largest tenant is
Centerpoint Energy which occupies approximately 280,168 square feet and is rated
BBB/Baa2/BBB by S&P/Moody's/Fitch respectively. Approximately 69% of the Travis
Tower Property total in place base rent is derived from investment grade rated tenants. The Travis Tower Property was extensively renovated between 1998 and
2000 at a cost of approximately $27.5 million, including a complete interior renovation, new mechanical and life safety systems, and construction of a
10-story, 944 space parking garage.

------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                                         AVERAGE BASE      % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE    CUMULATIVE % OF
                             # OF        RENT PER SF      SQUARE FEET    OF SF ROLLING   RENTAL REVENUES   TOTAL BASE RENTAL
          YEAR              LEASES         ROLLING          ROLLING                          ROLLING        REVENUES ROLLING
                            ROLLING
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

         Vacant                0             $0.00            15%             15%              0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
       2004 & MTM              6            $13.87             2%             17%              0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2005                 4          $18.25(1)            1%             18%              1%                  2%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                 3          $21.50(1)            1%             19%              2%                  3%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                 1            $18.75             4%             23%              5%                  9%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                 4            $17.45            56%             79%             66%                 74%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                 1           $0.00(1)            0%             79%              0%                 75%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                 4            $18.32            11%             90%             13%                 88%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                 1            $20.91             3%             93%              4%                 91%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                 0             $0.00             0%             93%              0%                 91%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2013                 3            $17.60             7%             99%              8%                 99%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2014                 1            $14.00             1%            100%              1%                100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2015 & Beyond             0            $0.00              0%            100%              0%                100%
------------------------------------------------------------------------------------------------------------------------------

(1)  Excludes certain leases that pay minimal rent and have no square footage attributed to them.

     PROPERTY MANAGEMENT. The Travis Tower Property is managed by Behringer
Harvard TIC Management Services LP, an affiliate of the Travis Tower Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS.  Not allowed.

     Certain additional information regarding the Travis Tower Loan and the
Travis Tower Property is set forth on Appendix II hereto.

                                     III-20

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 13 - TRAVIS TOWER
--------------------------------------------------------------------------------

                          [TRAVIS TOWER PHOTOS OMITTED]

                                     III-21

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 13 - TRAVIS TOWER
--------------------------------------------------------------------------------

                           [TRAVIS TOWER MAP OMITTED]

                                     III-22

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 14 - TOWERS CRESCENT
--------------------------------------------------------------------------------

------------------------------------------------------------------
                         LOAN INFORMATION
------------------------------------------------------------------
ORIGINAL BALANCE:              $37,000,000

CUT-OFF DATE BALANCE:          $37,000,000

SHADOW RATING (FITCH / S&P):   AA+ / AA

FIRST PAYMENT DATE:            August 8, 2004

INTEREST RATE:                 5.815%

AMORTIZATION:                  Interest only through July 8, 2007,
                               thereafter monthly principal and
                               interest payments in the amount of
                               $217,452 beginning August 8, 2007
                               through maturity.

CALCULATED BALLOON             $33,375,637

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 July 8, 2014

EXPECTED MATURITY BALANCE:     $33,375,637

SPONSOR:                       General Motors Hourly Rate
                               Employees Pension Trust

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of June
                               22, 2008 or 2 years after the
                               REMIC "start-up" date, with U.S.
                               Treasury defeasance thereafter.
                               Prepayable without penalty from
                               and after April 8, 2014.

LOAN PER SF:                   $128.36

UP-FRONT RESERVES:             None

ONGOING RESERVES(1):           Cap Ex:               Springing

                               RE Tax:               Springing

                               Insurance:            Springing

                               TI/LC:                Springing

                               Vacant Space:         Springing

                               IBM Rollover:         Springing

LOCKBOX(2):                    Springing
------------------------------------------------------------------

------------------------------------------------------------------
                      PROPERTY INFORMATION
------------------------------------------------------------------
SINGLE ASSET /          Single Asset
PORTFOLIO:

PROPERTY TYPE:          Office

PROPERTY SUB-TYPE:      Suburban

LOCATION:               Vienna, VA

YEAR BUILT /            2001-2002 / NAP
RENOVATED:

OCCUPANCY(3):           75.2%

SQUARE FOOTAGE:         288,248

THE COLLATERAL:         Two Class A office
                        buildings

OWNERSHIP INTEREST:     Fee

MAJOR TENANTS               % NRSF    RENT PSF   LEASE EXPIRATION
-------------               ------    --------   ----------------

IBM                          31.3%     $29.87       3/31/2008

Venable, Baetjer & Howard    17.2%     $42.41        1/8/2012

Targus Information Systems    6.7%     $40.78       1/31/2012

PROPERTY MANAGEMENT:    Quadrangle Development Corp.

U/W NET OP. INCOME:     $6,053,726

U/W NET CASH FLOW(4):   $5,630,549

APPRAISED VALUE:        $81,300,000

CUT-OFF DATE LTV:       45.5%

MATURITY DATE LTV:      41.1%

DSCR(5):                2.58x
------------------------------------------------------------------

(1)  Upon the occurrence and continuance of a lockbox trigger period (see
     Footnote 2), (a) the Borrower is required to deposit an amount equal to
     1/12 of the estimated taxes payable during the next ensuing 12 months into a reserve account monthly, (b) the Borrower is required to deposit an amount equal to 1/12 of the insurance premiums estimated to be required for renewal of the policies into a reserve account monthly, (c) the Borrower is required to deposit $6,005 for annual capital expenditures into a deposit account monthly, and (d) the Borrower is required to deposit $30,025 monthly into a TI/LC reserve monthly. However, during an IBM Trigger
     Period, the monthly TI/LC reserve deposit shall be $20,624. An "IBM Trigger
     Period" will occur if both (a) IBM has not renewed its lease for at least five years, and (b) the entire IBM space has not been fully leased to other tenants, on or before September 31, 2006. The IBM Trigger Period will end when (a) $2,700,000 (less certain IBM rollover credits) has been deposited in the IBM Rollover Reserve account, (b) IBM has renewed its lease or entered into a new lease for at least five years or (c) the IBM space has been fully leased to other tenants. During an IBM Trigger Period, the
     Borrower is required to deposit into an IBM Rollover Reserve account
     $150,000 monthly, to be used for tenant improvements and leasing commissions for the IBM space. 31.3% of the funds on deposit in the TI/LC reserve account on the date of commencement of the IBM Trigger Period will be credited to the IBM Rollover Reserve account. In the event the Borrower has not expended $3,400,000 on tenant improvements and leasing commissions by June 22, 2006, then (provided that the property is not both 90% occupied pursuant to market-term leases and the annual base rents from leases of space that was vacant as of the closing date total at least $1,000,000),
     Borrower is required to deposit into a separate vacant space tenant improvement and leasing commission reserve account the difference between
     $3,400,000 and the amount Borrower has actually paid for tenant improvements and leasing commissions for vacant space between the closing date and the date of establishment of the reserve account. The Borrower may substitute letters of credit for any reserve account deposits.

(2)  A lockbox will be established if any of the following trigger conditions occur: (a) the occurrence and continuance of an Event of Default; or (b) as of the end of any calendar quarter, the debt service coverage ratio is less than 1.20x. The Borrower may post a letter of credit as additional collateral for the purpose of meeting the debt service coverage test. The lockbox will be in place until the related Event of Default no longer exists or the related debt service coverage ratio event has not existed for a period of six consecutive months.

(3)  Occupancy is based on the rent roll dated September 20, 2004.

(4)  Underwritten net cash flow is based on accounting statements from 2003.

(5)  The DSCR is based on the interest only period. The DSCR, after the interest only period, would be 2.16x based on the principal and interest payments commencing August 8, 2007.

                                     III-23

THE TOWERS CRESCENT LOAN

         THE LOAN. The sixth largest loan (the "Towers Crescent Loan") as evidenced by the Promissory Note (the "Towers Crescent Note") is secured by a first priority fee Deed of Trust and Security Agreement (the "Towers Crescent
Mortgage") encumbering the 288,248 square foot suburban office buildings known as 8010 & 8020 Towers Crescent Drive, located in Vienna, Virginia (the "Towers
Crescent Property"). The Towers Crescent Loan was originated on June 22, 2004 by or on behalf of Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower is Towers Crescent, LLC, a Delaware limited liability company (the "Towers Crescent Borrower") that owns no material asset other than the Towers Crescent Property and related interests. The sole member of the Towers Crescent Borrower is Towers Crescent Holdings, LLC, also an SPE.
Towers Crescent Holdings, LLC is in turn 100% owned by JP Morgan Chase Bank as trustee for the General Motors Hourly Employees Pension Trust, the sponsor of the Towers Crescent Loan. The General Motors Hourly Employees Pension Trust is
administered through General Motors Asset Management, a major institutional owner of real estate.

         THE PROPERTY. The Towers Crescent Property is located in Vienna,
Virginia, at 8010 & 8020 Towers Crescent Drive, between Tyson's Corner Center, a super-regional mall, and Route 7, Leesburg Pike, in the Tyson's Corner office submarket. The Towers Crescent Property was originally constructed in 2001-2002.
It consists of a five-story 93,308 square foot building and a nine-story,
194,940 square foot building connected by a 3-level underground parking structure. The properties have a total of 255,876 square feet of office space
(88.8%) and 32,372 square feet of retail space (11.2%). The Towers Crescent
Property is situated on approximately 7.115 acres and includes 936 parking spaces. Of the 7.115 acres, a 5.2 acre parcel is considered excess and the
Towers Crescent Borrower reserves the right to release it from the mortgage lien. The conditions for the release of this property, known as the expansion property, are listed below.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE      % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF      SQUARE FEET    OF SF ROLLING   RENTAL REVENUES   TOTAL BASE RENTAL
         YEAR               ROLLING        ROLLING          ROLLING                          ROLLING        REVENUES ROLLING
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

         Vacant               10            $0.00              25%            25%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
       2005 & MTM              0            $0.00               0%            25%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                 0            $0.00               0%            25%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                 0            $0.00               0%            25%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                 2            $29.87             31%            56%              35%                 35%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                 1            $40.98              5%            61%               7%                 43%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                 2            $33.50              5%            66%               6%                 49%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                 1            $32.35              2%            68%               2%                 51%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                 3            $41.81             26%            94%              41%                 93%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2013                 1            $30.75              1%            95%               1%                 94%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2014                 1            $32.40              5%           100%               6%                100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2015 & Beyond             0            $0.00               0%           100%               0%                100%
------------------------------------------------------------------------------------------------------------------------------

         PROPERTY MANAGEMENT. The Towers Crescent Property is managed by
Quadrangle Development Corporation. The management agreement is subordinate to the Towers Crescent Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Towers Crescent Holdings,
LLC, as sole member of Borrower, is permitted to obtain mezzanine financing provided certain conditions are satisfied, including the following: (i)
origination of the mezzanine loan by a qualified transferee (as defined in the loan documents to include net worth tests); unless the Towers Crescent borrower delivers a rating agency confirmation relating to the mezzanine loan, the qualified transferee must at all times hold and own at least 51% of the mezzanine loan; (ii) the mezzanine lender must enter into an intercreditor agreement reasonably acceptable to the Towers Crescent lender, of the type customary in connection with mezzanine loans; (iii) any permitted mezzanine loan must have an interest rate yielding a weighted average debt service coverage constant of no greater than 8.5% for the mezzanine loan and the Towers Crescent
Loan on a combined basis; (iv) the loan-to-value ratio of the mezzanine loan and the Towers Crescent Loan on a combined basis cannot be greater than 55%; and (v)
the debt service coverage ratio of the Towers Crescent Loan immediately after the closing of the mezzanine loan shall not be less than 1.35x. The Towers
Crescent Borrower may furnish to the lender a letter of credit for up to
$3,700,000 to help meet the foregoing debt service coverage ratio and loan to value tests.

                                     III-24

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Towers
Crescent Borrower may incur indebtedness in the financing of equipment and other personal property used on the property, provided that such indebtedness shall not be more than 60 days past due, is incurred in the ordinary course of the business of operating the property and (together with trade payables and operational debt) is not in excess of $1,850,000 in the aggregate.

         RELEASE OF PARCELS. The Towers Crescent Borrower may obtain a release of the designated expansion property parcel, without any required prepayment of the Towers Crescent Loan, provided the Towers Crescent Borrower satisfies certain legal conditions.

         Certain additional information regarding the Towers Crescent Loan and the Towers Crescent Property is set forth on Appendix II hereto.

                                     III-25

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 14 - TOWERS CRESCENT
--------------------------------------------------------------------------------

                        [TOWERS CRESCENT PHOTOS OMITTED]

                                     III-26

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 14 - TOWERS CRESCENT
--------------------------------------------------------------------------------

                          [TOWERS CRESCENT MAP OMITTED]

                                     III-27

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 15 - SIMSBURY COMMONS
--------------------------------------------------------------------------------

------------------------------------------------------------------
                        LOAN INFORMATION
------------------------------------------------------------------
ORIGINAL BALANCE:               $33,300,000

CUT-OFF DATE BALANCE:           $33,300,000

SHADOW RATING (FITCH / S&P):    NAP

FIRST PAYMENT DATE:             November 1, 2004

INTEREST RATE:                  5.4225%

AMORTIZATION:                   Interest Only

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  October 1, 2014

EXPECTED MATURITY BALANCE:      $33,300,000

SPONSOR(S):                     JP Morgan Investment Management
                                and Edens & Avant

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Lockout through the earlier of
                                November 1, 2007 or 2 years after
                                the REMIC "start-up" date with
                                U.S. Treasury defeasance or the
                                payment of the greater of a yield
                                maintenance premium and 1% of
                                the principal balance thereafter.
                                Prepayable without penalty from
                                and after July 1, 2014.

LOAN PER SF:                    $129.83

UP-FRONT RESERVES:               Deferred            $43,676
                                 Maintenance:

ONGOING RESERVES(1):             RE Tax:              Springing

                                 Insurance:          Springing

                                 Cap Ex:             Springing

LOCKBOX:                         Hard
------------------------------------------------------------------

------------------------------------------------------------------
                       PROPERTY INFORMATION
------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:  Single Asset

PROPERTY TYPE:             Retail

PROPERTY SUB-TYPE:         Anchored

LOCATION:                  Simsbury, CT

YEAR BUILT / RENOVATED:    1970-1972 / 1993 , 1999

OCCUPANCY(2):              98.1%

SQUARE FOOTAGE:            256,498

THE COLLATERAL:            Multi-tenant, grocery-anchored
                           retail center

OWNERSHIP INTEREST:        Fee

MAJOR TENANTS              % NRSF    RENT PSF   LEASE EXPIRATION
-------------              ------    --------   ----------------

Super Stop & Shop           25.3%    $18.00        9/30/2013

Bob's Stores                14.6%    $10.59        1/31/2009

Bed Bath & Beyond           11.8%     $5.71       10/30/2007

PROPERTY MANAGEMENT:       Edens & Avant Realty, Inc.

U/W NET OP. INCOME:        $3,829,209

U/W NET CASH FLOW:         $3,711,990

APPRAISED VALUE:           $51,500,000

CUT-OFF DATE LTV:          64.7%

MATURITY DATE LTV:         64.7%

DSCR:                      2.03x
------------------------------------------------------------------

(1)  Tax and insurance reserves spring if the borrower fails to provide evidence of payment. Cap Ex reserve springs if the DSCR for the preceding 6 months is less than 1.15x.

(2)  Occupancy is based on the rent roll dated July 15, 2004.

THE SIMSBURY COMMONS LOAN

     THE LOAN. The seventh largest loan (the "Simsbury Commons Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Simsbury Commons retail property located in Simsbury, Connecticut (the
"Simsbury Commons Property"). The Simsbury Commons Loan was originated on
September 9, 2004 by Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The borrower is E&A/I&G Simsbury Commons Limited Partnership, a Delaware limited partnership (the "Simsbury Commons Borrower") that owns no material assets other than the Simsbury Commons Property. The sponsors are comprised of Edens and Avant (10%) and JP Morgan Investment Management (90%).
The Edens and Avant company was founded in 1967 and focuses primarily on grocery anchored retail centers. The company currently has 280 retail centers in 20 states and more than 300 employees. At the end of 2003, the Edens and Avant real estate portfolio was valued at $1.7 billion. The JP Morgan Investment Management portfolio owns its interest in the Simsbury Commons Borrower through the JP
Morgan Real Estate Growth and Income Fund. The JP Morgan Real Estate Growth and
Income Fund began its real estate investing activities in February 2002 and currently has investments in direct property, mezzanine debt, and CMBS. As of the March 2004, The JP Morgan Real Estate Growth and Income Fund had $154.2
million in capital and a reported net asset value of $182.8 million. Total reported assets as of that date totaled $213.1 million, with $181.6 million of investments in direct real estate properties.

                                     III-28

     THE PROPERTY. The Simsbury Commons Property is a 256,498 square foot, 36 tenant, grocery and drug store anchored shopping center located in Simsbury,
Connecticut, approximately 12 miles west of the downtown Hartford CBD. The
Simsbury Commons Property is situated at the intersection of Route 44 and Bushy
Hill Road, approximately 2 miles west of Interstate 84. Anchor tenants at the property consist of a 64,948 square foot Super Stop & Shop grocer (Koninklijke
Ahold parent), a 37,526 square foot Bob's Stores, and a 30,321 square foot Bed
Bath & Beyond store. Other major tenants at the center include Borders Books, an eight screen Hoyts Cinema with stadium seating, and a Walgreens drug store.
Investment grade rated tenants occupy approximately 37% of the property's total net rentable area. The Simsbury Commons Property was originally constructed in the early 1970s and was expanded and extensively renovated and repositioned in
1999. The Simsbury Commons Property is situated adjacent to the Avon
Marketplace, a fashion/ lifestyle center tenanted by GAP, Banana Republic,
Orvis, Bertucci's Restaurant, and Victoria's Secret, among others. Current overall occupancy of the Simsbury Commons Property is approximately 98%.

------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE      % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF      SQUARE FEET    OF SF ROLLING   RENTAL REVENUES   TOTAL BASE RENTAL
         YEAR               ROLLING        ROLLING          ROLLING                          ROLLING        REVENUES ROLLING
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

         Vacant                0            $0.00              2%             2%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
       2005 & MTM              6            $18.92             4%             6%               5%                  5%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                 2            $10.88             2%             8%               2%                  6%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                 1            $5.71             12%             20%              4%                 11%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                 2            $36.52             2%             22%              4%                 14%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                 5            $14.07            20%             41%              18%                32%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                 1            $23.50             1%             42%              1%                 33%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                 1            $20.00             1%             43%              2%                 34%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                 1            $18.00             2%             45%              2%                 36%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2013                 1            $18.00            25%             70%              29%                65%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2014                 1            $20.93             2%             73%              3%                 68%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2015 & Beyond             5            $18.20            27%            100%              32%                100%
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Simsbury Commons Property is self-managed by an
Edens & Avant affiliate.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Additional subordinate secured debt is permitted subject to certain conditions as set forth in the mortgage loan documents including, among others, a maximum overall loan to value ratio of less than 75% and a debt service coverage ratio greater than 1.75x.

     RELEASE OF PARCELS. Release of a portion of the collateral is permitted provided that, among other conditions as set forth in the loan documents, the
Simsbury Commons Borrower defeases or prepays the Simsbury Commons Loan in the amount of 110% or 115%, as applicable, of the allocated loan amount of the collateral being released, and if being prepaid, together with the applicable yield maintenance premium, a minimum DSCR of 1.75x and a loan to value that is the lesser of (i) the LTV as of the closing date and (ii) the LTV immediately prior to release as reasonably determined by lender are maintained.

     Certain additional information regarding the Simsbury Commons Loan and the
Simsbury Commons Property is set forth on Appendix II hereto.

                                     III-29

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 15 - SIMSBURY COMMONS
--------------------------------------------------------------------------------

                        [SIMSBURY COMMONS PHOTOS OMITTED]

                                     III-30

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 15 - SIMSBURY COMMONS
--------------------------------------------------------------------------------

                         [SIMSBURY COMMONS MAP OMITTED]

                                     III-31

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 16 - THE MARITIME HOTEL
--------------------------------------------------------------------------------

------------------------------------------------------------------
                        LOAN INFORMATION
------------------------------------------------------------------
ORIGINAL BALANCE:               $25,000,000

CUT-OFF DATE BALANCE:           $25,000,000

SHADOW RATING (FITCH / S&P):    A / AAA

FIRST PAYMENT DATE:             January 1, 2005

INTEREST RATE:                  5.000%

AMORTIZATION:                   Interest only through December
                                1, 2012, thereafter monthly
                                principal and interest payments
                                in the amount of $146,148
                                beginning January 1, 2013
                                through maturity.

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  December 1, 2014

EXPECTED MATURITY BALANCE:      $24,024,359

SPONSOR(S):                     Richard Born and Ira Drukier

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Lockout through the earlier of
                                January 1, 2009 or 2 years after
                                the REMIC "start-up" date with
                                U.S. Treasury defeasance
                                thereafter. Prepayable without
                                penalty from and after December
                                1, 2014.

LOAN PER ROOM:                  $200,000.00

UP-FRONT RESERVES:              Insurance:     $71,523

                                FF&E:          $22,391

ONGOING RESERVES:               RE Tax:        $43,295 / month

                                Insurance:     $8,940 / month

                                FF&E:          $22,391 / month

LOCKBOX:                        Hard
------------------------------------------------------------------

------------------------------------------------------------------
                        PROPERTY INFORMATION
------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:    Single Asset

PROPERTY TYPE:               Hospitality

PROPERTY SUB-TYPE:           Full Service

LOCATION:                    New York, NY

YEAR BUILT / RENOVATED:      1969 / 2002-2003

OCCUPANCY(1):                85.3%

ROOMS:                       125

THE COLLATERAL:              A 125 room full service boutique hotel

OWNERSHIP INTEREST:          Fee

PROPERTY MANAGEMENT:         Self managed

U/W NET OP. INCOME:          $7,118,429

U/W NET CASH FLOW:           $6,728,648

APPRAISED VALUE:             $60,000,000

CUT-OFF DATE LTV:            41.7%

MATURITY DATE LTV:           40.0%

DSCR(2):                     5.31x
------------------------------------------------------------------

(1)  Occupancy is based on operating statements dated July 31, 2004.

(2)  The DSCR is based on the interest only period. The DSCR, after the interest only period, would be 3.84x based on the principal and interest payments commencing January 1, 2013.

THE MARITIME HOTEL LOAN

     THE LOAN. The eighth largest loan (the "Maritime Hotel Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Maritime
Hotel property located in New York, New York (the "Maritime Hotel Property").
The Maritime Hotel Loan was originated on November 9, 2004 by Bear Stearns
Commercial Mortgage, Inc.

     THE BORROWER. The borrowers are Market Corner Realty Associates LLC and
Hudson River Inn LLC (the "Maritime Hotel Borrowers") that own no material assets other than the Maritime Hotel Property. The sponsors are comprised of four principals, Richard Born, Ira Drukier, Sean MacPherson, and Eric Goode.
Richard Born and Ira Drukier, are experienced New York City hoteliers and own similar lodging properties including the Mercer Hotel, the Chambers Hotel, the
Holiday Inn @57th Street, and the Blakeley Hotels in Manhattan as well as other commercial and residential properties. In South Beach, FL they jointly own the
Townhouse Hotel. The two remaining principals, Sean MacPherson, and Eric Goode, are experienced in restaurant and nightlife operations in Manhattan and Los
Angeles and are involved in the Bowery Bar, Area MK, Park Restaurant, Bar
Marmont, and Lot 61.

                                     III-32

        THE PROPERTY. The Maritime Hotel Property is a 125 room, full service boutique hotel property located on Ninth Avenue between 16th and 17th Streets in the Chelsea neighborhood of Manhattan, adjacent to both Greenwich Village and the Meatpacking District. The 1999 rezoning of much of the Chelsea area sparked a surge of new development including upscale residential apartments and condominiums and the opening of numerous restaurants and retail stores surrounding the Maritime Hotel Property. In addition to the high concentration of retail and dining establishments located within walking distance of the property, there are also neighborhood attractions such as the Chelsea Gourmet
Market, the SoHo House club, and over 200 art galleries. The Maritime Hotel was converted from an existing 12-story building in 2002-03 and had a soft opening at the end of 2003, with all rooms open in January 2004. There are 121 queen bed guestrooms and 4 penthouse suites. All guestrooms are designed to resemble a ship's cabin and come complete with a 5 1/2 feet diameter porthole window, a flat screen television, safe, telephone with data-port, a lounge chair, and wi-fi internet service as well as in room minibars. Many rooms have views of the
Hudson River. The Maritime Hotel Property includes approximately 33,000 square feet of indoor and outdoor retail space consisting of Matsuri (a Japanese style restaurant), La Bottega (a bar and Italian restaurant with both indoor and outdoor seating), Cabana (a beach bar themed bar/lounge area with indoor and outdoor spaces), and Hiro (an Asian inspired bar/club).

     PROPERTY MANAGEMENT. The Maritime Hotel Property is self-managed by an entity related to the Maritime Hotel Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS.  Not allowed.

     Certain additional information regarding the Maritime Hotel Loan and the
Maritime Hotel Property is set forth on Appendix II hereto.

                                     III-33

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 16 - THE MARITIME HOTEL
--------------------------------------------------------------------------------

                       [THE MARITIME HOTEL PHOTOS OMITTED]

                                     III-34

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 16 - THE MARITIME HOTEL
--------------------------------------------------------------------------------

                        [THE MARITIME HOTEL MAP OMITTED]

                                     III-35

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 17 - 101 ASH STREET
--------------------------------------------------------------------------------

------------------------------------------------------------------
                         LOAN INFORMATION
------------------------------------------------------------------
ORIGINAL BALANCE:              $20,000,000

CUT-OFF DATE BALANCE:          $20,000,000

SHADOW RATING (FITCH / S&P):   AAA / AAA

FIRST PAYMENT DATE:            September 8, 2004

INTEREST RATE:                 5.340%

AMORTIZATION:                  Interest Only

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 February 8, 2015

EXPECTED MATURITY BALANCE:     $20,000,000

SPONSOR:                       Sandor W. Shapery

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of
                               September 1, 2009 or 2 years after
                               the REMIC "start-up" date, with
                               U.S. Treasury defeasance
                               thereafter. Prepayable without
                               penalty from and after November 8,
                               2014.

LOAN PER SF:                   $64.47

UP-FRONT RESERVES:             None

ONGOING RESERVES:              RE Tax:               Springing

                               Insurance:            Springing

LOCKBOX:                       Hard
------------------------------------------------------------------

------------------------------------------------------------------
                      PROPERTY INFORMATION
------------------------------------------------------------------
SINGLE ASSET /
PORTFOLIO:                Single Asset

PROPERTY TYPE:            Office

PROPERTY SUB-TYPE:        Urban

LOCATION:                 San Diego, CA

YEAR BUILT / RENOVATED:   1967 / NAP

OCCUPANCY(1):             100.0%

SQUARE FOOTAGE:           310,200

THE COLLATERAL:           Twenty-one story office building

OWNERSHIP INTEREST:       Fee

MAJOR TENANT              % NRSF      RENT PSF    LEASE EXPIRATION
------------              ------      --------    ----------------

Sempra Energy             100.0%      $14.12(2)      7/17/2015

PROPERTY MANAGEMENT:      Borrower managed

U/W NET OP. INCOME:       $4,046,917

U/W NET CASH FLOW:        $3,851,491

APPRAISED VALUE:          $51,400,000

CUT-OFF DATE LTV:         38.9%

MATURITY DATE LTV:        38.9%

DSCR:                     3.56x
------------------------------------------------------------

(1)  Occupancy is based on the information contained in the single tenant lease.

(2)  The underwritten rent represents the average rent over the tenant lease term. The current rent is $6.60 psf. The next step is to $13.25 psf on July
     18, 2005.

THE 101 ASH STREET LOAN

         THE LOAN. The ninth largest loan (the "101 Ash Street Loan") as evidenced by the Promissory Note (the "101 Ash Street Note") is secured by a first priority Fee Deed of Trust, Assignment of Leases and Rents, Security
Agreement and Fixture Filing (the "101 Ash Street Mortgage") encumbering the
310,200 square foot office building known as 101 Ash Street, located in San
Diego, California (the "101 Ash Street Property"). The 101 Ash Street Loan was
originated on August 4, 2004 by or on behalf of Morgan Stanley Mortgage Capital
Inc.

         THE BORROWER. The borrowers are Shapery Developers Gas & Electric
Property, L.P., a California limited partnership and The Gas & Electric
Headquarters Building - San Diego, L.P., a California limited partnership
(collectively, the "101 Ash Street Borrower") that owns no material asset other than the 101 Ash Street Property and related interests. The 101 Ash Street
Borrowers hold both the fee and ground leasehold interest with respect to the
101 Ash Street Property. The sponsor of the 101 Ash Street Loan is Sandor W.
Shapery. The sponsor has owned and managed the 101 Ash Street Property since
1993.

         THE PROPERTY. The 101 Ash Street Property is located in the
Core/Columbia Quarter area of the San Diego, California, central business district, along Ash Street between First Avenue and Second Avenue. The 101 Ash
Street Property was originally constructed in 1967. It consists of a 310,200 square foot, twenty-one story single office building. The 101 Ash Street
Property occupies an entire city block. It is situated on approximately 1.4 acres and includes 215 parking spaces in an underground garage. The 101 Ash
Street Property is 100% leased to and serves as corporate headquarters for
Sempra Energy. Sempra Energy is a Fortune 500 company with 2003 revenues of $7.9 billion and approximately 13,000 employees. Sempra Energy, or predecessor companies, have occupied the 101 Ash Street Property since 1967.

                                     III-36

         PROPERTY MANAGEMENT. The 101 Ash Street Property is self-managed by the
101 Ash Street Borrower.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the 101 Ash Street Loan and the 101 Ash Street Property is set forth on Appendix II hereto.

                                     III-37

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 17 - 101 ASH STREET
--------------------------------------------------------------------------------

                         [101 ASH STREET PHOTOS OMITTED]

                                     III-38

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 17 - 101 ASH STREET
--------------------------------------------------------------------------------

                          [101 ASH STREET MAP OMITTED]

                                     III-39

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 18 - AZALEA SQUARE
--------------------------------------------------------------------------------

------------------------------------------------------------------
                        LOAN INFORMATION
------------------------------------------------------------------
ORIGINAL BALANCE:             $16,535,000

CUT-OFF DATE BALANCE:         $16,535,000

SHADOW RATING (FITCH / S&P):  BBB- / BBB-

FIRST PAYMENT DATE:           January 1, 2005

INTEREST RATE:                5.010%

AMORTIZATION:                 Interest Only

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                December 1, 2009

EXPECTED MATURITY BALANCE:    $16,535,000

SPONSOR:                      Inland Western Retail Real Estate
                              Trust, Inc.

INTEREST CALCULATION:         30/360

CALL PROTECTION:              Lockout until December 1, 2007.
                              In connection with any voluntary
                              prepayment, the borrower must pay
                              a premium equal to the greater of
                              a yield maintenance premium and
                              1% of the principal balance
                              thereafter. Prepayable without
                              penalty from and after November
                              1, 2009.

LOAN PER SF:                  $90.88

UP-FRONT RESERVES:            None

ONGOING RESERVES(1):          RE Tax:             Springing

                              Insurance:          Springing

                              Cap Ex:             Springing

LOCKBOX(2):                   Springing
------------------------------------------------------------------

------------------------------------------------------------------
                     PROPERTY INFORMATION
------------------------------------------------------------------
SINGLE ASSET /            Single Asset
PORTFOLIO:

PROPERTY TYPE:            Retail

PROPERTY SUB-TYPE:        Anchored

LOCATION:                 Summerville, SC

YEAR BUILT / RENOVATED:   2003-2004 / NAP

OCCUPANCY(3):             97.3%

SQUARE FOOTAGE:           181,942

THE COLLATERAL:           Multi-tenant, anchored retail center

OWNERSHIP INTEREST:       Fee

MAJOR TENANTS             % NRSF    RENT PSF    LEASE EXPIRATION
-------------             ------    --------    ----------------

Ross Dress for Less        16.6%      $9.50        1/31/2014

TJ Maxx                    16.5%      $7.75        7/31/2013

Linens N Things            14.0%     $10.75        1/31/2014

PROPERTY MANAGEMENT:      Inland US Management LLC

U/W NET OP. INCOME:       $2,114,852

U/W NET CASH FLOW:        $2,040,755

APPRAISED VALUE:          $30,000,000

CUT-OFF DATE LTV:         55.1%

MATURITY DATE LTV:        55.1%

DSCR:                     2.46x
------------------------------------------------------------------

(1)  Tax and insurance reserves spring if the borrower fails to provide evidence of payment. Cap Ex reserve springs if any required repairs are not completed within six months of closing , if the borrower fails to provide evidence of property maintenance or an event of default occurs.

(2)  Hard Lockbox is triggered upon a DSCR less than or equal to 1.75x. A Cash
     Management Event is triggered if (1) a DSCR less than or equal to 1.25x,
     (2) there is an event of default, or (3) the bankruptcy of the borrower or the property manager occurs. In such case money will be swept daily to a cash management account controlled by the lender. Such cash sweep may be terminated (not more than twice during the term of the loan) if the DSCR for the preceding six month period is greater than or equal to 1.35x for two complete, consecutive calendar quarters.

(3)  Occupancy is based on the rent roll dated November 3, 2004.

THE AZALEA SQUARE LOAN

     THE LOAN. The tenth largest loan ("the Azalea Square Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Azalea
Square retail property located in Summerville, South Carolina (the "Azalea
Square Property"). The Azalea Square Loan was originated on November 12, 2004 by
Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The borrower is Inland Western Summerville Azalea Square,
L.L.C., a Delaware limited liability company (the "Azalea Square Borrower") that owns no material assets other than the Azalea Square Property. The beneficial interest of the Azalea Square Borrower is wholly owned by Inland Western Retail
Real Estate Trust, Inc (IWRRETI or IWEST). As of September 30, 2004, IWEST had
total reported shareholder's equity of over $1.27 billion and owned a portfolio of sixty-eight properties containing an aggregate of approximately 12.9 million square feet of gross leasable area. The Inland Group, Inc is the parent company of Inland Western Retail Real Estate Trust, Inc. The Inland Group, Inc. together with its subsidiaries and affiliates is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction finance and other related services. As of June 30, 2004, the Inland real estate group of companies employed more than 1,024 people, managed over $5 billion in assets, and more than 60 million square feet of commercial property.

                                     III-40

     THE PROPERTY. The Azalea Square Property is a newly constructed, 181,942 square foot, 20 tenant, anchored retail community shopping center located in
Summerville, Berkeley County, South Carolina, approximately 25 miles north of the Charleston CBD. The property is located on US 17-A, a quarter-mile west of the on/off ramps to I-26, a major road to downtown Charleston. US 17-A is a primary retail/business street in the Summerville area. Major tenants at the
Azalea Square property consist of TJ Maxx, Ross Stores, Pier 1 Imports, Logan's
Roadhouse, Linens `N Things, and PetsMart. Approximately 39% of the property's net rentable area is occupied by investment grade rated tenants. Additionally, the Azalea Square Property is shadow anchored by an adjacent 125,000 square foot
Target and an 88,000 square foot Kohl's, (which is not included in the collateral), and is situated directly across the street from a Wal-Mart, Lowes, and Belk anchored center. The Azalea Square Property is currently approximately
97% leased.

------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------

                             # OF        AVERAGE BASE      % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF      SQUARE FEET    OF SF ROLLING   RENTAL REVENUES   TOTAL BASE RENTAL
          YEAR              ROLLING        ROLLING          ROLLING                          ROLLING        REVENUES ROLLING
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

         Vacant                0            $0.00              3%             3%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
       2005 & MTM              0            $0.00              0%             3%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                 0            $0.00              0%             3%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                 0            $0.00              0%             3%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                 6           $18.48             10%             13%              16%                16%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                 4           $22.23              4%             17%              7%                 23%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                 1           $14.00              3%             20%              3%                 26%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                 0            $0.00              0%             20%              0%                 26%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                 0            $0.00              0%             20%              0%                 26%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2013                 2            $9.80             22%             42%              18%                44%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2014                 4           $10.97             37%             79%              34%                77%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2015 & Beyond             3           $13.47             21%            100%              23%                100%
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Azalea Square Property is managed by the Inland US
Management LLC, which is affiliated with the Azalea Square Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS.  Not allowed.

     Certain additional information regarding the Azalea Square Loan and the
Azalea Square Property is set forth on Appendix II hereto.

                                     III-41

-------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 18 - AZALEA SQUARE
-------------------------------------------------------------------------------

                         [AZALEA SQUARE PHOTOS OMITTED]

                                     III-42

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 18 - AZALEA SQUARE
--------------------------------------------------------------------------------

                           [AZALEA SQUARE MAP OMITTED]

                                     III-43

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
                                                             [BEAR
[MORGANSTANLEY LOGO OMITTED]       January 20, 2005        STEARNS LOGO OMITTED]
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE

                             COLLATERAL TERM SHEET

                         -----------------------------

                                  $928,056,000

                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                       PRINCIPAL COMMERCIAL FUNDING, LLC
                            AS MORTGAGE LOAN SELLERS

                          -----------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.
CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

                      WELLS FARGO BROKERAGE SERVICES, LLC
                                   CO-MANAGER

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

TRANSACTION FEATURES
--------------------

}}   Sellers:

------------------------------------------------------------------------------------------------------------------
                                                                     NO. OF     NO. OF  CUT-OFF DATE     % OF
SELLERS                                                              LOANS      PROPS.   BALANCE ($)     POOL
------------------------------------------------------------------------------------------------------------------

 Bear Stearns Commercial Mortgage, Inc.                               16          16     273,550,852     27.9
 Morgan Stanley Mortgage Capital Inc.                                 21          34     270,016,384     27.5
 Wells Fargo Bank, National Association                               46          47     205,530,351     21.0
 Principal Commercial Funding, LLC                                    26          26     154,290,233     15.7
 Bear Stearns Commercial Mortgage, Inc. / Wells Fargo Bank,            1           1      77,385,000      7.9
 National Association
------------------------------------------------------------------------------------------------------------------
 TOTAL:                                                              110         124     980,772,819     100.0
------------------------------------------------------------------------------------------------------------------

}}   Loan Pool:
     o    Average Cut-off Date Balance: $8,916,117
     o    Largest Mortgage Loan by Cut-off Date Balance: $77,385,000*
     o    Five largest and ten largest loans: 32.8% and 46.2% of pool, respectively
}}   Credit Statistics:
          o    Weighted average debt service coverage ratio of 2.20x
          o    Weighted average current loan-to-value ratio of 59.6%; weighted average balloon loan-to-value ratio of 51.8%
}}   Property Types:

                          [PIE CHART GRAPHICS OMITTED]

Office, 27.4%

Multifamily, 4.3%

Industrial, 8.9%

Hospitality, 4.4%

Other*, 8.7%

Retail, 46.3%

* "Other" includes Self Storage, Manufactured Housing Community and Mixed Use
property

}}        Call Protection:
     o    64 loans (67.3% of the pool) have a lockout period ranging from 24 to
          48 payments from origination, then defeasance provisions
     o    20 loans (22.2% of the pool) have a lockout period ranging from 14 to
          60 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%
     o    24 loans (10.1% of the pool) have a lockout period ranging from 27 to
          35 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%, and also permit defeasance two years following securitization
     o    2 loans (0.4% of the pool) permit prepayment with the greater of yield maintenance and a prepayment premium of 1.0%

}}   Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.etrustee.net.
     Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying Agent's website at
     www.ctslink.com.
}}   Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.
}}   Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

     * Wells REF Portfolio Loan Group consists of three crossed loans totaling
$80,000,000.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-2

                          $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

OFFERED CERTIFICATES
--------------------

------------------------------------------------------------------------------------------------------------------------------------
             INITIAL
            CERTIFICATE                                                                                 APPROXIMATE   CERTIFICATE
            BALANCE OR                                                               EXPECTED FINAL      INITIAL     PRINCIPAL TO
             NOTIONAL      SUBORDINATION      RATINGS       AVERAGE    PRINCIPAL      DISTRIBUTION    PASS-THROUGH      VALUE
 CLASS       AMOUNT(1)        LEVELS        (FITCH/S&P)    LIFE(2)(3)  WINDOW(2)(4)     DATE(2)          RATE(5)       RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------

A-1         $14,400,000      17.000%         AAA / AAA        1.00         1 - 24       1/13/07          3.39%           49.5%
------------------------------------------------------------------------------------------------------------------------------------
A-2         $23,000,000      17.000%         AAA / AAA        3.16        24 - 52       5/13/09          4.11%           49.5%
------------------------------------------------------------------------------------------------------------------------------------
A-3         $56,800,000      17.000%         AAA / AAA        4.77        52 - 59      12/13/09          4.28%           49.5%
------------------------------------------------------------------------------------------------------------------------------------
A-4         $85,600,000      17.000%         AAA / AAA        6.64        76 - 84       1/13/12          4.52%           49.5%
------------------------------------------------------------------------------------------------------------------------------------
A-AB        $58,200,000      17.000%         AAA / AAA        7.61        59 - 113      6/13/14          4.63%           49.5%
------------------------------------------------------------------------------------------------------------------------------------
A-5        $576,041,000      17.000%         AAA / AAA        9.65       113 - 119     12/13/14          4.78%           49.5%
------------------------------------------------------------------------------------------------------------------------------------
X-2(8)     $962,024,000       ----           AAA / AAA        ----          ----         ----            0.64%           ----
------------------------------------------------------------------------------------------------------------------------------------
A-J         $74,784,000       9.375%         AAA / AAA        9.90       119 - 120      1/13/15          4.84%           54.0%
------------------------------------------------------------------------------------------------------------------------------------
B           $20,841,000       7.250%          AA / AA         9.96       120 - 120      1/13/15          4.88%           55.3%
------------------------------------------------------------------------------------------------------------------------------------
C            $7,356,000       6.500%         AA- / AA-        9.96       120 - 120      1/13/15          4.90%           55.7%
------------------------------------------------------------------------------------------------------------------------------------
D           $11,034,000       5.375%           A / A          9.96       120 - 120      1/13/15          4.97%           56.4%
------------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (7)
--------------------

------------------------------------------------------------------------------------------------------------------------------------

               INITIAL                                                                                    APPROXIMATE   CERTIFICATE
             CERTIFICATE                                                                 EXPECTED FINAL     INITIAL      PRINCIPAL
             BALANCE OR       SUBORDINATION       RATINGS     AVERAGE      PRINCIPAL      DISTRIBUTION    PASS-THROUGH    TO VALUE
  CLASS   NOTIONAL AMOUNT(1)      LEVELS        (FITCH/S&P)  LIFE(2)(3)   WINDOW(2)(4)       DATE(2)        RATE(5)       RATIO(6)
--------- ------------------- --------------- -------------- ----------- -------------- ---------------- --------------- ----------

X-1(8)        $980,772,819         ----          AAA / AAA      ----         ----            ----             0.05%          ----
--------- ------------------- --------------- -------------- ----------- -------------- ---------------- --------------- ----------
E              $9,808,000         4.375%          A- / A-       9.98       120 - 121        2/13/15           5.07%         57.0%
--------- ------------------- --------------- -------------- ----------- -------------- ---------------- --------------- ----------
F              $6,129,000         3.750%        BBB+ / BBB+    10.04       121 - 121        2/13/15           5.23%         57.4%
--------- ------------------- --------------- -------------- ----------- -------------- ---------------- --------------- ----------
G              $7,356,000         3.000%         BBB / BBB     10.04       121 - 121        2/13/15           5.33%         57.8%
--------- ------------------- --------------- -------------- ----------- -------------- ---------------- --------------- ----------
H              $7,356,000         2.250%        BBB- / BBB-    10.34       121 - 137        6/13/16           5.39%         58.3%
--------- ------------------- --------------- -------------- ----------- -------------- ---------------- --------------- ----------
J - P         $22,067,819          ----             ----        ----         ----            ----             4.65%          ----
--------- ------------------- --------------- -------------- ----------- -------------- ---------------- --------------- ----------

Notes:      (1)  As of January 1, 2005. In the case of each such Class, subject to a permitted variance of plus or minus 5%.
            (2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.
            (3)  Average life is expressed in terms of years.
            (4)  Principal window is the period (expressed in terms of months and commencing with the month of February 2005) during which distributions of principal are expected to be made to the
                 holders of each designated Class.
            (5)  The Class A-1, A-2, A-3, A-4, A-AB, A-5 are fixed rate, monthly pay, multi-class, sequential pay REMIC Pass-Through
                 Certificates. The Class A-J, B, C, D, E will each accrue
                 interest at a fixed rate subject to a cap at the weighted
                 average net mortgage rate. The Class F will accrue at a rate equal to the weighted average net mortgage rate less 0.16%. The
                 Class G will accrue at a rate equal to the weighted average net mortgage rate less 0.06%. The Class H will accrue at the
                 weighted average net mortgage rate. The Class X-1 and X-2
                 Certificates will accrue interest at a variable rate. The Class
                 X-1 and X-2 Certificates will be collectively known as the
                 "Class X Certificates."
            (6)  Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The
                 Class A-1, A-2, A-3, A-4, A-AB and A-5 Certificate Principal to
                 Value Ratio is calculated based upon the aggregate of the Class
                 A-1, A-2, A-3, A-4, A-AB and A-5 Certificate Balances.
            (7)  Certificates to be offered privately pursuant to Rule 144A.
            (8)  The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY

--------------------------------------------------------------------------------
                                      T-3

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

I.  ISSUE CHARACTERISTICS
-------------------------

ISSUE TYPE:                       Public:  Classes  A-1,  A-2,  A-3,  A-4,  A-AB,  A-5,  X-2,  A-J,  B, C and D (the
                                  "Offered Certificates")

                                  Private (Rule 144A):  Classes X-1, E, F, G, H, J, K, L, M, N, O and P

SECURITIES OFFERED:               $928,056,000 monthly pay, multi-class, sequential pay commercial mortgage REMIC Pass-Through Certificates, including ten principal and interest classes (Classes A-1, A-2, A-3, A-4, A-AB, A-5, A-J, B, C and D) and one interest only class (Class X-2)

SELLERS:                          Bear Stearns Commercial Mortgage, Inc., Morgan Stanley Mortgage Capital Inc.,
                                  Wells Fargo Bank, National Association, and Principal Commercial Funding, LLC.

CO-LEAD BOOKRUNNING MANAGERS:     Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc.

CO-MANAGER:                       Wells Fargo Brokerage Services, LLC

MASTER SERVICER:                  Wells Fargo Bank, National Association

PRIMARY SERVICERS:                Principal Global Investors, LLC (with respect to the individual loans sold by
                                  Principal Commercial Funding, LLC); Wells Fargo Bank, National Association (with respect to the individual loans sold by it, Morgan Stanley Mortgage Capital Inc., and Bear Stearns Commercial Mortgage, Inc.).

SPECIAL SERVICER:                 ARCap Servicing, Inc.

TRUSTEE:                          LaSalle Bank National Association

PAYING AGENT AND REGISTRAR:       Wells Fargo Bank Minnesota, National Association

CUT-OFF DATE:                     January 1, 2005. For purposes of the information contained in this term sheet, scheduled payments due in January 2005 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on January
                                  1, 2005, not the actual day on which such scheduled payments were due.

EXPECTED CLOSING DATE:            On or about January 27, 2005

DISTRIBUTION DATES:               The  13th of each  month,  commencing  in  February  2005 (or if the 13th is not a business day, the next succeeding business day)

MINIMUM DENOMINATIONS:            $25,000 for the Class A  Certificates,  $1,000,000 for the Class X-2  Certificates
                                  and $100,000 for all other Offered Certificates and in multiples of $1 thereafter

SETTLEMENT TERMS:                 DTC, Euroclear and Clearstream, same day funds, with accrued interest

LEGAL/REGULATORY STATUS:          Classes A-1, A-2, A-3, A-4, A-AB, A-5, X-2, A-J, B, C and D are expected to be eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible.

RISK FACTORS:                     THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS.
                                  SEE THE "RISK FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND THE "RISK
                                  FACTORS" SECTION OF THE PROSPECTUS

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-4

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

II. STRUCTURE CHARACTERISTICS
    -------------------------

The Class A-1, A-2, A-3, A-4, A-AB, A-5 are fixed rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class A-J, B,
C, D, E will each accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate. The Class F will accrue at a rate equal to the weighted average net mortgage rate less 0.16%. The Class G will accrue at a rate equal to the weighted average net mortgage rate less 0.06%. The Class H will accrue at the weighted average net mortgage rate. The Class X-1 and X-2
Certificates will accrue interest at a variable rate. All Classes of
Certificates derive their cash flows from the entire pool of Mortgage Loans.

     [GRAPHIC OMITTED]

                            Month   0   12   18   24   30   36   42   48   54   60   66  72  78   84   90   96    Monthly
Class A-1    AAA/AAA 3.39%                                                                                            $14.4MM
Class A-2    AAA/AAA 4.11%                                                                                            $23.0MM
Class A-3    AAA/AAA 4.28%                                                                                            $56.8MM
Class A-4    AAA /AAA 4.52%                                                                                           $85.6MM
Class A -AB  AAA /AAA 4.63%                                                                                           $58.2MM
Class A-5    AAA /AAA 4.78%                                                                                          $576.0MM
Class A-J    AAA /AAA 4.84%                                                                                           $74.8MM
Class B      AA/AA    4.88%                                                                                           $20.8MM
Class C      AA-/AA-  4.90%                                                                                            $7.4MM
Class D      A/A      4.97%                                                                                           $11.0MM
Class E      A-/A-    5.07%                                                                                            $9.8MM
Class F      BBB+/BBB+ WAC-0.16%                                                                                       $6.1MM
Class G      BBB/BBB   WAC-0.06%                                                                                       $7.4MM
Class H      BBB-/BBB- WAC                                                                                             $7.4MM
Class J      BB+/BB+     4.65%                                                                                         $2.5MM
Class K      BB/BB       4.65%                                                                                         $3.7MM
Class L      BB-/BB-     4.65%                                                                                         $3.7MM
Class M-P    B+/B+ to NR 4.65%                                                                                        $12.3MM

      [   ] X-1 + x-2 IO Strip     [    ] X-1 Notional    [    ]  X-2 Notional     NR + Not Rated

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-5

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

Class X-1 and X-2 Notional Balances:
                                     The Notional Amount of the Class X-1
                                     Certificates will be equal to the aggregate
                                     of the certificate balances of the classes
                                     of certificates (other than the Class X-1,
                                     Class X-2, Class R-I, Class R-II and Class
                                     R-III Certificates) outstanding from time
                                     to time. The Notional amount of the Class
                                     X-2 Certificates will equal:

                                     o   during the period from the closing date
                                         through and including the distribution
                                         date occurring in January 2006, the sum
                                         of (a) the lesser of $7,911,000 and the
                                         certificate balance of the Class A-1
                                         Certificates outstanding from time to
                                         time and (b) the aggregate of the
                                         certificate balances of the Class A-2,
                                         Class A-3, Class A-4, Class A-AB, Class
                                         A-5, Class A-J, Class B, Class C, Class
                                         D, Class E, Class F, Class G, Class H,
                                         Class J, Class K and Class L
                                         Certificates outstanding from time to
                                         time;

                                     o   during the period following the
                                         distribution date occurring in January
                                         2006 through and including the
                                         distribution date occurring in July
                                         2006, the sum of (a) the lesser of
                                         $11,240,000 and the certificate balance
                                         of the Class A-2 Certificates
                                         outstanding from time to time and (b)
                                         the aggregate of the certificate
                                         balances of the Class A-3, Class A-4,
                                         Class A-AB, Class A-5, Class A-J, Class
                                         B, Class C, Class D, Class E, Class F,
                                         Class G, Class H, Class J, Class K and
                                         Class L Certificates outstanding from
                                         time to time;

                                     o   during the period following the
                                         distribution date occurring in July
                                         2006 through and including the
                                         distribution date occurring in January
                                         2007, the sum of (a) the lesser of
                                         $45,576,000 and the certificate balance
                                         of the Class A-3 Certificates
                                         outstanding from time to time, (b) the
                                         aggregate of the certificate balances
                                         of the Class A-4, Class A-AB, Class
                                         A-5, Class A-J, Class B, Class C, Class
                                         D, Class E, Class F, Class G, Class H
                                         and Class J Certificates outstanding
                                         from time to time and (c) the lesser of
                                         $744,000 and the certificate balance of
                                         the Class K Certificates outstanding
                                         from time to time;

                                     o   during the period following the
                                         distribution date occurring in January
                                         2007 through and including the
                                         distribution date occurring in July
                                         2007, the sum of (a) the lesser of
                                         $23,492,000 and the certificate balance
                                         of the Class A-3 Certificates
                                         outstanding from time to time, (b) the
                                         aggregate of the certificate balances
                                         of the Class A-4, Class A-AB, Class
                                         A-5, Class A-J, Class B, Class C, Class
                                         D, Class E, Class F and Class G
                                         Certificates outstanding from time to
                                         time and (c) the lesser of $752,000 and
                                         the certificate balance of the Class H
                                         Certificates outstanding from time to
                                         time;

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
       NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-6

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

                                     o   during the period following the
                                         distribution date occurring in July
                                         2007 through and including the
                                         distribution date occurring in January
                                         2008, the sum of (a) the lesser of
                                         $1,933,000 and the certificate balance
                                         of the Class A-3 Certificates
                                         outstanding from time to time, (b) the
                                         aggregate of the certificate balances
                                         of the Class A-4, Class A-AB, Class
                                         A-5, Class A-J, Class B, Class C, Class
                                         D and Class E Certificates outstanding
                                         from time to time and (c) the lesser of
                                         $4,772,000 and the certificate balance
                                         of the Class F Certificates outstanding
                                         from time to time;

                                     o   during the period following the
                                         distribution date occurring in January
                                         2008 through and including the
                                         distribution date occurring in July
                                         2008, the sum of (a) the lesser of
                                         $66,507,000 and the certificate balance
                                         of the Class A-4 Certificates
                                         outstanding from time to time, (b) the
                                         aggregate of the certificate balances
                                         of the Class A-AB, Class A-5, Class
                                         A-J, Class B, Class C and Class D
                                         Certificates outstanding from time to
                                         time and (c) the lesser of $5,444,000
                                         and the certificate balance of the
                                         Class E Certificates outstanding from
                                         time to time;

                                     o   during the period following the
                                         distribution date occurring in July
                                         2008 through and including the
                                         distribution date occurring in January
                                         2009, the sum of (a) the lesser of
                                         $46,090,000 and the certificate balance
                                         of the Class A-4 Certificates
                                         outstanding from time to time, (b) the
                                         aggregate of the certificate balances
                                         of the Class A-AB, Class A-5, Class
                                         A-J, Class B and Class C Certificates
                                         outstanding from time to time and (c)
                                         the lesser of $7,661,000 and the
                                         certificate balance of the Class D
                                         Certificates outstanding from time to
                                         time;

                                     o   during the period following the
                                         distribution date occurring in January
                                         2009 through and including the
                                         distribution date occurring in July
                                         2009, the sum of (a) the lesser of
                                         $20,190,000 and the certificate balance
                                         of the Class A-4 Certificates
                                         outstanding from time to time, (b) the
                                         aggregate of the certificate balances
                                         of the Class A-AB, Class A-5, Class A-J
                                         and Class B Certificates outstanding
                                         from time to time and (c) the lesser of
                                         $6,523,000 and the certificate balance
                                         of the Class C Certificates outstanding
                                         from time to time;

                                     o   during the period following the
                                         distribution date occurring in July
                                         2009 through and including the
                                         distribution date occurring in January
                                         2010, the sum of (a) the lesser of
                                         $25,672,000 and the certificate balance
                                         of the Class A-AB Certificates
                                         outstanding from time to time, (b) the
                                         aggregate of the certificate balances
                                         of the Class A-5 and Class A-J
                                         Certificates outstanding from time to
                                         time and (c) the lesser of $19,225,000
                                         and the certificate balance of the
                                         Class B Certificates outstanding from
                                         time to time;

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
     NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-7

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

                                     o   during the period following the
                                         distribution date occurring in January
                                         2010 through and including the
                                         distribution date occurring in July
                                         2010, the sum of (a) the lesser of
                                         $7,679,000 and the certificate balance
                                         of the Class A-AB Certificates
                                         outstanding from time to time, (b) the
                                         aggregate of the certificate balances
                                         of the Class A-5 and Class A-J
                                         Certificates outstanding from time to
                                         time and (c) the lesser of $11,738,000
                                         and the certificate balance of the
                                         Class B Certificates outstanding from
                                         time to time;

                                     o   during the period following the
                                         distribution date occurring in July
                                         2010 through and including the
                                         distribution date occurring in January
                                         2011, the sum of (a) the lesser of
                                         $566,306,000 and the certificate
                                         balance of the Class A-5 Certificates
                                         outstanding from time to time, (b) the
                                         certificate balance of the Class A-J
                                         Certificates outstanding from time to
                                         time and (c) the lesser of $4,520,000
                                         and the certificate balance of the
                                         Class B Certificates outstanding from
                                         time to time;

                                     o   during the period following the
                                         distribution date occurring in January
                                         2011 through and including the
                                         distribution date occurring in July
                                         2011, the sum of (a) the lesser of
                                         $539,580,000 and the certificate
                                         balance of the Class A-5 Certificates
                                         outstanding from time to time and (b)
                                         the lesser of $72,367,000 and the
                                         certificate balance of the Class A-J
                                         Certificates outstanding from time to
                                         time;

                                     o   during the period following the
                                         distribution date occurring in July
                                         2011 through and including the
                                         distribution date occurring in January
                                         2012, the sum of (a) the lesser of
                                         $478,216,000 and the certificate
                                         balance of the Class A-5 Certificates
                                         outstanding from time to time and (b)
                                         the lesser of $65,934,000 and the
                                         certificate balance of the Class A-J
                                         Certificates outstanding from time to
                                         time;

                                     o   during the period following the
                                         distribution date occurring in January
                                         2012 through and including the
                                         distribution date occurring in July
                                         2012, the sum of (a) the lesser of
                                         $463,366,000 and the certificate
                                         balance of the Class A-5 Certificates
                                         outstanding from time to time and (b)
                                         the lesser of $60,056,000 and the
                                         certificate balance of the Class A-J
                                         Certificates outstanding from time to
                                         time;

                                     o   during the period following the
                                         distribution date occurring in July
                                         2012 through and including the
                                         distribution date occurring in January
                                         2013, the sum of (a) the lesser of
                                         $448,946,000 and the certificate
                                         balance of the Class A-5 Certificates
                                         outstanding from time to time and (b)
                                         the lesser of $54,406,000 and the
                                         certificate balance of the Class A-J
                                         Certificates outstanding from time to
                                         time; and

                                     o   following the distribution date
                                         occurring in January 2013, $0.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-8

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

Class X-1 and X-2 Pass-Through
Rates:                               The Pass-Through Rate applicable to the
                                     Class X-1 Certificates for the initial
                                     Distribution Date will equal
                                     approximately 0.05% per annum. The
                                     Pass-Through Rate applicable to the
                                     Class X-1 Certificates for each
                                     Distribution Date subsequent to the
                                     initial Distribution Date will equal
                                     the weighted average of the respective
                                     strip rates (the "Class X-1 Strip
                                     Rates") at which interest accrues from
                                     time to time on the respective
                                     components of the total Notional Amount
                                     of the Class X-1 Certificates
                                     outstanding immediately prior to the
                                     related Distribution Date (weighted on
                                     the basis of the respective balances of
                                     such components outstanding immediately
                                     prior to such Distribution Date). Each
                                     of those components will be comprised
                                     of all or a designated portion of the
                                     Certificate Balance of one of the
                                     classes of the Principal Balance
                                     Certificates. In general, the
                                     Certificate Balance of each class of
                                     Principal Balance Certificates will
                                     constitute a separate component of the
                                     total Notional Amount of the Class X-1
                                     Certificates; provided that, if a
                                     portion, but not all, of the
                                     Certificate Balance of any particular
                                     class of Principal Balance Certificates
                                     is identified under "--Certificate
                                     Balance" in the Prospectus Supplement
                                     as being part of the total Notional
                                     Amount of the Class X-2 Certificates
                                     immediately prior to any Distribution
                                     Date, then that identified portion of
                                     such Certificate Balance will also
                                     represent one or more separate
                                     components of the total Notional Amount
                                     of the Class X-1 Certificates for
                                     purposes of calculating the accrual of
                                     interest for the related Distribution
                                     Date, and the remaining portion of such
                                     Certificate Balance will represent one
                                     or more other separate components of
                                     the Class X-1 Certificates for purposes
                                     of calculating the accrual of interest
                                     for the related Distribution Date. For
                                     any Distribution Date occurring in or
                                     before January 2013, on any particular
                                     component of the total Notional Amount
                                     of the Class X-1 Certificates
                                     immediately prior to the related
                                     Distribution Date, the applicable Class
                                     X-1 Strip Rate will be calculated as
                                     follows:

                                     o   if such particular component consists
                                         of the entire certificate balance (or a
                                         designated portion of that certificate
                                         balance) of any class of Principal
                                         Balance Certificates, and if such
                                         entire certificate balance (or that
                                         designated portion) also constitutes,
                                         in its entirety, a component of the
                                         total Notional Amount of the Class X-2
                                         Certificates immediately prior to the
                                         related Distribution Date, then the
                                         applicable Class X-1 Strip Rate will
                                         equal the excess, if any, of (a) the
                                         Weighted Average Net Mortgage Rate for
                                         such Distribution Date, over (b) the
                                         greater of (i) the rate per annum
                                         corresponding to such Distribution Date
                                         as set forth on Schedule B in the
                                         Prospectus Supplement and (ii) the
                                         Pass-Through Rate for such Distribution
                                         Date for such class of Principal
                                         Balance Certificates; and

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
     NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-9

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

                                     o   if such particular component consists
                                         of the entire certificate balance (or a
                                         designated portion of that certificate
                                         balance) of any class of Principal
                                         Balance Certificates, and if such
                                         entire certificate balance (or that
                                         designated portion) does not, in whole
                                         or in part, also constitute a component
                                         of the total Notional Amount of the
                                         Class X-2 Certificates immediately
                                         prior to the related Distribution Date,
                                         then the applicable Class X-1 Strip
                                         Rate will equal the excess, if any, of
                                         (a) the Weighted Average Net Mortgage
                                         Rate for such Distribution Date, over
                                         (b) the Pass-Through Rate for such
                                         Distribution Date for such class of
                                         Principal Balance Certificates.

                                     For any Distribution Date occurring after
                                     January 2013, the Certificate Balance of
                                     each class of Principal Balance
                                     Certificates will constitute a separate
                                     component of the total Notional Amount of
                                     the Class X-1 Certificates, and the
                                     applicable Class X-1 Strip Rate with
                                     respect to each such component for each
                                     such Distribution Date will equal the
                                     excess, if any, of (a) the Weighted Average
                                     Net Mortgage Rate for such Distribution
                                     Date, over (b) the Pass-Through Rate for
                                     such Distribution Date for such class of
                                     Principal Balance Certificates. Under no
                                     circumstances will any Class X-1 Strip Rate
                                     be less than zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
       NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-10

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

                                         The Pass-Through Rate applicable
                                  to the Class X-2 Certificates for the
                                  initial Distribution Date will equal
                                  approximately 0.64% per annum. The
                                  Pass-Through Rate applicable to the Class
                                  X-2 Certificates for each Distribution Date
                                  subsequent to the initial Distribution Date
                                  and on or before the Distribution Date in
                                  January 2013 will equal the weighted
                                  average of the respective strip rates (the
                                  "Class X-2 Strip Rates") at which interest
                                  accrues from time to time on the respective
                                  components of the total Notional Amount of
                                  the Class X-2 Certificates outstanding
                                  immediately prior to the related
                                  Distribution Date (weighted on the basis of
                                  the respective balances of such components
                                  outstanding immediately prior to such
                                  Distribution Date). Each of those
                                  components will be comprised of all or a
                                  designated portion of the Certificate
                                  Balance of a specified class of Principal
                                  Balance Certificates. If all or a
                                  designated portion of the Certificate
                                  Balance of any class of Principal Balance
                                  Certificates is identified under
                                  "--Certificate Balance" in the Prospectus
                                  Supplement as being part of the total
                                  Notional Amount of the Class X-2
                                  Certificates immediately prior to any
                                  Distribution Date, then that Certificate
                                  Balance (or designated portion thereof)
                                  will represent one or more separate
                                  components of the total Notional Amount of
                                  the Class X-2 Certificates for purposes of
                                  calculating the accrual of interest for the
                                  related Distribution Date. For any
                                  Distribution Date occurring in or before
                                  January 2013, on any particular component
                                  of the total Notional Amount of the Class
                                  X-2 Certificates immediately prior to the
                                  related Distribution Date, the applicable
                                  Class X-2 Strip Rate will equal the excess,
                                  if any, of:

                                     o   the lesser of (a) the rate per annum
                                         corresponding to such Distribution Date
                                         as set forth on Schedule B in the
                                         Prospectus Supplement and (b) the
                                         Weighted Average Net Mortgage Rate for
                                         such distribution date, over

                                     o   the Pass-Through Rate for such
                                         Distribution Date for the class of
                                         Principal Balance Certificates whose
                                         Certificate Balance, or a designated
                                         portion thereof, comprises such
                                         component.

                                  Under no circumstances will any Class X-2
                                  Strip Rate be less than zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
       NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-11

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

Yield Maintenance/Prepayment      Any Prepayment Premiums/Yield Maintenance
Premium Allocation:               Charges collected with respect to a Mortgage
                                  Loan during any particular Collection Period
                                  will be distributed to the holders of each
                                  Class of Principal Balance Certificates (other
                                  than an excluded class as defined below) then
                                  entitled to distributions of principal on such
                                  Distribution Date in an amount equal to the
                                  lesser of (i) such Prepayment Premium/Yield
                                  Maintenance Charge and (ii) the Prepayment
                                  Premium/Yield Maintenance Charge multiplied by
                                  the product of (a) a fraction, the numerator
                                  of which is equal to the amount of principal
                                  distributed to the holders of that Class on
                                  the Distribution Date, and the denominator of
                                  which is the total principal distributed on
                                  that Distribution Date, and (b) a fraction not
                                  greater than one, the numerator of which is
                                  equal to the excess, if any, of the
                                  Pass-Through Rate applicable to that Class,
                                  over the relevant Discount Rate (as defined in
                                  the Prospectus Supplement), and the
                                  denominator of which is equal to the excess,
                                  if any, of the Mortgage Rate of the Mortgage
                                  Loan that prepaid, over the relevant Discount
                                  Rate.

                                  The portion, if any, of the Prepayment
                                  Premium/Yield Maintenance Charge remaining
                                  after such payments to the holders of the
                                  Principal Balance Certificates will be
                                  distributed to the holders of the Class X-1
                                  Certificates and Class X-2 Certificates based
                                  on an 70/30 ratio through and including the
                                  Distribution Date in January 2010. After the
                                  Distribution Date in Janaury 2010 all
                                  Prepayment Premium/Yield Maintenance charges
                                  remaining after such payments to the holders
                                  of the Principal Balance Certificates will be
                                  distributed to the Class X-1 Certificates. For
                                  the purposes of the foregoing, the Class J
                                  Certificates and below are the excluded
                                  classes.

                                  The following is an example of the Prepayment
                                  Premium Allocation under (b) above based on
                                  the information contained herein and the
                                  following assumptions:

                                  Two Classes of Certificates: Class A-2 and X

                                  The characteristics of the Mortgage Loan being
                                  prepaid are as follows:

                                     - Loan Balance: $10,000,000

                                     - Mortgage Rate: 5.39%

                                     - Maturity Date: 5 years (February 1, 2010)

                                  The Discount Rate is equal to 3.50%

                                  The Class A-2 Pass-Through Rate is equal to
                                  4.11%

                                                                                                            YIELD
                                                                                                         MAINTENANCE
                                                CLASS A CERTIFICATES                    FRACTION          ALLOCATION
                                  ----------------------------------------------- ---------------------- -------------
                                                        METHOD                          CLASS A-2         CLASS A-2
                                  ----------------------------------------------- ---------------------- -------------

                                  (Class A-2 Pass Through Rate -  Discount Rate)        (4.11%-3.50%)
                                  -----------------------------------------------     ----------------        32.28%
                                              (Mortgage Rate - Discount Rate)           (5.39%-3.50%)

                                                                                                            YIELD
                                                                                                         MAINTENANCE
                                                CLASS X CERTIFICATES                    FRACTION          ALLOCATION
                                     -------------------------------------------- ---------------------- -------------
                                                      METHOD
                                     --------------------------------------------

                                            (1 -Class A-2 YM Allocation)               (1-32.28% )          67.72%

 THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
           PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
       NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-12

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

III.   SELLERS                    Bear Stearns Commercial Mortgage, Inc.
                                  ("BSCMI")*
                                  --------------------------------------

                                  The Mortgage Pool includes 16 Mortgage Loans,
                                  representing 27.9% of the Initial Pool Balance
                                  that were originated by BSCMI and/or its
                                  affiliates.

                                  BSCMI originates loans secured by retail,
                                  office, industrial, multifamily, self-storage
                                  and hotel properties as well as manufactured
                                  housing communities located in the United
                                  States. BSCMI and its affiliates originate and
                                  underwrite loans through four offices located
                                  throughout the United States. BSCMI loan
                                  origination and underwriting professionals are
                                  all full-time BSCMI employees.

                                  Morgan Stanley Mortgage Capital Inc. ("MSMC")
                                  ---------------------------------------------

                                  The Mortgage Pool includes 21 Mortgage Loans,
                                  representing 27.5% of the Initial Pool Balance
                                  that were originated by or on behalf of MSMC
                                  or purchased from a third party.

                                  MSMC is a subsidiary of Morgan Stanley & Co.
                                  Incorporated and was formed to originate and
                                  purchase mortgage loans secured by commercial
                                  and multifamily real estate.

                                  Wells Fargo Bank, National Association ("WF")*
                                  ----------------------------------------------

                                  The Mortgage Pool includes 46 Mortgage Loans,
                                  representing 21.0% of the Initial Pool Balance
                                  that were originated by WF.

                                  WF is a national banking association and
                                  affiliate of Wells Fargo & Company that
                                  provides a full range of banking services to
                                  individual, agribusiness, real estate,
                                  commercial and small business customers. The
                                  loans originated by WF were originated through
                                  its Capital Markets Group.

                                  Principal Commercial Funding, LLC ("PCF")
                                  -----------------------------------------

                                  The Mortgage Pool includes 26 Mortgage Loans,
                                  representing 15.7% of the Initial Pool Balance
                                  that were originated by PCF and/or its
                                  affiliates.

                                  PCF is a wholly owned subsidiary of Principal
                                  Global Investors, LLC, which is a wholly owned
                                  subsidiary of Principal Life Insurance
                                  Company. PCF was formed as a Delaware limited
                                  liability company to originate and acquire
                                  loans secured by commercial and multi-family
                                  real estate. Each of the PCF loans was
                                  originated and underwritten by PCF and/or its
                                  affiliates.

                                  *With respect to Mortgage Loan No. 10, Waikele
                                  Center, representing 7.9% of the pool, Notes
                                  A-1, A-2, A-3 and A-4, the Waikele Center Pari
                                  Passu Loan, and Notes A-5, A-6, A-7 and A-8,
                                  the Waikele Center Companion Loan, were
                                  co-originated by BSCMI and WFB. Notes A-1,
                                  A-2, A-3 and A-4 will be included in the
                                  Trust.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-13

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

IV.  COLLATERAL DESCRIPTION
     ----------------------

                                                                 TEN LARGEST LOANS
                                                                 -----------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                  LOAN            CUT-OFF
                                                                        CUT-OFF DATE   UNITS/      PER   CURRENT   DATE    BALLOON
  NO.          PROPERTY NAME            CITY      STATE PROPERTY TYPE    BALANCE        SF      UNIT/SF    DSCR     LTV     LTV
---------------------------------------------------------------------------------------------------------------------------------

  1.    Wells REF Portfolio:        Parsippany     NJ   Office           $9,760,000    404,515     $120   3.55x   41.9%    41.9%
        Keybank Building

        Wells REF Portfolio:        Bridgewater    NJ   Office           $9,188,571    297,380     $120   3.55x    41.9%   41.9%
        Bridgewater Crossing II

        Wells REF Portfolio:        Englewood      NJ   Office           $6,697,143    410,000     $120   3.55x    41.9%   41.9%
        Citicorp Building           Cliffs

        Wells REF Portfolio:        Nashville      TN   Office           $6,125,714    312,297     $120   3.55x    41.9%   41.9%
        Caterpillar Building

        Wells REF Portfolio: State  Quincy         MA   Office           $4,617,143    234,668     $120   3.55x    41.9%   41.9%
        Street Building

        Wells REF Portfolio:        Austin         TX   Office           $3,771,429    195,234     $120   3.55x    41.9%   41.9%
        Harcourt Building

        Wells REF Portfolio:        Washington     DC   Office          $24,180,086    579,733     $120   3.55x    41.9%   41.9%
        Independence Square Two

        Wells REF Portfolio:        Washington     DC   Office          $13,209,914    337,794     $120   3.55x    41.9%   41.9%
        Independence Square One

        Wells REF Portfolio:        Brea           CA   Office           $2,450,000    133,943     $120   3.55x    41.9%   41.9%
        Continental Casualty

                          SUBTOTAL:                                     $80,000,000  2,905,564     $120   3.55X    41.9%   41.9%
---------------------------------------------------------------------------------------------------------------------------------
  2.    Waikele Center              Waipahu        HI   Retail          $77,385,000    521,438     $270   1.88x    70.0%   70.0%
---------------------------------------------------------------------------------------------------------------------------------
  3.    Coventry Mall               Pottstown      PA   Retail          $76,500,000    803,898      $95   1.72x    68.0%   60.5%
---------------------------------------------------------------------------------------------------------------------------------
  4.    Alhambra Office Complex     Coral Gables   FL   Office          $50,000,000    317,566     $157   1.81x    67.6%   67.6%
---------------------------------------------------------------------------------------------------------------------------------
  5.    Travis Tower                Houston        TX   Office          $37,635,362    507,247      $74   1.75x    70.7%   59.2%
---------------------------------------------------------------------------------------------------------------------------------
  6.    Towers Crescent             Vienna         VA   Office          $37,000,000    288,248     $128   2.58x    45.5%   41.1%
---------------------------------------------------------------------------------------------------------------------------------
  7.    Simsbury Commons            Simsbury       CT   Retail          $33,300,000    256,498     $130   2.03x    64.7%   64.7%
---------------------------------------------------------------------------------------------------------------------------------
  8.    The Maritime Hotel          New York       NY   Hospitality     $25,000,000        125 $200,000   5.31x    41.7%   40.0%
---------------------------------------------------------------------------------------------------------------------------------
  9.    101 Ash Street              San Diego      CA   Office          $20,000,000    310,200      $64   3.56x    38.9%   38.9%
---------------------------------------------------------------------------------------------------------------------------------
 10.    Azalea Square               Summerville    SC   Retail          $16,535,000    181,942      $91   2.46x    55.1%   55.1%
---------------------------------------------------------------------------------------------------------------------------------
        TOTALS/WEIGHTED AVERAGES                                       $453,355,362                       2.48x*   58.6%   56.0%
---------------------------------------------------------------------------------------------------------------------------------

*The weighted average DSCR after all applicable partial interest only periods is 2.32x

--------------------------------------------------------------------------------
    This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such
    Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear
    Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
    "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The
    Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
    Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule
    415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan
    Stanley & Co. Incorporated, approved by Morgan Stanley International
    Limited, a member of The Securities and Futures Authority, and by Morgan
    Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley
    International or Morgan Stanley Japan Ltd. representative about the investments concerned.
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-14

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

                                                PARI PASSU AND COMPANION LOANS
                                               ------------------------------

                                       TOTAL A-NOTE
   NO.          PROPERTY NAME            BALANCES             TRANSACTION                 SPECIAL SERVICER      B-NOTE BALANCE
-------- ------------------------- --------------------- ----------------------------- ----------------------- ------------------

  1.     Wells REF Portfolio           $125,000,000                    MSCI 2004-HQ4                  GMACCM*  NAP

                                       $80,000,000                   MSCI 2005-TOP17    ARCap Servicing, Inc.

                                       $145,000,000                              TBD                      TBD
-------- ------------------------- --------------------- ----------------------------- ----------------------- ------------------

  2.     Waikele Center                $77,385,000                   MSCI 2005-TOP17   ARCap Servicing, Inc.*  NAP
                                       $63,315,000                               TBD                      TBD
-------- ------------------------- --------------------- ----------------------------- ----------------------- ------------------

* Denotes lead special servicer

--------------------------------------------------------------------------------
    This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such
    Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear
    Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
    "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The
    Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
    Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule
    415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan
    Stanley & Co. Incorporated, approved by Morgan Stanley International
    Limited, a member of The Securities and Futures Authority, and by Morgan
    Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley
    International or Morgan Stanley Japan Ltd. representative about the investments concerned.
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-15

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------

                             NO. OF      AGGREGATE
                            MORTGAGE    CUT-OFF DATE      % OF
                             LOANS       BALANCE ($)      POOL
---------------------------------------------------------------
1,000,001 - 2,000,000         16         27,005,365       2.8
2,000,001 - 3,000,000         12         28,948,104       3.0
3,000,001 - 4,000,000         17         60,702,331       6.2
4,000,001 - 5,000,000         12         51,482,817       5.2
5,000,001 - 6,000,000          9         49,963,706       5.1
6,000,001 - 7,000,000          6         39,906,041       4.1
7,000,001 - 8,000,000          7         52,415,196       5.3
8,000,001 - 9,000,000          4         34,797,839       3.5
9,000,001 - 10,000,000         4         39,148,735       4.0
10,000,001 - 15,000,000       10        113,907,323      11.6
15,000,001 - 20,000,000        4         68,125,000       6.9
20,000,001 - 30,000,000        1         25,000,000       2.5
30,000,001 (less or equal to)  8        389,370,362      39.7
---------------------------------------------------------------
TOTAL:                       110        980,772,819     100.0
---------------------------------------------------------------
Min: 1,146,923    Max:77,385,000        Average: 8,916,117
---------------------------------------------------------------

STATE
---------------------------------------------------------------
                                    AGGREGATE
                          NO. OF     CUT-OFF
                        MORTGAGED      DATE           % OF
                       PROPERTIES   BALANCE ($)       POOL
---------------------------------------------------------------
California - Southern          28   164,942,034       16.8
California - Northern           8    41,385,401        4.2
Florida                         9   120,350,059       12.3
Pennsylvania                    3    80,744,605        8.2
Hawaii                          1    77,385,000        7.9
Virginia                        6    70,198,626        7.2
Texas                           7    56,946,519        5.8
New York                        7    48,643,520        5.0
Connecticut                     2    38,700,000        3.9
District of Columbia            2    37,390,000        3.8

New Jersey                      5    35,122,109        3.6
Other                          46   208,964,946       21.3
---------------------------------------------------------------
 TOTAL:                       124   980,772,819      100.0
---------------------------------------------------------------

PROPERTY TYPE
---------------------------------------------------------------
                                    AGGREGATE
                          NO. OF     CUT-OFF
                        MORTGAGED      DATE           % OF
                       PROPERTIES   BALANCE ($)        POOL
---------------------------------------------------------------
Retail                       49     453,935,400        46.3
Office                       21     268,571,787        27.4
Industrial                   19      87,687,972         8.9
Hospitality                   4      43,200,860         4.4
Multifamily                   8      41,831,651         4.3
Self Storage                 13      30,239,265         3.1
Manufactured                  4      19,708,058         2.0
Housing
Other                         3      18,076,756         1.8
Mixed Use                     3      17,521,070         1.8
---------------------------------------------------------------
TOTAL:                      124     980,772,819       100.0
---------------------------------------------------------------

MORTGAGE RATE (%)
---------------------------------------------------------------
                                      AGGREGATE
                          NO. OF       CUT-OFF
                         MORTGAGED       DATE         % OF
                           LOANS       BALANCE ($)     POOL
---------------------------------------------------------------
(less or equal to 4.500        2     14,305,000        1.5
4.501 - 5.000                  7    133,500,000       13.6
5.001 - 5.500                 44    439,096,724       44.8
5.501 - 6.000                 42    254,448,203       25.9
6.001 - 6.500                 13    133,457,893       13.6
6.501 - 7.000                  2      5,965,000        0.6
---------------------------------------------------------------
TOTAL:                       110    980,772,819      100.0
---------------------------------------------------------------
 Min: 4.000   Max: 6.650     Wtd Avg: 5.426
---------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
---------------------------------------------------------------
                                      AGGREGATE
                          NO. OF       CUT-OFF
                         MORTGAGED       DATE         % OF
                           LOANS       BALANCE ($)     POOL
---------------------------------------------------------------
1 - 60                           7     51,515,776      5.3
61 - 120                        89     856,094,37    787.3
121 - 180                        9     52,373,254      5.3
181 - 240                        5     20,789,412      2.1
---------------------------------------------------------------
TOTAL:                         110    980,772,819    100.0
---------------------------------------------------------------
 Min: 60      Max: 240       Wtd Avg: 118
---------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
---------------------------------------------------------------
                                      AGGREGATE
                          NO. OF       CUT-OFF
                         MORTGAGED       DATE         % OF
                           LOANS       BALANCE ($)     POOL
---------------------------------------------------------------
1 - 60                           7     51,515,776     5.3
61 - 120                        90     866,694,377    88.4
121 - 180                        8     41,773,254     4.3
181 - 240                        5     20,789,412     2.1
---------------------------------------------------------------
 TOTAL:                        110    980,772,819   100.0
---------------------------------------------------------------
 Min: 52      Max: 240       Wtd Avg: 114
---------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)
---------------------------------------------------------------
                                      AGGREGATE
                          NO. OF       CUT-OFF
                         MORTGAGED       DATE         % OF
                           LOANS       BALANCE ($)     POOL
---------------------------------------------------------------
Interest Only                   17    350,038,000    35.7
121- 180                         6     14,288,500     1.5
181 - 240                        8     37,688,384     3.8
241 - 360                       79    578,757,935    59.0
---------------------------------------------------------------
 TOTAL:                        110    980,772,819   100.0
---------------------------------------------------------------
 Non Zero Min: 180     Max: 360    Non Zero Wtd Avg: 337
---------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
---------------------------------------------------------------
                                      AGGREGATE
                          NO. OF       CUT-OFF
                         MORTGAGED       DATE         % OF
                           LOANS       BALANCE ($)     POOL
---------------------------------------------------------------
Interest Only                   17     350,038,000    35.7
121 - 180                        6      14,288,500     1.5
181 - 240                        8      37,688,384     3.8
241 - 360                       79     578,757,935    59.0
---------------------------------------------------------------
 TOTAL:                        110     980,772,819   100.0
---------------------------------------------------------------
 Non Zero Min: 177     Max: 360    Non Zero Wtd Avg: 336
---------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------------
                                      AGGREGATE
                          NO. OF       CUT-OFF
                         MORTGAGED       DATE         % OF
                           LOANS       BALANCE ($)     POOL
---------------------------------------------------------------
20.1 - 30.0                     6    32,448,530       3.3
30.1 - 40.0                     4    29,342,857       3.0
40.1 - 50.0                    13   176,935,434      18.0
50.1 - 60.0                    31   186,883,957      19.1
60.1 - 70.0                    33   388,660,907      39.6
70.1 - 80.0                    23   166,501,135      17.0
---------------------------------------------------------------
TOTAL:                        110   980,772,819     100.0
---------------------------------------------------------------
 Min: 20.3    Max: 80.0   Wtd Avg: 59.6
---------------------------------------------------------------

 BALLOON LOAN-TO-VALUE RATIO (%)
 --------------------------------------------------------------
                                      AGGREGATE
                          NO. OF       CUT-OFF
                         MORTGAGED       DATE         % OF
                           LOANS       BALANCE ($)     POOL
---------------------------------------------------------------
 0.1 - 10.0                   11        35,077,911     3.6
 10.1 - 20.0                   2         3,884,986     0.4
 20.1 - 30.0                   3        27,078,756     2.8
 30.1 - 40.0                  12        84,774,108     8.6
 40.1 - 50.0                  27       248,484,804    25.3
 50.1 - 60.0                  29       200,043,401    20.4
 60.1 - 70.0                  25       365,588,853    37.3
 70.1 - 80.0                   1        15,840,000     1.6
---------------------------------------------------------------
  TOTAL:                     110       980,772,819   100.0
---------------------------------------------------------------
  Min: 0.2     Max: 70.4   Wtd Avg: 51.8
---------------------------------------------------------------

 CURRENT DEBT SERVICE COVERAGE RATIO (X)
---------------------------------------------------------------
                                       AGGREGATE
                            NO. OF       CUT-OFF
                          MORTGAGED       DATE         % OF
                            LOANS      BALANCE ($)     POOL
---------------------------------------------------------------
 (less or equal to) 1.20        4      13,966,032     1.4
 1.21 - 1.30                    2      13,015,073     1.3
 1.31 - 1.40                   18      86,742,191     8.8
 1.41 - 1.50                   11      59,813,873     6.1
 1.51 - 1.60                   10      50,880,380     5.2
 1.61 - 1.70                    7      57,412,169     5.9
 1.71 - 1.80                   10     161,766,934    16.5
 1.81 (less than or equal to)   8     537,176,168    54.8
---------------------------------------------------------------
  TOTAL:                      110     980,772,819   100.0
---------------------------------------------------------------
  Min: 1.11    Max: 5.31     Wtd Avg: 2.20
---------------------------------------------------------------

 POST PARTIAL IO PERIOD DEBT SERVICE
 COVERAGE RATIO (X)
---------------------------------------------------------------
                                       AGGREGATE
                            NO. OF       CUT-OFF
                          MORTGAGED       DATE         % OF
                            LOANS      BALANCE ($)     POOL
---------------------------------------------------------------
 (less or equal to) 1.20        5       29,806,032     3.0
 1.21 - 1.30                    2       13,015,073     1.3
 1.31 - 1.40                   21      122,692,191    12.5
 1.41 - 1.50                   12      126,073,873    12.9
 1.51 - 1.60                    9       40,280,380     4.1
 1.61 - 1.70                    6       41,662,169     4.2
 1.71 - 1.80                    8       75,666,934     7.7
 1.81 (less than or equal to)  47      531,576,168    54.2
---------------------------------------------------------------
  TOTAL:                      110      980,772,819   100.0
---------------------------------------------------------------
  Min: 1.11    Max: 5.23     Wtd Avg: 2.10
---------------------------------------------------------------

   All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.

--------------------------------------------------------------------------------
    This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such
    Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear
    Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the
    "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The
    Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
    Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule
    415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan
    Stanley & Co. Incorporated, approved by Morgan Stanley International
    Limited, a member of The Securities and Futures Authority, and by Morgan
    Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley
    International or Morgan Stanley Japan Ltd. representative about the investments concerned.
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-16

                           $928,056,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-TOP17

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

---------------------------------------------------------------------------------------------------------
Prepayment Restrictions                JAN-05        JAN-06         JAN-07          JAN-08        JAN-09
---------------------------------------------------------------------------------------------------------

Locked Out                             99.56%         98.66%         82.33%         69.40%         67.90%
Greater of YM and 1.00%                 0.44%          1.34%         17.67%         30.60%         32.10%
Open                                    0.00%          0.00%          0.00%          0.00%          0.00%
---------------------------------------------------------------------------------------------------------
TOTALS                                100.00%        100.00%        100.00%        100.00%        100.00%
---------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $980,772,819  $973,720,024   $965,910,437   $956,671,794   $946,593,118
% Initial Pool Balance                100.00%         99.28%         98.48%         97.54%         96.52%
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Prepayment Restrictions                JAN-10        JAN-11         JAN-12          JAN-13        JAN-14
---------------------------------------------------------------------------------------------------------

Locked Out                             71.43%         71.53%         72.45%         72.58%         71.19%
Greater of YM and 1.00%                28.57%         28.47%         27.55%         27.42%         26.97
Open                                    0.00%          0.00%          0.00%          0.00%          0.00%
---------------------------------------------------------------------------------------------------------
TOTALS                                100.00%        100.00%        100.00%        100.00%        100.00%
---------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $885,643,937  $874,244,080   $783,718,962   $771,142,683   $755,269,546
% Initial Pool Balance                  90.30%        89.14%         79.91%         78.63%         77.01%
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Prepayment Restrictions                JAN-15        JAN-16         JAN-17          JAN-18        JAN-19
---------------------------------------------------------------------------------------------------------

Locked Out                             25.85%         46.87%         47.67%         71.48%         78.89%
Greater of YM and 1.00%                30.04%         53.13%         52.33%         28.52%         21.11
Open                                   44.10%          0.00%          0.00%          0.00%          0.00%
---------------------------------------------------------------------------------------------------------
TOTALS                                100.00%        100.00%        100.00%        100.00%        100.00%
---------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $45,349,071    $23,022,036    $20,561,211    $12,241,102     $9,675,821
% Initial Pool Balance                  4.62%          2.35%          2.10%          1.25%          0.99%
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear
Stearns & Co. Inc., and Wells Fargo Brokerage Services, LLC (the "Underwriters")
disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley
& Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan
Stanley recommends that such readers obtain the advice of their Morgan Stanley &
Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd.
representative about the investments concerned.
        NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K.
                        SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-17

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

                           DISTRIBUTION DATE STATEMENT

================================================================================

     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Cash Reconciliation Detail                                          6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables           8-10
     Mortgage Loan Detail                                                11
     Principal Prepayment Detail                                         12
     Historical Detail                                                   13
     Delinquency Loan Detail                                             14
     Specially Serviced Loan Detail                                    15-16
     Modified Loan Detail                                                17
     Liquidated Loan Detail                                              18

================================================================================

                                    DEPOSITOR
================================================================================

     Morgan Stanley Capital I Inc.
     1585 Broadway
     New York, NY 10036

     Contact:       General Information Number
     Phone Number:  (212) 761-4700

================================================================================

                                 MASTER SERVICER
================================================================================

     Wells Fargo Bank, N.A.
     45 Fremont Street, 2nd Floor
     investorreporting@wellsfargo.com
     San Francisco, CA 94105

     Contact:       Matilde Sanchez
     Phone Number:  (415) 222-2364

================================================================================

                                SPECIAL SERVICER
================================================================================

     ARCap Servicing, Inc.
     5605 N. MacArthur Blvd.
     Irving, TX 75038

     Contact:       Chris Crouch
     Phone Number:  (972) 580-1688

================================================================================

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

                        CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                 Pass-                                                                Additional                          Current
  Class\         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------

   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-4           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-5           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-6           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    P            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================

=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution   Amount
-------------------------------------------------------------------------------------------------------

  X-1               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  X-2               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                            (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class\                 Beginning    Principal     Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------

   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-4                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-5                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-6                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    P                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================

=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------

  X-1                 0.00000000   0.00000000    0.00000000   0.00000000
  X-2                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

                             RECONCILIATION DETAIL

                         ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections

                  MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------

 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-3           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-4           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-5           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-6           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  O            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  P            0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-I           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-II          0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-III         0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
===================================================================================================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

                   OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00

Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00

Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Primary Servicing Fee                   0.00
Aggregate Paying Agent Fee                        0.00
Aggregate Trust Fund Expenses                     0.00

Additional Trust Fund Expenses/(Gains)            0.00
     Fees Paid to Special Servicer                0.00
     Interest on Advances                         0.00
     Other Expenses of Trust                      0.00

Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------

 -----------------------------------------------------
 Total
 =====================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

                           CASH RECONCILIATION DETAIL

--------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED

     INTEREST:

        Interest paid or advanced                                       0.00
        Interest reductions due to Non-Recoverability Determinations    0.00
        Interest Adjustments                                            0.00
        Deferred Interest                                               0.00
        Net Prepayment Interest Shortfall                               0.00
        Net Prepayment Interest Excess                                  0.00
        Extension Interest                                              0.00
        Interest Reserve Withdrawal                                     0.00
                                                                               -------
           TOTAL INTEREST COLLECTED                                               0.00

     PRINCIPAL:
        Scheduled Principal                                             0.00
        Unscheduled Principal                                           0.00
           Principal Prepayments                                        0.00
           Collection of Principal after Maturity Date                  0.00
           Recoveries from Liquidation and Insurance Proceeds           0.00
           Excess of Prior Principal Amounts paid                       0.00
           Curtailments                                                 0.00
        Negative Amortization                                           0.00
        Principal Adjustments                                           0.00
                                                                               -------
           TOTAL PRINCIPAL COLLECTED                                              0.00

     OTHER:
        Prepayment Penalties/Yield Maintenance                          0.00
        Repayment Fees                                                  0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Received                                        0.00
        Net Swap Counterparty Payments Received                         0.00
                                                                               -------
           TOTAL OTHER FUNDS COLLECTED:                                            0.00
                                                                               -------
TOTAL FUNDS COLLECTED                                                             0.00
                                                                               =======

--------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED

     FEES:

        Master Servicing Fee                                            0.00
        Trustee Fee                                                     0.00
        Certificate Administration Fee                                  0.00
        Insurer Fee                                                     0.00
        Miscellaneous Fee                                               0.00
                                                                               -------
           TOTAL FEES                                                            0.00

     ADDITIONAL TRUST FUND EXPENSES:
        Reimbursement for Interest on Advances                          0.00
        ASER Amount                                                     0.00
        Special Servicing Fee                                           0.00
        Reduction of funds due to Non Recoverability Determination      0.00
        Rating Agency Expenses                                          0.00
        Attorney Fees & Expenses                                        0.00
        Bankruptcy Expense                                              0.00
        Taxes Imposed on Trust Fund                                     0.00
        Advances Not Recovered                                          0.00
        Other Expenses                                                  0.00
                                                                               -------
           TOTAL ADDITIONAL TRUST FUND EXPENSES                                  0.00

     INTEREST RESERVE DEPOSIT                                                    0.00

     PAYMENTS TO CERTIFICATE HOLDERS & OTHERS:
        Interest Distribution                                           0.00
        Principal Distribution                                          0.00
        Yield Maintenance/Prepayment Penalties                          0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Paid                                            0.00
        Net Swap Counterparty Payments Paid                             0.00
                                                                               -------
           TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                         0.00
                                                                               -------
TOTAL FUNDS DISTRIBUTED                                                          0.00
                                                                               =======

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------

 A-1
 A-2
 A-3
 A-4
 A-5
 A-6
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

(1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
        Term           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                    AGE OF MOST RECENT FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                        % of
   Age of Most      # of    Scheduled    Agg.     WAM                 Weighted
   Recent NOI      loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new financial information becomes available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The
Trustee makes no representations as to the accuracy of the data provided for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

----------------------------------------------------------------------------------------------------------------
                                               MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number   ODCR      Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------

                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

-----------------------------------------------------------------------------------------------------------------------------

                                                  PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

-----------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                             Prepayments                    Rate and Maturities
---------------   -------------------------------   --------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Balance      #   Balance     Coupon      Remit          WAM
------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

----------------------------------------------------------------------------------------------------------------------------------

                                                      DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances      Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                              Actual      Outstanding
             Foreclosure       Loan        Servicing    Bankruptcy    REO
Loan Number     Date         Balance       Advances        Date       Date
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

-----------------------------------------------------------------------------------------------------------------------------

                                            SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                                                         Remaining
Distribution   NOI                 Note     Maturity   Amortization
   Date       Date       DSCR      Date       Date         Term
--------------------------------------------------------------------

--------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                         Offering      Resolution     Site
Distribution   Loan       Document      Strategy   Inspection                Appraisal  Appraisal     Other REO
    Date      Number  Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                               MORGAN STANLEY CAPITAL I INC.                          (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2005-TOP17                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 02/14/2005
                                                                                                   RECORD DATE:  01/31/2005

-------------------------------------------------------------------------------------------------

                                      LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document      Appraisal  Appraisal  Actual    Gross       as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
         Aggregate        Net       Net Proceeds               Repurchased
 Loan   Liquidation   Liquidation    as a % of       Realized   by Seller
Number   Expenses*     Proceeds    Actual Balance      Loss       (Y/N)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
  Current Total
---------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 18

                                   SCHEDULE A
                                   ----------

                      Class A-AB Planned Principal Balance

  DISTRIBUTION DATE          BALANCE
  -----------------          -------
    Closing Date         $58,200,000.00
     02/13/2005          $58,200,000.00
     03/13/2005          $58,200,000.00
     04/13/2005          $58,200,000.00
     05/13/2005          $58,200,000.00
     06/13/2005          $58,200,000.00
     07/13/2005          $58,200,000.00
     08/13/2005          $58,200,000.00
     09/13/2005          $58,200,000.00
     10/13/2005          $58,200,000.00
     11/13/2005          $58,200,000.00
     12/13/2005          $58,200,000.00
     01/13/2006          $58,200,000.00
     02/13/2006          $58,200,000.00
     03/13/2006          $58,200,000.00
     04/13/2006          $58,200,000.00
     05/13/2006          $58,200,000.00
     06/13/2006          $58,200,000.00
     07/13/2006          $58,200,000.00
     08/13/2006          $58,200,000.00
     09/13/2006          $58,200,000.00
     10/13/2006          $58,200,000.00
     11/13/2006          $58,200,000.00
     12/13/2006          $58,200,000.00
     01/13/2007          $58,200,000.00
     02/13/2007          $58,200,000.00
     03/13/2007          $58,200,000.00
     04/13/2007          $58,200,000.00
     05/13/2007          $58,200,000.00
     06/13/2007          $58,200,000.00
     07/13/2007          $58,200,000.00
     08/13/2007          $58,200,000.00
     09/13/2007          $58,200,000.00
     10/13/2007          $58,200,000.00
     11/13/2007          $58,200,000.00
     12/13/2007          $58,200,000.00
     01/13/2008          $58,200,000.00
     02/13/2008          $58,200,000.00
     03/13/2008          $58,200,000.00
     04/13/2008          $58,200,000.00
     05/13/2008          $58,200,000.00
     06/13/2008          $58,200,000.00
     07/13/2008          $58,200,000.00
     08/13/2008          $58,200,000.00
     09/13/2008          $58,200,000.00
     10/13/2008          $58,200,000.00

  DISTRIBUTION DATE          BALANCE
  -----------------          -------
     11/13/2008          $58,200,000.00
     12/13/2008          $58,200,000.00
     01/13/2009          $58,200,000.00
     02/13/2009          $58,200,000.00
     03/13/2009          $58,200,000.00
     04/13/2009          $58,200,000.00
     05/13/2009          $58,200,000.00
     06/13/2009          $58,200,000.00
     07/13/2009          $58,200,000.00
     08/13/2009          $58,200,000.00
     09/13/2009          $58,200,000.00
     10/13/2009          $58,200,000.00
     11/13/2009          $58,200,000.00
     12/13/2009          $58,141,939.74
     01/13/2010          $57,271,000.00
     02/13/2010          $56,396,000.00
     03/13/2010          $55,261,000.00
     04/13/2010          $54,376,000.00
     05/13/2010          $53,402,000.00
     06/13/2010          $52,508,000.00
     07/13/2010          $51,525,000.00
     08/13/2010          $50,622,000.00
     09/13/2010          $49,715,000.00
     10/13/2010          $48,719,000.00
     11/13/2010          $47,802,000.00
     12/13/2010          $46,797,000.00
     01/13/2011          $45,871,000.00
     02/13/2011          $44,940,000.00
     03/13/2011          $43,755,000.00
     04/13/2011          $42,814,000.00
     05/13/2011          $42,614,000.00
     06/13/2011          $42,414,000.00
     07/13/2011          $42,214,000.00
     08/13/2011          $42,014,000.00
     09/13/2011          $41,814,000.00
     10/13/2011          $41,614,000.00
     11/13/2011          $41,414,000.00
     12/13/2011          $41,214,000.00
     01/13/2012          $40,947,000.00
     02/13/2012          $39,969,000.00
     03/13/2012          $38,826,000.00
     04/13/2012          $37,839,000.00
     05/13/2012          $36,766,000.00
     06/13/2012          $35,769,000.00
     07/13/2012          $34,687,000.00
     08/13/2012          $33,679,000.00

                                      A-1

DISTRIBUTION DATE          BALANCE
-----------------          -------
     09/13/2012          $32,667,000.00
     10/13/2012          $31,570,000.00
     11/13/2012          $30,548,000.00
     12/13/2012          $29,441,000.00
     01/13/2013          $28,369,000.00
     02/13/2013          $27,293,000.00
     03/13/2013          $25,964,000.00
     04/13/2013          $24,875,000.00
     05/13/2013          $23,700,000.00
     06/13/2013          $22,600,000.00
     07/13/2013          $21,414,000.00
     08/13/2013          $20,304,000.00
     09/13/2013          $19,188,000.00
     10/13/2013          $15,964,000.00
     11/13/2013          $14,841,000.00
     12/13/2013          $13,631,000.00
     01/13/2014          $12,496,000.00
     02/13/2014          $11,356,000.00
     03/13/2014           $9,067,000.00
     04/13/2014           $1,289,000.00
     05/13/2014              $71,000.00
     06/13/2014                   $0.00

                                      A-2

                                   SCHEDULE B
                                   ----------

            Rates Used in Determination of Class X Pass-Through Rates

                           02/13/2005           5.35844%
                           03/13/2005           5.19112%
                           04/13/2005           5.52551%
                           05/13/2005           5.35810%
                           06/13/2005           5.52528%
                           07/13/2005           5.35788%
                           08/13/2005           5.52506%
                           09/13/2005           5.52495%
                           10/13/2005           5.35756%
                           11/13/2005           5.52471%
                           12/13/2005           5.35734%
                           01/13/2006           5.35722%
                           02/13/2006           5.35711%
                           03/13/2006           5.35731%
                           04/13/2006           5.52409%
                           05/13/2006           5.35674%
                           06/13/2006           5.52385%
                           07/13/2006           5.35651%
                           08/13/2006           5.52360%
                           09/13/2006           5.52348%
                           10/13/2006           5.35611%
                           11/13/2006           5.52314%
                           12/13/2006           5.35578%
                           01/13/2007           5.35561%
                           02/13/2007           5.35545%
                           03/13/2007           5.35566%
                           04/13/2007           5.52221%
                           05/13/2007           5.35490%
                           06/13/2007           5.52185%
                           07/13/2007           5.35454%
                           08/13/2007           5.52147%
                           09/13/2007           5.52128%
                           10/13/2007           5.35399%
                           11/13/2007           5.52087%
                           12/13/2007           5.35360%
                           01/13/2008           5.52045%
                           02/13/2008           5.35319%
                           03/13/2008           5.35315%
                           04/13/2008           5.51980%
                           05/13/2008           5.35257%
                           06/13/2008           5.51936%
                           07/13/2008           5.35215%
                           08/13/2008           5.51892%
                           09/13/2008           5.51871%
                           10/13/2008           5.35153%
                           11/13/2008           5.51826%
                           12/13/2008           5.35110%
                           01/13/2009           5.35087%
                           02/13/2009           5.35066%

                                      B-1

                           03/13/2009           5.35092%
                           04/13/2009           5.51707%
                           05/13/2009           5.34996%
                           06/13/2009           5.52909%
                           07/13/2009           5.36068%
                           08/13/2009           5.52863%
                           09/13/2009           5.52841%
                           10/13/2009           5.36003%
                           11/13/2009           5.52794%
                           12/13/2009           5.35958%
                           01/13/2010           5.37514%
                           02/13/2010           5.37493%
                           03/13/2010           5.37524%
                           04/13/2010           5.54845%
                           05/13/2010           5.37419%
                           06/13/2010           5.54797%
                           07/13/2010           5.37372%
                           08/13/2010           5.54748%
                           09/13/2010           5.54725%
                           10/13/2010           5.37301%
                           11/13/2010           5.54675%
                           12/13/2010           5.37252%
                           01/13/2011           5.37226%
                           02/13/2011           5.37202%
                           03/13/2011           5.37235%
                           04/13/2011           5.54543%
                           05/13/2011           5.37122%
                           06/13/2011           5.56127%
                           07/13/2011           5.38433%
                           08/13/2011           5.56077%
                           09/13/2011           5.56052%
                           10/13/2011           5.38673%
                           11/13/2011           5.59016%
                           12/13/2011           5.41050%
                           01/13/2012           5.58967%
                           02/13/2012           5.41001%
                           03/13/2012           5.41000%
                           04/13/2012           5.58891%
                           05/13/2012           5.40925%
                           06/13/2012           5.58840%
                           07/13/2012           5.40874%
                           08/13/2012           5.58788%
                           09/13/2012           5.58764%
                           10/13/2012           5.40797%
                           11/13/2012           5.58711%
                           12/13/2012           5.40743%
                           01/13/2013           5.40715%

                                      B-2

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                 ---------------

     Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

     EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS OF:

     1)   multifamily or commercial mortgage loans;

     2)   mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

     3)   direct obligations of the United States or other governmental agencies; or

     4)   any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

     The certificates of any series may consist of one or more classes. A given class may:

     o    provide for the accrual of interest based on fixed, variable or adjustable rates;

     o    be senior or subordinate to one or more other classes in respect of distributions;

     o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

     o    provide for sequential distributions of principal;

     o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-33 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------

                                 MORGAN STANLEY
                  The date of this Prospectus is August 2, 2004

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o    the timing of interest and principal payments;

     o    applicable interest rates;

     o    information about the trust fund's assets;

     o    information about any credit support or cash flow agreement;

     o    the rating for each class of certificates;

     o    information regarding the nature of any subordination;

     o    any circumstance in which the trust fund may be subject to early termination;

     o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

     o    the aggregate principal amount of each class of certificates;

     o    information regarding any master servicer, sub-servicer or special servicer; and

     o    whether the certificates will be initially issued in definitive or book entry form.

     IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE
INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is
(212) 761-4000.

                    ----------------------------------------

     Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                                                                                                PAGE
                                                                                                                ----

Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus

                                      -i-

                                      -ii-

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.....................Mortgage Pass-Through Certificates,
                                          issuable in series.

MORTGAGE POOL.............................Each trust fund will consist primarily of one or more segregated pools of:

                                          (1)  multifamily or commercial
                                               mortgage loans;

                                          (2)  mortgage participations, mortgage
                                               pass-through certificates or
                                               mortgage-backed securities;

                                          (3)  direct obligations of the United
                                               States or other governmental
                                               agencies; or

                                          (4)  any combination of 1-3 above, as
                                               well as other property as
                                               described in the accompanying
                                               prospectus supplement.

                                          as to some or all of the mortgage
                                          loans, assignments of the leases of
                                          the related mortgaged properties or
                                          assignments of the rental payments due
                                          under those leases.

                                          Each trust fund for a series of
                                          certificates may also include:

                                          o    letters of credit, insurance
                                               policies, guarantees, reserve
                                               funds or other types of credit
                                               support; and

                                          o    currency or interest rate
                                               exchange agreements and other
                                               financial assets.

                           RELEVANT PARTIES AND DATES

ISSUER....................................Morgan Stanley Capital I 200__-__
                                          Trust.

DEPOSITOR.................................Morgan Stanley Capital I Inc., a
                                          wholly-owned subsidiary of Morgan
                                          Stanley.

MASTER SERVICER...........................The master servicer, if any, for each series of certificates will be named
                                          in the related prospectus supplement.
                                          The master servicer may be an
                                          affiliate of Morgan Stanley Capital I
                                          Inc.

SPECIAL SERVICER..........................The special servicer, if any, for each series of certificates will be named,
                                          or the circumstances in accordance
                                          with which a special servicer will be
                                          appointed will be described, in the
                                          related prospectus supplement. The
                                          special servicer may be an affiliate
                                          of Morgan Stanley Capital I Inc.

TRUSTEE...................................The trustee for each series of certificates will be named in the
                                          related prospectus supplement.

ORIGINATOR................................The originator or originators of the mortgage loans will be named in the
                                          related prospectus supplement. An
                                          originator may be an affiliate of
                                          Morgan Stanley Capital I Inc. Morgan
                                          Stanley Capital I Inc. will purchase

                                          the mortgage loans or the mortgage
                                          backed securities or both, on or
                                          before the issuance of the related
                                          series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.....................Each series of certificates will represent in the aggregate the entire
                                          beneficial ownership interest in a
                                          trust fund consisting primarily of:

         (A) MORTGAGE ASSETS..............The mortgage loans and the mortgage backed securities, or one or the
                                          other, with respect to each series of
                                          certificates will consist of a pool
                                          of:

                                          o    multifamily or commercial
                                               mortgage loans or both;

                                          o    mortgage participations, mortgage
                                               pass-through certificates or
                                               other mortgage-backed securities
                                               evidencing interests in or
                                               secured by mortgage loans; or

                                          o    a combination of mortgage loans
                                               and mortgage backed securities.

                                          The mortgage loans will not be
                                          guaranteed or insured by:

                                          o    Morgan Stanley Capital I Inc. or
                                               any of its affiliates; or

                                          o    unless the prospectus supplement
                                               so provides, any governmental
                                               agency or instrumentality or
                                               other person.

                                          The mortgage loans will be secured by
                                          first liens or junior liens on, or
                                          security interests in:

                                          o    residential properties consisting
                                               of five or more rental or
                                               cooperatively-owned dwelling
                                               units; or

                                          o    office buildings, shopping
                                               centers, retail stores, hotels or
                                               motels, nursing homes, hospitals
                                               or other health-care related
                                               facilities, mobile home parks,
                                               warehouse facilities,
                                               mini-warehouse facilities or
                                               self-storage facilities,
                                               industrial plants, congregate
                                               care facilities, mixed use
                                               commercial properties or other
                                               types of commercial properties.

                                          Unless otherwise provided in the
                                          prospectus supplement, the mortgage
                                          loans:

                                          o    will be secured by properties
                                               located in any of the fifty
                                               states, the District of Columbia
                                               or the Commonwealth of Puerto
                                               Rico;

                                          o    will have individual principal
                                               balances at origination of at
                                               least $25,000;

                                          o    will have original terms to
                                               maturity of not more than 40
                                               years; and

                                          o    will be originated by persons
                                               other than Morgan Stanley Capital
                                               I Inc.

                                          Each mortgage loan may provide for the
                                          following payment terms:

                                          o    Each mortgage loan may provide
                                               for no accrual of interest or for
                                               accrual of interest at a fixed or
                                               adjustable rate or at a rate that
                                               may be converted from adjustable
                                               to fixed, or vice versa, from
                                               time to

                                      -2-

                                          time at the borrower's election.
                                          Adjustable mortgage rates may be based
                                          on one or more indices.

                                          o    Each mortgage loan may provide
                                               for scheduled payments to
                                               maturity or payments that adjust
                                               from time to time to accommodate
                                               changes in the interest rate or
                                               to reflect the occurrence of
                                               certain events.

                                          o    Each mortgage loan may provide
                                               for negative amortization or
                                               accelerated amortization.

                                          o    Each mortgage loan may be fully
                                               amortizing or require a balloon
                                               payment due on the loan's stated
                                               maturity date.

                                          o    Each mortgage loan may contain
                                               prohibitions on prepayment or
                                               require payment of a premium or a
                                               yield maintenance penalty in
                                               connection with a prepayment.

                                          o    Each mortgage loan may provide
                                               for payments of principal,
                                               interest or both, on due dates
                                               that occur monthly, quarterly,
                                               semi-annually or at another
                                               interval as specified in the
                                               related prospectus supplement.

         (B) GOVERNMENT SECURITIES........If the related prospectus supplement so specifies, the trust fund may
                                          include direct obligations of the
                                          United States, agencies of the United
                                          States or agencies created by
                                          government entities which provide for
                                          payment of interest or principal or
                                          both.

         (C) COLLECTION ACCOUNTS..........Each trust fund will include one or more accounts established and
                                          maintained on behalf of the
                                          certificateholders. The person(s)
                                          designated in the related prospectus
                                          supplement will, to the extent
                                          described in this prospectus and the
                                          prospectus supplement, deposit into
                                          this account all payments and
                                          collections received or advanced with
                                          respect to the trust fund's assets.
                                          The collection account may be either
                                          interest bearing or non-interest
                                          bearing, and funds may be held in the
                                          account as cash or invested in
                                          short-term, investment grade
                                          obligations.

         (D) CREDIT SUPPORT...............If the related prospectus supplement so specifies, one or more classes of
                                          certificates may be provided with
                                          partial or full protection against
                                          certain defaults and losses on a trust
                                          fund's mortgage loans and mortgage
                                          backed securities.

                                          This protection may be provided by one
                                          or more of the following means:

                                          o    subordination of one or more
                                               other classes of certificates,

                                          o    letter of credit,

                                          o    insurance policy,

                                          o    guarantee,

                                          o    reserve fund or

                                          o    another type of credit support,
                                               or a combination thereof.

                                          The related prospectus supplement will
                                          describe the amount and types of
                                          credit support, the entity providing
                                          the credit support, if applicable, and

                                      -3-

                                          related information. If a particular
                                          trust fund includes mortgage backed
                                          securities, the related prospectus
                                          supplement will describe any similar
                                          forms of credit support applicable to
                                          those mortgage backed securities.

         (E) CASH FLOW AGREEMENTS.........If the related prospectus supplement so provides, the trust fund may
                                          include guaranteed investment
                                          contracts pursuant to which moneys
                                          held in the collection accounts will
                                          be invested at a specified rate. The
                                          trust fund also may include agreements
                                          designed to reduce the effects of
                                          interest rate or currency exchange
                                          rate fluctuations on the trust fund's
                                          assets or on one or more classes of
                                          certificates.

                                          Agreements of this sort may include:

                                          o    interest rate exchange
                                               agreements,

                                          o    interest rate cap or floor
                                               agreements,

                                          o    currency exchange agreements or
                                               similar agreements. Currency
                                               exchange agreements might be
                                               included in a trust fund if some
                                               or all of the mortgage loans or
                                               mortgage backed securities, such
                                               as mortgage loans secured by
                                               mortgaged properties located
                                               outside the United States, are
                                               denominated in a non-United
                                               States currency.

                                          The related prospectus supplement will
                                          describe the principal terms of any
                                          guaranteed investment contract or
                                          other agreement and provide
                                          information with respect to the
                                          obligor. If a particular trust fund
                                          includes mortgage backed securities,
                                          the related prospectus supplement will
                                          describe any guaranteed investment
                                          contract or other agreements
                                          applicable to those mortgage backed
                                          securities.

DISTRIBUTIONS ON CERTIFICATES.............Each series of certificates will have the following characteristics:

                                          o    if the certificates evidence an
                                               interest in a trust fund that
                                               includes mortgage loans, the
                                               certificates will be issued
                                               pursuant to a pooling agreement;

                                          o    if the certificates evidence an
                                               interest in a trust fund that
                                               does not include mortgage loans,
                                               the certificates will be issued
                                               pursuant to a trust agreement;

                                          o    each series of certificates will
                                               include one or more classes of
                                               certificates;

                                          o    each series of certificates,
                                               including any class or classes
                                               not offered by this prospectus,
                                               will represent, in the aggregate,
                                               the entire beneficial ownership
                                               interest in the related trust
                                               fund;

                                          o    each class of certificates being
                                               offered to you, other than
                                               certain stripped interest
                                               certificates, will have a stated
                                               principal amount;

                                          o    each class of certificates being
                                               offered to you, other than
                                               certain stripped principal
                                               certificates, will accrue
                                               interest based on a fixed,
                                               variable or adjustable interest
                                               rate.

                                          The related prospectus supplement will
                                          specify the principal amount, if any,
                                          and the interest rate, if any, for
                                          each class of certificates. In the
                                          case of a variable or adjustable
                                          interest rate, the related prospectus
                                          supplement will specify the method for
                                          determining the rate.

                                      -4-

                                          The certificates will not be
                                          guaranteed or insured by Morgan
                                          Stanley Capital I Inc. or any of its
                                          affiliates. The certificates also will
                                          not be guaranteed or insured by any
                                          governmental agency or instrumentality
                                          or by any other person, unless the
                                          related prospectus supplement so
                                          provides.

         (A) INTEREST.....................Each class of certificates offered to you, other than stripped principal
                                          certificates and certain classes of
                                          stripped interest certificates, will
                                          accrue interest at the rate indicated
                                          in the prospectus supplement. Interest
                                          will be distributed to you as provided
                                          in the related prospectus supplement.

                                          Interest distributions:

                                          o    on stripped interest certificates
                                               may be made on the basis of the
                                               notional amount for that class,
                                               as described in the related
                                               prospectus supplement;

                                          o    may be reduced to the extent of
                                               certain delinquencies, losses,
                                               prepayment interest shortfalls,
                                               and other contingencies described
                                               in this prospectus and the
                                               related prospectus supplement.

         (B)PRINCIPAL.................... The certificates of each series initially will have an aggregate
                                          principal balance no greater than the
                                          outstanding principal balance of the
                                          trust fund's assets as of the close of
                                          business on the first day of the month
                                          during which the trust fund is formed,
                                          after application of scheduled
                                          payments due on or before that date,
                                          whether or not received. The related
                                          prospectus supplement may provide that
                                          the principal balance of the trust
                                          fund's assets will be determined as of
                                          a different date. The principal
                                          balance of a certificate at a given
                                          time represents the maximum amount
                                          that the holder is then entitled to
                                          receive of principal from future cash
                                          flow on the assets in the related
                                          trust fund.

                                          Unless the prospectus supplement
                                          provides otherwise, distributions of
                                          principal:

                                          o    will be made on each distribution
                                               date to the holders of the class
                                               or classes of certificates
                                               entitled to principal
                                               distributions, until the
                                               principal balances of those
                                               certificates have been reduced to
                                               zero; and

                                          o    will be made on a pro rata basis
                                               among all of the certificates of
                                               a given class or by random
                                               selection, as described in the
                                               prospectus supplement or
                                               otherwise established by the
                                               trustee.

                                          Stripped interest or interest-only
                                          certificates will not have a principal
                                          balance and will not receive
                                          distributions of principal.

ADVANCES..................................Unless the related prospectus supplement otherwise provides, if a
                                          scheduled payment on a mortgage loan
                                          is delinquent and the master servicer
                                          determines that an advance would be
                                          recoverable, the master servicer will,
                                          in most cases, be required to advance
                                          the shortfall. Neither Morgan Stanley
                                          Capital I Inc. nor any of its
                                          affiliates will have any
                                          responsibility to make those advances.

                                      -5-

                                          The master servicer:

                                          o    will be reimbursed for advances
                                               from subsequent recoveries from
                                               the delinquent mortgage loan or
                                               from other sources, as described
                                               in this prospectus and the
                                               related prospectus supplement;
                                               and

                                          o    will be entitled to interest on
                                               advances, if specified in the
                                               related prospectus supplement.

                                          If a particular trust fund includes
                                          mortgage backed securities, the
                                          prospectus supplement will describe
                                          any advance obligations applicable to
                                          those mortgage backed securities.

TERMINATION...............................The related prospectus supplement may provide for the optional early
                                          termination of the series of
                                          certificates through repurchase of the
                                          trust fund's assets by a specified
                                          party, under specified circumstances.

                                          The related prospectus supplement may
                                          provide for the early termination of
                                          the series of certificates in various
                                          ways including:

                                          o    optional early termination where
                                               a party identified in the
                                               prospectus supplement could
                                               repurchase the trust fund assets
                                               pursuant to circumstances
                                               specified in the prospectus
                                               supplement;

                                          o    termination through the
                                               solicitation of bids for the sale
                                               of all or a portion of the trust
                                               fund assets in the event the
                                               principal amount of a specified
                                               class or classes declines by a
                                               specified percentage amount on or
                                               after a specified date.

REGISTRATION OF CERTIFICATES..............If the related prospectus supplement so provides, one or more classes of
                                          the certificates being offered to you
                                          will initially be represented by one
                                          or more certificates registered in the
                                          name of Cede & Co., as the nominee of
                                          Depository Trust Company. If the
                                          certificate you purchase is registered
                                          in the name of Cede & Co., you will
                                          not be entitled to receive a
                                          definitive certificate, except under
                                          the limited circumstances described in
                                          this prospectus.

TAX STATUS OF THE CERTIFICATES............The certificates of each series will constitute either:

                                          o    regular interests and residual
                                               interests in a trust treated as a
                                               real estate mortgage investment
                                               conduit--known as a REMIC--under
                                               Sections 860A through 860G of the
                                               Internal Revenue Code; or

                                          o    interests in a trust treated as a
                                               grantor trust under applicable
                                               provisions of the Internal
                                               Revenue Code.

         (A) REMIC........................The regular certificates of the REMIC generally will be treated as debt
                                          obligations of the applicable REMIC
                                          for federal income tax purposes. Some
                                          of the regular certificates of the
                                          REMIC may be issued with original
                                          issue discount for federal income tax
                                          purposes.

                                          A portion or, in certain cases, all of
                                          the income from REMIC residual
                                          certificates:

                                          o    may not be offset by any losses
                                               from other activities of the
                                               holder of those certificates;

                                      -6-

                                          o    may be treated as unrelated
                                               business taxable income for
                                               holders of the residual
                                               certificates of the REMIC that
                                               are subject to tax on unrelated
                                               business taxable income, as
                                               defined in Section 511 of the
                                               Internal Revenue Code; and

                                          o    may be subject to U.S.
                                               withholding tax.

                                          To the extent described in this
                                          prospectus and the related prospectus
                                          supplement, the certificates offered
                                          to you will be treated as:

                                          o    assets described in section
                                               7701(a)(19)(C) of the Internal
                                               Revenue Code; and

                                          o    "real estate assets" within the
                                               meaning of section 856(c)(5)(B)
                                               of the Internal Revenue Code.

         (B) GRANTOR TRUST................If no election is made to treat the trust fund relating to a series of
                                          certificates as a REMIC, the trust
                                          fund will be classified as a grantor
                                          trust and not as an association
                                          taxable as a corporation for federal
                                          income tax purposes. If the trust fund
                                          is a grantor trust, you will be
                                          treated as an owner of an undivided
                                          pro rata interest in the mortgage pool
                                          or pool of securities and any other
                                          assets held by the trust fund. In
                                          certain cases the certificates may
                                          represent interests in a portion of a
                                          trust fund as to which one or more
                                          REMIC elections, as described above,
                                          are also made.

                                          Investors are advised to consult their
                                          tax advisors and to review "Federal
                                          Income Tax Consequences" in this
                                          prospectus and the related prospectus
                                          supplement.

ERISA CONSIDERATIONS......................If you are subject to Title I of the
                                          Employee Retirement Income Security
                                          Act of 1974, as amended--also known as
                                          ERISA, or Section 4975 of the Internal
                                          Revenue Code, you should carefully
                                          review with your legal advisors
                                          whether the purchase or holding of
                                          certificates could give rise to a
                                          transaction that is prohibited or is
                                          not otherwise permissible under either
                                          statute.

                                          In general, the related prospectus
                                          supplement will specify that some of
                                          the classes of certificates may not be
                                          transferred unless the trustee and
                                          Morgan Stanley Capital I Inc. receive
                                          a letter of representations or an
                                          opinion of counsel to the effect that:

                                          o    the transfer will not result in a
                                               violation of the prohibited
                                               transaction provisions of ERISA
                                               or the Internal Revenue Code;

                                          o    the transfer will not cause the
                                               assets of the trust fund to be
                                               deemed "plan assets" for purposes
                                               of ERISA or the Internal Revenue
                                               Code; and

                                          o    the transfer will not subject any
                                               of the trustee, Morgan Stanley
                                               Capital I Inc. or any servicer to
                                               additional obligations.

LEGAL INVESTMENT..........................The related prospectus supplement will specify whether any classes of the
                                          offered certificates will constitute
                                          "mortgage related securities" for
                                          purposes of the Secondary Mortgage
                                          Market Enhancement Act of 1984, as
                                          amended. If your investment activities
                                          are subject to legal investment laws
                                          and regulations, regulatory capital
                                          requirements, or review by regulatory
                                          authorities, then you may be subject
                                          to restrictions on investment in the

                                          offered certificates. You should
                                          consult your own legal advisors for
                                          assistance in determining the
                                          suitability of and consequences to you
                                          of the purchase, ownership, and the
                                          sale of the offered certificates.

RATING....................................At the date of issuance, each class of certificates of each series that
                                          are offered to you will be rated not
                                          lower than investment grade by one or
                                          more nationally recognized statistical
                                          rating agencies.

                                      -8-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT DIFFICULT
FOR YOU TO RESELL
YOUR CERTIFICATES                         Secondary market considerations may
                                          make your certificates difficult to
                                          resell or less valuable than you
                                          anticipated for a variety of reasons,
                                          including:

                                          o    there may not be a secondary
                                               market for the certificates;

                                          o    if a secondary market develops,
                                               we cannot assure you that it will
                                               continue or will provide you with
                                               the liquidity of investment you
                                               may have anticipated. Lack of
                                               liquidity could result in a
                                               substantial decrease in the
                                               market value of your
                                               certificates;

                                          o    the market value of your
                                               certificates will fluctuate with
                                               changes in interest rates;

                                          o    the secondary market for
                                               certificates backed by
                                               residential mortgages may be more
                                               liquid than the secondary market
                                               for certificates backed by
                                               multifamily and commercial
                                               mortgages so if your liquidity
                                               assumptions were based on the
                                               secondary market for certificates
                                               backed by residential mortgages,
                                               your assumptions may not be
                                               correct;

                                          o    certificateholders have no
                                               redemption rights; and

                                          o    secondary market purchasers are
                                               limited to this prospectus, the
                                               related prospectus supplement and
                                               to the reports delivered to
                                               certificateholders for
                                               information concerning the
                                               certificates.

                                          Morgan Stanley & Co. Incorporated
                                          currently expects to make a secondary
                                          market in your certificates, but it
                                          has no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                              Unless the related prospectus
                                          supplement so specifies, the sole
                                          source of payment on your certificates
                                          will be proceeds from the assets
                                          included in the trust fund for each
                                          series of certificates and any form of
                                          credit enhancement specified in the
                                          related prospectus supplement. You
                                          will not have any claim against, or
                                          security interest in, the trust fund
                                          for any other series. In addition, in
                                          general, there is no recourse to
                                          Morgan Stanley Capital I Inc. or any
                                          other entity, and neither the
                                          certificates nor the underlying
                                          mortgage loans are guaranteed or
                                          insured by any governmental agency or
                                          instrumentality or any other entity.
                                          Therefore, if the trust fund's assets
                                          are insufficient to pay you your

                                      -9-

                                          expected return, in most situations
                                          you will not receive payment from any
                                          other source. Exceptions include:

                                          o    loan repurchase obligations in
                                               connection with a breach of
                                               certain of the representations
                                               and warranties; and

                                          o    advances on delinquent loans, to
                                               the extent the master servicer
                                               deems the advance will be
                                               recoverable.

                                          Because some of the representations
                                          and warranties with respect to the
                                          mortgage loans or mortgage backed
                                          securities may have been made or
                                          assigned in connection with transfers
                                          of the mortgage loans or mortgage
                                          backed securities prior to the closing
                                          date, the rights of the trustee and
                                          the certificateholders with respect to
                                          those representations or warranties
                                          will be limited to their rights as
                                          assignees. Unless the related
                                          prospectus supplement so specifies,
                                          neither Morgan Stanley Capital I Inc.,
                                          the master servicer nor any affiliate
                                          thereof will have any obligation with
                                          respect to representations or
                                          warranties made by any other entity.

                                          There may be accounts, as described in
                                          the related prospectus supplement,
                                          maintained as credit support. The
                                          amounts in these accounts may be
                                          withdrawn, under conditions described
                                          in the related prospectus supplement.
                                          Any withdrawn amounts will not be
                                          available for the future payment of
                                          principal or interest on the
                                          certificates.

                                          If a series of certificates consists
                                          of one or more classes of subordinate
                                          certificates, the amount of any losses
                                          or shortfalls in collections of assets
                                          on any distribution date will be borne
                                          first by one or more classes of the
                                          subordinate certificates, as described
                                          in the related prospectus supplement.
                                          Thereafter, those losses or shortfalls
                                          will be borne by the remaining classes
                                          of certificates, in the priority and
                                          manner and subject to the limitations
                                          specified in the related prospectus
                                          supplement.

PREPAYMENTS AND REPURCHASES MAY
REDUCE THE YIELD ON YOUR
CERTIFICATES                              The yield on your certificates may be
                                          reduced by prepayments on the mortgage
                                          loans or mortgage backed securities
                                          because prepayments affect the average
                                          life of the certificates. Prepayments
                                          can be voluntary, if permitted, and
                                          involuntary, such as prepayments
                                          resulting from casualty or
                                          condemnation, defaults and
                                          liquidations or repurchases upon
                                          breaches of representations and
                                          warranties. The investment performance
                                          of your certificates may vary
                                          materially and adversely from your
                                          expectation if the actual rate of
                                          prepayment is higher or lower than you
                                          anticipated.

                                          Voluntary prepayments may require the
                                          payment of a yield maintenance or
                                          prepayment premium. Nevertheless, we
                                          cannot assure you that the existence
                                          of the prepayment premium will cause a
                                          borrower to refrain from prepaying its
                                          mortgage loan nor can we assure you of
                                          the rate at which prepayments will
                                          occur. Morgan Stanley Mortgage Capital
                                          Inc., under certain circumstances, may
                                          be required to repurchase a mortgage
                                          loan from the trust fund if there has
                                          been a breach of a representation or
                                          warranty. The repurchase price paid
                                          will be passed through to you, as a
                                          certificateholder, with the same
                                          effect as if the mortgage loan had
                                          been prepaid in part or in full,
                                          except that no prepayment premium or
                                          yield maintenance charge would be
                                          payable.

                                      -10-

                                          Such a repurchase may therefore
                                          adversely affect the yield to maturity
                                          on your certificates.

                                          In a pool of mortgage loans, the rate
                                          of prepayment is unpredictable as it
                                          is influenced by a variety of factors
                                          including:

                                          o    the terms of the mortgage loans;

                                          o    the length of any prepayment
                                               lockout period;

                                          o    the prevailing interest rates;

                                          o    the availability of mortgage
                                               credit;

                                          o    the applicable yield maintenance
                                               charges or prepayment premiums;

                                          o    the servicer's ability to enforce
                                               those yield maintenance charges
                                               or prepayment premiums;

                                          o    the occurrence of casualties or
                                               natural disasters; and

                                          o    economic, demographic, tax, legal
                                               or other factors.

                                          There can be no assurance that the
                                          rate of prepayments will conform to
                                          any model described in this prospectus
                                          or in the related prospectus
                                          supplement.

                                          Some of the certificates may be more
                                          sensitive to prepayments than other
                                          certificates and in certain cases, the
                                          certificateholder holding these
                                          certificates may fail to recoup its
                                          original investment. You should
                                          carefully consider the specific
                                          characteristics of the certificates
                                          you purchase, as well as your
                                          investment approach and strategy. For
                                          instance, if you purchase a
                                          certificate at a premium, a prepayment
                                          may reduce the stream of interest
                                          payments you are entitled to receive
                                          on your certificate and your actual
                                          yield may be lower than your
                                          anticipated yield. Similarly, if you
                                          purchase a certificate which provides
                                          for the payment of interest only, or a
                                          certificate which provides for the
                                          payment of interest only after the
                                          occurrence of certain events, such as
                                          the retirement of one or more other
                                          classes of certificates of a series,
                                          you will probably be extremely
                                          sensitive to prepayments because a
                                          prepayment may reduce the stream of
                                          interest payments you are entitled to
                                          receive on your certificate.

IF PREPAYMENT PREMIUMS ARE NOT
ENFORCED, YOUR CERTIFICATES
MAY BE ADVERSELY AFFECTED                 The yield on your certificates may be
                                          less than anticipated because the
                                          prepayment premium or yield
                                          maintenance required under certain
                                          prepayment scenarios may not be
                                          enforceable in some states or under
                                          federal bankruptcy laws.

                                          o    Some courts may consider the
                                               prepayment premium to be
                                               usurious.

                                          o    Even if the prepayment premium is
                                               enforceable, we cannot assure you
                                               that foreclosure proceeds will be
                                               sufficient to pay the prepayment
                                               premium.

                                      -11-

                                          o    Although the collateral
                                               substitution provisions related
                                               to defeasance are not suppose to
                                               be treated as a prepayment and
                                               should not affect your
                                               certificates, we cannot assure
                                               you that a court will not
                                               interpret the defeasance
                                               provisions as requiring a
                                               prepayment premium; nor can we
                                               assure you that if it is treated
                                               as a prepayment premium, the
                                               court will find the defeasance
                                               income stream enforceable.
THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       As principal payments or prepayments
                                          are made on a mortgage loan, the
                                          mortgage pool will be exposed to
                                          concentration risks with respect to
                                          the diversity of mortgaged properties,
                                          types of mortgaged properties and
                                          number of borrowers. Classes that have
                                          a later sequential designation or a
                                          lower payment priority are more likely
                                          to be exposed to these concentration
                                          risks than are classes with an earlier
                                          sequential designation or higher
                                          priority. This is so because principal
                                          on the certificates will be payable in
                                          sequential order, and no class
                                          entitled to a distribution of
                                          principal will receive its principal
                                          until the principal amount of the
                                          preceding class or classes entitled to
                                          receive principal have been reduced to
                                          zero.
RATINGS DO NOT GUARANTY
PAYMENT                                   Any rating assigned by a rating agency
                                          to a class of certificates reflects
                                          the rating agency's assessment of the
                                          likelihood that holders of the class
                                          of certificates will receive the
                                          payments to which they are entitled.

                                          o    The ratings do not assess the
                                               likelihood that you will receive
                                               timely payments on your
                                               certificates.

                                          o    The ratings do not assess the
                                               likelihood of prepayments,
                                               including those caused by
                                               defaults.

                                          o    The ratings do not assess the
                                               likelihood of early optional
                                               termination of the certificates.

                                          Each rating agency rating classes of a
                                          particular series will determine the
                                          amount, type and nature of credit
                                          support required for that series.This
                                          determination may be based on an
                                          actuarial analysis of the behavior of
                                          mortgage loans in a larger group
                                          taking into account the appraised
                                          value of the real estate and the
                                          commercial and multifamily real estate
                                          market.

                                          o    We cannot assure you that the
                                               historical data supporting the
                                               actuarial analysis will
                                               accurately reflect or predict the
                                               rate of delinquency, foreclosure
                                               or loss that will be experienced
                                               by the mortgage loans in a
                                               particular series.

                                          o    We cannot assure you that the
                                               appraised value of any property
                                               securing a mortgage loan in a
                                               particular series will remain
                                               stable throughout the life of
                                               your certificate.

                                          o    We cannot assure you that the
                                               real estate market will not
                                               experience an overall decline in
                                               property values nor can we assure
                                               you that the outstanding balance
                                               of any mortgage loan in a

                                      -12-

                                          particular series will always be less
                                          than the market value of the property
                                          securing the mortgage loan.

RATINGS DO NOT GUARANTY VALUE             If one or more rating agencies
                                          downgrade certificates of a series,
                                          your certificate will decrease in
                                          value. Because none of Morgan Stanley
                                          Capital I Inc., the seller, the master
                                          servicer, the trustee or any affiliate
                                          has any obligation to maintain a
                                          rating of a class of certificates, you
                                          will have no recourse if your
                                          certificate decreases in value.

CASH FLOW FROM THE PROPERTIES MAY
BE VOLATILE AND INSUFFICIENT TO
ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES                         Repayment of a commercial or
                                          multifamily mortgage loan is dependent
                                          on the income produced by the
                                          property. Therefore, the borrower's
                                          ability to repay a mortgage loan
                                          depends primarily on the successful
                                          operation of the property and the net
                                          operating income derived from the
                                          property. Net operating income can be
                                          volatile and may be adversely affected
                                          by factors such as:

                                          o    economic conditions causing plant
                                               closings or industry slowdowns;

                                          o    an oversupply of available retail
                                               space, office space or
                                               multifamily housing;

                                          o    changes in consumer tastes and
                                               preferences;

                                          o    decrease in consumer confidence;

                                          o    retroactive changes in building
                                               codes;

                                          o    the age, design and construction
                                               quality of the property,
                                               including perceptions regarding
                                               the attractiveness, convenience
                                               or safety of the property;

                                          o    the age, design, construction
                                               quality and proximity of
                                               competing properties;

                                          o    increases in operating expenses
                                               due to external factors such as
                                               increases in heating or
                                               electricity costs;

                                          o    increases in operating expenses
                                               due to maintenance or
                                               improvements required at the
                                               property;

                                          o    a decline in the financial
                                               condition of a major tenant;

                                          o    a decline in rental rates as
                                               leases are renewed or entered
                                               into with new tenants;

                                          o    the concentration of a particular
                                               business type in a building;

                                          o    the length of tenant leases;

                                          o    the creditworthiness of tenants;
                                               and

                                          o    the property's "operating
                                               leverage."

                                      -13-

                                          Operating leverage refers to the
                                          percentage of total property expenses
                                          in relation to revenue, the ratio of
                                          fixed operating expenses to those that
                                          vary with revenue and the level of
                                          capital expenditures required to
                                          maintain the property and retain or
                                          replace tenants.

                                          If a commercial property is designed
                                          for a specific tenant, net operating
                                          income may be adversely affected if
                                          that tenant defaults under its
                                          obligations because properties
                                          designed for a specific tenant often
                                          require substantial renovation before
                                          it is suitable for a new tenant. As a
                                          result, the proceeds from liquidating
                                          this type of property following
                                          foreclosure might be insufficient to
                                          cover the principal and interest due
                                          under the loan.

                                          It is anticipated that a substantial
                                          portion of the mortgage loans included
                                          in any trust fund will be nonrecourse
                                          loans or loans for which recourse may
                                          be restricted or unenforceable.
                                          Therefore, if a borrower defaults,
                                          recourse may be had only against the
                                          specific property and any other assets
                                          that have been pledged to secure the
                                          related mortgage loan.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT
OPERATING INCOME                          Various factors may adversely affect
                                          the value of the mortgaged properties
                                          without affecting the properties'
                                          current net operating income. These
                                          factors include among others:

                                          o    changes in governmental
                                               regulations, fiscal policy,
                                               zoning or tax laws;

                                          o    potential environmental
                                               legislation or liabilities or
                                               other legal liabilities;

                                          o    the availability of refinancing;
                                               and

                                          o    changes in interest rate levels
                                               or yields required by investors
                                               in income producing commercial
                                               properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                     The successful operation of a real
                                          estate project depends upon the
                                          property manager's performance and
                                          viability. The property manager is
                                          responsible for:

                                          o    responding to changes in the
                                               local market;

                                          o    planning and implementing the
                                               rental structure;

                                          o    operating the property and
                                               providing building services;

                                          o    managing operating expenses; and

                                          o    assuring that maintenance and
                                               capital improvements are carried
                                               out in a timely fashion.

                                          A good property manager, by
                                          controlling costs, providing
                                          appropriate service to tenants and
                                          seeing to the maintenance of
                                          improvements, can improve cash flow,
                                          reduce vacancy, leasing and repair
                                          costs and

                                      -14-

                                          preserve building value. On the other
                                          hand, management errors can, in some
                                          cases, impair short-term cash flow and
                                          the long term viability of an income
                                          producing property. Properties
                                          deriving revenues primarily from
                                          short-term sources are generally more
                                          management intensive than properties
                                          leased to creditworthy tenants under
                                          long-term leases.

                                          Morgan Stanley Capital I Inc. makes no
                                          representation or warranty as to the
                                          skills of any present or future
                                          managers. Additionally, Morgan Stanley
                                          Capital I Inc. cannot assure you that
                                          the property managers will be in a
                                          financial condition to fulfill their
                                          management responsibilities throughout
                                          the terms of their respective
                                          management agreements.

YOU SHOULD CONSIDER THE NUMBER OF
MORTGAGE LOANS IN THE POOL                Assuming pools of equal aggregate
                                          unpaid principal balances, the
                                          concentration of default, foreclosure
                                          and loss in a trust fund containing
                                          fewer mortgage loans will generally be
                                          higher than that in trust fund
                                          containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED                 Payments under the mortgage loans are
                                          generally not insured or guaranteed by
                                          any person or entity.

                                          In general, the borrowers under the
                                          mortgage loans will be entities
                                          created to own or purchase the related
                                          commercial property. The borrowers are
                                          set up this way, in significant part,
                                          to isolate the property from the debts
                                          and liabilities of the person creating
                                          the entity. Unless otherwise
                                          specified, the loan will represent a
                                          nonrecourse obligation of the related
                                          borrower secured by the lien of the
                                          related mortgage and the related lease
                                          assignments. Even if the loan is
                                          recourse, the borrower generally will
                                          not have any significant assets other
                                          than the property or properties and
                                          the related leases, which will be
                                          pledged to the trustee. Therefore,
                                          payments on the loans and, in turn,
                                          payments of principal and interest on
                                          your certificates, will depend
                                          primarily or solely on rental payments
                                          by the lessees. Those rental payments
                                          will, in turn, depend on continued
                                          occupancy by, or the creditworthiness
                                          of, those lessees. Both continued
                                          occupancy and creditworthiness may be
                                          adversely affected by a general
                                          economic downturn or an adverse change
                                          in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO REPAY
THE REMAINING PRINCIPAL BALANCE ON
ITS MATURITY DATE WHICH WOULD
ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES              Some of the mortgage loans may not be
                                          fully amortizing over their terms to
                                          maturity and will require substantial
                                          principal payments--i.e., balloon
                                          payments--at their stated maturity.
                                          Mortgage loans with balloon payments
                                          involve a greater degree of risk
                                          because a borrower's ability to make a
                                          balloon payment typically will depend
                                          upon its ability either to timely
                                          refinance the loan or to timely sell
                                          the mortgaged property. However,
                                          refinancing a loan or selling the
                                          property will be affected by a number
                                          of factors, including:

                                          o    interest rates;

                                          o    the borrower's equity in the
                                               property;

                                      -15-

                                          o    the financial condition and
                                               operating history of the borrower
                                               and the property;

                                          o    tax laws;

                                          o    renewability of operating
                                               licenses;

                                          o    prevailing economic conditions
                                               and the availability of credit
                                               for commercial and multifamily
                                               properties;

                                          o    with respect to certain
                                               multifamily properties and mobile
                                               home parks, rent control laws;
                                               and

                                          o    with respect to hospitals,
                                               nursing homes and convalescent
                                               homes, reimbursement rates from
                                               private and public coverage
                                               providers.

YOUR CERTIFICATES WILL BEAR LOSSES
IF INSUFFICIENT FUNDS ARE
AVAILABLE TO SATISFY ANY JUNIOR
MORTGAGE LOANS                            If the prospectus supplement so
                                          specifies, some of the mortgage loans
                                          may be secured primarily by junior
                                          mortgages. In the event of a
                                          liquidation, satisfaction of a
                                          mortgage loan secured by a junior
                                          mortgage will be subordinate to the
                                          satisfaction of the related senior
                                          mortgage loan. If the proceeds are
                                          insufficient to satisfy the junior
                                          mortgage and the related senior
                                          mortgage, the junior mortgage loan in
                                          the trust fund would suffer a loss and
                                          the class of certificate you own may
                                          bear that loss. Therefore, any risks
                                          of deficiencies associated with first
                                          mortgage loans will be even greater in
                                          the case of junior mortgage loans. See
                                          "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       If the related prospectus supplement
                                          so specifies, a master servicer, a
                                          sub-servicer or a special servicer
                                          will be permitted, within prescribed
                                          parameters, to extend and modify whole
                                          loans that are in default or as to
                                          which a payment default is imminent.
                                          Any ability to extend or modify may
                                          apply, in particular, to whole loans
                                          with balloon payments. In addition, a
                                          master servicer, a sub-servicer or a
                                          special servicer may receive a workout
                                          fee based on receipts from, or
                                          proceeds of, those whole loans. While
                                          any entity granting this type of
                                          extension or modification generally
                                          will be required to determine that the
                                          extension or modification is
                                          reasonably likely to produce a greater
                                          recovery on a present value basis than
                                          liquidation, there is no assurance
                                          this will be the case. Additionally,
                                          if the related prospectus supplement
                                          so specifies, some of the mortgage
                                          loans included in the mortgage pool
                                          may have been subject to workouts or
                                          similar arrangements following prior
                                          periods of delinquency and default.

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT PAYMENT
ON YOUR CERTIFICATES                      The bankruptcy or insolvency of a
                                          major tenant, or of a number of
                                          smaller tenants may adversely affect
                                          the income produced by a mortgaged
                                          property. Under the Bankruptcy Code, a
                                          tenant has the option of assuming or
                                          rejecting any unexpired lease. If the
                                          tenant rejects the lease, the
                                          landlord's claim would be a general
                                          unsecured claim against the tenant,
                                          absent collateral securing the claim.
                                          The claim would be limited to the
                                          unpaid rent reserved for the periods
                                          prior to the bankruptcy petition or
                                          the earlier surrender of the leased

                                      -16-

                                          premises, which are unrelated to the
                                          rejection, plus the greater of one
                                          year's rent or 15% of the remaining
                                          rent reserved under the lease, but not
                                          more than three years' rent to cover
                                          any rejection related claims.

BORROWER BANKRUPTCY MAY ADVERSELY
AFFECT PAYMENT
ON YOUR CERTIFICATES                      Under the Bankruptcy Code, the filing
                                          of a petition in bankruptcy by or
                                          against a borrower will stay the sale
                                          of the real property owned by that
                                          borrower, as well as the commencement
                                          or continuation of a foreclosure
                                          action. In addition, if a court
                                          determines that the value of the
                                          mortgaged property is less than the
                                          principal balance of the mortgage loan
                                          it secures, the court may prevent a
                                          lender from foreclosing on the
                                          mortgaged property, subject to certain
                                          protections available to the lender.
                                          As part of a restructuring plan, a
                                          court also may reduce the amount of
                                          secured indebtedness to the then-value
                                          of the mortgaged property. Such an
                                          action would make the lender a general
                                          unsecured creditor for the difference
                                          between the then-value and the amount
                                          of its outstanding mortgage
                                          indebtedness. A bankruptcy court also
                                          may:

                                          o    grant a debtor a reasonable time
                                               to cure a payment default on a
                                               mortgage loan;

                                          o    reduce monthly payments due under
                                               a mortgage loan;

                                          o    change the rate of interest due
                                               on a mortgage loan; or

                                          o    otherwise alter the mortgage
                                               loan's repayment schedule.

                                          Moreover, the filing of a petition in
                                          bankruptcy by, or on behalf of, a
                                          junior lienholder may stay the senior
                                          lienholder from taking action to
                                          foreclose on the mortgaged property in
                                          a manner that would substantially
                                          diminish the position of the junior
                                          lien. Additionally, the borrower's
                                          trustee or the borrower, as
                                          debtor-in-possession, has certain
                                          special powers to avoid, subordinate
                                          or disallow debts. In certain
                                          circumstances, the claims of the
                                          trustee may be subordinated to
                                          financing obtained by a
                                          debtor-in-possession subsequent to its
                                          bankruptcy.

                                          Under the Bankruptcy Code, the lender
                                          will be stayed from enforcing a
                                          borrower's assignment of rents and
                                          leases. The Bankruptcy Code also may
                                          interfere with the lender's ability to
                                          enforce lockbox requirements. The
                                          legal proceedings necessary to resolve
                                          these issues can be time consuming and
                                          may significantly delay the receipt of
                                          rents. Rents also may escape an
                                          assignment to the extent they are used
                                          by the borrower to maintain the
                                          mortgaged property or for other court
                                          authorized expenses.

                                          As a result of the foregoing, the
                                          lender's recovery with respect to
                                          borrowers in bankruptcy proceedings
                                          may be significantly delayed, and the
                                          aggregate amount ultimately collected
                                          may be substantially less than the
                                          amount owed.

                                      -17-

SOPHISTICATION OF THE BORROWER MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                      In general, the mortgage loans will be
                                          made to partnerships, corporations or
                                          other entities rather than
                                          individuals. This may entail greater
                                          risks of loss from delinquency and
                                          foreclosure than do single family
                                          mortgage loans. In addition, the
                                          borrowers under commercial mortgage
                                          loans may be more sophisticated than
                                          the average single family home
                                          borrower. This may increase the
                                          likelihood of protracted litigation or
                                          the likelihood of bankruptcy in
                                          default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                         Although the prospectus supplement for
                                          a series of certificates will describe
                                          the credit support for the related
                                          trust fund, the credit support will be
                                          limited in amount and coverage and may
                                          not cover all potential losses or
                                          risks. Use of credit support will be
                                          subject to the conditions and
                                          limitations described in the
                                          prospectus and in the related
                                          prospectus supplement. Moreover, any
                                          applicable credit support may not
                                          cover all potential losses or risks.
                                          For example, credit support may not
                                          cover fraud or negligence by a
                                          mortgage loan originator or other
                                          parties.

                                          A series of certificates may include
                                          one or more classes of subordinate
                                          certificates, which may include
                                          certificates being offered to you.
                                          Although subordination is intended to
                                          reduce the senior certificateholders'
                                          risk of delinquent distributions or
                                          ultimate losses, the amount of
                                          subordination will be limited and may
                                          decline under certain circumstances.
                                          In addition, if principal payments are
                                          made in a specified order of priority,
                                          and limits exist with respect to the
                                          aggregate amount of claims under any
                                          related credit support, the credit
                                          support may be exhausted before the
                                          principal of the certificate classes
                                          with lower priority has been repaid.
                                          Significant losses and shortfalls on
                                          the assets consequently may fall
                                          primarily upon classes of certificates
                                          having a lower payment priority.
                                          Moreover, if a form of credit support
                                          covers more than one series of
                                          certificates, holders of certificates
                                          evidencing an interest in a covered
                                          series will be subject to the risk
                                          that the credit support will be
                                          exhausted by the claims of other
                                          covered series.

                                          The amount of any credit support
                                          supporting one or more classes of
                                          certificates being offered to you,
                                          including the subordination of one or
                                          more classes will be determined on the
                                          basis of criteria established by each
                                          pertinent rating agency. Those
                                          criteria will be based on an assumed
                                          level of defaults, delinquencies,
                                          other losses or other factors.
                                          However, the loss experience on the
                                          related mortgage loans or mortgage
                                          backed securities may exceed the
                                          assumed levels. See "Description of
                                          Credit Support."

                                          Regardless of the form of any credit
                                          enhancement, the amount of coverage
                                          will be limited and, in most cases,
                                          will be subject to periodic reduction,
                                          in accordance with a schedule or
                                          formula. The master servicer generally
                                          will be permitted to reduce, terminate
                                          or substitute all or a portion of the
                                          credit enhancement for any series of
                                          certificates, if the applicable rating
                                          agency indicates that the then-current
                                          ratings will not be adversely
                                          affected. A rating agency may lower
                                          the ratings of any series of
                                          certificates if the obligations of any
                                          credit support

                                      -18-

                                          provider are downgraded. The ratings
                                          also may be lowered if losses on the
                                          related mortgage loans or MBS
                                          substantially exceed the level
                                          contemplated by the rating agency at
                                          the time of its initial rating
                                          analysis. Neither Morgan Stanley
                                          Capital I Inc., the master servicer
                                          nor any of their affiliates will have
                                          any obligation to replace or
                                          supplement any credit enhancement, or
                                          to take any other action to maintain
                                          any ratings of any series of
                                          certificates.

INVESTORS IN SUBORDINATE CLASSES
OF CERTIFICATES MAY BE SUBJECT TO
DELAYS IN PAYMENT AND MAY NOT
RECOVER THEIR INITIAL
INVESTMENTS                               To the extent described in this
                                          prospectus, the subordinate
                                          certificateholders' rights to receive
                                          distributions with respect to the
                                          assets to which they would otherwise
                                          be entitled will be subordinate to the
                                          rights of the senior
                                          certificateholders and of the master
                                          servicer, if the master servicer is
                                          paid its servicing fee, including any
                                          unpaid servicing fees with respect to
                                          one or more prior periods, and is
                                          reimbursed for certain unreimbursed
                                          advances and unreimbursed liquidation
                                          expenses. As a result, investors in
                                          subordinate certificates must be
                                          prepared to bear the risk that they
                                          may be subject to delays in payment
                                          and may not recover their initial
                                          investments.

                                          The yields on the subordinate
                                          certificates may be extremely
                                          sensitive to the loss experience of
                                          the assets and the timing of any
                                          losses. If the actual rate and amount
                                          of losses experienced by the assets
                                          exceed the rate and amount assumed by
                                          an investor, the yields to maturity on
                                          the subordinate certificates may be
                                          lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       The mortgage loans may contain
                                          due-on-sale clauses, which permit a
                                          lender to accelerate the maturity of
                                          the mortgage loan if the borrower
                                          sells, transfers or conveys the
                                          related mortgaged property or its
                                          interest in the mortgaged property and
                                          debt-acceleration clauses, which
                                          permit a lender to accelerate the loan
                                          upon a monetary or non-monetary
                                          default by the borrower. These clauses
                                          are generally enforceable. The courts
                                          of all states will enforce clauses
                                          providing for acceleration in the
                                          event of a material payment default.
                                          The equity courts, however, may refuse
                                          to enforce these clauses if
                                          acceleration of the indebtedness would
                                          be inequitable, unjust or
                                          unconscionable.

                                          If the related prospectus supplement
                                          so specifies, the mortgage loans will
                                          be secured by an assignment of leases
                                          and rents. Pursuant to those
                                          assignments, the borrower typically
                                          assigns its right, title and interest
                                          as landlord under the leases on the
                                          related mortgaged property and the
                                          income derived from the leases to the
                                          lender as further security for the
                                          related mortgage loan, while retaining
                                          a license to collect rents as long as
                                          there is no default. If the borrower
                                          defaults, the license terminates and
                                          the lender is entitled to collect
                                          rents. These assignments are typically
                                          not perfected as security interests
                                          prior to actual possession of the cash
                                          flows. Some state laws may require
                                          that the lender take possession of the
                                          mortgaged property and obtain judicial
                                          appointment of a receiver before
                                          becoming entitled to collect the
                                          rents. In addition, if bankruptcy or
                                          similar proceedings are commenced by
                                          or in respect of the borrower, the
                                          lender's ability to collect the rents
                                          may be adversely

                                      -19-

                                          affected. See "Legal Aspects of the
                                          Mortgage Loans and the Leases--Leases
                                          and Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY ADVERSELY
AFFECT PAYMENT ON
YOUR CERTIFICATES                         Real property pledged as security for
                                          a mortgage loan may be subject to
                                          environmental risks. Under federal law
                                          and the laws of certain states,
                                          contamination of a property may give
                                          rise to a lien on the property to
                                          assure the costs of cleanup. In
                                          several states, this type of lien has
                                          priority over the lien of an existing
                                          mortgage against the property.
                                          Moreover, the presence of hazardous or
                                          toxic substances, or the failure to
                                          remediate the property, may adversely
                                          affect the owner or operator's ability
                                          to borrow using the property as
                                          collateral. In addition, under the
                                          laws of some states and under CERCLA
                                          and other federal law, a lender may
                                          become liable, as an "owner operator,"
                                          for costs of addressing releases or
                                          threatened releases of hazardous
                                          substances that require remedy at a
                                          property, if agents or employees of
                                          the lender have become sufficiently
                                          involved in the management or
                                          operations of the borrower. Liability
                                          may be imposed even if the
                                          environmental damage or threat was
                                          caused by a prior owner.

                                          Under certain circumstances, a lender
                                          also risks this type of liability on
                                          foreclosure of the mortgage. Unless
                                          the related prospectus supplement
                                          specifies otherwise, neither the
                                          master servicer, the sub-servicer nor
                                          the special servicer may acquire title
                                          to a mortgaged property or take over
                                          its operation unless the master
                                          servicer has previously determined,
                                          based upon a report prepared by a
                                          person who regularly conducts
                                          environmental audits, that:

                                          o    the mortgaged property is in
                                               compliance with applicable
                                               environmental laws, and there are
                                               no circumstances present at the
                                               mortgaged property for which
                                               investigation, testing,
                                               monitoring, containment, clean-up
                                               or remediation could be required
                                               under any federal, state or local
                                               law or regulation; or

                                          o    if the mortgaged property is not
                                               in compliance with applicable
                                               environmental laws or
                                               circumstances requiring any of
                                               the foregoing actions are
                                               present, that it would be in the
                                               best economic interest of the
                                               trust fund to acquire title to
                                               the mortgaged property and take
                                               the actions as would be necessary
                                               and appropriate to effect
                                               compliance or respond to those
                                               circumstances.

                                          See "Legal Aspects of the Mortgage
                                          Loans and Leases--Environmental
                                          Legislation."

IF YOU ARE SUBJECT TO ERISA, YOU
MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES                     Generally, ERISA applies to
                                          investments made by employee benefit
                                          plans and transactions involving the
                                          assets of those plans. Due to the
                                          complexity of regulations governing
                                          those plans, prospective investors
                                          that are subject to ERISA are urged to
                                          consult their own counsel regarding
                                          consequences under ERISA of
                                          acquisition, ownership and disposition
                                          of the offered certificates of any
                                          series.

                                      -20-

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                               Except as provided in the prospectus
                                          supplement, REMIC residual
                                          certificates are anticipated to have
                                          "phantom income" associated with them.
                                          That is, taxable income is anticipated
                                          to be allocated to the REMIC residual
                                          certificates in the early years of the
                                          existence of the related REMIC--even
                                          if the REMIC residual certificates
                                          receive no distributions from the
                                          related REMIC--with a corresponding
                                          amount of losses allocated to the
                                          REMIC residual certificates in later
                                          years. Accordingly, the present value
                                          of the tax detriments associated with
                                          the REMIC residual certificates may
                                          significantly exceed the present value
                                          of the tax benefits related thereto,
                                          and the REMIC residual certificates
                                          may have a negative "value."

                                          Moreover, the REMIC residual
                                          certificates will, in effect, be
                                          allocated an amount of gross income
                                          equal to the non-interest expenses of
                                          the REMIC, but those expenses will be
                                          deductible only as itemized
                                          deductions, and will be subject to all
                                          the limitations applicable to itemized
                                          deductions, by holders of REMIC
                                          residual certificates that are
                                          individuals. Accordingly, investment
                                          in the REMIC residual certificates
                                          generally will not be suitable for
                                          individuals or for certain
                                          pass-through entities, such as
                                          partnerships or S corporations, that
                                          have individuals as partners or
                                          shareholders. In addition, REMIC
                                          residual certificates are subject to
                                          restrictions on transfer. Finally,
                                          prospective purchasers of a REMIC
                                          residual certificate should be aware
                                          that Treasury Department regulations
                                          do not permit certain REMIC residual
                                          interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES MAY
EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES             Under certain circumstances, the
                                          consent or approval of the holders of
                                          a specified percentage of the
                                          aggregate principal balance of all
                                          outstanding certificates of a series
                                          or a similar means of allocating
                                          decision-making will be required to
                                          direct certain actions. The actions
                                          may include directing the special
                                          servicer or the master servicer
                                          regarding measures to be taken with
                                          respect to some of the mortgage loans
                                          and real estate owned properties and
                                          amending the relevant pooling
                                          agreement or trust agreement. The
                                          consent or approval of these holders
                                          will be sufficient to bind all
                                          certificateholders of the relevant
                                          series. See "Description of the
                                          Agreements--Events of Default,"
                                          "--Rights Upon Event of Default," and
                                          "--Amendment."

LITIGATION ARISING OUT OF ORDINARY
BUSINESS MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES              There may be pending or threatened
                                          legal proceedings against the
                                          borrowers and managers of the
                                          mortgaged properties and their
                                          respective affiliates arising out of
                                          the ordinary business of the
                                          borrowers, managers and affiliates.
                                          This litigation could cause a delay in
                                          the payment on your certificates.
                                          Therefore, we cannot assure you that
                                          this type of litigation would not have
                                          a material adverse effect on your
                                          certificates.

                                      -21-

COMPLIANCE WITH THE AMERICANS WITH
DISABILITIES ACT OF 1990 MAY BE
EXPENSIVE AND MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES              Under the Americans with Disabilities
                                          Act of 1990, all public accommodations
                                          are required to meet federal
                                          requirements related to access and use
                                          by disabled persons. Borrowers may
                                          incur costs complying with the
                                          Americans with Disabilities Act of
                                          1990. In addition, noncompliance could
                                          result in the imposition of fines by
                                          the federal government or an award of
                                          damages to private litigants. These
                                          costs of complying with the Americans
                                          with Disabilities Act of 1990 and the
                                          possible imposition of fines for
                                          noncompliance would result in
                                          additional expenses on the mortgaged
                                          properties, which could have an
                                          adverse effect on your certificates.

IF YOUR CERTIFICATE IS BOOK-ENTRY,
YOU WILL NOT BE RECOGNIZED AS A
CERTIFICATEHOLDER BY THE TRUSTEE          If the prospectus supplement so
                                          provides, one or more classes of the
                                          certificates offered to you will be
                                          initially represented by one or more
                                          certificates for each class registered
                                          in the name of Cede & Co., the nominee
                                          for the Depository Trust Company. If
                                          you purchase this type of certificate:

                                          o    your certificate will not be
                                               registered in your name or the
                                               name of your nominee;

                                          o    you will not be recognized by the
                                               trustee as a certificateholder;
                                               and

                                          o    you will be able to exercise your
                                               right as a certificateholder only
                                               through the Depository Trust
                                               Company and its participating
                                               organizations.

                                          You will be recognized as a
                                          certificateholder only if and when
                                          definitive certificates are issued.
                                          See "Description of the
                                          Certificates--Book-Entry Registration
                                          and Definitive Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -22-

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page
112.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

     o    multifamily mortgage loans, commercial mortgage loans or both;

     o    mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

     o    direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a)
          interest-bearing securities, (b) non-interest bearing securities, (c)
          originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d)
          interest-bearing securities from which the right to payment of principal has been removed; or

     o    a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by
Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

   GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

     o    Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

     o    Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily
Properties may include mixed commercial and residential structures and may include apartment

                                      -23-

buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

   LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which

                                      -24-

means that, absent special facts, the lender may look only to the Net Operating
Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income"
means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

     o    non-cash items such as depreciation and amortization;

     o    capital expenditures; and

     o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

                                      -25-

     Appraised values for income-producing properties may be based on:

     o    the recent resale value of comparable properties at the date of the appraisal;

     o    the cost of replacing the property;

     o    a projection of value based upon the property's projected net cash flow; or

     o    a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value;

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

     o    more than one of the appraisal methods may be used and each may produce significantly different results; and

     o    if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage
          Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

   LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

     o    the appraised value determined in an appraisal obtained by the originator at origination of that loan and

     o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

     o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides

                                      -26-

          otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

     o    the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

     o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the weighted average, by principal balance, of the Loan-to-Value
          Ratios at origination of the mortgage loans;

     o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

     o    the state or states in which most of the mortgaged properties are located;

     o    information with respect to the prepayment provisions, if any, of the mortgage loans;

     o    the weighted average Retained Interest, if any;

     o    with respect to mortgage loans with adjustable mortgage rates, the
          Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

     o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

     o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

     o    have individual principal balances at origination of not less than
          $25,000;

     o    have original terms to maturity of not more than 40 years; and

     o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each

                                      -27-

case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout
Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o    the original and remaining term to stated maturity of the MBS, if applicable;

          o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the MBS or formula for
               determining the rates, if any;

          o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o    characteristics of the credit support, if any, such as
               subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to the MBS;

          o    the terms on which the MBS or the related Underlying Mortgage
               Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

                                      -28-

          o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o    the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

          o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
               Participants Trust Company.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding paragraph and, in particular, will disclose the
Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the

                                      -29-

prospectus supplement for a series of certificates. See "Risk
Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely
Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates;
               and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

                                      -30-

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The
Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of Lockout Periods and
               Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
               Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of

                                      -31-

principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that

                                      -32-

prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or
"due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole
Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and
"Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000.

     Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                                      -33-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o    provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes of
               certificates in respect of distributions on the certificates;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o    provide for payments of principal sequentially, based on
               specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
               Certificate component and a Stripped Interest Certificate
               component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the

                                      -34-

certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the
Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

          1.   the total amount of all cash on deposit in the related
               Certificate Account as of the corresponding Determination Date, exclusive of:

               o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related prepayment premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period; and

               o    all amounts in the Certificate Account that are due or
                    reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the
                    master servicer or any other entity as specified in the
                    related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

          2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
               Account, including any net amounts paid under any Cash Flow
               Agreements;

          3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.   if and to the extent the related prospectus supplement so
               provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related
               Prepayment Period; and

          5.   unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

                                      -35-

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate
Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the
Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional
Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate
Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to
Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the
Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And
Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment
Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and
"Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each
Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the
Certificate Balance of that class has been reduced to zero. Stripped Interest
Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the

                                      -36-

Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution
Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series.
However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are
less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

                                      -37-

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I
Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

          (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

          (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

          (3)  the amount of the distribution allocable to

               o    prepayment premiums and

               o    payments on account of Equity Participations;

          (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other
               customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

          (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

          (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

          (7)  the number and aggregate principal balance of Whole Loans in respect of which:

               o    one scheduled payment is delinquent,

               o    two scheduled payments are delinquent,

               o    three or more scheduled payments are delinquent and

               o    foreclosure proceedings have been commenced;

          (8)  with respect to each Whole Loan that is delinquent two or more months:

               o    the loan number thereof,

               o    the unpaid balance thereof,

               o    whether the delinquency is in respect of any balloon
                    payment,

               o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

               o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related
                    advances assuming the mortgage loan is subsequently
                    liquidated through foreclosure,

               o    whether a notice of acceleration has been sent to the
                    borrower and, if so, the date of the notice,

               o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

                                      -38-

               o    if the mortgage loan is more than three months delinquent
                    and foreclosure has not been commenced, the reason therefor;

          (9)  with respect to any Whole Loan liquidated during the related Due
               Period other than by payment in full:

               o    the loan number thereof,

               o    the manner in which it was liquidated and

               o    the aggregate amount of liquidation proceeds received;

          (10) with respect to any Whole Loan liquidated during the related Due
               Period,

               o    the portion of the liquidation proceeds payable or
                    reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

               o    the amount of any loss to certificateholders;

          (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due
               Period,

               o    the loan number of the related mortgage loan and

               o    the date of acquisition;

          (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due
               Period:

               o    the book value,

               o    the principal balance of the related mortgage loan
                    immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into
                    account certain limited modifications to the terms thereof specified in the Agreement,

               o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

               o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

          (13) with respect to any REO Property sold during the related Due
               Period

               o    the loan number of the related mortgage loan,

               o    the aggregate amount of sale proceeds,

               o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
                    Property or the related mortgage loan and

               o    the amount of any loss to certificateholders in respect of the related mortgage loan;

          (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the
               Distribution Date, separately identifying any reduction in the
               Certificate Balance due to the allocation of any loss and
               increase in the Certificate Balance of a class of Accrual
               Certificates in the event that Accrued Certificate Interest has been added to the balance;

          (15) the aggregate amount of principal prepayments made during the related Due Period;

          (16) the amount deposited in the reserve fund, if any, on the
               Distribution Date;

                                      -39-

          (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

          (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the
               Distribution Date;

          (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

          (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an
               adjustment date occurs, the adjustable pass-through rate
               applicable to the Distribution Date and the immediately
               succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

          (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the
               Series as of the close of business on the Distribution Date; and

          (22) the aggregate amount of payments by the borrowers of:

               o    default interest,

               o    late charges and

               o    assumption and modification fees collected during the
                    related Due Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

                                      -40-

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

     Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution
Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its
Participants which thereafter will be required to forward them to Indirect
Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of
DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o    Morgan Stanley Capital I Inc. advises the trustee in writing that
               DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

                                      -41-

          o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust
Agreement.

          o    A Pooling Agreement will be used where the trust fund includes
               Whole Loans. The parties to a Pooling Agreement will be Morgan
               Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
               Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans
               directly.

          o    A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each
Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan
Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc.,
c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New
York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

          o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related
               mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the

                                      -42-

               original and remaining term to maturity, the original and
               outstanding principal balance and balloon payment, if any, the
               Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as
               of the date indicated and payment and prepayment provisions, if applicable, and

          o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
               MBS trustee, the pass-through or bond rate or formula for
               determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.
However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the
Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan
Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor
Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital
I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of

                                      -43-

the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement Morgan
Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each
Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole
Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o    the Warrantying Party will be obligated to repurchase the Whole
               Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
               Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
               accordance with the standards described in the related prospectus supplement; or.

                                      -44-

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Unless otherwise provided in the related prospectus supplement the
Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either

          o    an account or accounts the deposits in which are insured by the
               Bank Insurance Fund or the Savings Association Insurance Fund of
               the FDIC, to the limits established by the FDIC, and the
               uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the institution with which the Certificate Account is maintained or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted
Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The
Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating
Agency or Agencies and so specified in the related prospectus supplement, a
Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

                                      -45-

DEPOSITS

         A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained
Interest, all payments on account of principal, including principal prepayments, on the assets;

          (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained
               Interest;

          (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all
               Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

          (4)  any advances made as described under "Description of the
               Certificates--Advances in Respect of Delinquencies";

          (5)  any amounts representing prepayment premiums;

          (6)  any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

          (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley
               Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
               "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
               "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
               Certificates--Termination";

          (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the
               Agreements--Retained Interest; Servicing Compensation and Payment
               of Expenses";

          (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

          (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

          (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

          (12) any other amounts required to be deposited in the Certificate
               Account as provided in the related Agreement and described in the related prospectus supplement.

                                      -46-

WITHDRAWALS

         A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

          (1)  to make distributions to the certificateholders on each
               Distribution Date;

          (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the
               Certificates--Advances in Respect of Delinquencies," the
               reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

          (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent
               Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

          (4)  to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause
               (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2)
               and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of
               Subordinate Certificates, if any, remain outstanding, and
               otherwise any outstanding class of certificates, of the related series;

          (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain
               outstanding and unreimbursed;

          (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for
               containment, clean-up or remediation of hazardous wastes,
               substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization
               Upon Defaulted Whole Loans";

          (7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the
               Depositor";

          (8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

          (9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

          (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (11) to pay the person entitled thereto any amounts deposited in the
               Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

                                      -47-

          (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

          (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal
               Income Tax Consequences--REMICs--Prohibited Transactions Tax and
               Other Taxes";

          (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole
               Loan or property;

          (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of
               certificateholders;

          (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not
               constitute a waiver with respect to the obligation of the
               Warrantying Party to remedy any breach of representation or warranty under the Agreement;

          (17) to pay the person entitled thereto any amounts deposited in the
               Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of
               Assets; Repurchase" and "--Representations and Warranties;
               Repurchases" or otherwise;

          (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

          (19) to clear and terminate the Certificate Account at the termination of the trust fund.

   OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

                                      -48-

          o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
               interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

          o    supervising foreclosures;

          o    inspecting and managing mortgaged properties under certain circumstances; and

          o    maintaining accounting records relating to the Whole Loans.
               Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit
               Support."

     The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the Whole Loan or

          o    in its judgment, materially impair the security for the Whole
               Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

          o    in its judgment, a material default on the Whole Loan has
               occurred or a payment default is imminent and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the
Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an
Agreement. See "--Retained Interest; Servicing Compensation and Payment of
Expenses" below.

                                      -49-

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o    initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See
"Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the
Purchase Price described under "--Representations and Warranties; Repurchases."

     Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the
Purchase Price described under "--Representations and Warranties; Repurchases"
will in all cases be deemed fair.

                                      -50-

     If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o    otherwise acquire title to a mortgaged property securing the
               Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o    the Internal Revenue Service grants an extension of time to sell the property or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
               subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property

                                      -51-

acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the Whole Loan after
               reimbursement of the master servicer for its expenses and

          o    that the expenses will be recoverable by it from related
               Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate
Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the
Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of
Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master

                                      -52-

servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o    the replacement cost of the improvements less physical
               depreciation and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage

                                      -53-

that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal
Aspects of the Mortgage Loans and the Leases--Due-on-Sale and
Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

                                      -54-

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit
Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation,
the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related
Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the
Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for
Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the Whole
Loans under each Agreement will be named in the related prospectus supplement.
The entity serving as master servicer or as servicer may be an affiliate of
Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s
affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the
Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related prospectus supplement, each
Agreement will further provide that neither any master servicer, Morgan Stanley
Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I
Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

                                      -55-

          o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an
               enforcement action in respect of any specific Whole Loan or Whole
               Loans, except as any loss, liability or expense shall be
               otherwise reimbursable pursuant to the Agreement;

          o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

          o    incurred in connection with any violation of any state or federal securities law; or

          o    imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor
Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc.
may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer or Morgan Stanley Capital I Inc.
may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan
Stanley Capital I Inc., will be the successor of the master servicer or Morgan
Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

          (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan
               Stanley Capital I Inc., or to the master servicer, Morgan Stanley
               Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

          (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related

                                      -56-

prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

  Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

          (1)  to cure any ambiguity;

          (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the
               Agreement;

                                      -57-

          (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

          (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each
Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

          (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are
               required to be distributed on any certificate without the consent of the holder of that certificate;

          (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

          (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

          o    enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

                                      -58-

          o    defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

          o    being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any
               mortgaged property acquired in respect thereof for the benefit of certificateholders; or

          o    acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the
               Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related
               Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley
Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit
Support, certificateholders will bear their allocable share of deficiencies.
Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

                                      -59-

         If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

          (1)  the nature and amount of coverage under the Credit Support;

          (2)  any conditions to payment thereunder not otherwise described in this prospectus;

          (3)  the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit
               Support may be terminated or replaced;

          (4)  the material provisions relating to the Credit Support; and

          (5)  information regarding the obligor under any instrument of Credit
               Support, including:

               o    a brief description of its principal business activities;

               o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

               o    if applicable, the identity of regulatory agencies that
                    exercise primary jurisdiction over the conduct of its
                    business; and

               o    its total assets, and its stockholders' or policyholders'
                    surplus, if applicable, as of the date specified in the
                    prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

                                      -60-

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.
The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

                                      -61-

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

          o    purport to reflect the laws of any particular state; or

          o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o    a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust

                                      -62-

agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

     o    a tenant's interest in a lease of land or improvements, or both, and

     o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan
Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

     o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

     o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

                                      -63-

PERSONALTY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent,

                                      -64-

if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

   NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

                                      -65-

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o    it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
               Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

                                      -66-

   RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

   ANTI-DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

                                      -67-

   LEASEHOLD RISKS

         Mortgage loans may be secured by a mortgage on a ground lease.
Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

          (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

          (2)  the right to cure those defaults, with adequate cure periods;

          (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

          (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities
               thereunder;

          (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

          (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

          (7)  a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to
               Section 365 of the Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have

                                      -68-

approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

                                      -69-

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o    the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame
               -- often 60 days -- after such withdrawal to continue the
               business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

                                      -70-

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

          o    to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
               extinguish the junior lender's or junior beneficiary's lien.
               However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform

                                      -71-

the obligation itself, at its election,with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o    in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
               mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly,

                                      -72-

when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and
Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

                                      -73-

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See
"Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related prospectus supplement, Morgan
Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

               o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any
                    foreclosure indicates the presence of a Disqualifying
                    Condition that arose prior to the date of initial issuance of the certificates of a series and

               o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a
                    Disqualifying Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

                                      -74-

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

               o    the borrower may have difficulty servicing and repaying
                    multiple loans;

               o    if the junior loan permits recourse to the borrower--as
                    junior loans often do--and the senior loan does not, a
                    borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

               o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the
                    borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the
                    senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

               o    if the borrower defaults on the senior loan or any junior
                    loan or loans, the existence of junior loans and actions
                    taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

               o    the bankruptcy of a junior lender may operate to stay
                    foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is

                                      -75-

authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.
Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    for the interest rate, discount points and charges as are
               permitted in that state, or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

                                      -76-

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as
amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army,
Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.
Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or
Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

                                      -77-

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe
& Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter
J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

a.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

                                      -78-

     Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan
Stanley Capital I Inc. that:

          o    a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
               representing principal and interest payments on mortgage loans or
               MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property"
               within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o    a grantor trust certificate owned by a REMIC will represent
               "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section
               860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the

                                      -79-

yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the
Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

          o    a fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID

                                      -80-

 will apply. Because the regulations described
above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.       Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons".

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See
"--Non-REMIC Certificates" and "--Single Class of Grantor Trust
Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond
Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

                                      -81-

          o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
               certificate was stripped or

          o    no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are
urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment.
Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.
Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and
"permitted assets" within the meaning of Code Section 860L(c).

          2. Grantor Trust Certificates Representing Interests in Loans Other
     Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower

                                      -82-

under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans

                                      -83-

or MBS acquired by a certificateholder are purchased at a
price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3. Grantor Trust Certificates Representing Interests in Adjustable
     Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o    the holder entered the contract to sell the grantor trust
               certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o    the grantor trust certificate is marketed or sold as producing capital gain; or

          o    other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

                                      -84-

     Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax return.

d.   NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July
18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

          o    an owner that is not a U.S. Person or

          o    a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30%
withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty.
Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

e.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as any entity classified as a "trust" under Treasury regulation Section
301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that

                                      -85-

such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the New
Regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of
REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.
While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual
Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

                                      -86-

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or
Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary
REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the
Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the
related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o    whether the income on the certificates is interest described in
               Code Section 856(c)(3)(B).

a.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

                                      -87-

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular
Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super-Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally

                                      -88-

would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley
Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only
REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such
REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such
Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o    adding (1) the present value at the end of the accrual period --
               determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate.
In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount

                                      -89-

that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular
Certificate exceeds the following amount:

     (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
          Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

     o    the interest is unconditionally payable at least annually;

     o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

     o    interest is based on a "qualified floating rate," an "objective rate,"
          a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of

                                      -90-

a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular
Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated
redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular
Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the
REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is

                                      -91-

includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have
OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in

                                      -92-

               Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the
REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC
Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC
Regular Certificate substantially contemporaneously with acquiring the REMIC
Regular Certificate; the REMIC Regular Certificate is part of a straddle; the
REMIC Regular Certificate is marketed or sold as producing capital gains; or
other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC
Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Holders that recognize a loss on a sale or exchange of a REMIC Regular
Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax return.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be

                                      -93-

allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of
Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued OID, to a REMIC
Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o    the REMIC Regular Certificateholder does not actually or
               constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o    the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

          o    the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the
               REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular
Certificateholder of a trade or business within the United States, then the
Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax

                                      -94-

advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are
"controlled foreign corporations" as to the United States of which such a
Borrower is a "United States shareholder" within the meaning of Section 951(b)
of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related
Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular
Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, identifying
               information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC
Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the
REMIC.

                                      -95-

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

          o    the income from the mortgage loans or MBS and the REMIC's other assets and

          o    the deductions allowed to the REMIC for interest and OID on the
               REMIC Regular Certificates and, except as described above under
               "--Taxation of Owners of REMIC Regular Certificates--Non-Interest
               Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

          o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the

                                      -96-

REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or
OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The
REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on

                                      -97-

a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o    3% of the excess of the individual's adjusted gross income over the applicable amount or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are

                                      -98-

determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued.
For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC
Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The
"federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However,
REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a
REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of
REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool", as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

                                      -99-

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o    the receipt of income from a source other than a mortgage loan or
               MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

                                     -100-

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury
Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual
Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual
Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

                                     -101-

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

         (A)      the United States, any State, possession or political
                  subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an
                  instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

         (B)      any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
                  organization is subject to the tax on "unrelated business
                  taxable income"; and

         (C)      a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund;

          o    a partnership, trust or estate; and

          o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization, and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

                                     -102-

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

                  A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the
               transferee would not continue to pay its debts as they come due in the future;

          (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual
               Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual
               interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

          (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in section 11(b)(1)
                         of the Internal Revenue Code (currently 35%) or, in
                         certain circumstances, the alternative minimum tax
                         rate. Further, present values generally are computed
                         using a discount rate equal to the short-term Federal
                         rate set forth in Section 1274(d) of the Internal
                         Revenue Code for the month of such transfer and the
                         compounding period used by the transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Code
                    Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another
                    eligible corporation in a transaction which will also
                    satisfy clauses (1) and (2) above and this clause

                                     -103-

                    (3)(ii) and (c) the facts and circumstances known to the
                    transferor on or before the date of the transfer must not
                    reasonably indicate that the taxes associated with the
                    residual interest will not be paid. For purposes of clause
                    (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of
                    reasonable assumptions a reasonable person would conclude
                    that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual
Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                     -104-

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA
Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the
Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction
Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246,
55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67
Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan
               Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

          o    the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
               satisfied.

                                     -105-

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

          (1)  The acquisition of the certificates by an ERISA Plan is on terms
               -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

          (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc.,
               Moody's Investors Service, Inc. and Standard & Poor's Ratings
               Services, a division of The McGraw-Hill Companies, Inc.;

          (3)  The trustee is not an affiliate of any member of the Restricted
               Group other than an underwriter;

          (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates
               represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith;
               and

          (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Securities and Exchange Commission under the Securities Act of
               1933 as amended.

     The trust fund must also meet the following requirements:

          o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a
               Rating Agency for at least one year prior to the Plan's
               acquisition of the Securities; and

          o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o    the Plan is not a plan with respect to which any member of the
               Restricted Group is the "plan sponsor" as defined in Section
               3(16)(B) of ERISA;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

                                     -106-

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o    that the certificates constitute "certificates" for purposes of the Exemption and

          o    that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute
"mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

          o    are rated in one of the two highest rating categories by one or more Rating Agencies and

          o    are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA
               Certificates.

     If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United
States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the

                                     -107-

purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA
Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate
Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and
the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The
1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under
SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as

                                     -108-

to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or

                                     -109-

principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the
Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non-investment-grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine
LLP or such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     -110-

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New
York, New York 10036, Attention: John E. Westerfield, or by telephone at (212)
761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports and the Agreement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its
Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 or be
accessed at the internet site http://www.sec.gov maintained by the Commission.
Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                     -111-

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                     -112-

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

                                     -113-

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          o    any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
               adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
               Morgan Stanley Capital I Inc., or to the master servicer, Morgan
               Stanley Capital I Inc. and the trustee by the holders of
               certificates evidencing not less than 25% of the Voting Rights;
               and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly.

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

                                     -114-

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

     "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

                                     -115-

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc.
and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as
amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury
Department.

                                     -116-

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

          A.   the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this
               prospectus under "Description of Credit Support" and in the prospectus supplement;

          B.   applicable law; and

          C.   the general servicing standard specified in the related
               prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

                                     -117-

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    Mortgage Loans

          o    MBS

          o    direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
               interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o    a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

         o    the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

         o    the sales price for that property; and

     (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

                                     -118-